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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ZOE'S KITCHEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 9, 2018

Dear Zoe's Kitchen Stockholder:

          You are cordially invited to attend a special meeting of the stockholders of Zoe's Kitchen, Inc., a Delaware corporation ("Zoe's Kitchen", "we", "us", "our" or the "Company"), which we will hold at 9 A.M., local time, on November 20, 2018, at Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024.

          At the special meeting, holders of our common stock, par value $0.01 per share (the "common stock"), will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of August 16, 2018, by and among the Company, Cava Group, Inc., a Delaware corporation ("Parent"), and Pita Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and any novation thereof in accordance with its terms pursuant to which, subject to the terms and conditions of the Merger Agreement as described more fully in the accompanying proxy statement, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger Proposal"). At the special meeting, you will also be asked to consider and vote on (i) a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger (the "Advisory Compensation Proposal") and (ii) a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the "Adjournment Proposal").

          If the Merger is completed, each share of common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of common stock held by (1) Parent, Merger Sub, or the Company (or held in the Company's treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (2) any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware who has not voted in favor of, or consented to, the adoption of the Merger Agreement and who does not fail to perfect or otherwise effectively withdraw such demand or otherwise lose the right to appraisal) will be converted into the right to receive $12.75 in cash, without interest and reduced by the amount of any withholding that is required under applicable laws. The per share price of $12.75 represents approximately a 33% premium to the closing price of our common stock on the New York Stock Exchange as of August 16, 2018, the last trading day prior to the announcement of the execution of the Merger Agreement.

          Our board of directors (our "Board"), after considering the factors more fully described in the accompanying proxy statement, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders. Our Board unanimously recommends that stockholders vote "FOR" the proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms and approve the Merger and the other transactions contemplated by the Merger Agreement described in the accompanying proxy statement. Our Board further recommends that you vote "FOR" the Advisory Compensation Proposal and "FOR" the Adjournment Proposal also detailed in the accompanying proxy statement.

          The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement, the Merger and related agreements and provides specific information concerning the special meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement, and is incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

          Your vote is very important. The Merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms and approve the transactions contemplated thereby, including, without limitation, the Merger. A failure to vote your shares of common stock or an abstention on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby will have the same effect as a vote "AGAINST" such proposal. Whether or not you plan to attend the special meeting, we ask you to submit a proxy to have your shares voted in advance of the special meeting by using one of the methods described in the proxy statement. If you hold your shares in "street name," you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee.

          If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., at:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

          Thank you for your cooperation and continued support and interest in Zoe's Kitchen.

Sincerely
Kevin Miles Chief Executive Officer and President

          The accompanying proxy statement is dated October 9, 2018 and is first being mailed to stockholders on or about October 12, 2018.

ZOE'S KITCHEN, INC.
5760 STATE HIGHWAY 121, SUITE 250
PLANO, TEXAS 75024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2018

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Zoe's Kitchen, Inc., a Delaware corporation ("Zoe's Kitchen", "we", "us", "our" or the "Company"), will be held at Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024, on November 20, 2018, at 9 A.M., local time, to consider and vote upon:

  1.
  a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of August 16, 2018, by and among the Company, Cava Group, Inc., a Delaware corporation ("Parent"), and Pita Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and any novation thereof in accordance with its terms, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger Proposal");

  2.
  a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger (the "Advisory Compensation Proposal"); and

  3.
  a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the "Adjournment Proposal").

        Holders of record of our common stock, par value $0.01 per share (the "common stock"), outstanding as of 5:00 p.m., New York City time, on October 22, 2018 (the "Record Date"), are entitled to notice of, and to vote at, the special meeting or at any adjournment or postponement of the special meeting. You will be entitled to one (1) vote for each share of common stock that you owned on the Record Date. We are commencing our solicitation of proxies on or about October 12, 2018, which is before the Record Date. We will continue to solicit proxies until the November 20, 2018 stockholders meeting. Each stockholder of record on October 22, 2018 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the Record Date will be valid and effective so long as the stockholder providing the proxy is a holder of record on the Record Date. If you are not a holder of record on the Record Date, any proxy you deliver will be invalid and will not be counted at the special meeting. If you deliver a proxy prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another proxy after the Record Date. If you deliver a proxy prior to the Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the Record Date will not be effective.

        Our board of directors (our "Board"), after considering the factors more fully described in the accompanying proxy statement, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders. Our Board unanimously recommends that stockholders vote "FOR" the proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms and approve the Merger and the other transactions contemplated by the Merger Agreement described in the accompanying proxy statement. Our Board further recommends that you vote "FOR" the Advisory Compensation Proposal and "FOR" the Adjournment Proposal also detailed in the accompanying proxy statement.

        Your vote is important, regardless of the number of shares of common stock you own. The Merger cannot be completed unless holders of a majority of the shares of our common stock outstanding as of the Record Date vote in favor of the approval of the Merger Proposal. Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person or represented by proxy, at the special meeting. Approval of the Advisory Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the Merger.

        Only stockholders of record on the Record Date, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. If you are a stockholder of record on the Record Date, please bring valid photo identification to the special meeting. If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting valid photo identification and proof of your beneficial ownership of the Company's common stock. Acceptable proof may include an account statement showing that you owned shares of common stock on the Record Date. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms, and who submit a written demand for appraisal prior to the special meeting and comply with all other applicable requirements of Delaware law, which are summarized in the section entitled "Appraisal Rights" in the accompanying proxy statement (and the Delaware appraisal statute is reproduced in its entirety as Annex C to the accompanying proxy statement), may be entitled to rights of appraisal with respect to their shares of common stock of Zoe's Kitchen under the Delaware appraisal statute.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON BY BALLOT, YOUR VOTE WILL REVOKE ANY PROXY THAT YOU HAVE PREVIOUSLY SUBMITTED.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors
Michael Todd General Counsel and Secretary
Plano, Texas October 9, 2018

ZOE'S KITCHEN, INC.
Proxy Statement
For the Special Meeting of
Stockholders To Be Held on November 20, 2018

SUMMARY

        This summary, together with the following section of this proxy statement entitled "Questions and Answers About the Special Meeting and the Merger," highlights selected information from this proxy statement and may not contain all of the information that is important to you as a stockholder of the Company or that you should consider before voting at the special meeting. To better understand the Merger, you should read carefully this entire proxy statement, all of its annexes and all documents incorporated by reference into this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned "Where You Can Find More Information." The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety. Each item in this summary includes a page reference directing you to a more complete description of that item contained in later parts of this proxy statement.

All references in this proxy statement to:

  •
  "Zoe's Kitchen," the "Company," "we," "us," or "our" refer to Zoe's Kitchen, Inc.;

  •
  "Parent" refer to Cava Group, Inc.;

  •
  "Merger Sub" refer to Pita Merger Sub, Inc., a wholly owned subsidiary of Parent;

  •
  "Merger Agreement" refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of August 16, 2018, by and among the Company, Parent and Merger Sub; and

  •
  "Merger" refer to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, as contemplated by the Merger Agreement.

Parties to the Merger (Page 25)

Zoe's Kitchen, Inc.

        Zoe's Kitchen is a fast growing, fast-casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with warm hospitality. We were incorporated in the State of Delaware in 1995, and our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "ZOES."

        Zoe's Kitchen's principal executive offices are located at 5760 State Highway 121, Suite 250, Plano, Texas 75024. Our telephone number is (214) 436-8765 and our company website is www.zoeskitchen.com. We do not intend for information contained on our website to be incorporated into this proxy statement.

Cava Group, Inc. and Pita Merger Sub, Inc.

        Parent owns and operates Mediterranean fast casual restaurants. It has grown since 2006 to include more than 60 restaurant locations in 10 states. Parent also sells a line of dips and spreads in more than 250 Whole Foods Market locations and specialty grocery stores throughout the U.S. The company website is www.cava.com.

        Merger Sub is a wholly owned subsidiary of Parent and was formed on August 10, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will be merged with and into Company and will cease to exist.

The Special Meeting (Page 25)

Date, Time and Place of the Special Meeting (Page 25)

        The special meeting of stockholders will be held at 9 A.M., local time, on November 20, 2018, at Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024. At the special meeting, holders of our common stock entitled to vote at the meeting will be asked to consider and vote upon:

  •
  a proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger Proposal");

  •
  a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the Merger (the "Advisory Compensation Proposal"); and

  •
  a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the "Adjournment Proposal").

        The Board recommends that you vote "FOR" each of the above proposals.

        Stockholders must approve the Merger Proposal to adopt the Merger Agreement in order for the Merger and the other transactions contemplated by the Merger Agreement to occur. If our stockholders fail to approve the Merger Proposal, the Merger and the other transactions contemplated by the Merger Agreement will not occur. A copy of the Merger Agreement is attached to this proxy statement, which we encourage you to read carefully and in its entirety.

        The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the proposal to approve the Merger-related executive compensation and vote not to adopt the Merger Agreement and vice versa. Because the vote on the Advisory Compensation Proposal is advisory in nature only, it will not be binding on the Company, Parent or the surviving corporation in the Merger. Accordingly, if the Merger Agreement is adopted by the Company's stockholders and the Merger is completed, the Merger-related compensation may be paid to the Company's named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if our stockholders do not approve the Advisory Compensation Proposal.

Record Date and Quorum (Page 26)

        The holders of record of our common stock as of 5:00 p.m., New York City time on October 22, 2018 (the "Record Date"), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. On October 8, 2018, there were 19,604,590 shares of our common stock outstanding.

        We are commencing our solicitation of proxies on or about October 12, 2018, which is before the Record Date. We will continue to solicit proxies until the November 20, 2018 stockholders meeting. Each stockholder of record on October 22, 2018 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the Record Date will be valid and effective so long as the stockholder providing the proxy is a holder of record on the Record Date. If you are not a holder of record on the Record Date, any proxy you deliver will be invalid and will not be counted at the special meeting. If you deliver a proxy prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another proxy after the Record Date. If you deliver a proxy prior to the Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the Record Date will not be effective.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the special meeting. Each holder of our common stock is entitled to cast one vote on each matter submitted to a vote at the special meeting for each share of common stock that they owned of record as of the Record Date.

        In accordance with the rules of the New York Stock Exchange ("NYSE"), banks, brokers and other nominees who hold shares of common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to any of the proposals to be voted on at the special meeting. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares with respect to the proposals to be voted on at the special meeting, they may not vote such shares with respect to such proposals. Under such a circumstance, a "broker non-vote" would result. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the special meeting.

        In the event that a quorum is not present at the special meeting, subject to the terms of the Merger Agreement, the Company expects to adjourn or postpone the special meeting until it solicits enough proxies to obtain a quorum. Pursuant to the Company's by-laws, any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under the Company's by-laws by the chairman of the meeting. However, pursuant to the Merger Agreement, the Company will not delay convening, postpone or adjourn the special meeting more than 10 days in connection with any one postponement or adjournment or more than an aggregate of 30 days to solicit additional proxies without Parent's prior written consent.

Vote Required (Page 27)

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date. A failure to vote your shares of common stock or an abstention will have the same effect as a vote "AGAINST" the Merger Proposal. Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person or represented by proxy, at the special meeting.

        Abstentions and the failure by stockholders to (i) attend the special meeting and vote or (ii) authorize a proxy to vote their shares at the special meeting will have the same effect as a vote against the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

        Brokers, banks or other nominees holding shares of common stock in "street name" may not vote such shares of common stock on any of the proposals absent instruction from you. If your shares are held in "street name," unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions will result in your shares not being present at the special meeting and not being voted on the proposals, which will have the same result as a vote against the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Voting and Proxies (Page 27)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or via the internet, you must do so no later than the date and time indicated on the applicable proxy card. Even if you plan to attend the special meeting, if you hold shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating, and returning by mail the enclosed proxy card, using the telephone number printed on your proxy card or using the internet voting instructions printed on your proxy card.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted "FOR" or "AGAINST" or to "ABSTAIN" from voting on all, some or none of the specific items of business to come before the special meeting. If you sign your proxy, but do not indicate how you wish to vote, your shares of common stock will be voted "FOR" the Merger Proposal, "FOR" the Advisory Compensation Proposal, and "FOR" the Adjournment Proposal.

        If your shares of common stock are held in "street name," you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker, bank, trust or other nominee. If you fail to provide your nominee with instructions on how to vote your shares of common stock, your nominee will not be able to vote such shares at the special meeting. If your shares of common stock are held in "street name," you must obtain a legal proxy from such nominee in order to vote in person at the special meeting.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. BECAUSE STOCKHOLDERS CANNOT TAKE ANY ACTION AT THE MEETING UNLESS A MAJORITY OF THE OUTSTANDING VOTING POWER OF OUR COMMON STOCK IS PRESENTED, IT IS IMPORTANT THAT YOU ATTEND THE MEETING IN PERSON OR ARE REPRESENTED BY PROXY AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

Revocation of Proxies (Page 29)

        A stockholder of record entitled to vote at the special meeting may revoke his or her proxy at any time before the vote is taken at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or internet proxy submission procedures printed on your proxy card, or by completing, signing, dating, and returning a new proxy card by mail to the Company;

  •
  attending the special meeting and voting in person; or

  •
  delivering to the Company's Secretary a written notice of revocation to Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024, Attn: Corporate Secretary.

        Attending the special meeting without taking one of the actions described above will not revoke your proxy.

        If you hold your shares of common stock in "street name" through a broker, bank, trust or other nominee, you will need to follow the instructions provided to you by your broker, bank, trust or other nominee in order to revoke, change or submit new voting instructions. You may also vote in person by ballot at the special meeting if you obtain a "legal proxy" from your bank, broker, trust or other nominee giving you the right to vote your shares at the special meeting.

Solicitation of Proxies; Payment of Solicitation Expenses

        Our directors, officers, and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $12,500, plus customary disbursements. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. We will pay all expenses of filing, printing, and mailing this proxy statement, including solicitation expenses.

The Merger (Page 31)

        The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub will merge with and into the Company. The Company will be the surviving corporation (the "Surviving Corporation") in the Merger and will continue as a wholly owned subsidiary of Parent.

        Upon completion of the Merger, shares of our common stock will no longer be listed on any stock exchange or quotation system. You will not own any shares of the Surviving Corporation. The Merger Agreement is attached as Annex A to this proxy statement. Please read it carefully in its entirety.

Merger Consideration (Page 31)

        If the Merger is completed, at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (the "Effective Time"), each outstanding share of common stock (other than shares of common stock held by (a) Parent, Merger Sub, or the Company (or held in the Company's treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case outstanding immediately prior to the Effective Time (such shares, "Excluded Shares") or (b) any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the DGCL and who does not fail to perfect or otherwise effectively withdraw such demand or otherwise lose the right to appraisal (such shares, "Dissenting Shares") will be converted into the right to receive $12.75 in cash (the "Merger Consideration"), without interest and reduced by the amount of any withholding that is required under applicable laws. As promptly as practicable after the Effective Time, but on the closing date, Parent will deposit or cause to be deposited with the paying agent sufficient cash to pay to the holders of the common stock the Merger Consideration. Promptly after the Effective Time (and in any event within three (3) business days after the Effective Time), Parent will cause the paying agent to send to each record holder of shares of common stock that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use in effecting the delivery of shares to the paying agent and for effecting the surrender of certificates in exchange for the Merger Consideration.

Reasons for the Merger; Recommendation of the Company's Board of Directors (Page 55)

        Our board of directors (the "Board" or our "Board"), after considering the factors more fully described in this proxy statement, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders. Our Board unanimously recommends that stockholders vote "FOR" the Merger Proposal. Our Board further recommends that stockholders vote "FOR" the Advisory Compensation Proposal and "FOR" the Adjournment Proposal. For the factors considered by our Board in reaching its decision to approve and declare advisable the Merger Agreement, see the section entitled "The Merger (Proposal 1)—Reasons for the Merger."

Opinion of Piper Jaffray & Co. (Page 64)

        Pursuant to an engagement letter, dated September 13, 2017, the Company retained Piper Jaffray & Co. ("Piper Jaffray") as its financial advisor in connection with evaluating strategic and financial alternatives, including the proposed Merger.

        At the meeting of the Board on August 16, 2018, Piper Jaffray rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Piper Jaffray in preparing the opinion, the Merger Consideration to be paid to the holders of the common stock in the proposed Merger was fair, from a financial point of view, to such holders. Piper Jaffray confirmed its August 16, 2018 oral opinion by delivering its written opinion, dated August 16, 2018, to the Board that, as of such date, the Merger Consideration to be paid to the holders of the common stock in the proposed Merger was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Piper Jaffray, dated August 16, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Piper Jaffray in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of Piper Jaffray set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company's stockholders are urged to read the opinion in its entirety. Piper Jaffray's opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration to be paid to the holders of the common stock in the proposed Merger and did not address any other aspect of the proposed Merger. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter. For a description of the opinion that the Board received from Piper Jaffray, see "The Merger (Proposal 1)—Opinion of Piper Jaffray & Co." beginning on page 64 of this proxy statement.

Interests of Certain Persons in the Merger (Page 75)

        In considering the recommendation of our Board with respect to the Merger Agreement and the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. Interests of our directors and executive officers may be different from or in addition to the interests of stockholders for the following reasons, among others: potential employment of our executive officers following the Merger with Parent or the Surviving Corporation; the accelerated vesting of Company equity awards held by them; potential change in control severance compensation and benefits payable to certain officers of the Company under existing agreements; and our directors' and officers' rights under the Merger Agreement to ongoing indemnification and insurance coverage. The members of the Board were aware of such different and additional interests and considered those interests, among other matters, in negotiating, evaluating and approving the Merger and the Merger Agreement, and in recommending to stockholders that the Merger Agreement be adopted and the transactions contemplated thereby be approved. These interests are discussed in more detail in "The Merger (Proposal 1)—Interests of Certain Persons in the Merger" beginning on page 75 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 81)

        If you are a U.S. Holder (as defined in the section below titled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger"), the receipt of cash in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder of common stock who receives cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received and (b) such U.S. Holder's adjusted tax basis in the shares of common stock exchanged therefor. Such gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period for the common stock exchanged is more than one year as of the closing date of the Merger.

        You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).

Regulatory Approvals (Page 83)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and related rules, certain transactions under the Merger Agreement, including the Merger, may not be completed until notifications have been given and information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and all statutory waiting period requirements have been satisfied. The Merger Agreement requires the parties to use their reasonable best efforts to (a) file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as soon as practicable after the date of the Merger Agreement, (b) supply as soon as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act and take other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (c) subject to the terms of the Merger Agreement, provide non-privileged supplemental information requested by any governmental entity that are necessary, proper or advisable to permit consummation of the transactions contemplated by the Merger Agreement. As of September 10, 2018, the parties to the Merger Agreement and the relevant persons under the Parent Novation filed the required notifications with the Antitrust Division and the FTC and early termination of the applicable waiting period was granted on September 14, 2018.

        The Merger Agreement further requires Parent, Merger Sub and the Company to cooperate with each other and use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable under the Merger Agreement and applicable laws, including filing as promptly as reasonably practicable all documentation to effect all necessary filings and obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including any governmental entity) in order to consummate the transactions contemplated by the Merger Agreement.

Litigation Related to the Merger (Page 84)

        A putative class action lawsuit was filed in the United States District Court for the District of Delaware on October 3, 2018, purportedly on behalf of a Zoe's Kitchen stockholder against the Company and Greg Dollarhyde, Kevin Miles, Thomas Baldwin, Sue Collyns, Cordia Harrington and Alec Taylor, all of whom are directors of the Company. The Company and the director defendants deny the allegations, believe the lawsuit is wholly without merit, and intend to vigorously defend the action.

        A putative class action lawsuit was filed in the United States District Court for the Eastern District of Texas, Sherman Division on October 5, 2018, purportedly on behalf of a Zoe's Kitchen stockholder Mary Toth against the Company and Greg Dollarhyde, Thomas Baldwin, Sue Collins (sic), Cordia Harrington, Kevin Miles and Alec Taylor, all of whom are directors of the Company. The Company and the director defendants deny the allegations, believe the lawsuit is wholly without merit, and intend to vigorously defend the action.

        For additional information regarding the pending litigation, please see the section entitled "The Merger—Litigation Related to the Merger" beginning on page 84.

The Merger Agreement (Page 85)

Treatment of Common Stock and Equity Awards (Page 86)

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  Common Stock.  At the Effective Time, each share of common stock that is held by Parent, Merger Sub, or the Company (or held in the Company's treasury) or by any subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be canceled and will cease to exist and no consideration will be delivered in exchange for such share except, in each case, in respect of shares that are held on behalf of third parties.

  •
  Stock Options.  At the Effective Time, each then-outstanding and unexercised stock option granted under the Company's 2018 Omnibus Incentive Plan and the Company's 2014 Omnibus Incentive Plan (the "Company Stock Plans" and each such option, a "Company Option"), whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and will be canceled and converted into the right to receive, without interest, an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company Option multiplied by (b) the excess, if any, of $12.75 over the exercise price per share of such Company Option, net of any applicable withholding taxes. The aggregate amount due to a holder of Company Options pursuant to the preceding sentence will be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five (5) business days after the closing date. In the event that the exercise price of any Company Option is equal to or greater than $12.75, such Company Option will be canceled for no consideration, payment or right to consideration or payment.

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  Restricted Shares.  At the Effective Time, each share of common stock subject to vesting, repurchase or other lapse of restrictions granted under a Company Stock Plan (each, a "Company Restricted Share") will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and become free of restrictions and will be canceled and converted into the right to receive, without interest, from the Surviving Corporation an amount in cash equal to $12.75, net of any applicable withholding taxes. The aggregate amount due to a holder of Company Restricted Shares pursuant to the preceding sentence will be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five business days after the closing date.

  •
  Restricted Stock Unit Awards.  At the Effective Time, each then-outstanding restricted stock unit award granted under a Company Stock Plan (each, a "Company RSU Award") will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and will be canceled and converted into the right to receive from the Surviving Corporation an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company RSU Award multiplied by (b) $12.75 without interest and net of any applicable withholding taxes. The aggregate amount due to a holder of Company RSU Awards pursuant to the preceding sentence will generally be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five business days after the closing date.

Go-Shop; Takeover Proposals; Change in Recommendation (Page 93)

        The Merger Agreement provides that from the date of the Merger Agreement until 11:59 p.m. (Eastern Time) on September 20, 2018 (the "Go-Shop Period"), the Company and any of its subsidiaries and any of their respective representatives have the right to directly or indirectly, and subject to certain requirements under the Merger Agreement, (i) solicit, initiate, encourage and facilitate the submission by any person to the Company of any Company Takeover Proposals (as defined in the section below titled "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation") or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals, (ii) initiate or participate in any discussions and negotiations regarding any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals, (iii) furnish to any person information (including non-public Company information), other than information furnished by Parent or any other party pursuant to the confidentiality agreement dated as of July 18, 2018 by and among the Company, certain investors and Ronald M. Shaich and the joinders thereto (the "Confidentiality Agreements"), in connection with any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to a Company Takeover Proposal pursuant to a customary confidentiality agreement that, taken as a whole, is not less restrictive in the aggregate of such person than the confidentiality agreement entered into by Parent, and (iv) otherwise cooperate with, assist, participate in and facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Company Takeover Proposals.

        Except (i) as expressly permitted pursuant to the Merger Agreement and (ii) with respect to any Excluded Party (as defined in the section below titled "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation") (with whom the Company may continue to engage in the activities described above for so long as such Person is determined by the Company to be an Excluded Party), from and after 12:00 a.m. Eastern time on September 21, 2018 (the "Window-Shop Period Start Time") until the earlier of the Effective Time or the date of the termination of the Merger Agreement, the Company and any of its subsidiaries and any of their respective representatives may not (u) directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, (v) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any person (other than the Company's representatives) regarding, or furnish to any person information (including non-public Company information) in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal (other than to inform any person of the foregoing terms of the Merger Agreement or solely to seek clarification from such person of the terms and conditions of such Company Takeover Proposal or inquiry or proposal), (w) enter into any agreement (or agreement in principle) or arrangement with respect to any Company Takeover Proposal, or (x) agree, authorize or commit to do any of the foregoing. Except as expressly permitted pursuant to the Merger Agreement, from and after the Window-Shop Period Start Time, the Company and its subsidiaries and their respective representatives must immediately cease and cause to be terminated all discussions or negotiations with any person theretofore conducted with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished to any such person or its representatives and immediately terminate all physical and electronic data room access previously granted to any such person or its representatives.

        Notwithstanding these restrictions, under certain circumstances following the end of the Go-Shop Period and prior to the time the Merger Agreement is adopted by our stockholders (the "Company Stockholder Approval"), in response to a bona fide written Company Takeover Proposal (i) that the Board determines in good faith after consultation with its outside legal counsel and financial advisor constitutes or is reasonably likely to lead to a Company Superior Proposal (as defined in the section below entitled "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation") such that failure to take such action would be inconsistent with the Board's fiduciary duties under applicable law and (ii) did not result from a material breach of the Company's obligations applicable after the "Window-Shop Period Start Time" and described above, we may furnish information (including Company non-public information) to the person making such Company Takeover Proposal (provided that all such information has previously been provided to Parent or is provided to Parent not later than 24 hours after the time it is provided to such person) or engage in discussions or negotiations with such person.

        Except as set forth below, neither the Board nor any committee thereof may (i)(A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), the Company Recommendation, (B) fail to include the Company Recommendation in the proxy statement, (C) at any time following the public announcement of a Company Takeover Proposal (not constituting a tender or exchange offer), fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Parent, (D) fail to recommend, within ten (10) business days after the commencement (pursuant to Rule 14d-2 under the Exchange Act) of a tender or exchange offer for outstanding shares of the Company's common stock (other than by Parent or an affiliate of Parent), rejection of such tender offer or exchange offer by the Company's stockholders (pursuant to Rule 14e-2(a)(1) under the Exchange Act and under cover of Schedule 14D-9 filed by the Company with the SEC), or (E) agree, authorize or commit to do any of the foregoing (any action described in clause (i) above being referred to as a "Company Adverse Recommendation Change") or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company or any of its affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement relating to a Company Takeover Proposal.

        Notwithstanding the foregoing restrictions, at any time before the Company Stockholder Approval, the Board may (x) make a Company Adverse Recommendation Change, terminate the Merger Agreement and concurrently pay to Parent a termination fee, if: (A) the Company receives a bona fide written Company Takeover Proposal that has not been withdrawn and (B) the Board has determined in good faith, after consultation with outside counsel and the Company's financial advisor, that such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (1) a Company Adverse Recommendation Change may not be so made, and termination of the Merger Agreement) may not so occur, unless we comply with certain terms of the Merger Agreement, including negotiating revisions to the terms of the Merger Agreement with Parent (to the extent Parent desires to negotiate) for a period of four (4) business days (or three (3) business days for negotiations following any amendments to the proposal) prior to such action and paying a termination fee to Parent.

        In addition, at any time before the Company Stockholder Approval, the Board may make a Company Adverse Recommendation Change if: (A) an Intervening Event (as defined in the section below titled "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation") has occurred and is continuing and (B) the Board has determined in good faith, after consultation with outside counsel and the Company's financial advisor, that the failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board under applicable law; provided, however, that (1) a Company Adverse Recommendation Change may not be so made unless we comply with certain terms of the Merger Agreement, including negotiating revisions to the terms of the Merger Agreement with Parent (to the extent Parent desires to negotiate) for a period of four (4) business days prior to such action. However, the Company may not terminate the Merger Agreement in respect of or due to any Company Adverse Recommendation Change made by the Board in response to or in respect of an Intervening Event. See "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation" beginning on page 93 and "The Merger Agreement—Termination Fees" beginning on page 103.

Financing of the Merger (Page 73)

        The Company and Parent estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $310 million. Parent expects this amount to be funded through a round of new equity investments being made in Parent, pursuant to a subscription agreement (the "Subscription Agreement"). The Company is an express third-party beneficiary of the Subscription Agreement solely for the purpose of seeking specific performance with respect to enforcing Parent's rights against its investors to cause the purchase price for the Company's shares to be funded under certain circumstances.

        The obligation of Parent's investors to fund the aggregate purchase price under the Subscription Agreement is subject to the satisfaction of certain closing conditions, including, without limitation, the satisfaction or valid waiver of the closing conditions under the Merger Agreement and the lack of a Parent material adverse effect. If the Subscription Agreement is terminated due to a Parent material adverse effect or the inaccuracy of certain representations of Parent in the Subscription Agreement at a time when the conditions to the closing of the Merger under the Merger Agreement are otherwise satisfied, the Merger Agreement provides that Parent and Merger Sub shall transfer their rights and obligations under the Merger Agreement respectively to Pita Holdings LLC, an affiliate of Act III Holdings, LLC ("Act III") and Artal International S.C.A. ("Artal"), and to a wholly owned subsidiary of Pita Holdings LLC (a "Parent Novation"). In the case of a Parent Novation, each reference to Parent under the Merger Agreement and in this proxy statement will be read as if it were a reference to Pita Holdings LLC, each reference to Merger Sub under the Merger Agreement will read as if it were a reference to a wholly owned subsidiary of Pita Holdings LLC.

        Parent has also provided equity commitment letters which provide for the funding of the following:

  •
  up to $125 million, which is committed by Ronald M. Shaich, the founder and chairman of Panera Bread Company, to Act III, a newly-formed investment entity solely managed by Ronald M. Shaich and, in the event of a Parent Novation, is contemporaneously committed by Act III to Pita Holdings LLC, to fund amounts required to be funded by Act III under the Subscription Agreement or in the event of a Parent Novation; and

  •
  up to approximately $162 million, which is committed by Artal, an affiliate of The Invus Group LLC ("Invus"), a global investment firm with approximately $8 billion of assets under management, to Pita Holdings LLC to fund amounts required to be funded in the event of a Parent Novation.

    (together, the "Investors")

        Additionally, the equity commitment letters provided by Act III and Artal each include a limited guarantee in favor of the Company, pursuant to which Act III and Artal each agreed to guarantee 50% of Pita Holding LLC's obligation to pay the Parent Termination Fee (as defined in the section below titled "The Merger Agreement—Termination Fees"), if and when owed to the Company following a Parent Novation. The Company is an express third-party beneficiary of the equity commitment letters and has the right to seek specific performance from Ronald M. Shaich, Act III and Artal in certain circumstances.

        Parent may seek to obtain debt financing to fund a portion of the aggregate Merger Consideration. Subject to certain limitations, the Company is obligated to use its reasonable best efforts to cooperate with Parent's effort to obtain such debt financing.

        The completion of the Merger is not subject to any financing condition. See "The Merger—Financing of the Merger" beginning on page 73 and "The Merger Agreement—Financing Cooperation" beginning on page 99.

Conditions to the Merger (Page 101)

        The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties set forth in the Merger Agreement, compliance by the parties with their respective obligations under the Merger Agreement and receipt of respective closing certificates. See "The Merger Agreement—Conditions to the Merger" beginning on page 99.

Termination (Page 102)

        The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the Effective Time. In addition, either the Company or Parent may terminate the Merger Agreement at any time before the Effective Time:

  •
  if the Merger is not consummated on or before 5:00 p.m., Eastern Time, on March 31, 2019 (the "End Date"), provided that, Parent shall not have such right to terminate the Merger Agreement until five (5) business days following the date that the Company irrevocably notifies Parent in writing that (i) all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied or waived, and (ii) that it is ready, willing and able to consummate the transactions contemplated by the Merger Agreement;

  •
  if there exists any order or other action from any governmental authority that permanently restrains, enjoins or otherwise prohibits the Merger and such order or other action is, or shall have become, final and non-appealable;

  •
  if the Company's stockholders fail to approve the Merger Proposal at the special meeting (as it may be adjourned or postponed); or

  •
  if the other party has breached any of its representations or warranties or failed to perform any covenants or agreements contained in the Merger Agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured, provided that such party is not in material breach of its obligations.

        The Company may also terminate the Merger Agreement:

  •
  at any time prior to the adoption of the Merger Agreement by the Company's stockholders, if the Board authorizes the Company to enter into a definitive written agreement with respect to a Company Superior Proposal and the Company enters into such a definitive written agreement, provided that the Company has paid the related termination fee to Parent concurrently with such termination and otherwise complied with its obligations under the Merger Agreement; or

  •
  at any time before the Effective Time, upon written notice to Parent, if (i) all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied or waived, (ii) the Company has irrevocably notified Parent in writing at least three (3) business days prior to such termination that it is ready, willing and able to consummate the Merger, (iii) Parent and Merger Sub fail to consummate the Merger within three (3) business days following the date upon which the closing should have occurred pursuant to the terms of the Merger Agreement, or (iv) at all times during such three (3) business day period, the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement; provided that the Company is not in breach of the Merger Agreement in any material respect.

        Parent may also terminate the Merger Agreement upon written notice to the Company if (A) the Board shall have effected a Company Adverse Recommendation Change (as defined in the section below titled "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation"), (B) the Company shall have entered into a definitive written agreement providing for a Company Superior Proposal, (C) the Company has willfully and materially breached or failed to perform any of its non-solicitation obligations set forth in the Merger Agreement, or (D) the Company shall have committed a willful and material breach of the covenants relating to the Company stockholders' meeting resulting in the failure of the Company to convene the Company stockholders' meeting prior to the third (3rd) business day next preceding the End Date, provided that Parent is not then in material breach of the Merger Agreement which caused the Company's stockholders' meeting prior to the third (3rd) business day next preceding the End Date.

Termination Fees (Page 103)

        Company Termination Fee.    The Company will be required to pay a termination fee to Parent in an amount in cash equal to $8.5 million upon the termination of the Merger Agreement:

  •
  by the Company, if (a) the Board authorizes the Company to enter into a definitive acquisition agreement with respect to a Company Superior Proposal and (b) the Company enters into such definitive acquisition agreement;

  •
  by Parent, if (a) the Board shall have effected a Company Adverse Recommendation Change, (b) the Company shall have entered into a definitive written agreement providing for a Company Superior Proposal, (c) the Company has willfully and materially breached or failed to perform any of its non-solicitation obligations set forth in the Merger Agreement, or (d) the Company shall have committed a willful and material breach of the covenants relating to the Company stockholders' meeting resulting in the failure of the Company to convene the Company stockholders' meeting prior to the third (3rd) business day next preceding the End Date, provided that Parent is not then in material breach of the Merger Agreement which caused the Company's stockholders' meeting prior to the third (3rd) business day next preceding the End Date; or

  •
  by Company or Parent, as applicable, if:

  •
  following the occurrence of an event described in the immediately following bullet, the Merger Agreement is terminated because (i) the Merger has not been consummated on or before the End Date (after giving effect to any applicable extension, but subject to certain conditions having been satisfied), (ii) the Company's stockholders fail to approve the Merger Proposal at the special meeting (as it may be adjourned or postponed), or (iii) the Company breached its representations or covenants under the Merger Agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured;

    •
    a Company Takeover Proposal has been publicly made or proposed (and not publicly withdrawn) after the date of the Merger Agreement and prior to the termination of the Merger Agreement; and

    •
    within twelve months after the date of such termination, the Company enters into a written agreement to consummate Company Takeover Proposal and such Company Takeover Proposal is subsequently consummated (with each reference to 20% in the definition of Company Takeover Proposal being replaced with "a majority").

        Parent Termination Fee.    Parent will be required to pay to the Company a reverse termination fee of $17 million in the event that the Merger Agreement is terminated by the Company, if (i) all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied or waived, (ii) the Company has irrevocably notified Parent in writing at least three (3) business days prior to such termination that it is ready, willing and able to consummate the Merger, (iii) Parent and Merger Sub fail to consummate the Merger within three (3) business days following the date upon which the closing should have occurred pursuant to the terms of the Merger Agreement, or (iv) at all times during such three (3) business day period, the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement; provided that the Company is not in breach of the Merger Agreement in any material respect.

        Parent Expense Reimbursement.    The Company will be required pay to Parent all reasonable and documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement, up to $1,500,000, if this Agreement is terminated by the Company because the Company's stockholders fail to approve the Merger Proposal at the special meeting (as it may be adjourned or postponed).

        These fees are discussed in more detail in the section entitled "The Merger Agreement—Termination Fees."

Fees and Expenses (Page 104)

        Other than as specifically set forth in the Merger Agreement, each party shall bear its own expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Remedies (Page 104)

        If the Merger Agreement is terminated by the Company as set forth above and the Parent Termination Fee is paid to us, the Parent Termination Fee will be our sole and exclusive remedy for monetary damages against Parent or Merger Sub pursuant to the Merger Agreement.

        The Company, Parent, and Merger Sub will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to seek enforcement specifically of the terms and provisions of the Merger Agreement. However, prior to a Parent Novation, the Company's right to seek specific performance of the obligations of Parent and Merger Sub to consummate the closing of the Merger is subject to (i) Parent's receipt of the proceeds of the funding contemplated by the Subscription Agreement (the "Parent Funding") or the investors having confirmed in writing to Parent that, if specific performance is granted pursuant hereto, the Parent Funding will be funded and (ii) the Company having irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the closing if such specific performance is granted and if the Parent Funding is funded, then the closing would occur. This is in addition to any other remedy to which they are entitled at law or in equity.

Market Price of Common Stock (Page 108)

        The closing price of common stock on the NYSE on August 16, 2018, the last trading day completed prior to the public announcement of the execution of the Merger Agreement, was $9.56 per share of common stock. On October 8, 2018, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for common stock on the NYSE was $12.71 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 111)

        Holders of our common stock are entitled to appraisal rights in connection with the Merger in accordance with Section 262 of the DGCL. Under Delaware law, holders of our common stock who do not vote in favor of the approval of the Merger Proposal (either in person or represented by proxy), who properly demand appraisal of their shares of common stock and who otherwise comply with the requirements of Section 262 of the DGCL may be entitled to seek appraisal for, and obtain payment in cash for the judicially determined "fair value" of, their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger and together with interest (as described further below), if any, to be paid upon the amount determined to be "fair value," in lieu of receiving the Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of the DGCL and if certain conditions are met. This value could be more than, the same as, or less than the Merger Consideration. Any holder of shares of common stock intending to exercise appraisal rights must deliver a written demand for appraisal to us prior to the vote on the Merger Proposal, not vote in favor of the Merger Proposal, by proxy or otherwise, continue to hold the shares of record through the effective date of the Merger, and otherwise strictly comply with all of the procedures required by Delaware law. If you hold your common stock through a broker, bank, trust or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your broker, bank, trust or other nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The relevant provisions of the DGCL are included as Annex C to this proxy statement. Please read these provisions carefully. Failure to strictly comply with these provisions may result in loss of the right of appraisal.

Delisting and Deregistration of Common Stock (Page 117)

        If the Merger is completed, the common stock will be delisted from NYSE and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents incorporated by reference into this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned "Where You Can Find More Information."

Q:
Why am I receiving this proxy statement?

A:
On August 16, 2018, we entered into the Merger Agreement providing for the Merger of Merger Sub, a direct and wholly owned subsidiary of Parent, with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with our Board's solicitation of proxies from holders of common stock in favor of the Merger Proposal and in favor of the other matters to be voted on at the special meeting or any adjournment or postponement of the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the Merger of Merger Sub with and into the Company pursuant to the Merger Agreement and the transactions contemplated thereby. Following the Effective Time, the Company would be privately held as a wholly owned subsidiary of Parent.

Q:
What will I receive in the Merger?

A:
If the Merger is completed, you will be entitled to receive $12.75 in cash, without interest and reduced by the amount of any withholding that is required under applicable law, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $1,275.00 in cash in exchange for your shares of common stock, without interest and reduced by the amount of any withholding that is required under applicable law. You will not be entitled to receive shares in the Surviving Corporation or any equity interests in Parent.

Q:
How does the per share Merger Consideration compare to the unaffected market price of our common stock?

A:
The $12.75 per share Merger Consideration represents approximately a 33% premium to the closing price of our common stock as of August 16, 2018, the last trading day prior to the announcement of the execution of the Merger Agreement.

Q:
Where and when is the special meeting?

A:
The special meeting of stockholders will be held at 9 A.M., local time, on November 20, 2018, at Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
a proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms;

  •
  a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the Merger; and

  •
  a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the proposal to adopt the Merger Agreement.

Q:
What is a quorum?

A:
A quorum will be present if holders of a majority of the shares of our common stock outstanding on the Record Date and entitled to vote at the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

  If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares of common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

  If your shares of common stock are held in "street name" by your broker, bank, trust or other nominee and you do not instruct the nominee how to vote your shares of common stock, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What vote of our stockholders is required to adopt the Merger Agreement?

A:
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the completion of the Merger. A failure to vote your shares of common stock or an abstention will have the same effect as a vote "AGAINST" the Merger Proposal.

Q:
What vote of our stockholders is required to approve other matters to be considered at the special meeting?

A:
Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person or represented by proxy, at the special meeting. Abstentions will have the same effect as a vote "AGAINST" these proposals. Because all proposals for the special meeting are non-routine and non-discretionary, there will not be any broker non-votes for such proposals.

Q:
How will our directors vote on the Merger Proposal?

A:
Our directors have informed us that, as of the date of this proxy statement and to the extent they own shares of common stock, they intend to vote in favor of the Merger Proposal, the Advisory Compensation Proposal, and the Adjournment Proposal, although none of them has an obligation to do so. As of 5:00 p.m., New York City time, on the Record Date, our directors personally owned, in the aggregate, less than 1% of the outstanding shares of our common stock.

Q:
What voting power do I have?

A:
At the special meeting, holders of common stock will have one vote per share that our records show were owned as of the Record Date.

Q:
How does our Board recommend that I vote?

A:
Our Board unanimously recommends that stockholders vote "FOR" the Merger Proposal. Our Board further recommends that stockholders vote "FOR" the Advisory Compensation Proposal and "FOR" the Adjournment Proposal.

Q:
When do you expect the Merger to be completed?

A:
We currently anticipate completing the Merger by the end of 2018, but we cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed at all. In order to complete the Merger, stockholders must approve the approval of the Merger Proposal at the special meeting and the other closing conditions under the Merger Agreement, including receipt of required regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Q:
What effects will the Merger have on the Company?

A:
Our common stock is currently registered under the Exchange Act, and is listed on NYSE under the symbol "ZOES." As a result of the Merger, we will cease to be a publicly traded company and will become a privately held subsidiary of Parent. Following the Merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated and our common stock will no longer be listed or quoted on any stock exchange or quotation system, including NYSE.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by our stockholders, or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, we will remain a public company and shares of our common stock will continue to be listed or quoted on NYSE. In addition, under specified circumstances, we may be required to pay Parent a termination fee of $8.5 million or Parent may be required to pay us a termination fee of $17 million. See "The Merger Agreement—Termination Fees."

Q:
What will happen if stockholders do not approve the advisory proposal on specified compensation payable to our named executive officers in connection with the Merger?

A:
The approval of this proposal is not a condition to the completion of the Merger. The vote on this proposal is an advisory vote and will not be binding on us or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Therefore, regardless of whether our stockholders approve this proposal, if the Merger is completed, the specified compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of the Merger Agreement and applicable compensation and severance arrangements.

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference into this proxy statement. Your vote is important. If you are a stockholder of record of common stock on the Record Date, you can ensure that your shares of common stock are voted at the special meeting by submitting your proxy by:

•
mail, using the enclosed postage-paid envelope;

•
telephone, using the toll-free number listed on each proxy card; or

  •
  the internet, at the address provided on each proxy card.

  If you hold your shares of common stock in "street name" through a broker, bank, trust or other nominee, you should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct your nominee to vote your shares. Without those instructions, your shares of common stock will not be voted, which will have the same effect as voting "AGAINST" the Merger Proposal.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record of common stock, you may revoke your proxy by notifying the Company's Secretary in writing at c/o Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024, Attn: Secretary, or by submitting a new proxy by telephone, the internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares of common stock in "street name" and you have instructed a broker, bank, trust or other nominee to vote your shares of common stock, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trust or other nominee to revoke your voting instructions or submit new voting instructions.

Q:
Will my shares of common stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to separately submit, a proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my shares of common stock before completion of the Merger?

A:
If you transfer your shares of common stock (whether or not such shares are entitled to vote), you will have transferred your right to receive the Merger Consideration in the Merger and lost your right to pursue appraisal of your shares under Delaware law. In order to receive the Merger Consideration (or, if you properly demand appraisal, to remain entitled to appraisal rights with respect to your shares), you must hold your shares of common stock through completion of the Merger.

  The Record Date for stockholders entitled to vote at the special meeting is earlier than the special meeting date and the closing of the Merger. If you transfer your shares of common stock after the Record Date but before the special meeting, you will have transferred your right to receive the Merger Consideration in the Merger but, unless special arrangements are made, retained the right to vote at the special meeting.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the Merger is completed, you will receive a letter of transmittal from the exchange agent for the Merger with detailed written instructions for exchanging your shares of common stock for the Merger Consideration. If your shares of common stock are held in "street name" by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the Merger Consideration. Please do not send in your stock certificates or other evidence of ownership now.

Q:
I do not know where my stock certificate is—how will I get the Merger Consideration for my shares?

A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. These procedures will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Parent may also require that you provide indemnity to the Surviving Corporation in order to cover any potential loss from the missing stock certificate.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of common stock?

A:
Holders of common stock are entitled to appraisal rights in connection with the Merger in accordance with Section 262 of the DGCL. Stockholders who do not vote in favor of the Merger Proposal and otherwise comply with the requirements of Section 262 of the DGCL may be entitled to statutory appraisal rights under Delaware law if the Merger is completed and certain conditions are met. This means that if you comply with the requirements of Section 262 of the DGCL, you may be entitled to have the "fair value" of your shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, determined by the Delaware Court of Chancery and to receive payment based on that valuation, together with interest, if any, to be paid upon the amount determined to be fair value by the court, instead of receiving the Merger Consideration, as described in more detail below. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as, or less than the amount you would have received under the Merger Agreement. If you hold your common stock through a broker, bank, trust or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your broker, bank, trust or other nominee. To exercise your appraisal rights, you must strictly comply with the requirements of the DGCL. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. See "Appraisal Rights" and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement. Please read it carefully.

Q:
Do any of our directors or executive officers have interests in the Merger that may differ from those of stockholders generally?

A:
Yes. In considering the recommendation of our Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. These interests include, among others: potential employment of our executive officers following the Merger with Parent or the Surviving Corporation; the accelerated vesting of all Company equity awards held by them; potential change in control severance compensation and benefits payable to them under existing agreements; and their rights under the Merger Agreement to ongoing indemnification and insurance coverage. In (a) evaluating and negotiating the Merger Agreement, (b) approving the Merger Agreement and the Merger, and (c) recommending that the Merger Agreement be adopted by stockholders, our Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned "The Merger (Proposal 1)—Interests of Certain Persons in the Merger."

Q:
Will I have to pay taxes on the Merger Consideration I receive?

A:
If you are a U.S. Holder, the receipt of cash in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder of common stock who receives cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) such U.S. Holder's adjusted tax basis in the shares of common stock exchanged therefor. Such gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period for the common stock exchanged is more than one year as of the closing date of the Merger. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the internet) to ensure that all of your shares are voted.

Q:
Who is paying for this proxy solicitation?

A:
Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $12,500, plus customary disbursements. We will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses.

Q:
What is householding and how does it affect me?

A:
The Securities and Exchange Commission (the "SEC") permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In cases where contrary instructions have been received, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my other questions?

A:
If you have additional questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor, MacKenzie Partners, Inc., at:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

  If a broker, bank, trust or other nominee holds your shares, you should also call your broker, bank, trust or other nominee for additional information.

 CAUTIONARY STATEMENT REGARDING FORWARD LOOKING-STATEMENTS

        Certain statements contained or incorporated by reference into this proxy statement may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction, the benefits of the proposed transaction, and the anticipated timing and consummation of the proposed Merger. Forward-looking statements can be generally identified by the use of words such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "continue," "will," "could," "should," "assumption," "target" or the negative thereof or variations thereon or similar terminology. These statements reflect only the Company's current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

  •
  unknown, underestimated or undisclosed commitments or liabilities;

  •
  the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;

  •
  risks regarding the failure of Parent to obtain the necessary equity financing to complete the Merger;

  •
  risks relating to operations of the business and financial results of the Company if the Merger Agreement is terminated;

  •
  risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction;

  •
  the effect of the announcement, pendency or consummation of the Merger on the Company's relationships with third parties, including our employees, franchisees, customers, suppliers, business partners and vendors, which make it more difficult to maintain business and operations relationships, and negatively impact the operating results of the Company;

  •
  the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be consummated in a timely manner;

  •
  the risk of exceeding the expected costs of the Merger;

  •
  adverse changes in U.S. and non-U.S. governmental laws and regulations;

  •
  adverse developments in the Company's relationships with its employees, customers, suppliers, business partners and vendors;

  •
  capital market conditions, including availability of funding sources for the Company and Parent;

  •
  changes in our credit ratings;

  •
  risks related to not being able to refinance our indebtedness;

  •
  the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and

  •
  volatility in the market price of our stock.

        Therefore, caution should be taken not to place undue reliance on any such forward-looking statements as they are made only as of the date of this release and may change. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements contained or incorporated by reference in this proxy statement, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Form 10-K for the fiscal year ended December 25, 2017 (our "2017 Form 10-K") and Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q for the quarters ended April 16, 2018 and July 9, 2018 (our "2018 Form 10-Qs"), all of which are incorporated by reference herein. There have been no material changes to the risk factors disclosed in our 2017 Form 10-K and 2018 Form 10-Qs.

PARTIES TO THE MERGER

Zoe's Kitchen, Inc.

        Zoe's Kitchen is a fast growing, fast-casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with warm hospitality. We were incorporated in the State of Delaware in 1995, and our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "ZOES."

        Zoe's Kitchen's principal executive offices are located at 5760 State Highway 121, Suite 250, Plano, Texas 75024. Our telephone number is (214) 436-8765 and our company website is www.zoeskitchen.com. We do not intend for information contained on our website to be incorporated into this proxy statement.

Cava Group, Inc. and Pita Merger Sub, Inc.

        Parent owns and operates Mediterranean fast casual restaurants. It has grown since 2006 to include more than 60 restaurant locations in 10 states. Parent also sells a line of dips and spreads in more than 250 Whole Foods Market locations and specialty grocery stores throughout the U.S. Parent's principal executive offices are located at 702 H Street NW, Floor 2, Washington, DC 20001. Its telephone number is (202) 400-2920 (option 3) and the company website is www.cava.com.

        Merger Sub is a wholly owned subsidiary of Parent and was formed on August 10, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Merger Sub's principal executive offices are located at 702 H Street, NW, Floor 2, Washington, DC 20001. Its telephone number is (202) 400-2920 (option 3). Upon completion of the Merger, Merger Sub will be merged with and into Company and will cease to exist.

THE SPECIAL MEETING

Date, Time and Place of The Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board for use at the special meeting to be held at 9 A.M., local time, on November 20, 2018, at Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024 or at any adjournment or postponement of such meeting. This proxy statement is first being mailed to our stockholders on or about October 12, 2018.

Purpose of The Special Meeting

        The purpose of the special meeting is for the holders of our common stock to consider and vote upon a proposal to adopt the Merger Agreement and any novation thereof in accordance with its terms, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

        Holders of our common stock must approve the approval of the Merger Proposal for the Merger to be completed. A copy of the Merger Agreement is attached to this proxy statement as Annex A and the material provisions of the Merger Agreement are described under "The Merger Agreement." Holders of our common stock are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to adopt the Merger Agreement (the "Adjournment Proposal").

        In addition, in accordance with Section 14A of the Exchange Act, we are providing holders of our common stock with the opportunity to cast an advisory (non-binding) vote on specified compensation that may be payable to our named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of the proxy statement titled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger" (the "Advisory Compensation Proposal"). The vote on the Advisory Compensation Proposal is separate and apart from the vote to approve the Merger Proposal. Accordingly, a holder of our common stock may vote to approve the approval of the Merger Proposal and vote not to approve the Advisory Compensation Proposal and vice versa. Approval of this Advisory Compensation Proposal is not a condition to the completion of the Merger. Because the Advisory Compensation Proposal vote is advisory in nature only, it will not be binding on either the Company or Parent. Accordingly, because we are contractually obligated to pay the specified compensation, such compensation will be payable, subject only to the conditions applicable to such payment, if the Merger is completed and regardless of the outcome of the advisory vote.

        The Board recommends that you vote "FOR" each of the above proposals.

        Stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the merger will not occur. A copy of the Merger Agreement is attached to this proxy statement, which we encourage you to read carefully and in its entirety.

        The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the proposal to approve the merger-related executive compensation and vote not to adopt the Merger Agreement and vice versa. Because the vote on the Advisory Compensation Proposal is advisory in nature only, it will not be binding on the Company, Parent or the Surviving Corporation in the Merger. Accordingly, if the Merger Agreement is adopted by the Company's stockholders and the Merger is completed, the merger-related compensation may be paid to the Company's named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if the stockholders do not approve the Advisory Compensation Proposal.

Record Date and Quorum

        The holders of record of our common stock as of 5:00 p.m., New York City time, on October 22, 2018 (the "Record Date"), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. On October 8, 2018, there were 19,604,590 shares of our common stock outstanding.

        We are commencing our solicitation of proxies on or about October 12, 2018, which is before the Record Date. We will continue to solicit proxies until the November 20, 2018 stockholders meeting. Each stockholder of record on October 22, 2018 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the Record Date will be valid and effective so long as the stockholder providing the proxy is a holder of record on the Record Date. If you are not a holder of record on the Record Date, any proxy you deliver will be invalid and will not be counted at the special meeting. If you deliver a proxy prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another proxy after the Record Date. If you deliver a proxy prior to the Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the Record Date will not be effective.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the Record Date and entitled to vote at the special meeting will constitute a quorum, permitting us to conduct our business at the special meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Proxies received but not marked or marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Each holder of our common stock is entitled to cast one vote on each matter submitted to a vote at the special meeting for each share of common stock that they owned as of the Record Date.

        In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to any of the proposals at the special meeting. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares with respect to the proposals to be voted on at the special meeting, they may not vote such shares with respect to such proposals. Under such a circumstance, a "broker non-vote" would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the special meeting.

        See "—Voting and Proxies—Submitting a Proxy or Providing Voting Instructions—Shares Held in 'Street Name"' below.

        In the event that a quorum is not present at the special meeting, subject to the terms of the Merger Agreement, the Company expects to adjourn or postpone the special meeting until it solicits enough proxies to obtain a quorum. Pursuant to the Company's by-laws, any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under the Company's by-laws by the chairman of the meeting. However, pursuant to the Merger Agreement, the Company will not delay convening, postpone or adjourn the special meeting more than 10 days in connection with any one postponement or adjournment or more than an aggregate of 30 days to solicit additional proxies without Parent's prior written consent.

Vote Required

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the completion of the Merger.

        Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person or represented by proxy, at the special meeting.

        Abstentions and the failure by stockholders to (i) attend the special meeting and vote or (ii) authorize a proxy to vote their shares at the special meeting will have the same effect as a vote "AGAINST" the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

        Brokers, banks or other nominees holding shares of common stock in "street name" may not vote such shares of common stock on any of the proposals absent instruction from you. If your shares are held in "street name," unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions will result in your shares not being present at the special meeting and not being voted on the proposals, which will have the same result as a vote against the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Voting and Proxies

        Attendance.    All holders of shares of common stock as of 5:00 p.m., New York City time, on the Record Date, including stockholders of record and beneficial owners of common stock registered in the

"street name" of a broker, bank, trust or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank, trust, or other nominee or other similar evidence of ownership, along with proper identification.

        Voting in Person.    Stockholders of record of common stock will be able to vote in person at the special meeting. If you are not a stockholder of record of common stock, but instead hold your shares of common stock in "street name" through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote in person at the special meeting.

        Submitting a Proxy or Providing Voting Instructions.    To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

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  Shares Held by Record Holder.  If you are a stockholder of record of common stock on the Record Date, you may submit a proxy using one of the methods described below.

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  Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the internet by accessing the internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated, and returned your proxy card, as described below.

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  Submit a Proxy Card by Mail. If you complete, sign, date, and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares will be voted in the manner directed by you on your proxy card.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted "FOR" or "AGAINST" or to "ABSTAIN" from voting on all, some or none of the specific items of business to come before the special meeting. If you sign, date, and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted in accordance with our Board's recommendation—i.e., in favor of (i) the Merger Proposal, (ii) the Advisory Compensation Proposal, and (iii) the Adjournment Proposal. If you are a stockholder of record of common stock and fail to return your proxy card, unless you attend the special meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the Merger Proposal, but will not affect the other proposals.

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  Shares Held in "Street Name".  If your shares of common stock are held in "street name," you will receive instructions from your broker, bank, trust or other nominee that you must follow in order to have your shares voted. Your broker, bank, trust or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker, bank, trust or other nominee with this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank, trust or other nominee, as the case may be. Brokers who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as the Merger Proposal, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, there will not be any broker non-votes for such proposals.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. BECAUSE STOCKHOLDERS CANNOT TAKE ANY ACTION AT THE MEETING UNLESS A MAJORITY OF THE OUTSTANDING VOTING POWER OF OUR COMMON STOCK IS PRESENTED, IT IS IMPORTANT THAT YOU ATTEND THE MEETING IN PERSON OR ARE REPRESENTED BY PROXY AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record of common stock, you may revoke your proxy at any time before the vote is taken at the special meeting by:

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  submitting a new proxy with a later date, by using the telephone or internet proxy submission procedures described above, or by completing, signing, dating, and returning a new proxy card by mail to the Company;

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  attending the special meeting and voting in person; or

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  delivering to the Company's Secretary a written notice of revocation to c/o Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024, Attn: Secretary.

        Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

        If you hold your shares of common stock in "street name" through a bank, broker, trust or other nominee, you will need to follow the instructions provided to you by your bank, broker, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the special meeting or any adjournment or postponement of the special meeting. We retain full authority to the extent set forth in our bylaws and Delaware law to adjourn the special meeting (or any adjournment or postponement of the special meeting) for any purpose, or to postpone the special meeting (or any adjournment or postponement of the special meeting) before it is convened, without the consent of any stockholder.

        If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or our Board fixes a new record date for the special meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Anticipated Date of Completion of The Merger

        We are working towards completing the Merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction or waiver of other closing conditions, including the approval by our stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be completed prior to the end of 2018. If our stockholders vote to approve the proposal to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to the terms of the Merger Agreement. See "The Merger—Closing and Effective Time of the Merger" beginning on page 74.

Rights of Stockholders Who Seek Appraisal

        Stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share Merger Consideration if you follow exactly the procedures specified under Section 262 of the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

        Our directors, officers, and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $12,500, plus customary disbursements. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. We will pay all expenses of filing, printing, and mailing this proxy statement, including solicitation expenses.

Questions and Additional Information

        You should not return your stock certificate or send documents representing common stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the Merger Consideration.

        If you have questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, MacKenzie Partners, Inc., at:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

THE MERGER (PROPOSAL 1)

        If the Merger Agreement is adopted by our stockholders and all other conditions to the closing of the Merger are either satisfied or validly waived, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will continue as a wholly owned subsidiary of Parent. Our common stock is traded on NYSE under the symbol "ZOES." If the Merger is completed, we will cease to be an independent public company and will become a subsidiary of Parent. Following the completion of the Merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the completion of the Merger, our common stock will no longer be listed on any stock exchange or quotation system, including NYSE.

Merger Consideration

        If the Merger is completed, at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (the "Effective Time"), each outstanding share of common stock (other than shares of common stock held by (a) Parent, Merger Sub, or the Company (or held in the Company's treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case outstanding immediately prior to the Effective Time (such shares, "Excluded Shares") or (b) any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the DGCL and who does not fail to perfect or otherwise effectively withdraw such demand or otherwise lose the right to appraisal (such shares, "Dissenting Shares") will be converted into the right to receive $12.75 in cash (the "Merger Consideration"), without interest and reduced by the amount of any withholding that is required under applicable laws. As promptly as practicable after the Effective Time, but on the closing date, Parent will deposit or cause to be deposited with the paying agent sufficient cash to pay to the holders of the common stock the Merger Consideration. Promptly after the Effective Time (and in any event within three (3) business days after the Effective Time), Parent will cause the paying agent to send to each record holder of shares of common stock that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use in effecting the delivery of shares to the paying agent and for effecting the surrender of certificates in exchange for the Merger Consideration.

Background of The Merger

        Since the Company's initial public offering in April 2014, management focused on organic growth through both new unit expansion and growing comparable restaurant sales. In 2017, the Company continued its rapid rate of expansion, opening 39 new locations, including restaurants in new markets. However, also in 2017, sales in restaurants open for 18 months or more (known as "comparable restaurant" sales) declined for the first time in the Company's history as a public company. This slowdown in comparable restaurant sales was attributable to many factors, including increased competition due to relatively low barriers to entry in the markets in which the Company operates, aggressive industry-wide menu price discounting, and declining in-store traffic due to the increasing use by consumers of on-line applications for food delivery. These challenges negatively affected the financial performance of the Company throughout fiscal year 2017, resulting in slowed overall sales growth, a decline in earnings before interest, taxes, amortization and depreciation ("EBITDA") and a lower stock price.

Review of Strategic Alternatives

        Recognizing these challenges, the Company accelerated investment in certain initiatives and undertook a number of new strategies to improve its operating efficiency and financial performance, including reducing its new restaurant expansion plan for fiscal years 2018-2019, closing underperforming restaurants, reducing general and administrative expenses, and investing in marketing and technology to increase consumer awareness of the Company's brand.

        In addition to the foregoing, over the past year, the Board and management have evaluated various strategic and financial alternatives to enhance stockholder value. Specifically, the Company has reviewed potential capital reallocation transactions, including returning capital to the Company's stockholders pursuant to a special dividend and/or the initiation of an open-market share repurchase program, revising the Company's franchising model, third-party minority equity (or "PIPE") investments in the Company, and a possible sale of control or business combination transaction.

        To assist with its strategic review, during the summer of 2017, the Company interviewed two financial advisory / investment banking candidates. At the conclusion of such process, the Board decided to engage Piper Jaffray & Co. ("Piper Jaffray") as the Company's financial advisor in connection with its review and evaluation of strategic and financial alternatives, including a potential sale transaction. The Board selected Piper Jaffray based on its experience and reputation as a leading independent, financial advisory firm regularly engaged to provide services to public companies in connection with their review of strategic alternatives and M&A transactions, as well as its significant experience as financial advisor to public companies in the restaurant sector. The Board also considered the fact that Piper Jaffray had no actual or potential conflicts of interest with respect to its engagement by the Company.

        During the same period, the Company interviewed several law firms to assist the Company in connection with its review and evaluation of strategic alternatives. At the conclusion of such process, the Board determined to engage the international law firm, Greenberg Traurig, LLP ("Greenberg Traurig"), as outside legal counsel to the Company. In selecting Greenberg Traurig, the Board considered, among other things, the firm's overall reputation and broad-based M&A and capital markets transaction experience.

        On September 7, 2017, the Board held a meeting that was attended by all of the Company's directors, members of the Company's senior management and representatives of Piper Jaffray. The Board discussed the challenging environment in the fast casual restaurant sector during 2017, noting that these recent challenges had negatively affected the Company's operating and financial performance which, in turn, had caused a sharp decline in the Company's stock price. The small public float of the Company's common stock and the concentration of the ownership in the Company's common stock among a limited number of stockholders were also noted, including the resulting limited liquidity and susceptibility to stock price volatility. The Board discussed with Piper Jaffray certain strategic alternatives, including slowing growth and returning capital to the Company's stockholders pursuant to a special dividend and/or the initiation of an open-market share repurchase program, revising the Company's economic franchising model, and a possible sale of control or business combination transaction. The Board discussed the feasibility of, and various risks associated with, the foregoing strategic alternatives. It was noted that the Company's declining EBITDA trajectory had made any debt financing that would be required to fund a special dividend or open-market share repurchase program less feasible. It was also noted that a share repurchase program could exacerbate the Company's small public float issues if the Company's significant stockholders did not participate or participated to a minimal extent. The Board also discussed the process for exploring strategic alternatives, the means and anticipated time frame for implementing them (if any such alternatives were pursued) and, in the case of a possible sale transaction, the potential scope and nature of an exploratory "market check" process. The directors expressed concern about potential leaks and "for sale" rumors in the case of a comprehensive market check and further expressed concern about sharing with competitors certain highly sensitive non-public and proprietary Company information in such a widespread process. The Board determined that Piper Jaffray should initially contact likely financial buyer candidates to determine if they would be interested in discussing a potential acquisition of the Company, and that if attractive price indications were ultimately received, then the market check process could be expanded to include strategic buyer candidates.

        The Board also considered and discussed a proposal to form a special committee of outside, non-employee directors to help the full Board facilitate its strategic review process. After discussion, the Board determined to form a special committee (the "Special Committee") comprised of two outside, non-employee directors, Messrs. Tom Baldwin and Greg Dollarhyde. It was specifically noted that the Special Committee was established solely for administrative expedience, that there were no "interested directors" with respect to any pending, proposed or anticipated transaction, that no actual, apparent or inherent conflicts of interest existed or were foreseeable in the case of any of the Company's directors with respect to a possible strategic transaction, and that Messrs. Baldwin and Dollarhyde were selected as members of the Special Committee based solely on their accessibility, business and financial acumen and experience working closely with professional advisors on potential extraordinary corporate transactions involving other companies. The Special Committee was directed to regularly consult with and report to the full Board on material developments and to make recommendations to the full Board with respect to any potential strategic transaction that might be pursued.

        On September 11, 2017, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Greenberg Traurig. The Special Committee considered formalizing the engagement of Piper Jaffray as financial advisor to the Company in connection with its review of strategic alternatives, including a possible sale of control or business combination transaction, and reviewed the terms and conditions of Piper Jaffray's draft engagement letter. Following discussion, the Special Committee directed Greenberg Traurig to work with Piper Jaffray to finalize the terms and conditions of the engagement letter.

        On September 13, 2017, the Special Committee (on behalf of the Company) and Piper Jaffray executed a definitive engagement letter.

The September 2017 - March 2018 Market Check

        During the period from approximately mid-September 2017 through early March 2018, Piper Jaffray developed a tiered list of potential buyer and business combination candidates. After refining such list in consultation with the full Board and the Special Committee, Piper Jaffray contacted a total of 26 financial and strategic candidates, 23 of which entered into non-disclosure / standstill agreements with the Company and received a confidential information memorandum containing information about the Company ("CIM"). Nineteen of such candidates participated in in-person or telephonic discussions with the Company's management team, six received in-person management presentations, and five ultimately were granted due diligence access to additional non-public Company information. After further due diligence, none of these parties submitted written indications of interest. In early March 2018, two parties verbally indicated an interest in continuing due diligence, but expressed concern regarding their ability to offer an attractive valuation in light of the Company's then current financial performance. These candidates indicated the potential to offer a premium of up to 10% to the then-current trading price of the Company's common stock if the Company's sales trends improved. Neither of these two candidates submitted a definitive proposal for a potential transaction.

        On February 22, 2018, the Company issued its earnings release for the fourth quarter and full year 2017. Among other things, the Company reported that comparable restaurant sales increased by 0.3% in the fourth quarter of 2017 (although they decreased by 2.0% for the full year). The Company also published its 2018 full-year outlook, which included projected revenue of $358 to $368 million, comparable restaurant sales growth of flat to 2%, and restaurant-level margins of 17.3% to 18.4% of restaurant sales.

        On March 2, 2018, Mr. Ronald M. Shaich, a prominent entrepreneur in the fast casual dining sector and the founder, Chairman of the Board and former CEO of Panera Bread Company, contacted Mr. Dollarhyde, the Company's Chairman of the Board, to express Mr. Shaich's interest in potentially joining the Board.

        On March 3, 2018, the Board held a telephonic meeting that was attended by all of the Company's directors, members of the Company's senior management team and representatives of Greenberg Traurig. The Board discussed Mr. Dollarhyde's conversation with Mr. Shaich and the Company's potential response to Mr. Shaich's proposal to join the Board, including the need to sign an appropriate non-disclosure agreement (with appropriate standstill provisions) with Mr. Shaich prior to having further discussions.

        On March 5, 2018, the Company and Mr. Shaich entered into a non-disclosure agreement to facilitate discussions about the Company.

        On March 7, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team. The Special Committee discussed Mr. Shaich's proposal to potentially join the Board. No decision was made regarding Board expansion.

        On March 9, 2018, Mr. Shaich contacted Mr. Dollarhyde by telephone and proposed that, in connection with his potential directorship at the Company, he would make a minority equity investment (or PIPE) in the Company.

        On March 15, 2018, the Board held a telephonic meeting that was attended by all of the Company's directors, members of the Company's senior management team and representatives of Piper Jaffray. Piper Jaffray provided an update on the status of the Company's strategic alternatives review process, noting that no written indications of interest had been submitted to date. Piper Jaffray also reported that two parties had verbally expressed an interest in continuing due diligence and indicated the potential to offer a premium of up to 10% to the then-current trading price of the Company's common stock, but noted that neither party had provided a specific price indication. Piper Jaffray also discussed the transaction history profile of each of the two buyer candidates. Following extensive discussion, the Board determined that the preliminary premium range verbally indicated by the two buyer candidates did not warrant further discussions and, given the absence of other interested bidders, the Board instructed Piper Jaffray to terminate the market check process and cease all related discussions with buyer candidates. The Board also considered Mr. Shaich's proposal to join the Board. Mr. Baldwin, in his capacity as Chairperson of the Nominating and Governance Committee of the Board, reported that the Nominating and Governance Committee had reviewed the matter, determined that in light of Mr. Shaich's qualifications, background and experience, it would be beneficial to the

Company and its stockholders to add Mr. Shaich as a Board member, and recommended that Mr. Shaich be offered a position as a Board member. After further discussion, the Board determined to offer Mr. Shaich a position as a director of the Company. Mr. Dollarhyde also informed the Board of Mr. Shaich's proposal to make a minority equity investment in the Company in connection with his potential directorship.

The Proposed PIPE Transaction

        On April 4, 2018, Mr. Shaich submitted to the Company a non-binding proposal to make a minority investment in the Company in connection with Mr. Shaich joining the Board. Mr. Shaich also delivered a preliminary due diligence request list in connection with the proposed minority investment transaction and executed an amendment to his previously executed non-disclosure agreement with the Company to extend the duration of the standstill provision until after the Company publicly announced its earnings for the first fiscal quarter of 2018 (which took place on May 24, 2018).

        During early April 2018, Mr. Dollarhyde had multiple telephone conversations with Mr. Shaich relating to Mr. Shaich's proposal for a potential minority equity investment in the Company. In these conversations, Mr. Dollarhyde and Mr. Shaich discussed, among other things, the purchase price, the size and type of equity interest in the Company that would be acquired by Mr. Shaich, and certain other material terms and conditions.

        On April 6, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team. Mr. Dollarhyde provided an update on the status of his discussions with Mr. Shaich regarding his proposal for a potential minority equity investment in the Company. Following the discussion, the Special Committee determined to request Piper Jaffray to perform a market data analysis of comparable PIPE transactions.

        On April 10, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. The Special Committee considered Mr. Shaich's proposal for a potential minority equity investment in the Company and discussed an updated analysis of strategic and financial alternatives for maximizing stockholder value, including maintaining the status quo, utilizing debt to fund certain strategic initiatives, pursuing a sale of control or business combination transaction, or engaging in a PIPE transaction. The Special Committee also discussed certain market data analyses provided by Piper Jaffray, which included the financial and economic terms of certain recent PIPE transactions generally comparable to the potential transaction proposed by Mr. Shaich. Greenberg Traurig reviewed the terms of the PIPE transaction proposed by Mr. Shaich and discussed the fiduciary duties of the Company's directors in the context of the proposed transaction.

        On April 12, 2018, the Board held a telephonic meeting that was attended by all of the Company's directors, members of the Company's management team, and representatives of Piper Jaffray and Greenberg Traurig. The Board considered Mr. Shaich's PIPE transaction proposal, discussed the related market data analyses provided by Piper Jaffray and reviewed the dilution effect of the proposed PIPE transaction on the Company's current stockholders. Greenberg Traurig reviewed the terms of the PIPE transaction proposed by Mr. Shaich and the fiduciary duties of the Company's directors with respect thereto. Members of the Company's management team also reviewed certain information regarding the Company's potential future initiatives, capital resources and cash flows, on a pro forma basis after giving effect to the proposed PIPE investment by Mr. Shaich.

        On April 13, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Greenberg Traurig. The Special Committee discussed various commercial and capital stock implications of Mr. Shaich's PIPE transaction proposal. Greenberg Traurig discussed the fiduciary duties of the Company's directors in the context of the proposed transaction. After discussion, the Special Committee requested that

Greenberg Traurig prepare a draft term sheet setting forth the material terms and conditions of a potential PIPE transaction with Mr. Shaich.

        On April 18, 2018, Mr. Shaich delivered to Mr. Dollarhyde a supplemental preliminary due diligence request list in connection with the proposed PIPE transaction.

        On April 19, 2018, the Company delivered to Mr. Shaich a draft term sheet setting forth the material terms and conditions upon which the Company would be prepared to enter into the proposed PIPE transaction with Mr. Shaich.

        On April 23, 2018, Mr. Shaich informed the Company that, based on the terms proposed by the Company, he was no longer interested in pursuing a PIPE investment in the Company at that time and that he might entertain re-engaging in discussions with the Company regarding his potentially joining the Board and a PIPE investment after the issuance of the Company's earnings release for the first quarter of 2018.

The Mr. Shaich / Act III Proposal Leading to the Merger Agreement

        On May 24, 2018, the Company issued its earnings release for the first quarter of 2018. Among other things, the Company reported that comparable restaurant sales decreased by 2.3%. The Company also revised downward its 2018 full-year outlook, including projected revenue of $345 to $352 million, comparable restaurant sales growth of negative 2% to negative 4%, and restaurant-level margins of 16% to 17% of restaurant sales. On May 25, 2018, the next trading day immediately following the issuance of the Company's earnings release, the trading price of the Company's common stock on the NYSE declined by approximately 40%.

        On May 30, 2018, a representative of Piper Jaffray was contacted by a representative of Morgan Stanley, who stated that he was acting on behalf of Mr. Shaich and indicated that Mr. Shaich was interested in discussing a potential acquisition of the Company. The representatives of Piper Jaffray and Morgan Stanley discussed the Company's negative operating and financial performance trend and the resulting continuing decline in the Company's stock price. The representative of Morgan Stanley indicated that Mr. Shaich would need to review certain limited financial and business Company information to present a preliminary purchase price indication to the Company.

        On May 31, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Piper Jaffray. The Piper Jaffray representatives reported the content of their telephone conversation with the Morgan Stanley representative.

        On June 1, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. The Special Committee discussed Mr. Shaich's interest in discussing a potential acquisition of the Company and potential next steps. It was noted that, if the Company were interested in exploring preliminary discussions with Mr. Shaich regarding a possible sale of the Company, any acquisition proposal should be submitted by Mr. Shaich in writing to the full Board. Following discussion, the Special Committee determined that, although the Company was not currently for sale, in order to keep all strategic options available, it would invite Mr. Shaich to submit to the full Board a written acquisition proposal for the Board's review and consideration. The Special Committee then instructed Piper Jaffray to communicate to Morgan Stanley the Special Committee's request for Mr. Shaich to submit his acquisition proposal in writing to the full Board. Greenberg Traurig also noted that Mr. Shaich's existing non-disclosure agreement with the Company should be updated and expanded to include appropriate and customary standstill and other provisions in the context of a company sale transaction. The Special Committee also discussed the implications of the limited liquidity and increasing ownership concentration in the Company's common stock, the emergence of certain "activist investors" with reported holdings of the Company's common stock and the need to closely monitor the situation.

        On June 5, 2018, Morgan Stanley delivered to Piper Jaffray an initial due diligence request list for purposes of Mr. Shaich's proposed financial and business due diligence review of the Company in connection with a possible acquisition of the Company. Piper Jaffray informed Morgan Stanley of the Company's requirement that Mr. Shaich submit his acquisition proposal in writing to the full Board.

        Also on June 6, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's management team and representatives of Piper Jaffray. Piper Jaffray provided an update on its continuing discussions with Morgan Stanley regarding a possible acquisition of the Company by Mr. Shaich. The Special Committee also discussed the initial due diligence request list delivered by Morgan Stanley on June 6, 2018.

        On June 7, 2018, Piper Jaffray delivered to Morgan Stanley a draft confidentiality agreement prepared by Greenberg Traurig proposed to be entered into by the Company and Mr. Shaich in connection with a potential acquisition transaction, which agreement was intended to amend the non-disclosure agreement previously entered into by the Company and Mr. Shaich on March 5, 2018.

        On June 12, 2018, Sullivan & Cromwell, LLP ("S&C"), counsel to Mr. Shaich, delivered to Greenberg Traurig an alternative draft confidentiality agreement proposed to be entered into by the Company and Mr. Shaich in connection with a potential acquisition transaction (the "Confidentiality Agreement").

        On June 14, 2018, the Board held a telephonic meeting that was attended by all of the Company's directors, members of the Company's management team and representatives of Piper Jaffray and Greenberg Traurig. The Board discussed the status of the ongoing discussions between Piper Jaffray and Morgan Stanley and the draft Confidentiality Agreement. The Board also discussed the material issues presented by the draft Confidentiality Agreement distributed by S&C, including the proposed term, the duration and scope of the proposed standstill provisions (including the exceptions thereto and "fall-away" provisions), Mr. Shaich's ability to co-partner with potential bid participants, and the absence of a non-solicitation of employees covenant by Mr. Shaich. Discussion continued regarding Mr. Shaich's previous discussions with the Company and his affiliations with direct competitors of the Company (i.e., Panera Bread Company and Parent), as well as the fact that Mr. Shaich was a holder of passive limited partnership interests (with no right or power to direct any investment or voting decisions) in Misada Capital Flagship Fund LP (which held an approximately 16.8% ownership position in the Company at that time).

        The Board further discussed a "staged" approach to providing due diligence access to Mr. Shaich, whereby only certain limited financial and business information would initially be provided pursuant to the March 5, 2018 non-disclosure agreement in order to enable him to promptly submit a preliminary, non-binding price indication and proposed deal structure for the potential acquisition of the Company. More comprehensive due diligence access would be provided to Mr. Shaich only if he later submitted a reasonably detailed price indication (expressed as a single per share price or a narrow range of per share prices) and proposal that the Board determined formed an acceptable basis to justify engaging in substantive discussions and negotiations. Any such additional due diligence would be provided to Mr. Shaich pursuant to a mutually acceptable confidentiality agreement that would include appropriate standstill and other provisions satisfactory to the Board. The Board and members of management also discussed certain ongoing and prospective changes to the Company's operating strategy and initiatives for driving sales and top line revenue growth, and general and administrative expense reduction, including plans for certain restaurant location closures, the selective remodeling of certain older restaurant locations, and increased investment in refreshed marketing strategies and future franchising initiatives. Management's 2018 forecast and three-year (2018-2020) business plan were also discussed.

        On June 20, 2018, Piper Jaffray provided to Morgan Stanley certain limited Company financial and business information (including only certain store level information for unprofitable stores).

        During the period from June 20, 2018 through July 5, 2018, Mr. Shaich and his representatives conducted a preliminary due diligence review of the Company based primarily on publicly available information and the high level information provided by Piper Jaffray to Morgan Stanley.

        On July 6, 2018, after contacting and discussing with Mr. Dollarhyde by telephone, Mr. Shaich delivered to the Company, on behalf of his controlled affiliate, Act III Holdings LLC ("Act III"), a non-binding indication of interest for the acquisition of 100% of the outstanding shares of the Company's common stock (the "Proposed Transaction"), at a cash purchase price ranging from $12.50 to $13.50 per share (the "Initial Proposal"). The Initial Proposal represented a premium of approximately 23% to 33% to the closing sale price of the Company's common stock as reported on the NYSE on July 5, 2018, the last trading day preceding the date of the Initial Proposal. The Initial Proposal also stated that (i) the Proposed Transaction would not be subject to any financing condition, (ii) Mr. Shaich, through Act III, was able to finance the Proposed Transaction (and any Company debt to be refinanced) from Mr. Shaich's own cash reserves, together with an equity investment to be made by Invus and (iii) Mr. Shaich and Invus were capable of providing all of the necessary financing of the Proposed Transaction (with 100% equity), although Mr. Shaich and Invus intended to explore the availability of debt financing and additional equity co-investors. The Initial Proposal was subject to Mr. Shaich's satisfactory completion of customary business, financial and legal due diligence (including a review of certain key business due diligence issues and items identified in an appendix to the Initial Proposal) and the negotiation of mutually acceptable definitive merger and equity financing documentation with respect to the Proposed Transaction. Mr. Shaich also proposed that the Company enter into a 45-day exclusivity agreement, during which period Act III and Invus would complete their due diligence review of the Company and the parties would negotiate definitive transaction documents (the "Exclusivity Agreement").

        Also on July 6, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's management team and representatives of Piper Jaffray. The Special Committee considered the Initial Proposal received from Mr. Shaich earlier that day, including the $12.50 to $13.50 per share preliminary price indication, the proposed 45-day exclusivity period, and the financing structure described in the Initial Proposal. The Special Committee also discussed the anticipated due diligence process, including the list of key business due diligence items attached to the Initial Proposal.

        On July 7, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's management team and representatives of Piper Jaffray and Greenberg Traurig. Greenberg Traurig reviewed the fiduciary duties of the Company's directors, both generally and in the context of the sale of control transaction contemplated by the Initial Proposal. Discussion next focused on the proposed $12.50-$13.50 price per share range, in relation to the (i) Company's financial performance since September 2017 to date and the Company's prospects for the remainder of 2018 and 2019, (ii) the Special Committee's concerns about the Company's operating stability, the risks inherent in remaining independent and executing the Company's business plan and strategy, (iii) competitive pressures facing the Company, and (iv) general business conditions in the industry, including declining store traffic and shifting restaurant consumer spending trends. The Special Committee also discussed management's plans for regional store location closures, capital reallocation, cost-reduction programs and driving revenue growth. Management next addressed the Company's capital resources, operating cash flows and borrowing capacity. Discussion continued regarding management's long-range business plan and the timetable for finalization of management's five-year "base case" forecasts and underlying management assumptions, which were being revised to take into account the Company's declining performance for the first and second quarters of 2018.

        The Special Committee further discussed the comprehensive market check conducted by the Company during the period from September 2017 through early March 2018, including the mix of strategic and financial purchaser and business combination candidates that were contacted by Piper Jaffray, provided with CIMs and due diligence access and invited to participate in review sessions with the Company's management team. It was noted that of the 26 candidates contacted, only two buyer candidates submitted preliminary, non-binding price indications representing only a nominal premium to the then-current market price of the Company common stock. Representatives of Piper Jaffray also provided an overview of current market conditions in the Company's industry, including recent M&A activity in the sector. The Special Committee discussed the likelihood that the purchaser candidates previously contacted by Piper Jaffray would be willing or able to pursue an acquisition of the Company if they were contacted again at this time. The terms of the non-disclosure agreements that remained in effect with these buyer candidates were also discussed.

        Greenberg Traurig addressed the process alternatives for exploring a sale of control of the Company, including the use of pre-signing market checks and post-signing "go-shops," the circumstances under which exclusivity may be provided to a buyer candidate, and the legal and commercial implications thereof. Greenberg Traurig also discussed the substantive and procedural elements of a post-signing go-shop period and the provisions and conditions thereof that are typically negotiated if a go-shop period is included in a definitive merger agreement. Greenberg Traurig also explained the interplay and overlap between a go-shop period and the "window-shop" exceptions to a seller's no-solicitation covenant, and the Board's right to withdraw its recommendation of a definitive merger agreement and terminate the merger agreement to enter into a definitive agreement providing for a superior proposal. At the conclusion of such discussion, the Special Committee instructed Piper Jaffray to inform Morgan Stanley that, in exchange for and consideration of the exclusivity period requested by Mr. Shaich, the Company would expect Act III to agree to a 35-day go-shop period with a bifurcated termination fee structure, under which a lower termination fee would apply to topping bidders whom the Board determined to be "excluded parties" prior to the expiration of the go-shop period and with whom the Company enters into a definitive agreement providing for a superior proposal, versus a higher termination fee applicable to all other topping bidders with whom the Company may enter into a definitive agreement providing for a superior proposal. The Special Committee and its advisors also discussed the possible transaction structures (i.e., single-step statutory merger versus first-step tender offer followed by second-step merger) that might be used to sell control of the Company, the timetable for a public company sale of control (including the SEC filing and review process), the nature of the Company's concentrated stockholder base, management's financial forecasts and the information that Mr. Shaich and his co-bidders would likely request in connection with their due diligence review. Greenberg Traurig also discussed certain customary provisions in public company merger agreements and certain material issues that would likely be the subject of negotiation.

        The Special Committee also considered the terms of the Initial Proposal, including Mr. Shaich's request for exclusivity and the scope of the non-disclosure agreement and standstill that the Company could require if the Board and the Special Committee determined to engage in sale discussions with Mr. Shaich and his co-bidders. Following discussion, the Special Committee determined that the Company would propose not more than a 21-day exclusivity period, with a potential extension for up to 10 days (in two, five-day increments) for the parties to complete the negotiation of definitive transaction documentation, but only if the parties reached an understanding on price and other fundamental terms of the Proposed Transaction during the initial 21-day period and were still negotiating in good faith to finalize remaining material terms of the definitive merger and financing documentation. The Special Committee also determined that, as a further condition to granting exclusivity to Mr. Shaich and his co-purchasers, the Company would require a definitive proposal with a firm price per share (rather than a per share price range) and reconfirmation that the Proposed Transaction would be funded with 100% equity back-stopped financing to be submitted by the end of such 21-day exclusivity period. The Special Committee also discussed Mr. Shaich's previous discussions with the Company and his affiliations with direct competitors of the Company (i.e., Panera Bread Company and Parent).

        After further discussion, it was determined that although the Company was not for sale at the time, in order to pursue a parallel path to remaining independent (and executing management's business plan) and keeping all options open for creating value for the Company's stockholders, Mr. Shaich and his co-bidders should be invited to conduct further due diligence during a 21-day exclusivity period pursuant to the terms and conditions set forth in the revised drafts of the Confidentiality Agreement and the Exclusivity Agreement to be prepared by Greenberg Traurig and delivered to Mr. Shaich's legal and financial advisors. It was specifically noted that Mr. Shaich's advisors should be informed that (i) the Company expects the receipt of a firm, single price per share offer (subject to confirmatory due diligence) at the end of the 21-day exclusivity period, (ii) if, and only if, the Special Committee and the Board determine that such firm price warrants further pursuit by the Company of a possible transaction that is advisable and is fair to and in the best interests of the Company's stockholders (and in order to complete the negotiation of definitive transaction documentation with respect to the Proposed Transaction), an additional period of up to 10 days (in two, five-day increments) would be granted to Mr. Shaich and his co-bidders to complete their confirmatory due diligence and finalize the negotiation of such documentation, (iii) any definitive merger agreement would need to provide, in addition to all other reasonable and customary "fiduciary outs," a 35-day go-shop period, with a reduced termination fee for "excluded parties," and (iv) any definitive merger agreement would be expected to be entered into and announced prior to the Company's earnings call for the second quarter of 2018 that was previously scheduled to be held in mid-August 2018. It was also determined that to expedite the transaction process, the Company would further inform Mr. Shaich's representatives that definitive transaction documentation (e.g., a merger agreement) should be prepared and negotiated in parallel with the initial 21-day exclusivity period.

        On July 8, 2018, Piper Jaffray delivered to Morgan Stanley revised drafts of the Confidentiality Agreement (together with a joinder to the Confidentiality Agreement proposed to be entered into by Invus) and the Exclusivity Agreement reflecting the relevant terms described above. As instructed by the Special Committee, Piper Jaffray informed Morgan Stanley that the Special Committee would be prepared to engage in discussions with Mr. Shaich regarding a potential acquisition on the basis reflected in the revised drafts of the Confidentiality Agreement and the Exclusivity Agreement.

        On July 10, 2018, S&C delivered to Greenberg Traurig comments to the drafts of the Confidentiality Agreement and the Exclusivity Agreement.

        On July 11, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's management team and representatives of Piper Jaffray and Greenberg Traurig. Greenberg Traurig summarized the principal changes to the Confidentiality Agreement and the Exclusivity Agreement proposed in the revised drafts received from S&C, noting in particular the extension of the exclusivity period from 21 days to 30 days, with a potential extension for up to an additional 10 days in the aggregate (in two, five-day increments), the removal of the reference to a post-signing go-shop provision to be included in any definitive merger agreement, the reduction of the duration of the standstill provision from 18 months to six months, and certain changes narrowing the scope of the standstill provisions (including the insertion of additional exceptions and "fall-away" provisions).

        The Special Committee, with input from Greenberg Traurig, Piper Jaffray and the Company's management team, engaged in extensive discussion regarding the proposed revisions to the Confidentiality Agreement and the Exclusivity Agreement. Following such discussion, the Special Committee concluded that while Mr. Shaich / Act III had agreed to reduce the duration of the exclusivity period from 45 days (as S&C had originally proposed) to 30 days, the Company should require a 21-day exclusivity period, with a potential extension for up to 10 days in the aggregate, as discussed at the Special Committee's previous meeting. The Special Committee also discussed the importance of a go-shop period in light of Mr. Shaich's request for exclusivity and the fact that the Company's previous market check ended over four months ago, noting that the go-shop would provide for an alternative proactive process whereby the Company could solicit potential topping bids after signing a definitive merger agreement with Mr. Shaich / Act III and his co-bidders. After an extensive discussion, the Special Committee instructed Piper Jaffray to convey the Company's positions on these issues to Morgan Stanley, with the understanding that Greenberg Traurig would prepare revised drafts of the Confidentiality Agreement and the Exclusivity Agreement if Mr. Shaich agreed to proceed on the Board's proposed terms of engagement.

        On July 12, 2018, a representative of Piper Jaffray had a telephone conversation with a representative of Morgan Stanley, in which Piper Jaffray communicated the Company's response to the proposed changes to the Confidentiality Agreement and the Exclusivity Agreement.

        On July 12 and July 13, 2018, Greenberg Traurig and S&C exchanged several drafts of the Confidentiality Agreement (including the Invus joinder thereto) and the Exclusivity Agreement and held multiple telephone conferences to negotiate the material issues in these agreements, including, among others, issues relating to (i) the duration of the exclusivity period, (ii) whether the definitive merger agreement would provide for a post-signing go-shop period during which the Company would be permitted to actively solicit competing bids, (iii) whether the definitive merger agreement would provide for a reduced termination fee for "excluded parties," (iv) the duration and overall scope of the standstill provisions (including the exceptions thereto and the "fall-away" provisions), (v) the scope and duration of the non-solicitation of employees covenant, (vi) Mr. Shaich's ability to partner with additional co-bidders and equity investors, and (vii) the deadline for submitting a firm, single-price per share indication.

        On July 13, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's management team and representatives of Piper Jaffray and Greenberg Traurig. The Special Committee discussed the proposed material changes to the Confidentiality Agreement and the Exclusivity Agreement from the prior drafts of those documents previously reviewed by the Special Committee, including the proposed reduction of the standstill period and the duration of the non-solicitation of employees covenant from 18 months to 12 months. It was noted that Mr. Shaich / Act III had agreed to substantially all other substantive changes to the draft agreements that had been proposed by the Company, including the 35-day go-shop period (but excluding the Company's proposal to provide for a reduced termination fee payable by the Company to Parent in the event the Company terminated the merger agreement for a superior proposal received during the go-shop period). Greenberg Traurig explained to and discussed with the Special Committee the implications of a singular termination fee structure in the context of a sale of control transaction of this nature and size. After discussion, the Special Committee approved the forms of the Confidentiality Agreement (including the Invus joinder thereto) and the Exclusivity Agreement and authorized the Company's management to execute and deliver the agreements on behalf of the Company. The Special Committee and its advisors also discussed the anticipated due diligence process, Mr. Shaich's ability to partner with co-bidders, and the framework for negotiating a potential definitive merger agreement.

        Later on July 13, 2018, a representative of Piper Jaffray had a telephone conversation with a representative of Morgan Stanley, in which Morgan Stanley communicated Mr. Shaich's / Act III's request to add Parent as a co-bidding party to the proposed Confidentiality Agreement. Morgan Stanley mentioned that Parent would likely be the purchasing entity under any agreed upon definitive merger agreement. Morgan Stanley indicated that the addition of Parent might enable the buyer group (Act III, Invus and Parent) to offer a higher price per share due to certain potential revenue and cost synergies that could be realized by combining the Company with Parent, but that the identification of any such synergies would require specific due diligence by Mr. Shaich, Invus and Parent.

        On July 14, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Greenberg Traurig. The Special Committee reviewed Parent's profile, including its position in the Mediterranean fast casual restaurant industry as a direct competitor to the Company, Mr. Shaich's role as a director of Parent, and the role of Invus as a substantial investor in Parent. It was noted that permitting Parent to co-bid or partner with Mr. Shaich / Act III and Invus would not have the effect of eliminating potential buyer competition for the Company because Parent did not have the financial ability to bid on its own. The Special Committee also discussed the terms and conditions pursuant to which it would be appropriate to add Parent as a party to the Confidentiality Agreement. After discussion, the Special Committee determined that in order to seek to obtain the highest offer price available for the Company's stockholders, it was appropriate at that point in the process to provide Parent access to certain limited (non-store level) Company financial and business information that did not contain competitively sensitive or proprietary information. The Special Committee also discussed certain issues relating to the buyer group's "private equity style" financing structure and various remedy provisions that should be proposed to be included in any definitive merger agreement for the Proposed Transaction. The Special Committee also determined that it would be advisable to propose to extend the non-solicit period in the Confidentiality Agreement to 24 months with respect to Parent due to the fact that it is a direct competitor of the Company. The Special Committee requested that Piper Jaffray communicate the Company's positions on these issues to Morgan Stanley.

        Later on July 14, 2018, Greenberg Traurig delivered to S&C a revised draft of the Confidentiality Agreement, including a draft joinder thereto proposed to be executed by Parent, reflecting the issues discussed by the Special Committee at the meeting held earlier that day.

        During the period July 14 - July 18, 2018, Greenberg Traurig and S&C exchanged several drafts of the Confidentiality Agreement (including the Parent joinder thereto) and held multiple telephone conferences to negotiate the material issues in these documents, including, among other things, the categories of commercially sensitive and proprietary due diligence materials that initially would be withheld entirely from Parent and which subsequently would be provided only to certain designated representatives of Parent based on the status of pending negotiations of a proposed definitive merger agreement and financing documentation.

        On July 18, 2018, the Company and Mr. Shaich entered into the Confidentiality Agreement and the Exclusivity Agreement, which provided for an initial exclusivity period expiring on August 2, 2018, subject to two five-day extensions under the circumstances previously discussed by the Board. The Exclusivity Agreement also provided that any definitive merger agreement would include a 35-day go-shop period, but it did not contemplate a bifurcated termination fee structure, under which a lower termination fee would apply to topping bidders determined to be "excluded parties" prior to the expiration of the go-shop period. Invus and Parent also entered into joinders to the Confidentiality Agreement with the Company, and Morgan Stanley delivered Act III's, Invus' and Parent's (together, the "Buyer Group") financial, accounting and legal due diligence request lists to Piper Jaffray.

        On July 19, 2018, the Company granted Mr. Shaich, Act III, Invus and their respective representatives access to an electronic data room for the purpose of conducting their due diligence review of the Company. The Company also granted Parent and its representatives access to a separate electronic data room that did not include certain competitively sensitive and proprietary Company materials and information.

        During the period July 19 - August 2, 2018, Mr. Shaich, Act III, Invus, Parent and their respective representatives conducted their due diligence review of the Company.

        On July 24, 2018, Morgan Stanley delivered to Piper Jaffray a supplemental due diligence request list in connection with the Buyer Group's due diligence review of the Company. In the weeks that followed, Morgan Stanley and Piper Jaffray exchanged further supplemental due diligence request lists, follow-up questions and responses thereto in connection with the Buyer Group's financial, accounting and legal due diligence review of the Company.

        On July 25, 2018, representatives of the Buyer Group (other than Parent and its representatives) participated in an in-person due diligence meeting with members of the Company's management in Dallas, Texas. Management presented a summary of the Company's key initiatives and its financial forecasts for 2018, as well as a discussion of its most recent 2018 financial guidance.

        On July 27, 2018, Greenberg Traurig convened a telephone conference with S&C regarding the status of the Buyer Group's continuing due diligence review of the Company.

        On July 28, 2018, the Company's management team provided to the Board and Piper Jaffray a draft long-range business plan and financial forecasts for the Company for fiscal years 2018 through 2022. A subset of these financial forecasts, which included the forecasts for fiscal years 2018 and 2019, was previously provided to the Buyer Group (other than Parent, who received certain store-level financial information later in the process) in connection with its due diligence review of the Company.

        On August 2, 2018, the Buyer Group delivered to the Company a revised, non-binding indication of interest for the acquisition of 100% of the Company's outstanding shares of common stock, on a fully diluted basis, at a cash purchase price of $13.25 per share, subject to the satisfactory completion of due diligence and the negotiation of mutually acceptable merger agreement and equity financing documentation (the "Revised Proposal"). The Revised Proposal stated that the $13.25 per share price indication represented a premium of approximately 39% to the closing sale price of the Company's common stock as reported on the NYSE on August 2, 2018, the last trading day before the date of delivery of the Revised Proposal. The Revised Proposal stated that the $13.25 price indication was subject to further due diligence, including confirmation of weekly "comparable restaurant" sales, including providing Parent with immediate access to information relating to the Company's P&L performance by store, all restaurant lease agreements, and contracts with top suppliers and leadership team salaries, among other due diligence information. The Buyer Group also requested that the Company extend the exclusivity period granted under the Exclusivity Agreement to August 15, 2018, the day immediately before the scheduled date for the Company's second-quarter earnings release, to allow the Buyer Group to complete its due diligence review and finalize definitive merger agreement and equity financing documentation for the Proposed Transaction on or prior to such date.

        On August 3, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. The Special Committee considered the Revised Proposal received from the Buyer Group on August 2, 2018 and discussed with Piper Jaffray and Greenberg Traurig the form and content of a response to the Revised Proposal. Following such discussion, the Special Committee instructed Piper Jaffray to inform Morgan Stanley that, in view of the accelerated transaction timetable under which the parties were operating, it was crucial that the Buyer Group immediately distribute to the Company and Greenberg Traurig drafts of the proposed merger agreement and equity financing documentation. The Special Committee also discussed the scope of due diligence information to be provided to Parent. The Special Committee also discussed possible negotiation strategies to maximize price if the Board engaged in the negotiation of definitive transaction documentation with the Buyer Group and ultimately determined to sell control of the Company.

        Immediately after the conclusion of the Special Committee meeting on August 3, 2018, the Board held a telephonic meeting that was attended by all of the Board members, members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. The Company's management provided an overview of the current state of the Company's business, noting that the negative comparable restaurant sales trend experienced by the Company at the end of the second quarter of 2018 had deteriorated further through the first five weeks of the third quarter to negative 7% to negative 8%. Management also noted that the other negative operating factors that had been previously discussed by the Board would take more time and investment to improve than previously expected. While management noted that steps that were being taken by the Company to increase sales through its various initiatives and that progress had been made to reduce general and administrative expenses, it also noted that there was no short-term solution that would allow the Company to quickly reverse the accelerating negative comparable restaurant sales trends, and that the sharper than expected decline in the Company's third-quarter to date comparable restaurant sales would likely weaken EBITDA in the near term.

        Management also addressed its draft long-range (2018-2022) business plan and financial forecasts, a prior draft of which had been discussed at a previous meeting of the Board. Among other things, the Board discussed certain key assumptions and sensitivity analyses underlying management's forecasts, the execution risks inherent in management's long-range business plan, the basis for certain of management's growth and cost assumptions, and the overall reliability and reasonableness of the long-range business plan. Following further discussion, the Board approved the long-range business plan as presented by management.

        Piper Jaffray provided a preliminary financial analysis of the Revised Proposal. Piper Jaffray discussed, among other things, the Company's stock price performance since its initial public offering in 2014, its recent stock price performance relative to the S&P Restaurant Index and the S&P 500, the Company's preliminary financial results for the second quarter of 2018, as compared to consensus street estimates for such period, certain benchmarking analyses it conducted, comparing the Company's recent financial results to those of its industry peers, and the Company's projected stock price over the five-year management forecast period, based on management's long-range (2018-2022) business plan. Piper Jaffray then provided a preliminary implied valuation analysis of the Company, noting that its discounted cash flow ("DCF") analysis was based on management's long-range business plan. Piper Jaffray also presented a preliminary analysis of potential prices per share at which the Company could be sold (including the $13.25 price set forth in the Revised Proposal). The analysis consisted of the premium-to-market that such prices represented relative to a variety of customary valuation methodologies used to value publicly traded (non-controlled) companies, including, without limitation, current trading price, the 30- and 90-day volume weighted average price ("VWAP") of the Company's common stock, and an implied equity value of the Company. The methodologies used by Piper Jaffray also included comparable company trading and EBITDA multiples, precedent transactions and the merger premium paid in such announced transactions, and a DCF analysis of the Company. Piper Jaffray also provided an overview of the Company's implied valuation.

        Piper Jaffray also provided a general overview of the Revised Proposal, and addressed the premium represented by the $13.25 per share offer price, as well as the Buyer Group's due diligence requirements, the financing structure contemplated by the Revised Proposal, and the proposed transaction timeline. Piper Jaffray noted that the Buyer Group had conducted significant due diligence to date and had expressed an ability to move expeditiously to negotiate a definitive agreement.

        Greenberg Traurig discussed the principal terms of the Revised Proposal and summarized the events of the past several weeks that led to the receipt of the Revised Proposal. The Board discussed in detail the proposed terms set forth in the Revised Proposal, including the $13.25 offer price in relation to the Company's historical and prospective stock trading price. Discussion ensued regarding the express and implied assumptions specified in the Revised Proposal upon which the $13.25 price indication was based. It was noted that such assumptions could result in a lower final price offer from the Buyer Group, especially in view of the Company's third quarter to date negative comparable restaurant sale trend and the negative impact that such results would have on the EBITDA and synergy models presumably being used by the Buyer Group underlying the price indicated for the Proposed Transaction. The Board also expressed concern that the anticipated announcement of the Company's deteriorating operating and financial results in the Company's second quarter earnings release scheduled to be issued on August 16, 2018 could have a negative impact on the Company's stock price and could lead the Buyer Group to reduce the $13.25 offer price or terminate or suspend discussions. Greenberg Traurig provided an overview of the Board's fiduciary duties generally and in the context of a sale of control. The Board discussed the viability of, and various risks associated with, other potential strategic alternatives, including certain capital reallocation transactions (such as a special dividend or open-market share buyback program), a third-party equity investment and continuing as a stand-alone public company and executing management's long-range (2018-2022) business plan. It was noted that a third-party equity investment would be dilutive to the Company's existing stockholders, the Company's declining EBITDA trajectory had made debt financing to fund corporate turnaround initiatives more challenging, and a share buyback program could exacerbate the limited liquidity of the Company's common stock and the Company's existing stock ownership concentration issues.

        The Board also discussed the Board's view of the Buyer Group's ability to execute and consummate a transaction of the type specified in the Revised Proposal. Mr. Shaich's reputation in the M&A space as well as in the industry was also discussed.

        The Board also recounted the results of the previous comprehensive "market check" process that had been undertaken by the Company from September 2017 through March 2018 and discussed the value of having successfully negotiated the 35-day post-signing go-shop period as a condition to granting exclusivity to the Buyer Group. At the request of the Board, Greenberg Traurig explained the mechanics of the go-shop process and the interrelated nature of the go-shop period and the window shop exceptions to the typical no-solicitation covenant contained in public company merger agreements, as well as various material provisions that would be the subject of negotiation in a definitive merger agreement were the Proposed Transaction to proceed. The Board and its advisors also discussed the overall structural framework for and content of the Buyer Group's financing documentation that would be required by the Company in any sale of control transaction.

        After extensive discussion, in view of the operating and financial challenges facing the Company and the limited strategic and financial alternatives available to the Company at this time that could foreseeably result in current value maximization or long-term value creation for the Company's stockholders that would compare favorably to the price per share proposed by the Buyer Group, the Board determined that it was in the best interests of the Company's stockholders to pursue a potential sale of control to the Buyer Group. The Board also discussed the content of the Company's upcoming second-quarter earnings call (in the absence of an announced transaction) and the inclusion during such call of an announcement that the Company had previously engaged the services of Piper Jaffray to assist the Board and management with identifying and reviewing strategic alternatives.

        At the conclusion of the meeting, the Board discussed the appropriate negotiating strategy for maximizing price and instructed Piper Jaffray to discuss with Morgan Stanley whether the Buyer Group would be prepared to increase its $13.25 per share offer price to $13.75 per share. The Board also authorized Piper Jaffray to inform Morgan Stanley that the Company would provide Parent with unrestricted access to the Company's store-level due diligence information and that it was prepared to extend the exclusivity period through August 12, 2018 (instead of August 15, 2018, as requested by the Buyer Group). The Board further instructed Piper Jaffray to communicate to Morgan Stanley the importance of immediately receiving drafts of the merger agreement and related equity financing documents in connection with the Proposed Transaction in view of the compressed timetable under which the parties were operating.

        Later that same day, a representative of Piper Jaffray had a telephone conversation with a representative of Morgan Stanley to communicate the Company's response to the Revised Proposal, as instructed by the Board.

        Also on August 3, 2018, S&C delivered to Greenberg Traurig an initial draft of the merger agreement for the Proposed Transaction (the "Merger Agreement").

        On August 4, 2018, Morgan Stanley informed Piper Jaffray that the Buyer Group accepted the Company's proposal to extend the exclusivity period through August 12, 2018, but that the Buyer Group was not prepared to increase the offer price above $13.25 per share. Piper Jaffray and Morgan Stanley also discussed the draft Merger Agreement, including issues relating to the Buyer Group's proposed financing structure, and the status of the Buyer Group's due diligence process.

        Also on August 4, 2018, the Company granted Parent and its representatives access to the main electronic data room, which included all Company information that was previously withheld from Parent and its representatives.

        On August 5, 2018, the Board held a telephonic meeting that was attended by all of the Company's directors, members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. Piper Jaffray provided an update as to conversations that had taken place over the past few days between representatives of Piper Jaffray and Morgan Stanley regarding the form and status of the Buyer Group's proposed financing. The Board discussed the status of the Buyer Group's due diligence review.

        Greenberg Traurig reviewed with the Board the material provisions of, and material issues presented by, the draft Merger Agreement. In particular, the Board discussed the Buyer Group's proposed equity financing structure and the remedies that would be available to the Company in the event that the members of the Buyer Group failed to fully fund their equity commitments, including whether the Company could seek specific performance and whether contract damage remedies and/or a reverse termination fee would be payable by Parent to the Company in such circumstances. The Board also discussed Parent's financing representations and covenants and the Company's financing cooperation obligations (with respect to Parent's potential efforts to secure debt financing for the Proposed Transaction following the signing of a definitive merger agreement). The Board emphasized the need for certainty regarding the availability of transaction funding.

        The Board also discussed the Buyer Group's proposed "deal protection package," including the Company's no-solicitation covenants and the window-shop exceptions thereto, and the Company's "fiduciary outs," including the circumstances in which the Board could withdraw its recommendation of the Merger Agreement and terminate the Merger Agreement. The definitions of "Company Superior Proposal," "Company Takeover Proposal," and "Company Adverse Recommendation Change," and their use in conjunction with operative provisions of the Merger Agreement, were also discussed. In connection therewith, Greenberg Traurig noted that the initial draft Merger Agreement did not provide for the ability of the Board to withdraw its recommendation in the case of an "intervening event" (that is not related to a superior proposal) and that Greenberg Traurig would include such provisions in its response (revised) draft of the Merger Agreement. The Board also discussed the mechanics of the go-shop provisions, including whether there should be any cutoff date for the Company to continue to engage with an "excluded party" and the scope of the Company's notice and information obligations during the go-shop period, the provisions relating to the Company's obligation to pay Parent a termination fee in the event the Company fails to hold the Special Meeting in certain circumstances, as well as the provisions relating to the circumstances in which the Company would be required to reaffirm the Board's recommendation of the Merger Agreement upon Parent's request, the Company's ability to waive the provisions of contractual standstill and statutory anti-takeover statutes in certain circumstances, and the Company's ability to make certain public announcements that would not be deemed to constitute a Company adverse recommendation change.

        The Board also discussed the proposed conditions to closing and the termination provisions of the draft Merger Agreement, including the provisions relating to the termination fee that would be payable by the Company in the event of a termination of the Merger Agreement by the Company based on certain events giving rise to a "fiduciary out," noting that the Buyer Group's draft provided for a termination fee equal to approximately 3.5% of the Company equity value, calculated based in the

$13.25 per share price, which would be payable by the Company if, among other things, the Merger Agreement is terminated by the Company in order to enter into a definitive acquisition agreement with respect to a superior proposal or by Parent following a change of recommendation by the Board, or if the Merger Agreement is terminated due to the failure of the Company's stockholders to adopt the Merger Agreement at the Special Meeting and a certain "qualifying transaction" involving the Company has been made or publicly announced and, within twelve months of such termination, the Company has entered into or consummated any qualifying transaction. It was also noted that the draft Merger Agreement did not provide for a bifurcated termination fee structure, under which a lower termination fee would be payable by the Company to Parent in the event the Company terminates the Merger Agreement in order to enter into a definitive agreement with a counter-party that emerged during the go-shop period and that the Board determined to be an "excluded party" prior to the expiration of the go-shop period, and that Greenberg Traurig should include such provisions in its response (revised) draft of the Merger Agreement. It was also noted that the draft Merger Agreement contained a provision requiring the Company to reimburse Parent for its transaction expenses in the event of a so-called "naked no-vote" (i.e., if the Company's stockholders failed to approve the Merger at the Special Meeting, even in the absence of a third-party acquisition proposal), up to a cap to be negotiated. Greenberg Traurig discussed the market practice and implications relating to such provision.

        Greenberg Traurig also provided an overview of the Company's representations and warranties and the definition of "Material Adverse Effect," as proposed in the Buyer Group's draft of the Merger Agreement, including the scope of such provisions and their interrelationship with the closing conditions and termination provisions of the Merger Agreement. The Board and its advisors also discussed the Company's interim "conduct in the ordinary course of business covenants" and Parent's obligations with respect to providing employee benefits to the Company's employees after consummation of the Proposed Transaction. Greenberg Traurig also discussed with the Board, among other things, certain key definitions used throughout the Merger Agreement.

        Following an extensive discussion, the Board concluded that the financing representations, covenants and remedies proposed in the draft Merger Agreement were not entirely consistent with a typical 100% equity-financed transaction and reflected instead an iteration of a private equity-style debt and equity financed transaction, but that without having seen drafts of the Buyer Group's proposed equity commitment letters and related documentation, including any "backstop" (or guaranty) instruments it was difficult to address precisely the proposed financing structure and assess the conditionality, if any, that such financing structure may introduce to the Proposed Transaction. The risks of a private equity-style public company transaction structure were discussed, and various proposed negotiating positions and "messaging strategies" were also discussed. The Board also discussed with Piper Jaffray and Greenberg Traurig the anticipated timetable for negotiating the Merger Agreement to final form, and an indicative timeline between the potential signing of the Merger Agreement and the closing of the Proposed Transaction, including expected time required for preparation of the Company's proxy statement and the SEC review process.

        On August 6, 2018, Greenberg Traurig delivered to S&C a revised draft of the Merger Agreement.

        During the week of August 6, 2018, representatives of the Buyer Group participated in multiple business, financial, accounting and legal due diligence telephone conferences with members of the Company's management team and representatives of Piper Jaffray.

        On August 9, 2018, Greenberg Traurig convened a conference call with representatives of S&C, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), counsel to Parent, and Simpson Thacher & Bartlett LLP ("Simpson Thacher"), counsel to Invus, regarding the status of the Buyer Group's continuing business, financial and legal due diligence review of the Company. The preparation of the Company's and Parent's disclosure schedules to the draft Merger Agreement was also discussed.

        On August 10, 2018, Morgan Stanley verbally communicated to Piper Jaffray, on behalf of the Buyer Group, a revised, final offer price of $12.75 per share. Morgan Stanley informed Piper Jaffray that the reduced offer price reflected the Company's materially declining financial and operating performance, including the accelerating pace of negative comparable restaurant sales at numerous Company store locations, declining EBITDA, and the need to invest significant post-closing capital to update and remodel various restaurant store locations.

        On August 11, 2018, S&C delivered to Greenberg Traurig a revised draft of the Merger Agreement.

        On August 12, 2018, the Special Committee held a telephonic meeting that was also attended by members of the Company's management team and representatives of Piper Jaffray and Greenberg Traurig. The Special Committee considered the revised offer price of $12.75 per share and discussed with its advisors the revised draft of the Merger Agreement received from S&C on August 11, 2018. Piper Jaffray explained the Buyer Group's rationale for the reduced offer price per share. The Special Committee next discussed the deterioration of the Company's comparable restaurant sales and EBITDA for the second quarter of 2018 and during the first four weeks of the third quarter. The Special Committee expressed concern that the anticipated announcement of the Company's deteriorating operating and financial results in the Company's earnings release for the second quarter of 2018 scheduled to be issued on August 16, 2018 could have a negative impact on the Company's stock price and could lead the Buyer Group to further reduce the offer price or terminate or suspend negotiations. It was noted that, as previously discussed by the Special Committee and considered by the full Board, if the Company's current downward financial trend were to continue, it might be necessary to further risk-adjust the Company's 2018-2022 financial forecasts and underlying sales, revenue growth and EBITDA assumptions. In view of the operating and financial challenges facing the Company and the absence of any viable current value maximizing or long-term value creation alternatives that would compare favorably to the current, all-cash $12.75 per share offer presented by the Buyer Group, the Special Committee determined to recommend to the full Board that it would be in the best interests of the Company's stockholders to proceed with the negotiation of the Merger Agreement, with a view towards executing and announcing a definitive merger agreement prior to the Company's scheduled second quarter earnings release and related conference call, so long as the $12.75 per share offer price was firm and unconditional and the Merger Agreement and related financing documents included a financing package that would provide the requisite level of certainty regarding the availability of transaction funding and other terms and conditions that the Board determined to be satisfactory.

        The Special Committee also discussed the material issues raised by the latest draft of the Merger Agreement, including, in particular, the proposed transaction financing structure and equitable and contractual remedies, including the availability of specific performance and the proposed reverse termination fee (including its size and the circumstances in which it could be payable). The Special Committee also discussed the Company's requirements regarding the Buyer Group's financing structure and terms, including the need for the Company to have third-party beneficiary rights to directly enforce the equity investors' primary equity financing commitments against parties with substantial assets and net worth, the need for a creditworthy backstop or guarantor of such equity commitments to the extent the proceeds of such commitments were not obtained at closing, and, if Parent was not a creditworthy entity, the need for the proposed equity investors to guarantee payment of any reverse termination fee. The Special Committee also discussed remaining issues with respect to the provisions in the draft Merger Agreement, including, among others, the mechanics of the go-shop, including whether there should be any cutoff date for the Company to continue to engage with an "excluded party" and the scope of the Company's notice and information obligations during the go-shop period, the Buyer Group's deal protection package, including the Company termination fee amount and the circumstances in which it would be payable, the Company's obligation to reimburse Parent for its incurred transaction expenses in the event of a "naked no-vote" by the Company's stockholders, the ability of the Board to withdraw its recommendation of the Merger Agreement upon the occurrence of an intervening event (unrelated to a superior proposal), the circumstances in which the Company would be required to reaffirm the Board's recommendation of the Merger Agreement upon Parent's request, the Company's ability to make certain public announcements that would not be deemed to constitute a Company adverse recommendation change, and certain related definitions, including the definitions of "Company Superior Proposal," "Company Takeover Proposal" and "Intervening Event."

        At the conclusion of the meeting, the Special Committee directed Greenberg Traurig to prepare a list of all material open issues in response to the latest revised draft of the Merger Agreement. The Special Committee also directed Piper Jaffray to communicate these points to Morgan Stanley and determined that Mr. Dollarhyde and/or Mr. Baldwin would also reach out directly to Mr. Shaich to discuss these issues, including, in particular, the issues relating to the Buyer Group's financing certainty.

        During the period from August 12, 2018 through late in the evening on August 16, 2018, Greenberg Traurig and S&C exchanged five additional drafts of the Merger Agreement. During the same period, representatives of Greenberg Traurig and S&C engaged in multiple group telephone conference calls, one-on-one calls and e-mail correspondences to negotiate and resolve the various open issues in the Merger Agreement.

        On August 13, 2018, S&C delivered to Greenberg Traurig a draft Series E Preferred Stock Purchase Agreement (the "Subscription Agreement") to be entered into by Parent, Act III and Artal, in connection with the Proposed Transaction, pursuant to which each of Act III and Artal would agree to purchase certain newly issued equity securities of Parent in order to provide to Parent the funds required to complete the Merger and other transactions contemplated by the Merger Agreement and to pay related transaction expenses, upon the terms and subject to the conditions set forth in the Subscription Agreement.

        On August 14, 2018, Greenberg Traurig delivered to S&C an initial draft of a letter agreement to be entered into by Pita Holdings LLC, an affiliate of Act III and Artal ("Pita Holdings"), and the Company (the "Designated Entity Agreement"), pursuant to which (i) the Company would have the right to require Pita Holdings to assume the obligations of Parent under the Merger Agreement in the event that the Subscription Agreement is terminated due to the occurrence of a Parent Material Adverse Effect (as defined in the Subscription Agreement) or the inaccuracy of certain representations of Parent contained in the Subscription Agreement at a time when the closing conditions under the Merger Agreement are satisfied (the "Parent Novation"), (ii) following the Parent Novation, the Company would have the right to seek specific performance to force Pita Holdings to close the merger of the Company and a wholly owned subsidiary of Pita Holdings, subject to the terms and conditions of the Merger Agreement, and (iii) following the Parent Novation, each of Act III and Artal would guarantee 50% of Pita Holding's obligation to pay to the Company the reverse termination fee pursuant to the Merger Agreement in certain circumstances.

        On August 15, 2018, S&C delivered to Greenberg Traurig a revised draft of the Designated Entity Agreement and initial drafts of the equity commitment letters to be entered into by each of Mr. Shaich, Act III and Artal (the "Equity Commitment Letters"), pursuant to which (i) Mr. Shaich would commit to provide to Act III the amount required to be funded by Act III under the Subscription Agreement, (ii) Mr. Shaich would commit to provide to Act III the amount required to be funded by Act III to Pita Holdings in the event of a Parent Novation, (iii) each of Act III and Artal would commit to provide to Pita Holdings the respective portions of the aggregate amount required to be paid by Pita Holdings to close the merger transactions in the event of a Parent Novation, including the aggregate merger consideration and related transaction expenses, and (iv) following the Parent Novation, each of Act III and Artal would guarantee 50% of Pita Holding's obligation to pay to the Company the reverse termination fee in certain circumstances.

        During the period from August 15, 2018 through late in the evening on August 16, 2018, Greenberg Traurig, S&C, Skadden and Simpson Thacher discussed, negotiated and exchanged various drafts of the Subscription Agreement, the Equity Commitment Letters and the Designated Entity Agreement (collectively, the "Equity Financing Agreements"). The principal issues negotiated by the parties related to, among other things, (i) the conditions to the obligations of Act III and Artal to fund their respective equity investments in Parent under the Subscription Agreement, including the satisfaction of the closing conditions under the Merger Agreement and the absence of a Parent "Material Adverse Effect" (as defined in the Subscription Agreement), (ii) the Company's potential remedies in the event that Parent fails to close the Merger in breach of the Merger Agreement, including the Company's right to seek specific performance under the Merger Agreement to force Parent (or, following the Parent Novation, Pita Holdings) to close the Merger, the Company's express third-party beneficiary rights to seek specific performance to enforce Parent's rights under the Subscription Agreement against Act III and Artal in certain circumstances, the Company's express third-party beneficiary rights to seek specific performance to enforce the equity commitments of Mr. Shaich, Act III and Artal under the Equity Commitment Letters in certain circumstances, and the Company's right to seek payment of the reverse termination fee under the Merger Agreement in certain circumstances, and (iii) following the Parent Novation, Act III's and Artal's respective guarantees of 50% of Pita Holding's obligation to pay to the Company the reverse termination fee in certain circumstances, as well as the interrelationship of the applicable provisions in the Equity Financing Agreements with the applicable provisions in the Merger Agreement.

        After consulting with Greenberg Traurig, on August 15, 2018, Mr. Michael Todd, the Company's General Counsel, sent to Mr. Shaich, at the request and on behalf of the Special Committee, an e-mail describing the Company's positions on the principal issues that remained open in the Merger Agreement and the Equity Financing Agreements, including, among other things, the proposed equity financing structure and the remedies that would be available to the Company in the event of a funding shortfall, and the proposed termination provisions of the Merger Agreement, including the circumstances in which the Company would be required to pay Parent a termination fee or reimburse Parent for its transaction expenses.

        Later that same day, Mr. Shaich sent a reply e-mail to Messrs. Dollarhyde, Baldwin and Todd, in which he confirmed that the Proposed Transaction remained a fully equity-financed transaction and indicated that he believed that the parties' respective counsel could work together to resolve the open issues raised in Mr. Todd's e-mail to the parties' mutual satisfaction. Mr. Baldwin, Chairman of the Special Committee, and Mr. Shaich subsequently had a telephone conversation to discuss the issues described in the e-mail sent by Mr. Todd to Mr. Shaich.

        Later on August 15, 2018, the Board held a telephonic meeting that was attended by all of the Company's directors, members of the Company's management team and representatives of Piper Jaffray and Greenberg Traurig. The Special Committee updated the Board regarding the status of the Company's pending negotiations with the Buyer Group, including all material issues that remained open following Greenberg Traurig's receipt of the latest draft of the Merger Agreement and the related Equity Financing Agreements from S&C, including the open issues described in Mr. Todd's e-mail to Mr. Shaich.

        Greenberg Traurig updated the Board regarding the status of the pending negotiation of the remaining material open issues in the draft Merger Agreement and the Equity Financing Agreements, including a report on numerous telephone conferences that had been convened during the course of the past several days with counsel for the Buyer Group. The Board discussed the principal open issues relating to the Buyer Group's equity financing commitments for the Proposed Transaction, including the need for certainty regarding the availability at or prior to closing of the proceeds of such commitments in an amount sufficient for Parent to pay the merger consideration and all related transaction expenses and, in the event of a funding shortfall for reasons outside of the parties' control, the need for a fully guaranteed, immediately collectible reverse termination fee. Greenberg Traurig also noted that the latest draft of the Merger Agreement received from S&C provided for a reverse termination fee of only $13 million and observed that such amount was insufficient to provide the Company with an adequate monetary remedy in the event the Buyer Group was unable to complete the Proposed Transaction due to a financing failure. Following discussion, the Board concluded that the reverse termination fee of $13 million proposed by the Buyer Group was insufficient and that a reverse termination fee in the range of $17 million to $20 million would be more consistent with the prevailing "market standards" for transactions of this size and nature. The Board also discussed the certainty of the Buyer Group's equity financing, including Parent's financing representations and covenants, the Company's financing cooperation covenants in the event the Buyer Group sought to obtain debt financing following the signing of a definitive merger agreement, and the need for Parent's equity investors to guarantee the payment of the reverse termination fee in certain circumstances. Greenberg Traurig reported that it had productive calls with S&C regarding these matters and that it expected a reasonable outcome on all such issues.

        The Board also discussed the Buyer Group's request for expense reimbursement by the Company in the event of a "naked no-vote" by the Company's stockholders. Greenberg Traurig stated that while expense reimbursement provisions in the event of a "naked no-vote" are not customary (but are seen in a number of transactions), the Board could consider agreeing to that provision if the Buyer Group was willing to accept the Company's proposals regarding the reverse termination fee and other remedy provisions in the Merger Agreement and the Equity Financing Agreements relating to the Buyer Group's financing. The Board also discussed the remaining material open issues in the Merger Agreement, including the definition of "Material Adverse Effect," the scope of the Company's representations and warranties and interim conduct in the ordinary course of business covenants, and Parent's covenants with respect to the employee benefits to be provided to the Company's employees after consummation of the Merger. Greenberg Traurig also described certain more technical drafting points that remained open in the Merger Agreement, noting that none of these items had economic or closing certainty significance and that they could be expeditiously resolved by counsel through final negotiation if a satisfactory agreement was reached regarding the material open issues described above.

        The Company's management also reported to the Board that comparable restaurant sales for the first six weeks of the third quarter of 2018 were continuing to trend negative in the range of 7.0% to 8.0%, as compared with the equivalent period of 2017. It was observed that further continuation of this trend could materially and adversely affect the Company's third-quarter 2018 performance and, consequently, the Company's full-year 2018 performance.

        The Board also considered possible changes to the timing of the Company's earnings release for the second quarter of 2018 and the related earnings call that was scheduled for the afternoon of the following day, in light of the possibility that the remaining transaction terms would not be finalized and documented prior to the earnings call. The directors expressed concern that the anticipated announcement of the Company's negative operating and financial performance trajectory in the earnings release could have a substantial negative impact on the Company's stock price, which the Buyer Group could claim as a basis to further reduce the proposed purchase price or terminate or suspend negotiation of the Proposed Transaction. After further discussion, it was decided that a Board meeting would be held at 12:00 p.m., Central time, on August 16, 2018, for the Board to receive from Greenberg Traurig an update on, and consider the most current status of, the Merger Agreement negotiations, at which time the Board would make a decision whether to proceed with the earnings release and earnings call as scheduled or to postpone them until the Merger Agreement negotiations were completed.

        On August 16, 2018, the Board held a telephonic meeting that was attended by all of the Board members (other than Mr. Taylor who was not available to participate), members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. Greenberg

Traurig updated the Board regarding the most current status of negotiations with the Buyer Group, including the status of all material open issues in the Merger Agreement. Greenberg Traurig reported that substantial progress had been made in the previous twelve hours. Greenberg Traurig then reviewed the material terms and conditions of the Merger Agreement and the related Equity Financing Agreements, revised drafts of which had been distributed to the Board members prior to the meeting, and summarized the progression (over the course of eight drafts of the Merger Agreement since August 3, 2018) and outcome of the negotiation of all material business and legal issues relating to the Proposed Transaction. In particular, Greenberg Traurig reported that the Buyer Group had agreed to increase the amount of the reverse termination fee that would be payable by Parent to the Company from $13 million to $17 million, that it had been agreed that in the event of a "naked no-vote" on the proposed Merger by the Company's stockholders, the Company would reimburse Parent for its transaction expenses, up to $1.5 million, and that the parties had resolved all other previously outstanding material issues in the Merger Agreement, including the definition of "Material Adverse Effect," the scope of the Company's representations and warranties and interim conduct of business covenants, Parent's financing representations and covenants and the Company's financing cooperation obligations in the event Parent sought to pursue debt financing, and Parent's obligations with respect to the employee benefits to be provided to the Company's employees after consummation of the Merger.

        Greenberg Traurig also reported that in the course of its discussions with S&C, S&C had also agreed to a substantial number of the changes proposed by Greenberg Traurig in its most recent draft of the Merger Agreement relating to, among other things, the go-shop, no-shop, window shop, Company adverse recommendation change, fiduciary termination, the Company's ability to waive contractual standstill provisions in certain circumstances, the Company's ability to make certain public announcements (not constituting a Company adverse recommendation change), the reverse termination fee guaranty provisions set forth in the Equity Commitment Letters, the financing provisions of the Merger Agreement and the related Designated Entity Agreement, and various related remedial provisions of the Merger Agreement.

        Greenberg Traurig then summarized for the Board the process that the Company and its advisors had undertaken since the receipt of the Initial Proposal from Act III on July 6, 2018 and the negotiating process that had ensued since the receipt of the initial draft of the Merger Agreement from S&C on August 3, 2018. Greenberg Traurig noted that the Company's directors had received copies of all drafts of the Merger Agreement and the related Equity Financing Agreements, as well as various summaries of all material issues, throughout the process, and that the Special Committee had been actively involved in discussing, negotiating and resolving all material issues with the Buyer Group. It was observed that, during the course of the transaction process to date, the Board reviewed and discussed on a number of occasions the Board's fiduciary duties in connection with the Proposed Transaction and had received a formal presentation on such duties from Greenberg Traurig, and that the Board had reviewed and discussed with Greenberg Traurig and Piper Jaffray the proposed deal structure, eight drafts of the proposed Merger Agreement (that were prepared and exchanged by Greenberg Traurig and S&C during the negotiation process at the direction of their respective clients), and the various other transaction documents, including the proposed Equity Financing Agreements. It was further observed that throughout the process, the Board had regularly consulted with, and requested, received and reviewed various advice, information and presentations from, Greenberg Traurig and Piper Jaffray in connection with the Board's review, evaluation and negotiation of the Proposed Transaction.

        Greenberg Traurig then discussed the Board's fiduciary duties in the context of a sale of control transaction such as the Proposed Transaction, and reviewed a presentation that had been distributed to the members of the Board earlier in the transaction process and prior to the meeting. Among other things, Greenberg Traurig noted that the Board is comprised of a majority of independent directors, with no conflicts of interest relating to the Proposed Transaction. Greenberg Traurig also discussed the Board's obligation to obtain the highest and best price reasonably available for the Company's stockholders in a sale of control. Greenberg Traurig discussed the purpose and benefits of the go-shop provision that was negotiated in the draft Merger Agreement, as well as the mechanics and timetable of the go-shop process contemplated by the Merger Agreement. Greenberg Traurig also summarized the Company's rights and obligations under the proposed Merger Agreement in the event an unsolicited superior proposal (or a proposal reasonably likely to lead to a superior proposal) is received following the expiration of the go-shop period, including the "fiduciary out" provisions of the Merger Agreement that enable the Board to terminate the Merger Agreement in connection with a superior proposal, provided the Company pays a termination fee of $8.5 million to Parent. Greenberg Traurig also noted that the Board has the ability to withdraw its recommendation of the Merger Agreement in the case of an intervening event, but noted that only Parent, but not the Company, can terminate the Merger Agreement in such circumstances prior to the receipt, if any, of stockholder approval (i.e., in such circumstances, Parent has the ability to require the Company to hold a stockholders meeting for the Company's stockholders to consider and vote on the Merger Agreement, despite any withdrawal by the Board of its recommendation in support of the Merger Agreement). Greenberg Traurig also discussed the Company's disclosure obligations (and the limitations thereon) following the initial public announcement of the proposed Merger Agreement, and the anticipated transaction timeline between signing and closing of the Merger. During a subsequent discussion, it was observed that the Company's operating and financial underperformance that began in the first quarter of 2018 has continued into the second quarter and accelerated in the first six weeks of the third quarter of 2018. As a result, the Company's comparable restaurant sales have declined in 2018, as compared to the 2017 results and the Company's 2018 budget. It was noted that, as previously discussed with the Board, if the Company's current downward trend were to continue, it might be necessary to lower the Company's 2018-2022 financial forecasts and underlying sales, revenue growth and EBITDA assumptions, and that the proposed $12.75 per share purchase price represented the superior alternative for maximizing stockholder value currently available to the Company and that, were the Company to remain independent, the success of a long-term turnaround strategy was uncertain and subject to inherent execution risks. The directors also discussed and confirmed that, as previously discussed by the Board, the anticipated announcement of the Company's deteriorating operating and financial results in the Company's second quarter earnings release scheduled to be issued on August 16, 2018 could have a substantial negative impact on the Company's stock price and that, so long as an advisable and fair merger agreement in the best interests of the Company's stockholders could be successfully negotiated, the Board's strong preference was to sign and announce a definitive merger agreement for the sale of the Company prior to the Company's scheduled second quarter earnings release and related conference call.

        Following further discussion, the meeting was recessed to enable the Board to further review all the materials presented by Greenberg Traurig and management and discussed with the Board. It was determined that the meeting would be reconvened at 8:00 p.m., Central time, that same day, at which time the Board would meet to further consider approving and adopting the proposed Merger Agreement.

        The Board meeting was reconvened at 8:00 p.m., Central time, the same day. All of the Company's directors were present, as well as members of the Company's senior management team and representatives of Piper Jaffray and Greenberg Traurig. Greenberg Traurig updated the Board regarding the execution-ready status of the proposed Merger Agreement and the related Equity Financing Agreements, proposed definitive versions of which had been distributed to the Board prior to the meeting. Mr. Dollarhyde asked whether any of the directors, upon further consideration of the matters presented by Greenberg Traurig at the Board meeting earlier that day, had any further questions or required any further information or explanations of such previously discussed matters. A question and answer period next ensued, focusing primarily on the certainty of the Buyer Group's proposed financing arrangements, the Company's remedies under the Merger Agreement and the directors' fiduciary duties.

        Piper Jaffray then presented an updated financial valuation analysis of the Company as of August 16, 2018 (the last trading day prior to the meeting) and the proposed $12.75 per share Merger Consideration and reviewed a presentation that had been distributed to the Board prior to the meeting. Various questions were asked regarding Piper Jaffray's use of management's 2018-2022 financial forecasts and underlying assumptions, Piper Jaffray's selection of comparable companies used in its trading and exit multiples analyses, the discount rate used by Piper Jaffray in its DCF analyses, and the Company's implied weighted average cost of capital.

        At the conclusion of such discussion and question and answer period, Piper Jaffray rendered to the Board its oral opinion, which subsequently would be confirmed by delivery of a written opinion dated August 16, 2018, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Piper Jaffray in preparing the opinion, the consideration to be paid to the holders of shares of the Company's common stock in the proposed Merger, is fair, from a financial point of view, to such stockholders.

        The Board then conducted its final deliberations and discussions, in consultation with Piper Jaffray and Greenberg Traurig, regarding the terms and conditions of the proposed Merger Agreement, which had been discussed in a comprehensive manner at the Board meeting held earlier that day. The Board also considered a number of business, financial, legal, Company-specific, macro-economic, industry, structural and procedural matters related to the Proposed Transaction.

        Upon conclusion of such deliberations, upon motion duly made and seconded, the Board unanimously (i) resolved to declare the Merger Agreement advisable, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders, (iii) approved the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company's stockholders at a special meeting thereof, and (v) resolved to recommend that the Company's stockholders adopt the Merger Agreement.

        Immediately after the conclusion of the Board meeting, the Company, Parent and Merger Sub entered into the Merger Agreement. Concurrently with the execution and delivery of the Merger Agreement, Parent, Act III and Artal entered into the Subscription Agreement, each of Mr. Shaich and Artal executed and delivered their respective Equity Commitment Letters, and Pita Holdings and the Company entered into the Designated Entity Agreement.

        Prior to the opening of trading on the NYSE on August 17, 2018, the Merger Agreement was publicly announced by the Company via a press release. Such public announcement disclosed that the Company was permitted to actively solicit, for a 35-day period commencing on August 16, 2018, alternative acquisition proposals from potential buyer and business combination candidates. The announcement further disclosed that, except as may be required by law, the Company does not intend to disclose any developments with respect to such go-shop process unless and until the Board determines that it has received a superior proposal.

        Also on August 17, 2018, the Company issued its earnings release for the second quarter of 2018. Among other things, the Company reported that comparable restaurant sales decreased by 2.5% for such period.

        On August 20, 2018, the Company filed with the SEC a Current Report on Form 8-K disclosing the Merger Agreement and the transactions contemplated thereby.

        Promptly following the public announcement of the Merger Agreement on August 17, 2018, the Company, through Piper Jaffray, commenced a comprehensive outreach to numerous strategic, financial and hybrid purchaser and business combination candidates. In total, approximately 46 such candidates were contacted during the 35-day go-shop period (including a number of candidates previously contacted during the market check conducted by the Company during the period from September 2017 through early March 2018), seven of which expressed interest in receiving due diligence access to non-public Company information in order to review the feasibility of a possible transaction with the Company and whether to submit to the Company, prior to the expiration of the 35-day go-shop period, a proposal for such a transaction. The Company entered into non-disclosure agreements constituting "Acceptable Confidentiality Agreements" (as defined in the Merger Agreement) with five such candidates, who were granted access to non-public Company information for the purpose of conducting their due diligence review of the Company. After conducting an initial due diligence review of the Company, all of such candidates informed the Company that they would not be submitting an acquisition or business combination proposal and were withdrawing from the go-shop process.

Reasons for The Merger; Recommendation of The Company's Board of Directors

        The Board, after considering the factors more fully described in this proxy statement, has unanimously (i) resolved to declare the proposed Merger Agreement advisable, (ii) determined that the Merger Agreement and the Merger and the other transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders, (iii) approved the Merger Agreement and the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company's stockholders at a special meeting thereof, and (v) resolved to recommend that the Company's stockholders adopt the Merger Agreement and any novation thereof in accordance with its terms.

        The Board unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement and any novation thereof in accordance with its terms, (2) "FOR" the approval, on an advisory (non-binding) basis, of compensation that may become payable to the Company's named executive officers in connection with the Merger, and (3) "FOR" approval of the proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to adopt the Merger Agreement.

        In evaluating the Merger Agreement, the Merger and the other transactions contemplated thereby, the Board consulted with its legal and financial advisors and the Company's management. In reaching its determination and recommendation, the Board considered a number of factors, including, but not limited to, the following potentially positive factors that the Board believes support its decision (which factors are not intended to be exhaustive and are not listed in any intended relative order of importance):

  •
  Attractive Value.  The Board considered that the Merger Consideration of $12.75 per share provides the Company's stockholders with attractive value for their shares of common stock:

  •
  The Board evaluated the current and historical trading prices of the Company's common stock, including the market performance of the Company's common stock relative to other participants in the Company's industry, general market indices and the historical volatility of the Company's common stock, as compared to the Merger Consideration, including the fact that the Merger Consideration of $12.75 represents an approximate premium of approximately 33% over the $9.56 closing sale price per share of the Company's common stock as reported on the NYSE on August 16, 2018, the last trading day before the public announcement of the signing of the Merger Agreement, and 33% to the $9.56 VWAP of the Company's common stock for the 30-consecutive trading day period ended August 16, 2018.

    •
    The Board also considered the possibility that it could take a considerably long period of time, if ever, and involve substantial risk, before the trading price of the Company's common stock would reach $12.75 per share, as adjusted for the time value of money, in light of the Company's continuing negative operating and financial performance trends, as described above (including the negative 7%-8% comparable restaurant sales for the first five weeks of the third quarter of 2018), and the resulting continuing decline in the Company's stock price.

    •
    The Board also considered the Merger Consideration of $12.75 in cash in relation to the various financial analyses prepared by Piper Jaffrey with respect to the value of the Company as an independent entity, taking into account the Company's financial projections, as well as the operational risks and challenges associated with the attainment of such projections.

  •
  Best Alternative for Maximizing Stockholder Value.  The Board considered that the Merger is reasonably likely to deliver greater value to the Company's stockholders, as compared to the potential value that would reasonably be expected to result from other strategic alternatives reasonably available to the Company, including remaining an independent public company and pursuing the Company's stand-alone, strategic long-term plan, in light of a number of factors, including:

  •
  the Board's understanding, following discussions with management, of the Company's business, assets, condition (financial and otherwise) and results of operations, the Company's competitive position, the strategic options and prospects and the risks involved in achieving the Company's prospects, the historical and projected financial performance of the Company, the current economic environment in the industry in which the Company operates, including recent industry trends and changing competitive dynamics, and broader macro-economic, commercial and market conditions affecting the Company's business and financial results, both on a historical basis and on a prospective basis;

  •
  the Board's determination, following consultation with the Company's financial advisor, that in view of the absence of any viable current value maximizing or long-term value creation alternatives that would compare favorably to the Merger Consideration of $12.75 per share, the Merger is the best strategic and financial return on investment alternative currently available to the Company's stockholders;

  •
  the Board's assessment of the risks and uncertainties of continuing on a standalone basis as an independent public company, including the Board's concerns about the Company's operating stability, the risks inherent in executing the Company's long-range (2018-2022) business plan and operating strategy, the Company's competitive condition and general business conditions in the Company's industry, including changes in casual dining consumer patterns and overall consumer demand and spending trends, as well as broader economic and commercial trends affecting the Company's business and financial results, including certain risk factors detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2017;

  •
  the Board's belief that the limited liquidity and increasing ownership concentration in the Company's common stock could negatively impact the ability of all of the Company's stockholders to participate in a potential future transaction offering a control premium;

    •
    the Board's determination that the Merger Consideration of $12.75 per share was the highest price that the Buyer Group was willing to pay and the Board's concern that there was a meaningful risk that the Buyer Group might determine to lower the offer price or terminate or indefinitely suspend negotiations of a potential transaction with the Company following the announcement of the Company's deteriorating operation and financial results in the Company's second-quarter earnings release (which was scheduled to be issued on August 16, 2018), in which event the Company's stockholders would lose the opportunity to accept the substantial premium being offered;

    •
    the Board's belief, following consultation with the Company's financial advisor and based upon the results of the comprehensive market check conducted by the Company during September 2017 through early March 2018 and the go-shop process conducted by the Company following the signing of the Merger Agreement, that the Buyer Group would be the potential buyer candidate most likely to offer the best combination of value and closing certainty to the Company's stockholders and that it was reasonably unlikely that any other party, individually or in consortium with other parties, would be willing to acquire the Company at a higher price; and

    •
    the Board's belief that the terms and conditions of the Merger Agreement, taken as a whole, are reasonable.

  •
  Greater Certainty of Value for Stockholders.  The Board considered the fact that the Merger Consideration consists solely of cash, providing the Company's stockholders with certainty of value and liquidity upon the completion of the Merger, at a significant premium to the trading price of the Company's common stock immediately prior to the public announcement of the Merger Agreement, particularly when viewed in light of the risks and uncertainties relating to the Company's prospects and ability to execute on its long-range business plan and achieve management's financial forecasts, and the market, economic and other risks and uncertainties inherent in owning an equity interest in a public company (many of which are beyond the Company's control).

  •
  Right to Receive Higher Offers.  The Board considered the Company's rights under the Merger Agreement to actively solicit higher offers during the 35-day go-shop period and to consider and negotiate certain higher offers thereafter, including:

  •
  the ability of the Company to actively solicit, during a 35-day go-shop period commencing on the date of the execution of the Merger Agreement, alternative acquisition proposals from potential buyer and business combination candidates;

  •
  the ability of the Company, in accordance with the terms of the Merger Agreement, at any time prior to obtaining stockholder approval of the Merger Agreement at the Special Meeting, to provide non-public information to, and engage in discussions and negotiations with, any person that submits an unsolicited, bona fide written acquisition proposal for the Company, if the Board determines in good faith, after consultation with its legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law;

  •
  the ability of the Board, in certain circumstances specified in the Merger Agreement, to change in a manner adverse to Parent or withdraw its recommendation that the Company's stockholders vote at the Special Meeting to adopt the Merger Agreement and its ability to terminate the Merger Agreement in order to enter into a definitive agreement with a topping bidder that submits a superior proposal, whether during or after the expiration of the go-shop period, that is not matched by Parent, provided that the Company pays to Parent a termination fee of $8.5 million;

    •
    the ability of the Board, in certain circumstances specified in the Merger Agreement, to change in a manner adverse to Parent or withdraw its recommendation that the Company's stockholders vote at the Special Meeting to adopt the Merger Agreement in response to an Intervening Event, provided that the Company pays to Parent a termination fee of $8.5 million; and

    •
    the Board's determination that the termination fee of $8.5 million payable by the Company to Parent in the circumstances described above, which amount represents approximately 2.8% of the aggregate enterprise transaction value, is customary and reasonable in the context of obtaining for the Company's stockholders the Merger Consideration of $12.75 in cash, representing a premium of approximately 33% to the closing sale price per share of the Company's common stock as reported on the NYSE on August 16, 2018 (the last trading day before the public announcement of the signing of the Merger Agreement), and in light of the overall terms of the Merger Agreement (including the Company's fiduciary outs, maximum closing certainty and the remedies available to the Company against Parent and Merger Sub in certain circumstances, as described elsewhere in this proxy statement) and the range of similar termination fees in comparable transactions.

  •
  Likelihood of Completion; Certainty of Payment.  The Board considered its belief that, absent a superior proposal, the Merger represents a transaction that would likely be consummated based upon, among other factors:

  •
  the business reputation and capabilities of the Buyer Group, and the Board's perception that the members of the Buyer Group are willing to devote the resources necessary to complete the Merger in an expeditious manner;

  •
  the fact that the Merger Agreement does not contain any financing-related contingencies, "outs" or conditions to consummation of the Merger, and that the Company has the ability to specifically enforce Parent's and Merger Sub's (or, in the event of a Parent Novation, Pita Holdings' and its wholly owned subsidiary's) overall obligations to consummate the Merger in accordance with the terms of the Merger Agreement;

  •
  the high likelihood of consummation of the Merger during 2018, including the fact that Parent has equity commitments from the Buyer Group for the entire amount of financing expected to be required to fund the Merger and the other transactions contemplated by the Merger Agreement (and related transaction expenses) in accordance with its terms, the limited and customary conditions to the parties' obligations to consummate the Merger, and the commitment by Parent and Merger Sub to use their reasonable best efforts to take or cause to be taken all actions necessary or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable;

  •
  the fact that the conditions to the closing of the Merger are specific and limited in scope and, in the case of the condition related to the accuracy of the Company's representations and warranties, are generally subject to a "material adverse effect" qualification;

  •
  the Company's ability, under certain circumstances described in "The Merger Agreement—Financing," to seek specific performance of Parent's rights to cause the Buyer Group's equity financing sources to fund their respective capital contributions to Parent in accordance with the Subscription Agreement and, in certain circumstances, to seek specific performance to cause the equity financing sources to fund their respective equity commitments pursuant to the terms of the Equity Commitment Letters;

    •
    the requirement in the Merger Agreement, in the event that Parent and Merger Sub fail to effect the closing under certain circumstances, for Parent to pay the Company the Parent Termination Fee of $17 million, and the guarantees provided by certain members of the Buyer Group in favor of the Company, which guarantee the payment of the Parent Termination Fee in certain circumstances;

    •
    the fact that the End Date of March 31, 2019 under the Merger Agreement (after which either the Company or Parent may terminate the Merger Agreement if the Merger has not been consummated on or prior to such date) allows for sufficient time to complete the Merger; and

    •
    the Parent Novation mechanism provided in the Merger Agreement, which is triggered in the event the Subscription Agreement is terminated due to a Parent Material Adverse Effect or the inaccuracy of certain representations of Parent contained in the Subscription Agreement at a time when the conditions to the closing of the Merger under the Merger Agreement are otherwise satisfied (see "The Merger (Proposal 1)—Financing of the Merger" beginning on page 73 of this proxy statement).

  •
  Other Terms of the Merger Agreement.  The Board considered other terms and conditions of the Merger Agreement and related transaction documents that the Board, after consulting with its legal advisors, considered to be generally reasonable, customary and consistent with transactions substantially similar to the Merger.

  •
  Receipt of Fairness Opinion from Piper Jaffray.  The Board considered that in connection with the Merger, Piper Jaffray rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 16, 2018, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Piper Jaffray in preparing the opinion, the consideration to be paid to the holders of shares of the Company's common stock (other than Excluded Shares and any Dissenting Shares) in the Merger, is fair, from a financial point of view, to such stockholders, as more fully described below in the section "Opinion of Piper Jaffray & Co." beginning on page 64 of this proxy statement.

  •
  Opportunity for the Company's Stockholders to Vote.  The Board considered the fact that the Merger would be subject to the approval of the Company's stockholders, and that the stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the Special Meeting.

  •
  Appraisal Rights.  The Board considered the availability of statutory appraisal rights under Delaware law in connection with the Merger to stockholders who timely and properly exercise such rights and who have not voted in favor of, or consented to, the adoption of the Merger Agreement and the absence of any closing conditions in the Merger Agreement related to the exercise of such appraisal rights by Company stockholders.

        In reaching its determination and recommendation, the Board also considered a variety of uncertainties, risks and potentially negative factors concerning the Merger Agreement and the Merger, including the factors discussed below (which are not intended to be exhaustive and are not listed in any intended relative order of importance):

  •
  the fact that following the consummation of the Merger, the stockholders will have no ongoing equity participation in the Company and will cease to participate in the Company's future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company following the Merger;

  •
  the fact that the Merger Agreement imposes restrictions on soliciting competing acquisition proposals from third parties from the "Window-Shop Period Start Time" (i.e., September 21, 2018) until the earlier of the Effective Time or the date of the termination of the Merger Agreement (see "The Merger Agreement—Go-Shop; Takeover Proposals; Change in Recommendation" beginning on page 93 of this proxy statement);

  •
  the risks and costs to the Company if the Merger is delayed or not consummated for any reason, including the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on business and customer relationships;

  •
  the fact that the announcement and pendency of the Merger, or failure to complete the Merger, may have a negative impact on the Company's sales and operating results and the ability of the Company to attract and retain key management, marketing and other personnel, suppliers and customers;

  •
  the fact that the Company's directors, officers and employees have expended, and will continue to expend, extensive efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement and that such persons have experienced and will continue to experience distractions from their employment duties related to the Company's day-to-day operations during the pendency of the Merger;

  •
  the risk of incurring substantial expenses related to the consummation of the Merger, including in connection with potential litigation related to the Merger;

  •
  the possibility that the equity financing contemplated by the Equity Financing Agreements will not be obtained, resulting in Parent not having sufficient funds to complete the Merger, in which case the Company's monetary remedies may be limited, in certain circumstances, to the receipt of the Parent Termination Fee of $17 million, which may not be sufficient to compensate the Company for losses suffered as a result of the failure of the Merger to close;

  •
  the requirement that the Company pay Parent a termination fee of $8.5 million under certain circumstances following termination of the Merger Agreement, including if the Company terminates the Merger Agreement to accept a superior proposal, which termination fee, although deemed reasonable by the Board (for the reasons described above), could deter third parties from submitting an acquisition proposal constituting or reasonably likely to lead to a superior proposal;

  •
  (i) the right afforded to Parent under the Merger Agreement to match third parties' acquisition proposals that the Board determines in good faith are superior proposals, and (ii) the requirement that the Company reimburse Parent for its reasonable and documented out-of-pocket transaction expenses up to $1.5 million, if the Company's stockholders do not adopt the Merger Agreement at the Special Meeting, even in the absence of a third-party acquisition proposal;

  •
  the restrictions imposed by the terms of the Merger Agreement on the conduct of the Company's business prior to completion of the Merger, which, although customary in tenor and scope, may delay or prevent the Company from undertaking certain capital expenditures or pursuing certain business opportunities that may arise, or from taking any other action it would otherwise take with respect to the operations of the Company, pending completion of the Merger, and the resultant potential negative effect on the Company if the Merger is not consummated;

  •
  the fact that certain officers and directors of the Company may have interests in the Merger that may be different from, or in addition to, the interests of the other stockholders, as described in more detail under "Interests of Certain Persons in the Merger" beginning on page 75 of this proxy statement;

  •
  the fact that the receipt of cash in exchange for the common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes for many of the Company's stockholders; and

  •
  the risk that, while the Merger is expected to be completed during the fourth quarter of 2018, there can be no assurance that all conditions to the parties' obligations to complete the Merger will be timely satisfied (or satisfied at all) and, as a result, it is possible that the Merger may not be completed in a timely manner or at all.

        The above discussion of the information and factors considered by the Board is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled "Cautionary Statements Regarding Forward-Looking Information."

Prospective Financial Information

        The Company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the Company's results. The Company is especially wary of making such projections for extended periods into the future due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though the Company has in the past provided investors with limited quarterly or full-year financial guidance covering limited areas of its expected financial performance. However, in connection with the Company's review of strategic alternatives, including a potential sale of the Company, the Company provided the Board and Piper Jaffray with certain non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2018 through 2022. A subset of this information, including unaudited prospective financial information for fiscal years ending 2018 and 2019, was provided to Parent in connection with their due diligence review of a possible transaction. This prospective financial information was provided by Company management in July 2018 and was relied upon and used as the basis for the financial analyses conducted by Piper Jaffray and summarized below in "Opinion of Piper Jaffray & Co."

        A summary of this financial information (collectively, the "Company Projections") is provided below only to provide stockholders of the Company with access to certain prospective financial information concerning the Company that was made available to the Board and Piper Jaffray, as described herein. The Company Projections were not prepared with a view for public disclosure, but rather solely for internal use of the Company. The Company Projections are not included in this proxy statement in order to influence any stockholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the Merger Agreement or for any other purpose, and readers of this proxy statement are cautioned not to place any reliance on the Company Projections included herein.

        The Company Projections included in this proxy statement are the responsibility of the Company's management. The Company Projections represent the Company's reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues and Adjusted EBITDA, that the Company believed were reasonable at the time the Company Projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company Projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company's management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. The Company Projections reflect the subjective judgment of the Company's management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under "Cautionary Statement Regarding Forward-Looking Statements," the Company's performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by the Company with the SEC. The Company Projections cover multiple years and such information by its nature becomes less reliable with each successive year. In addition, the Company Projections will be affected by the Company's ability to achieve strategic goals, objectives and targets over the applicable periods. The Company Projections also reflect assumptions of the Company's management as to certain business decisions that are subject to change. In addition, other than certain assumptions of the Company's management as to the Company's effective tax rate following the U.S. tax reform enacted in December 2017 and the post-tax reform effective tax rate's impact on earnings per share calculations, the Company Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result of each of the foregoing, the Company cannot assure you that the estimates and assumptions made in preparing the Company Projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. Such prospective financial information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

        The Company Projections include certain non-GAAP measures (including Adjusted EBITDA) because the Company believed such measures would be useful to the Board in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company's calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.

        The Company Projections were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Projections are unaudited and neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Projections.

        The inclusion of the Company Projections should not be regarded as an admission, representation or indication that any of the Board, the independent directors, the Company, the Company's management, Piper Jaffray, any of their respective advisors or any other person considered, or now considers, the forecasts to be material or a reliable prediction of future results, and the Company Projections should not be relied upon as such. In fact, the Board and the Company's management view the Company Projections as non-material because of the inherent risks and uncertainties associated with such long range forecasts.

        No representation or warranty was made in the Merger Agreement concerning prospective financial information, including the Company Projections. The Company Projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in its public filings with the SEC.

        The Company Projections in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement. The Company does not intend to update or otherwise revise the Company Projections to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the Merger Agreement to occur), even in the event that any or all of the assumptions underlying the Company Projections are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the Company Projections, readers of this proxy statement are cautioned not to place any reliance on the portions of the Company Projections set forth below.

Preliminary LTM Q2 2018 and FY 2018E to FY 2022E Company Projections

        Subject to the foregoing qualifications, the Company Projections that were provided to the Board and Piper Jaffray in July 2018 are summarized below. A subset of this information, including unaudited prospective financial information for fiscal years ending 2018 and 2019, was furnished to Parent in July 2018 in connection with their due diligence review of a possible transaction.

	LTM Q2	Fiscal Year Ending December
($ in millions)	2018(1)	2018E(2)	2019E	2020E	2021E	2022E
Total Revenue	332.9	351.8	365.0	378.0	393.5	412.6
Restaurant Operating Costs(3)	276.6	293.4	303.5	312.8	324.3	339.8
Adjusted General and Administrative(4)(5)	36.2	36.6	40.0	40.2	41.3	41.5
Pre-Opening Costs(6)	1.9	1.4	0.6	0.3	0.6	0.7
Other Income	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Adjusted EBITDA(7)	18.3	20.5	20.9	24.8	27.4	30.8

(1)
Represents preliminary last twelve months ("LTM") ended July 9, 2018 results, subject to final audit adjustments, furnished by Company management on August 14, 2018.

(2)
FY 2018E is a 53-week fiscal year.

(3)
Restaurant operating costs consist of cost of sales, labor and store operating expenses, and excludes depreciation and amortization.

(4)
FY 2018E's general and administrative expense excludes restructuring costs.

(5)
Includes impact of net franchise activity related to acceleration of the Company's franchise development program.

(6)
Included for purposes of making Adjusted EBITDA comparable to the selected public companies included in the selected public companies analysis described below.

(7)
Represents a non-GAAP financial measure. See "Reconciliation of Non-GAAP Financial Measures" below.

Reconciliation of Non-GAAP Financial Measures

        Certain of the measures included in the Company Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to the Board and Piper Jaffray and used in the process leading to the execution of the Merger Agreement, as described elsewhere in this proxy statement. Reconciliations of certain of these measures are provided below. The figures included in the reconciliation are part of the Company Projections, and are subject to and should be read together with the disclosures above.

        Adjusted EBITDA.    Adjusted EBITDA is defined as net income, excluding the impact of income taxes, interest expense, depreciation and amortization, impairment and casualty loss, loss from disposal of equipment, and restructuring costs. A reconciliation of net income to Adjusted EBITDA is provided below:

	LTM Q2	Fiscal Year Ending December
($ in millions)	2018(1)	2018E(2)	2019E	2020E	2021E	2022E
Net Income (Loss)	(25.0)	(27.8)	(7.2)	(4.8)	(3.6)	(1.2)
Plus: Provision (Benefit) for Income Taxes	(0.9)	0.4	(2.3)	(1.5)	(1.1)	(0.4)
Plus: Interest Expense, Net	5.1	5.5	5.6	5.6	5.6	5.6
Plus: Depreciation and Amortization	21.7	23.3	24.3	25.0	26.0	26.1
Plus: Loss from Disposal of Equipment	0.6	0.8	0.5	0.5	0.6	0.6
Plus: Impairment and Casualty Loss	16.5	16.0	–	–	–	–
Plus: Restructuring Costs(3)	0.3	2.4	–	–	–	–
Adjusted EBITDA	18.3	20.5	20.9	24.8	27.4	30.8

(1)
Represents preliminary last twelve months ("LTM") ended July 9, 2018 results, subject to final audit adjustments, furnished by Company management on August 14, 2018.

(2)
FY 2018E is a 53-week fiscal year.

(3)
Restructuring costs consist of cash severance and store closure related costs.

Opinion of Piper Jaffray & Co.

        Pursuant to an engagement letter dated September 13, 2017, the Company retained Piper Jaffray to evaluate strategic alternatives and, if requested, deliver its opinion as to the fairness, from a financial point of view, to the holders of shares of Company common stock of the consideration to be received pursuant to the Merger Agreement. At a meeting of the Board on August 16, 2018, Piper Jaffray issued its oral opinion to the Board, later confirmed in a written opinion of the same date, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company common stock (other than Parent and any of its affiliates) as of the date of the opinion.

        Piper Jaffray did not receive any compensation from the Company or Parent during the three year period immediately preceding the date of this proxy statement, other than compensation received from the Company pursuant to its engagement as financial advisor to the Company in connection with the transactions contemplated by the Merger Agreement.

        The full text of the written opinion of Piper Jaffray, dated August 16, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex B. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to the holders of shares Company common stock (other than Parent and any of its affiliates). Piper Jaffray's opinion was directed solely to the Board in connection with its consideration of the Merger Agreement and was not intended to be, and does not constitute, a recommendation to any holder of shares of Company common stock as to how such holder should act with respect to the Merger or any other matter. Piper Jaffray's opinion was approved for issuance by the Piper Jaffray opinion committee and Piper Jaffray has consented to the disclosure of its opinion in this proxy statement.

        In connection with rendering the opinion described above and performing its financial analyses, Piper Jaffray, among other things:

  •
  reviewed and analyzed the financial terms of the Merger Agreement dated August 16, 2018;

  •
  reviewed and analyzed certain financial and other data with respect to the Company which was publicly available;

  •
  reviewed and analyzed certain information furnished to Piper Jaffray by the Company relating to the business, operations and prospects of the Company, including the Company Projections provided by Company management;

  •
  conducted discussions with members of senior management and representatives of the Company concerning the two immediately preceding matters described above, as well as its business, operations and prospects before and after giving effect to the Merger;

  •
  reviewed the current and historical reported prices and trading activity of the shares of Company common stock and similar information for certain other companies that Piper Jaffray deemed relevant;

  •
  reviewed valuation multiples and other financial data for the Company and compared them to certain publicly traded companies that Piper Jaffray deemed relevant;

  •
  compared the financial performance of the Company with that of certain other publicly traded companies that Piper Jaffray deemed relevant;

  •
  reviewed the financial terms, to the extent publicly available, of certain precedent transactions that Piper Jaffray deemed relevant in evaluating the Merger;

  •
  conducted a discounted cash flow analysis on the Company based on projections that were prepared by the management of the Company; and

  •
  conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

        The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the Board at a meeting held on August 16, 2018. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to the Board on August 16, 2018. You are urged to, and should, read the Piper Jaffray opinion in its entirety and this summary is qualified in its entirety by the written opinion of Piper Jaffray attached as Annex B hereto, which is incorporated herein.

        This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or the Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 16, 2018, and is not necessarily indicative of current market conditions.

        For purposes of its analyses, Piper Jaffray calculated (i) the Company's equity value implied by the Merger Consideration to be approximately $252.9 million, based on approximately 19.8 million shares of Company common stock and common stock equivalents outstanding as of August 6, 2018, consisting of in-the-money options (calculated using the treasury stock method) and restricted stock, and (ii) the Company's enterprise value (for the purposes of this analysis, implied enterprise value equates to implied equity value, plus long-term debt of $18.5 million plus deemed landlord financing of $28.5 million less cash and cash equivalents of $1.7 million as of July 9, 2018, the end of the Company's second fiscal quarter 2018), referred to as "EV," to be approximately $298.3 million. The EV implies a 16.3x multiple relative to the LTM Q2 2018 EBITDA referenced above in the Adjusted EBITDA table.

Financial Analyses

        Historical Company Trading.    Piper Jaffray analyzed the Merger Consideration to be paid to the holders of shares of Company common stock pursuant to the Merger Agreement in relation to (1) the spot price per share on August 16, 2018, the last full trading day prior to the announcement, (2) the spot price per share for the preceding 7-day, 30-day, 60-day, 90-day and one-year period ended August 16, 2018 and (3) the volume weighted average price per share, referred to as "VWAP," for the preceding 7-day, 30-day, 60-day, 90-day and one-year period ended August 16, 2018. For purposes of the analysis, the VWAP is calculated based off each trading day's closing share price. The analysis indicated that the Merger Consideration to be paid to the holders of shares of Company common stock pursuant to the Merger Agreement represented:

  •
  a premium of 33.4% based on the spot price per share of $9.56 on August 16, 2018, the last full trading day prior to the announcement;

  •
  a premium of 45.9% based on the spot price per share of $8.74 on August 10, 2018, the preceding 7-day period ended August 16, 2018;

  •
  a premium of 24.4% based on the spot price per share of $10.25 on July 18, 2018, the preceding 30-day period ended August 16, 2018;

  •
  a premium of 41.8% based on the spot price per share of $8.99 on June 18, 2018, the preceding 60-day period ended August 16, 2018;

  •
  a discount of 22.4% based on the spot price per share of $16.42 on May 18, 2018, the preceding 90-day period ended August 16, 2018;

  •
  a discount of 4.0% based on the spot price per share of $13.28 on August 17, 2017, the preceding one-year period ended August 16, 2018;

  •
  a premium of 38.4% based on the VWAP for the 7-day period ended August 16, 2018 of $9.21;

  •
  a premium of 32.7% based on the VWAP for the 30-day period ended August 16, 2018 of $9.61;

  •
  a premium of 31.9% based on the VWAP for the 60-day period ended August 16, 2018 of $9.67;

  •
  a premium of 32.1% based on the VWAP for the 90-day period ended August 16, 2018 of $9.65; and

  •
  a premium of 3.6% based on the VWAP for the one-year period ended August 16, 2018 of $12.31.

        Selected Public Companies Analysis.    Piper Jaffray reviewed certain publicly available financial, operating and stock market information of the Company and the following selected U.S. publicly traded companies in the restaurant industry that Piper Jaffray deemed relevant. Piper Jaffray selected companies based on information obtained by searching SEC filings, publicly available disclosures and company presentations, press releases, and other sources and by applying the following criteria:

  •
  limited service restaurant companies;

  •
  companies that have a market capitalization greater than or equal to $100.0 million; and

  •
  companies that operate a significant number of company-owned restaurants, defined as greater than or equal to 40.0% of the system.

        Based on these criteria, Piper Jaffray identified and analyzed the following ten selected companies:

  •
  Bojangles', Inc.;

  •
  Chipotle Mexican Grill, Inc.;

  •
  Del Taco Restaurants, Inc.;

  •
  El Pollo Loco Holdings, Inc.;

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  Fiesta Restaurant Group, Inc.;

  •
  The Habit Restaurants, Inc.;

  •
  Noodles & Company;

  •
  Potbelly Corporation;

  •
  Shake Shack Inc.; and

  •
  Starbucks Corporation

        For the selected public companies analysis, Piper Jaffray calculated the following valuation multiples for the Company, including as implied by the Merger Consideration, and the selected companies:

  •
  Enterprise value (which is defined as fully diluted equity value, based on closing prices per share on August 16, 2018, plus total debt, preferred equity and noncontrolling interests (as applicable) less total cash and cash equivalents) as a multiple of earnings before interest, taxes, depreciation and amortization and publicly disclosed non-recurring adjustments, referred to as "EBITDA," (which, in the case of the Company, see "Reconciliation of Non-GAAP Financial Measures") for the last twelve months ("LTM");

  •
  Enterprise value as a multiple of EBITDA (which, in the case of the Company, see "Reconciliation of Non-GAAP Financial Measures") for estimated calendar year 2018; and

  •
  Enterprise value as a multiple of EBITDA (which, in the case of the Company, see "Reconciliation of Non-GAAP Financial Measures") for estimated calendar year 2019.

        Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Company was based on publicly available information and the Company Projections furnished to Piper Jaffray by the Company.

        The results of this analysis are summarized as follows:

Merger Consideration Implied Multiple:			Implied Multiple Reference Ranges:
EV / LTM EBITDA	EV / CY 2018E EBITDA	EV / CY 2019E EBITDA	EV / LTM EBITDA	EV / CY 2018E EBITDA	EV / CY 2019E EBITDA
16.3x	14.6x	14.3x	8.8x - 32.5x	8.6x - 32.4x	8.0x - 25.2x

Implied Equity Value per Share Reference Ranges:
Merger Consideration	EV / LTM EBITDA	EV / CY 2018E EBITDA	EV / CY 2019E EBITDA
$12.75	$5.82 - $27.35	$6.56 - $30.60	$6.15 - $23.93

        No company utilized in the selected public companies analysis is identical to the Company. In evaluating the selected companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

        Selected Precedent Transactions Analysis.    Piper Jaffray reviewed precedent transactions involving target companies in the U.S. restaurant industry that Piper Jaffray deemed relevant. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, publicly available disclosures and company presentations, press releases, and other sources and by applying the following criteria:

  •
  transactions in which the acquiring company purchased a controlling interest of the target;

  •
  transactions that were announced or completed between January 1, 2013 and the date of Piper Jaffray's opinion and subsequently closed or were pending;

  •
  targets with transaction enterprise values greater than or equal to $200.0 million; and

  •
  targets that either (i) operate in the limited service restaurant industry or (ii) were go-private transactions in the broader restaurant industry.

        Based on these criteria, Piper Jaffray identified and analyzed the following 16 selected transactions ordered by recency:

Target	Acquiror
Jamba	FOCUS Brands
Fogo de Chão	Rhône Capital
Qdoba Restaurant Corporation	Apollo Global Management
Buffalo Wild Wings	Arby's Restaurant Group
Cafe Rio Mexican Grill	Freeman Spogli & Co.
Panera Bread Company	JAB Holding Company
Checkers & Rally's Restaurants	Oak Hill Capital Partners
Popeyes Louisiana Kitchen	Restaurant Brands International
Kahala Brands	MTY Food Group
Krispy Kreme Doughnuts	JAB Holding Company
Del Taco Holdings	Levy Acquisition Corp.
Einstein Noah Restaurant Group	JAB Holding Company
Tim Hortons	Burger King Worldwide
Portillo Restaurant Group	Berkshire Partners
CEC Entertainment	Apollo Global Management
Caribou Coffee Company	JAB Holding Company

        Piper Jaffray reviewed transaction enterprise values of the selected transactions, calculated, to the extent publicly available, as the purchase price paid for the target involved in such transactions plus total debt, preferred equity and noncontrolling interests (as applicable) less total cash and cash equivalents, as a multiple of EBITDA (which, in the case of the Company, see "Reconciliation of Non-GAAP Financial Measures") for the LTM as of the applicable announcement dates of such transactions.

        Financial data of the selected transactions were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Company was based on publicly available information and the Company Projections furnished to Piper Jaffray by the Company.

        The results of this analysis are summarized as follows:

Merger Consideration Implied Multiple: EV / LTM EBITDA	Implied Multiple Reference Range: EV/ LTM EBITDA
16.3x	5.3x - 20.9x

Merger Consideration	Implied Equity Value per Share Reference Range: EV/ LTM EBITDA
$12.75	$2.62 - $16.98

        No transaction utilized in the selected precedent transactions analysis is identical to the Company. In evaluating the selected transactions, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

        Discounted Cash Flow Analysis.    Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for the Company based on the net present value of (i) projected unlevered free cash flows from second half of fiscal 2018, consisting of the third and fourth fiscal quarters 2018, to fiscal year 2022, discounted back to July 9, 2018 (the end of the Company's second fiscal quarter 2018), based on the Company Projections furnished to Piper Jaffray by the Company, (ii) a terminal value at fiscal year 2022 based upon EBITDA exit multiples, discounted back to July 9, 2018, and (iii) the estimated remaining net operating loss ("NOL") balance at fiscal year 2022, discounted back to July 9, 2018. The unlevered free cash flows for each year were calculated from the Company Projections as: Adjusted EBITDA less depreciation and amortization, less loss from disposal of equipment, less income taxes (utilizing a 24.0% tax rate, inclusive of potential benefits from the U.S. tax reform enacted in December 2017, less utilization of $37.2 million NOLs as of fiscal year 2017), plus depreciation and amortization, plus loss from disposal of equipment, plus non-cash rent expense, less net capital expenditures and less the change in net working capital. In addition, stock based compensation was treated as a cash expense for purposes of determining unlevered free cash flow. The terminal values of the Company were calculated by applying to the Company's fiscal year 2022 Adjusted EBITDA a selected range of EBITDA exit multiples of 9.9x to 12.4x, with a mid-point of 11.2x.

        Piper Jaffray performed discounted cash flow analyses by calculating the range of net present values for each period from second half of fiscal 2018, consisting of the third and fourth fiscal quarters 2018, to fiscal year 2022 based on (A) a scenario not utilizing the NOLs and (B) a scenario utilizing the NOLs. In both scenarios, Piper Jaffray used discount rates ranging from 9.2% to 14.2%, with a mid-point of 11.7%, reflecting estimates of the Company's weighted average cost of capital, calculated inclusive of certain Company-specific inputs, including a market capitalization size risk premium, cost of long-term debt and future applicable tax rate.

        The following tables set forth the components of the Company Projections utilized in calculating unlevered free cash flows:

Scenario A

	Fiscal Year Ending December
($ in millions)	2H 2018E	2019E	2020E	2021E	2022E
Adjusted EBITDA	11.3	20.9	24.8	27.4	30.8
Depreciation and Amortization and Loss from Disposal of Equipment	(11.5)	(24.8)	(25.5)	(26.5)	(26.7)
Operating Income	(0.2)	(3.9)	(0.7)	0.9	4.0
Income Taxes	—	—	—	(0.2)	(1.0)
After-Tax Operating Income	(0.2)	(3.9)	(0.7)	0.7	3.1
Non-Cash Rent	0.1	0.3	0.3	0.3	0.3
Depreciation and Amortization and Loss from Disposal of Equipment	11.5	24.8	25.5	26.5	26.7
Net Capital Expenditures	(10.8)	(14.5)	(13.1)	(22.2)	(16.3)
(Increase) / Decrease in Net Working Capital	0.2	0.8	0.7	0.8	0.9
Unlevered Free Cash Flow	0.9	7.6	12.7	6.1	14.7

Scenario B

	Fiscal Year Ending December
($ in millions)	2H 2018E	2019E	2020E	2021E	2022E
Adjusted EBITDA	11.3	20.9	24.8	27.4	30.8
Depreciation and Amortization and Loss from Disposal of Equipment	(11.5)	(24.8)	(25.5)	(26.5)	(26.7)
Operating Income	(0.2)	(3.9)	(0.7)	0.9	4.0
Income Taxes	—	—	—	—	—
After-Tax Operating Income	(0.2)	(3.9)	(0.7)	0.9	4.0
Non-Cash Rent	0.1	0.3	0.3	0.3	0.3
Depreciation and Amortization and Loss from Disposal of Equipment	11.5	24.8	25.5	26.5	26.7
Net Capital Expenditures	(10.8)	(14.5)	(13.1)	(22.2)	(16.3)
(Increase) / Decrease in Net Working Capital	0.2	0.8	0.7	0.8	0.9
Unlevered Free Cash Flow	0.9	7.6	12.7	6.3	15.7

        This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the Merger Consideration:

Implied Equity Value per Share Reference Ranges:
Merger Consideration	Scenario A	Scenario B
$12.75	$7.71 - $12.38	$7.91 - $12.59

        Premiums Paid Analysis.    Piper Jaffray reviewed publicly available information for selected completed or pending precedent transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction (which represent undisturbed trading prices to the extent publicly available and applicable). Piper Jaffray selected these transactions from the SEC database and applied, among others, the following criteria:

  •
  companies operating in the broader U.S. consumer industry, including apparel, consumer products, consumer services, food & beverage, restaurants and retail; and

  •
  transactions that were announced between January 1, 2015 and the date of Piper Jaffray's opinion and subsequently closed or were pending.

        Piper Jaffray performed premiums paid analyses on 48 transactions that satisfied these criteria. Piper Jaffray calculated, for this period, the premia represented by the prices per share paid in these transactions relative to the target companies' closing prices per share (x) one-day, (y) 30-days, and (z) 60-days prior to announcement (which represented undisturbed trading prices to the extent publicly available and applicable). The overall low to high acquisition premia observed for these transactions were –12.8% to 115.2% (with a median of 27.3%) for the one-day premia, –16.7% to 114.7% (with a median of 28.7%) for the 30-day premia, and –12.8% to 112.4% (with a median of 28.4%) for the 60-day premia. This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the Merger Consideration:

Implied Equity Value per Share Reference Ranges:
Merger Consideration	One-Day Premia	30-Day Premia	60-Day Premia
$12.75	$8.33 - $20.57	$8.54 - $22.00	$7.84 - $19.10

        Miscellaneous.    The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray's view of the actual value of the shares of Company common stock.

        None of the selected companies or transactions used in the analyses above is directly comparable to the Company or the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

        Piper Jaffray performed its analyses solely for purposes of providing its opinion to the Board. In performing its analyses, Piper Jaffray made numerous assumptions with respect to the capital markets, industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by the Company's management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

        Piper Jaffray's opinion was one of many factors taken into consideration by the Board in making the determination to approve the Merger Agreement and recommend that the stockholders vote in favor of the Merger. The above summary does not purport to be a complete description of the analyses performed by Piper Jaffray in connection with the opinion or of its presentation to the Board on August 16, 2018, and is qualified in its entirety by reference to the written opinion of Piper Jaffray attached as Annex B hereto.

        Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the management of the Company that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that they were not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray's opinion, Piper Jaffray assumed that with respect to the Company Projections and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. Piper Jaffray expressed no opinion as to any such Company Projections or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with the Company's consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the transactions contemplated by the Merger Agreement.

        Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger would be consummated pursuant to the terms of the Merger Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the Merger would be obtained in a manner that would not adversely affect the Company or the contemplated benefits of the Merger.

        In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of the Company (fixed, contingent or other) and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses and Piper Jaffray expressed no opinion regarding the liquidation value of the Company or any other entity. Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates was a party or may be subject, and, at the direction of the Company and with its consent, made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither the Company nor Parent is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

        Piper Jaffray's opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray expressed no opinion as to the price at which the shares of Company common stock may trade following announcement of the Merger or at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

        Piper Jaffray's opinion addressed solely the fairness, from a financial point of view, to holders of the shares of Company common stock (other than Parent or any of its affiliates) of the Merger Consideration, as set forth in the Merger Agreement, and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Parent's ability to fund the Merger Consideration, any other terms contemplated by the Merger Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by the holders of shares Company common stock or with respect to the fairness of any such compensation.

Information About Piper Jaffray

        As a part of its investment banking business, Piper Jaffray is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board selected Piper Jaffray to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the Merger Agreement on the basis of such experience and its familiarity with the Company.

        Piper Jaffray acted as a financial advisor to the Company in connection with the Merger and will receive a fee, currently estimated to be approximately $3.4 million from the Company. A significant portion of Piper Jaffray's fee is contingent upon consummation of the Merger, and $750,000 of such fee has been earned by Piper Jaffray for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Piper Jaffray's opinion. The Company has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. Piper Jaffray is currently engaged as financial advisor for the Company in connection with the Company's review of strategic alternatives. In addition, in the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the ordinary course of its business, Piper Jaffray also publishes research on the shares Company common stock. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to the Company or the Parent or entities that are affiliated with the Company or the Parent, for which Piper Jaffray would expect to receive compensation.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's research department and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the opinions of Piper Jaffray's investment banking personnel.

Financing of the Merger

        The Company and Parent estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $310 million. Parent expects this amount to be funded through a round of new equity investments being made in

Parent, pursuant to the Subscription Agreement. The Company is an express third-party beneficiary of the Subscription Agreement solely for the purpose of seeking specific performance with respect to enforcing Parent's rights against its investors to cause the purchase price for the Company's shares to be funded under certain circumstances.

        The obligation of Parent's investors to fund the aggregate purchase price under the Subscription Agreement is subject to the satisfaction or valid waiver of certain closing conditions, including, without limitation, the satisfaction of the closing conditions under the Merger Agreement and the lack of a Parent material adverse effect. If the Subscription Agreement is terminated due to a Parent material adverse effect or the inaccuracy of certain representations of Parent in the Subscription Agreement at a time when the conditions to the closing of the Merger under the Merger Agreement are otherwise satisfied, the Merger Agreement provides that Parent and Merger Sub shall transfer their rights and obligations under the Merger Agreement respectively to Pita Holdings LLC, an affiliate of Act III and Artal, and to a wholly owned subsidiary of Pita Holdings LLC. In the case of a Parent Novation, each reference to Parent under the Merger Agreement and in this proxy statement will be read as if it were a reference to Pita Holdings LLC, each reference to Merger Sub under the Merger Agreement will read as if it were a reference to a wholly owned subsidiary of Pita Holdings LLC.

        Parent has also provided equity commitment letters which provide for the funding of the following:

  •
  up to $125 million, which is committed by Ronald M. Shaich, the founder and chairman of Panera Bread Company, to Act III, a newly-formed investment entity solely managed by Ronald M. Shaich and, in the event of a Parent Novation, is contemporaneously committed by Act III to Pita Holdings LLC, to fund amounts required to be funded by Act III under the Subscription Agreement or in the event of a Parent Novation; and

  •
  up to approximately $162 million, which is committed by Artal, an affiliate of Invus, a global investment firm with approximately $8 billion of assets under management, to Pita Holdings LLC to fund amounts required to be funded in the event of a Parent Novation.

        Additionally, the equity commitment letters provided by Act III and Artal each include a limited guarantee in favor of the Company, pursuant to which Act III and Artal each agreed to guarantee 50% of Pita Holding LLC's obligation to pay the Parent Termination Fee, if and when owed to the Company following a Parent Novation. The Company is an express third-party beneficiary of the equity commitment letters and has the right to seek specific performance of Ronald M. Shaich, Act III and Artal in certain circumstances.

        The completion of the Merger is not conditioned upon Parent's receipt of financing.

Closing and Effective Time of the Merger

        The closing of the Merger is scheduled to occur at 10:00 a.m. Eastern Time on the third (3rd) business day following the day on which the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied or waived at the closing) is satisfied or waived, or on such other date as the Company and Parent may agree.

        On the closing date, the Company and Parent will cause a certificate of merger relating to the Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger will become effective at the Effective Time.

Payment of Merger Consideration and Surrender of Stock Certificates

        As promptly as reasonably practicable, and in any event within three (3) business days, after the date of the Effective Time, each holder of record of a certificate representing shares of common stock

(other than holders who solely hold Excluded Shares) will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the per share Merger Consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share Merger Consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book-entry shares whose shares of common stock were converted into the right to receive the per share Merger Consideration will upon receipt by the paying agent of an "agent's message" in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive the per share Merger Consideration in respect of each such share of common stock and the book-entry shares of such holder will forthwith be canceled.

        No interest will be paid or accrued on the cash payable as per share Merger Consideration upon your surrender of your book-entry shares or certificates.

        The Company, Parent, Merger Sub, the Surviving Corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share Merger Consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom such sum is withheld.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction of such certificate, and post a bond in such customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it, Merger Sub or the Surviving Corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

Interests of Certain Persons in the Merger

        General.    In considering the recommendation of our Board with respect to the Merger Agreement and the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. Interests of our directors and executive officers are different from or in addition to the interests of stockholders for the following reasons, among others: potential employment of our executive officers following the Merger with Parent or the Surviving Corporation; the accelerated vesting of Company equity awards held by them; potential change in control severance compensation and benefits payable to them under existing agreements with certain officers of the Company; and our directors' and officers' rights under the Merger Agreement to ongoing indemnification and insurance coverage. The members of the Board were aware of such different and additional interests and considered those interests, among other matters, in negotiating, evaluating and approving the Merger and the Merger Agreement, and in recommending to stockholders that the Merger Agreement be adopted. See the section entitled "The Merger (Proposal 1)—Reasons for the Merger." Stockholders should take these interests into account in deciding whether to vote "FOR" the Merger Proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

        Future Arrangements.    As of the date of this proxy statement, to the Company's knowledge, none of our executive officers has had any discussion or entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger, some or all of our executive officers or other employees may discuss or enter into agreements with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. However, the Company and Parent have stated that they do not intend to enter into any such agreements before the special meeting.

Treatment of Company Equity Awards

        Company Options.    At the Effective Time, each then-outstanding and unexercised Company Option, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and will be canceled and converted into the right to receive, without interest, an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company Option multiplied by (b) the excess, if any, of $12.75 over the exercise price per share of such Company Option, net of any applicable withholding taxes. The aggregate amount due to a holder of Company Options pursuant to the preceding sentence will be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five (5) business days after the closing date. In the event that the exercise price of any Company Option is equal to or greater than $12.75, such Company Option will be canceled for no consideration, payment or right to consideration or payment.

        Company Restricted Shares.    At the Effective Time, each Company Restricted Share will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and become free of restrictions and will be canceled and converted into the right to receive, without interest, from the Surviving Corporation an amount in cash equal to $12.75, net of any applicable withholding taxes. The aggregate amount due to a holder of Company Restricted Shares pursuant to the preceding sentence will be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five (5) business days after the closing date.

        Company RSU Awards.    At the Effective Time, each then-outstanding Company RSU Award will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and will be canceled and converted into the right to receive from the Surviving Corporation an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company RSU Award multiplied by (b) $12.75 without interest and net of any applicable withholding taxes. The aggregate amount due to a holder of Company RSU Awards pursuant to the preceding sentence will generally be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five business days after the closing date.

        The following table sets forth the cash consideration that each of the Company's directors and executive officers would be entitled to receive in respect of the Company Options, Company Restricted Shares and Company RSU Awards held by the executive officer or director as of August 16, 2018, taking into account any regularly scheduled vesting and settlement of awards on or prior to the Effective Time. The values shown were calculated assuming (i) that the price per share of the Company's common stock was $12.75, which equals the per share Merger Consideration, (ii) that no additional equity-based awards will be granted to any directors or executive officers between the date of the Merger Agreement and the Effective Time, and (iii) that all Company Stock Options held by each director or executive officer remain unexercised immediately prior to the Effective Time.

Name	Number of Shares Subject to Company Options	Total Consideration for Company Options	Number of Company RSU Awards	Total Consideration for Company RSU Awards	Number of Company Restricted Shares	Total Consideration for Company Restricted Shares	Aggregate Consideration for Company Awards
Kevin Miles	454,688	$0	55,416	$706,554	36,800	$469,200	$1,175,754
Sunil Doshi	165,250	$0	20,704	$263,976	19,516	$248,829	$512,805
James Besch	50,325	$0	5,687	$72,509	0	$0	$72,509
Michael Todd	62,640	$0	5,687	$72,509	0	$0	$72,509
Cordia Harrington	0	$0	5,885	$75,034	0	$0	$75,034
Alec Taylor	0	$0	5,885	$75,034	0	$0	$75,034
Thomas Baldwin	0	$0	5,885	$75,034	0	$0	$75,034
Sue Collyns	0	$0	5,885	$75,034	0	$0	$75,034
Greg Dollarhyde	0	$0	5,885	$75,034	0	$0	$75,034

Severance Arrangements

        On February 25, 2016, we adopted a severance program applicable to our senior management team upon a change in control of the Company (the "2016 Management Severance Program"). The 2016 Management Severance Program is based on the employee's level within the Company. The duration of continuing benefits for the Chief Executive Officer, the Chief Financial Officer, the Vice Presidents and our Director-level employees are 2 years, 18 months, 12 months and 6 months, respectively, based on such level within the organization (the "Benefits Duration Period"). In the event of a termination of employment by the Company without "Cause" or for "Good Reason" (defined as described below) by the relevant employee upon a change in control or within 18 months thereafter, the 2016 Management Severance Program provides the employee with the following: (i) earned and unpaid base salary through the date of termination, reimbursement for unreimbursed business expenses incurred through such date of termination, accrued but unused vacation time in accordance with Company policy, and certain additional accrued and vested payments provided under the Company's benefit plans or arrangements; (ii) continued payment of base salary for the Benefits Duration Period; (iii) continued coverage under the Company's group health plan for the Benefits Duration Period (provided the employee continues to pay the relevant employee portion on an after-tax basis that was being paid prior to termination); (iv) a prorated annual bonus amount, with such bonus determined based on the deemed achievement of all of the performance objectives for such fiscal year at a 100% level; and (v) immediate vesting of any incentive equity shares and of all target performance goals with respect to any applicable performance based unit awards or similar performance compensation. As a condition to receiving these severance amounts, the relevant employee is required to execute a general release in favor of the Company.

        For purposes of the 2016 Management Severance Program, "cause" shall mean any of the following: (i) employee's intentional unauthorized use or disclosure of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) employee's material breach of any Company agreement, (iii) employee's material failure to comply with the Company's written policies or rules, (iv) employee's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof, or (v) employee's gross negligence or willful misconduct in the performance of duties to the Company that is not cured within thirty days after employee is provided with written notice thereof. "good reason" shall mean employee's resignation due to any of the following events which occurs without employee's written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material diminution of employee's title, authority, responsibilities, duties, base pay or bonus, (ii) a material change in the geographic location at which employee must perform services for the Company of at least fifty miles, (iii) a material reduction in the right to participate in the benefit programs in which employee was previously participating, (iv) a material breach by the Company of an employment agreement between employee and the Company, or (v) a failure of the Company to have a successor assume its obligations under an employment agreement between employee and the Company (each of (i), (ii), (iii), (iv) and (v) a "Good Reason Condition"). In order for employee to resign for Good Reason, employee must provide written notice to the Company of the existence of the Good Reason Condition within 90 days of employee's knowledge of the initial existence of such Good Reason Condition. Upon receipt of such notice of the Good Reason Condition, the Company will be provided with a period of 30 days during which it may remedy the Good Reason Condition and not be required to provide for the payments and benefits described herein as a result of such proposed resignation due to the Good Reason Condition specified in the notice. If the Good Reason Condition is not remedied within the period specified in the preceding sentence, then the employee may resign based on the Good Reason Condition specified in the notice of termination effective no later than 180 days following the initial existence of such Good Reason Condition.

        On May 24, 2017, we amended our 2016 Management Severance Program, which is applicable to our CEO, CFO and our senior management team after a change in control of the Company and upon a qualifying termination thereunder. This amendment added to the definition of "change in control" certain changes in the majority of the then existing directors over a two year period. The amendment otherwise did not change the terms of the 2016 Management Severance Program.

        On May 24, 2018, the Company adopted the Amended and Restated Management Severance Plan (the "Restated Severance Plan"), which restates and supersedes our 2016 Management Severance Program, as amended on May 24, 2017. The Restated Severance Plan expanded the definition of "Good Reason" as applied solely to our CEO to include: (a) a material diminution in the budget over which our CEO retains authority; or (b) approval, whether formal or informal, by our Board of a strategy, including, without limitation, a strategic plan, that is materially different than the Company's prior strategy and that the CEO believes in good faith to not be in the best interests of the Company.

        The Company is party to an Amended and Restated Employment Agreement with Company's President and Chief Executive Officer, Kevin Miles, and a severance agreement with the Company's Chief Financial Officer, Sunil Doshi, and both agreements contain severance arrangements. Subsequent to any change in control of the Company (including the Merger), the severance terms in the Amended and Restated Employment Agreement with Mr. Miles and the severance agreement with Mr. Doshi shall no longer apply, and only the severance terms set forth in the Restated Severance Plan shall apply.

        The Restated Severance Plan does not provide for tax gross-ups under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") in connection with the Merger. If a participant in the Restated Severance Plan, including each of the Company's named executive officers, receives any amount or benefit, whether under the Restated Severance Plan or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Code, the amount of the payments to be made to the named executive officer will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that the named executive officer would receive without any such reduction following imposition of the excise tax and all income and related taxes.

        See "Golden Parachute Compensation" beginning on page 79 for the estimated amounts that the named executive officers of the Company would receive under the Restated Severance Plan upon a qualifying termination as of December 31, 2018, assuming that the Effective Time occurs at such time. The Company's executive officers as a group would receive approximately $5,035,147 upon a qualifying termination under the Restated Severance Plan as of December 31, 2018.

Golden Parachute Compensation

        As required by Item 402(t) of Regulation S-K, the following table sets forth, for our named executive officers, compensation that is based on or otherwise relates to the Merger and that may (in the case of "double trigger" arrangements) or will (in the case of "single trigger" arrangements) become payable to or realized by such individuals. For purposes of this proxy statement, our "named executive officers" are those individuals who are identified as named executive officers in our proxy statement for the 2018 annual meeting of stockholders, which proxy statement was filed with the SEC on April 24, 2018.

        Specifically, in the event the Merger occurs, the compensation that may or will be paid to or realized by our named executive officers will consist of:

  •
  cash severance and continuation of healthcare coverage that, under the terms of our Restated Severance Plan, the officers may be entitled to receive in connection with the Merger upon a qualifying termination of employment; and

  •
  cash compensation that the officers will be entitled to receive following the Effective Time as a result of the accelerated vesting, in accordance with the terms of the Merger Agreement, of Company Options, Company Restricted Shares, and Company RSU Awards that are outstanding at the Effective Time.

        The table assumes that: (a) the Merger Consideration is $12.75 per share, (b) December 31, 2018 is the date of the closing of the Merger, and (c) at the Effective Time, the officer experiences a qualifying termination of employment that entitles him or her to change in control severance compensation and benefits under the terms of our Restated Severance Plan.

        Although Jeremy Hartley, the Company's former Chief Operating Officer, would be considered a named executive officer for the purposes of the Company's most recent annual proxy statement, Mr. Hartley ceased employment with the Company effective October 23, 2017 and has no interest in the Merger (except insofar as he may be a holder of Company common stock) or any rights to compensation that are based on or otherwise related to the Merger, and is therefore excluded from the following disclosure.

        No named executive officer is entitled to a tax gross-up under Section 4999 of the Code. To the extent that any named executive officer receives any amount or benefit under an agreement with the Company that is subject to the excise tax imposed pursuant to Section 4999 of the Code, the amount of the payments to be made to the named executive officer will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that the executive officer would receive without any such reduction following imposition of the excise tax and all income and related taxes. The table below does not reflect any potential cutbacks under this provision.

        For purposes of this discussion, "single-trigger" refers to benefits that arise as a result of the closing of the Merger and "double-trigger" refers to benefits that require two conditions, which are the closing of the Merger and a qualifying termination of employment or specified date following the Effective Time, as applicable.

        Please note that the amounts set forth in the table are subject to a non-binding, advisory vote of our stockholders, as described in the section entitled "Advisory Vote on Named Executive Officer Specified Compensation (Proposal 2)" beginning on page 106 of this proxy statement.

  •
  cash compensation that the officers will be entitled to receive following the Effective Time as a result of the accelerated vesting, in accordance with the terms of the Merger Agreement, of Company Options, Company Restricted Shares, and Company RSU Awards that are outstanding at the Effective Time.

        The table assumes that: (a) the Merger Consideration is $12.75 per share, (b) December 31, 2018 is the date of the closing of the Merger, and (c) at the Effective Time, the officer experiences a qualifying termination of employment that entitles him or her to change in control severance compensation and benefits under the terms of our Restated Severance Plan.

        Although Jeremy Hartley, the Company's former Chief Operating Officer, would be considered a named executive officer for the purposes of the Company's most recent annual proxy statement, Mr. Hartley ceased employment with the Company effective October 23, 2017 and has no interest in the Merger (except insofar as he may be a holder of Company common stock) or any rights to compensation that are based on or otherwise related to the Merger, and is therefore excluded from the following disclosure.

        No named executive officer is entitled to a tax gross-up under Section 4999 of the Code. To the extent that any named executive officer receives any amount or benefit under an agreement with the Company that is subject to the excise tax imposed pursuant to Section 4999 of the Code, the amount of the payments to be made to the named executive officer will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that the executive officer would receive without any such reduction following imposition of the excise tax and all income and related taxes. The table below does not reflect any potential cutbacks under this provision.

        For purposes of this discussion, "single-trigger" refers to benefits that arise as a result of the closing of the Merger and "double-trigger" refers to benefits that require two conditions, which are the closing of the Merger and a qualifying termination of employment or specified date following the Effective Time, as applicable.

        Please note that the amounts set forth in the table are subject to a non-binding, advisory vote of our stockholders, as described in the section entitled "Advisory Vote on Named Executive Officer Specified Compensation (Proposal 2)" beginning on page 106 of this proxy statement.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Kevin Miles	$1,750,488	$1,175,754	$15,294	$2,941,536
Sunil Doshi	$838,420	$512,805	$11,588	$1,362,813
James Besch	$264,974	$72,509	$7,725	$345,208
Michael Todd	$303,750	$72,509	$9,331	$385,590

(1)
Cash Severance Compensation.    Includes cash severance compensation that will become payable to an officer under, and subject to the terms and conditions of the Restated Severance Plan only if (a) the Merger occurs and (b) the officer's employment terminates under certain qualifying circumstances as set forth in such arrangement and as described under "—Severance Arrangements" above. The amounts referenced include the following two components: (i) an amount of base salary for the Benefits Duration Period applicable to the respective executive officer, and (ii) a bonus amount based on the Company's deemed achievement of all of its Adjusted EBITDA performance objectives for fiscal 2018 at a 100% level pursuant to the terms of the Restated Severance Plan. For Mr. Miles, the base salary amount is $636,541 and the bonus amount is $477,406; for

  Mr. Doshi, the base salary amount is $419,210 and the bonus amount is $209,605; for Mr. Besch, the base salary amount is $196,277 and the bonus amount is $68,697; and for Mr. Todd, the base salary amount is $225,000 and the bonus amount is $78,750. The amounts shown in this column are "double-trigger" benefits that are only payable to the named executive officers if the named executive officer experiences a qualifying termination following the completion of the Merger.

(2)
Equity Award Acceleration.    Represents the aggregate amount of the payments that the named executive officer will receive for (a) Company Options that, in accordance with the terms of the Merger Agreement, become fully vested immediately prior to the Effective Time and are canceled at the Effective Time in consideration for cash option payments, (b) Company Restricted Shares that, in accordance with the terms of the Merger Agreement, will vest and accelerate in full and become free of restrictions and will be canceled at the Effective Time in consideration for cash payment equal to $12.75, and (c) Company RSU Awards that, in accordance with the terms of the Merger Agreement, are canceled at the Effective Time in consideration for cash RSU payments. The breakdown of cash consideration to be received by each executive officers for any Company RSU Awards and Company Restricted Shares held by such executive officer is reflected in the table in the section titled "—Treatment of Company Equity Awards" on page 76. The amounts shown in this column are "single-trigger" payments that will be made pursuant to the terms of the Merger Agreement regardless of whether an officer's employment terminates in connection with the Merger.

(3)
Healthcare Benefit.    The amount included in respect of subsidized coverage under the Company's group health plan for the applicable Benefits Duration Period is based upon the 2017 health benefits contribution amount by the Company. For each named executive officer, such benefits are "double-trigger."

        Indemnification and Insurance.    Pursuant to the terms of the Merger Agreement, directors and executive officers of the Company will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies and standard indemnity agreements following the Merger. Such indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Indemnification; Directors' and Officers' Insurance."

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a discussion of the material U.S. federal income tax consequences of the Merger to holders of common stock whose shares are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations ("Treasury Regulations"), judicial authorities, and administrative interpretations, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion or that a court would not sustain such challenge.

        This discussion applies only to holders of shares of common stock who hold such shares as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder's particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, cooperatives, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of common stock as part of a straddle, constructive sale, or conversion transaction, holders who will hold, directly or indirectly, an equity interest in the Surviving Corporation, and holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this discussion does not address the tax consequences of the Merger arising under any applicable state, local, or foreign tax laws or the application of other U.S. federal taxes, such as the federal estate tax, the federal gift tax, the "Medicare" tax on certain net investment income, or the alternative minimum tax.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of common stock, you should consult your tax advisor.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of common stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source.

        For purposes of this discussion, a "non-U.S. Holder" is a beneficial owner of common stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes that is not a U.S. Holder.

        Holders of common stock are urged to consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

        Consequences to U.S. Holders.    The receipt of cash by U.S. Holders in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares of common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. Holder's adjusted tax basis in such shares of common stock.

        Any such gain or loss recognized by a U.S. Holder upon the exchange of shares of common stock pursuant to the Merger generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period in its shares of common stock is more than one year on the closing date of the Merger. Long-term capital gains of non-corporate U.S. Holders generally are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.

        Consequences to Non-U.S. Holders.    Subject to the discussion below in "—Information Reporting and Backup Withholding," a non-U.S. Holder who receives cash in exchange for its shares of common stock in the Merger generally will not be subject to U.S. federal income tax on gain recognized on such exchange unless:

  •
  such gain is effectively connected with the non-U.S. Holder's conduct of a U.S. trade or business (and, if required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States);

  •
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger occurs and certain other conditions are satisfied; or

  •
  the non-U.S. Holder's common stock constitutes a "United States real property interest" as defined in the Code (a "USRPI").

        A non-U.S. Holder described in the first bullet above generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to the receipt of cash in exchange for common stock in the Merger. A non-U.S. Holder that is a corporation may also be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Gain recognized with respect to shares of common stock surrendered in the Merger by a non-U.S. Holder who is described in the second bullet above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable treaty) but may be offset by certain U.S. source capital losses, if any, of the non-U.S. Holder.

        With respect to the third bullet above, the non-U.S. Holder's common stock will not be treated as a USRPI unless the Company is or has been a "United States real property holding corporation," as defined in the Code (a "USRPHC"), at any time during the five-year period ending on the date of the Merger or the non-U.S. Holder's holding period, whichever period is shorter. We do not believe that we have been or will become a USRPHC at any time during the five-year period ending on the date of the Merger. Further, even if contrary to our expectation, the Company were treated as a USRPHC at any time during the applicable period, the non-U.S. Holder's common stock will not be treated as a USRPI unless (1) such series of common stock exchanged in the Merger was not regularly traded on an established securities market (within the meaning of Section 1.897-9T(d) of the Treasury Regulations) prior to the Merger, or (2) such holder owned, actually or constructively, more than five percent of such series of common stock during the applicable period described above. If a non-U.S. Holder's common stock constitutes a USRPI, such non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized in the Merger on a net basis in the same manner as a U.S. Holder.

        Information Reporting and Backup Withholding.    Payments made in exchange for shares of common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct, and such U.S. Holder is not subject to backup withholding. In general, a non-U.S. Holder will not be subject to backup withholding with respect to cash payments to the non-U.S. Holder pursuant to the Merger if the non-U.S. Holder has provided an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an IRS Form W-8ECI if the non-U.S. Holder's gain is effectively connected with the conduct of a U.S. trade or business). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

        This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Regulatory Approvals

        Under the HSR Act and related rules, certain transactions under the Merger Agreement, including the Merger, may not be completed until notifications have been given and information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and all statutory waiting period requirements have been satisfied. The Merger Agreement requires the parties to use their reasonable best efforts to (a) file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as soon as practicable after the date of the Merger Agreement, (b) supply as soon as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act and take other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (c) subject to the terms of the Merger Agreement, provide non-privileged supplemental information requested by any governmental entity that are necessary, proper or advisable to permit consummation of the transactions contemplated by the Merger Agreement. As of September 10, 2018, the parties to the Merger Agreement and the relevant persons under the Parent Novation filed the required notifications with the Antitrust Division and the FTC and early termination of the applicable waiting period was granted on September 14, 2018.

        The Merger Agreement further requires Parent, Merger Sub and the Company to cooperate with each other and use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable under the Merger Agreement and applicable laws, including filing as promptly as reasonably practicable all documentation to effect all necessary filings and obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including any governmental entity) in order to consummate the transactions contemplated by the Merger Agreement.

Litigation Related to the Merger

        A putative class action captioned Jonathan Reigrod, Individually and on behalf of all others similarly situated v. Zoe's Kitchen, Inc., Greg Dollarhyde, Kevin Miles, Thomas Baldwin, Sue Collyns, Cordia Harrington and Alec Taylor, Case No. 1:18-cv-01536-UNA, was filed in the United States District Court for the District of Delaware on October 3, 2018.

        The complaint alleges claims under Sections 14(a) and Section 20(a) of the Exchange Act 15 U.S.C. §§ 78n(a) and 78t(a) and SEC Rule 14a-9, 17 C.F.R. § 240.14a-9, against the Company and the director defendants in connection with the proposed Merger.

        The complaint alleges that the preliminary proxy statement filed by the Company with the SEC on September 25, 2018 omitted certain material information. Specifically, plaintiff alleges, among other things, that the preliminary proxy statement omitted certain information relating to Mr. Ronald Shaich's role with the Company following the consummation of the Merger and his relationship with the Company's largest stockholder, and certain details concerning the financial analyses and valuation methodologies used by Piper Jaffray in connection with its fairness opinion.

        The complaint seeks (i) to preliminarily and permanently enjoin the defendants from proceeding with, and consummating, or closing the Merger unless and until the defendants disclose the information allegedly omitted from the preliminary proxy statement, (ii) rescission, to the extent already implemented, of the Merger Agreement or any of the terms thereof, or granting the plaintiff and the putative class rescissory damages, and (iii) the award of unspecified damages, costs and disbursements, including reasonable attorneys' and expert fees and expenses, to the plaintiff and the putative class.

        The Company and the director defendants deny the allegations, believe the lawsuit is wholly without merit, and intend to vigorously defend the action, as necessary.

        A putative class action captioned: Mary Toth, On Behalf of Herself and All Others Similarly Situated v. Zoe's Kitchen, Inc., Greg Dollarhyde, Thomas Baldwin, Sue Collins (sic), Cordia Harrington, Kevin Miles and Alec Taylor, Civil Action No. 4:18-cv-0706, was filed in the United States District Court for the Eastern District of Texas, Sherman Division on October 5, 2018.

        The complaint alleges claims for breach of fiduciary duties and claims under Section 20(a) of the Exchange Act against the director defendants, and claims under Section 14(a) of the Exchange Act and SEC Rule 14a-9, 17 C.F.R. § 240.14a-9, against the Company and the director defendants in connection with the proposed Merger.

        The complaint alleges that the director defendants breached their fiduciary duties by entering into the Merger through a "flawed and unfair process", failing to take steps to maximize the value of the Company and failing to disclose certain material information. The complaint also alleges that the preliminary proxy statement filed by the Company with the SEC on September 25, 2018 omitted or misrepresented certain material information in violation of the Exchange Act, including, among other things, information regarding: any confidentiality agreements entered into between the Company and any interested third party; the role of the Special Committee; the role of Mr. Ronald Shaich in the sale process; and the financial analyses and valuation methodologies used by Piper Jaffray in connection with its fairness opinion.

        The complaint seeks (i) to enjoin defendants from proceeding with, and consummating, or closing the Merger; (ii) if the Merger is consummated, to rescind and set aside the Merger or to award plaintiff and the putative class rescissory damages; (iii) a declaration that the Merger Agreement was agreed to in breach of the director defendants' fiduciary duties and therefore unenforceable; (iv) to direct the director defendants to exercise their fiduciary duties to commence a sales process that is "reasonably designed to secure the best possible consideration for" the Company; (v) an accounting for the unspecified damages sustained by the plaintiff and the putative class; and (vi) unspecified costs, including reasonable attorneys' and expert fees and expenses, to the plaintiff.

        The Company and the director defendants deny the allegations, believe the lawsuit is wholly without merit, and intend to vigorously defend the action, as necessary.

 THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

        The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

        The Merger Agreement and the below description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Parent, Merger Sub, the Company, or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Parent, Merger Sub, the Company or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Effects of The Merger; Directors and Officers; Certificate of Incorporation; By-Laws

        The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the Effective Time, Merger Sub will be merged with and into the Company and, as a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation and become a wholly owned subsidiary of Parent. As the Surviving Corporation, the separate corporate existence of the Company, and all of its property, rights, privileges, immunities, powers, and franchises will continue unaffected by the Merger.

        Unless the Merger Agreement has been terminated pursuant to its terms, the closing of the Merger will occur no later than the third (3rd) business day after all of the conditions set forth in the Merger Agreement and described below under "—Conditions to the Merger" are satisfied or waived, to the extent permitted under the Merger Agreement or applicable law, or at such other time and on a date as agreed to by the parties in writing.

        The Merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later date and time as the parties may agree upon and set forth in the certificate of merger. The Merger is currently expected to be completed by the end of 2018. However, the parties cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed at an earlier or later time, as agreed by the parties, or at all.

        The members of the board of directors of Merger Sub immediately prior to the effective time will, from and after the Effective Time, be the members of the board of directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. Except as otherwise determined by Parent prior to the closing, the officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

        At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended in its entirety as set forth in Exhibit A of the Merger Agreement, and will be the certificate of incorporation of the Surviving Corporation. The by-laws of Merger Sub, in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation, until changed or amended as provided therein or by applicable law.

        Following the completion of the Merger, the common stock will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded.

Treatment of Common Stock and Equity Awards

        Common Stock.    Subject to the terms of the Merger Agreement, at the Effective Time, each share of our common stock outstanding immediately prior to the Effective Time, other than shares held by (i) Parent, Merger Sub, or the Company (or held in the Company's treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, (ii) shares subject to vesting, repurchase or other lapse of restrictions or (iii) any Dissenting Shares, will be converted automatically into the right to receive $12.75 in cash, without interest and reduced by the amount of any withholding that is required under applicable laws.

        At the Effective Time, each share of common stock that is held by Parent, Merger Sub, or the Company (or held in the Company's treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be canceled and will cease to exist and no consideration will be delivered in exchange for such share.

        At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Company Options.    At the Effective Time, each then-outstanding and unexercised Company Option, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and will be canceled and converted into the right to receive, without interest, an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company Option multiplied by (b) the excess, if any, of $12.75 over the exercise price per share of such Company Option, net of any applicable withholding taxes. The aggregate amount due to a holder of Company Options pursuant to the preceding sentence will be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five business days after the closing date. In the event that the exercise price of any Company Option is equal to or greater than $12.75, such Company Option will be canceled for no consideration, payment or right to consideration or payment .

        Company Restricted Shares.    At the Effective Time, each Company Restricted Share will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and become free of restrictions and will be canceled and converted into the right to receive, without interest, from the Surviving Corporation an amount in cash equal to $12.75, net of any applicable withholding taxes. The aggregate amount due to a holder of Company Restricted Shares pursuant to the preceding sentence will be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five business days after the closing date.

        Company RSU Awards.    At the Effective Time, each then-outstanding Company RSU Award will, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and will be canceled and converted into the right to receive from the Surviving Corporation an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company RSU Award multiplied by (b) $12.75 without interest and net of any applicable withholding taxes. The aggregate amount due to a holder of Company RSU Awards pursuant to the preceding sentence will generally be paid by the Surviving Corporation to the holder as promptly as practicable following the closing date but no later than the first regularly scheduled payroll date that is not less than five (5) business days after the closing date.

        At or prior to the Effective Time, the Company, the Company Board of Directors or the compensation committee of the Company Board of Directors, as applicable, will adopt any resolutions that are necessary to effectuate the foregoing; including, without limitation, by delivering notice of termination to holders of Company Options pursuant to Section 11.1(c) of the Company 2014 Omnibus Incentive Plan. The Company will take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company common stock or other capital stock of the Company to any person pursuant to or in settlement of Company Options, Company Restricted Shares, Company RSU Awards or otherwise.

Exchange and Payment Procedures

        As promptly as practicable after the Effective Time, but on the closing date, Parent will deposit or cause to be deposited with the paying agent sufficient cash to pay to the holders of the common stock the Merger Consideration of $12.75 per share. Promptly after the Effective Time (and no later than the third (3rd) business day after the Effective Time), Parent will cause the paying agent to send to each record holder of shares of common stock that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use in effecting the delivery of shares to the paying agent and for effecting the surrender of certificates (or affidavits of loss in lieu of the certificates) or book-entry shares in exchange for the Merger Consideration. Each holder of our common stock that has been converted into the right to receive the Merger Consideration will be entitled to receive such Merger Consideration upon (i) surrender to the paying agent of a certificate (or affidavit of loss in lieu of the certificate), together with a properly completed letter of transmittal or (ii) receipt of an "agent's message" by the paying agent (or such other evidence, if any, that the paying agent may reasonably request) in the case of book-entry shares of our common stock. Until so surrendered, each certificate and book entry share representing such shares of common stock will represent, after the Effective Time, only the right to receive such Merger Consideration.

        The Surviving Corporation will pay to each holder of Company equity awards, the cash amounts described above under "—Treatment of Company Equity Awards" upon the later of five (5) business days after the Effective Time and the Company's first regularly scheduled payroll date following the closing date.

Representations and Warranties

        The Merger Agreement contains representations and warranties that: (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were solely for the benefit of the parties to the Merger Agreement; (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (which disclosures are not reflected in the Merger Agreement); and (4) may be subject to standards of materiality applicable to the parties that differ from those generally applicable to stockholders and reports and documents filed with the SEC. Our stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any description of such representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Consequently, investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub, or any of their respective subsidiaries or affiliates.

        Representations of the Company.    The Merger Agreement contains customary representations and warranties made by the Company that are subject, in some cases, to specific exceptions and qualifications contained in the Merger Agreement, the Company's SEC filings, and the matters contained in the disclosure schedules delivered by the Company to Parent and Merger Sub in connection with the Merger Agreement (the "Disclosure Schedules"). These representations and warranties relate to, among other things:

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  due organization, good standing and corporate power;

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  ownership of subsidiaries;

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  capital structure and indebtedness;

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  corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby;

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  absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents of governmental authorities;

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  our filings with the SEC, financial statements, and internal controls and procedures;

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  accuracy and compliance with applicable laws of the information supplied by the Company contained in this proxy statement;

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  the absence of certain changes since December 25, 2017;

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  the payment of taxes, the filing of tax returns and other tax matters;

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  employee benefit plans and other benefit and compensation agreements;

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  absence of certain litigation;

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  the absence of certain undisclosed liabilities;

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  compliance with applicable laws;

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  compliance with various anti-bribery and anti-corruption laws;

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  environmental matters;

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  material contracts;

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  owned or leased real property;

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  intellectual property;

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  labor matters;

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  privacy, data security and IT systems;

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  quality and safety of food and beverage products;

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  FDA matters;

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  key suppliers;

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  brokers' fees and expenses payable in connection with the Merger;

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  receipt of an opinion from our financial advisor;

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  insurance policies;

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  interested party transactions;

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  application of takeover laws

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  franchise matters; and

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  no other representations and warranties.

        Representations of Parent and Merger Sub.    The Merger Agreement also contains customary representations and warranties of Parent and Merger Sub that are subject to specified exceptions and qualifications contained in the Merger Agreement. The representations of Parent and Merger Sub to the Company under the Merger Agreement relate to, among other things:

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  due organization, good standing and corporate power;

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  corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby;

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  absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents of governmental authorities;

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  accuracy and compliance with applicable laws of the information supplied by Parent and Merger Sub contained in this proxy statement;

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  absence of certain litigation;

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  brokers' fees and expenses payable in connection with the Merger;

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  ownership and operations of Merger Sub;

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  ownership of equity securities of the Company;

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  the equity financing that has been committed in connection with the Merger; and

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  no other representations and warranties.

        Definition of Material Adverse Effect.    Some of the representations and warranties in the Merger Agreement are subject to materiality or Company Material Adverse Effect (as defined below in this section) or Parent material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would, as the case may be, be material or have a material adverse effect on the Company or Parent, as applicable).

        For purposes of the Merger Agreement, a "Company Material Adverse Effect" on the Company means any change, set of facts, effect, occurrence or development that has a material adverse effect on the business, results of operations, properties, assets, liabilities, business operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. However, subject to certain exceptions, the Company Material Adverse Effect standard excludes any such Company Material Adverse Effect resulting from or arising out of:

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  changes or developments in domestic or any foreign or global market or domestic, foreign or global economic conditions in the geographic markets in which the Company or any of its subsidiaries operate or its products or services are sold;

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  changes in GAAP or laws;

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  changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of actual or purported terrorism);

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  any loss of, adverse change, occurrence or development in or with respect to the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, labor unions, financing sources, customers, suppliers, distributors or partners, or any other loss, adverse change, occurrence or development, in each case, resulting from, arising out of or in connection with the announcement of or entry into, pendency of, compliance with or performance under, the Merger Agreement or any of the transactions contemplated thereby (except for any obligation to operate in the ordinary course of business, consistent with past practice);

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  weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), outbreaks of disease, health epidemics or similar events, however and by whomever caused (other than the Company, its subsidiaries or any of their respective, suppliers, affiliates or representatives);

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  a decline in the trading price or trading volume of the Company Common Stock (provided that the underlying causes of any such decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein);

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  any failure by the Company to meet any projections, estimates, guidance, budgets, forecasts or estimates (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); and

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  any action taken pursuant to, or expressly required by, the terms of the Merger Agreement or with the prior written consent of or at the direction of Parent (or any action not taken as a result of a failure of Parent to consent to an action otherwise requiring Parent's consent).

provided that, with respect to the first, second, third, and fifth bullets above, any such effect to the extent it disproportionately affects the Company and its subsidiaries relative to other companies of a similar size operating in the geographic markets in which the Company and its subsidiaries operate or its products or services are sold, in which case, such matters may be deemed, by themselves, either alone or in combination, to constitute or contribute to a Company Material Adverse Effect.

        For the purpose of the Merger Agreement, a "Parent Material Adverse Effect" means, with respect to Parent, any change, set of facts, effect, occurrence or development that materially and adversely affects Parent's ability to timely consummate the transactions contemplated by the Merger Agreement on the terms set forth therein (including the Merger and obtaining the financing necessary to pay the Merger Consideration or any other amounts expressly required to be paid by Parent and Merger Sub pursuant to the Merger Agreement).

Conduct of Our Business Pending the Merger

        From the date of the Merger Agreement to the earlier of the Effective Time and the termination of the Merger Agreement pursuant to the terms of the Merger Agreement, except for matters (a) expressly required or expressly contemplated by the Merger Agreement, (b) as required by applicable law or (c) undertaken with the prior written consent of Parent, the Company will, and will cause each of its subsidiaries to, conduct its business and operations in the ordinary course of business consistent with past practice, and use its reasonable best efforts to (i) preserve intact its business organization and material assets, (ii) keep available the services of its officers, employees and agents, and (iii) preserve the present relationships with those persons having material business relationships with the Company or any of its subsidiaries. In addition to the above, from the date of the Merger Agreement to the earlier of the Effective Time and the termination of the Merger Agreement pursuant to the terms of the Merger Agreement, except (A) as expressly required or expressly contemplated by the Merger Agreement, (B) as required by applicable law or (C) consented to with the prior written consent of Parent, none of the Company or any of its subsidiaries may:

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  amend its certificate of incorporation or bylaws (or other similar governing documents) or otherwise take any action to exempt any Person from any provision of these documents;

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  (i) split, combine or reclassify its capital stock, (ii) declare, make or pay any dividend or distribution on any shares of its capital stock (other than dividends paid to the Company or its subsidiary by a subsidiary), the acceptance of shares of common stock of the Company in accordance with the terms of options and equity awards and, as applicable, the stock plans);

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  grant, or amend or otherwise modify the terms of, any Company Options, Restricted Stock Unit Awards, Restricted Shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of the Company's capital stock;

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  issue or sell, any equity securities of the Company or any subsidiary, other than (i) common stock issuable or upon exercise of Company Options or the vesting of Restricted Stock Unit Awards, in each case, outstanding as of the date of the Merger Agreement in accordance with their terms as in effect on the date of the Merger Agreement or (ii) as contemplated by the Merger Agreement;

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  (i) acquire (A) by means of merger, consolidation, recapitalization or otherwise, any business, property or securities of any person or (B) any assets or group of related assets from any third person, other than in connection with capital expenditures permitted under the Merger Agreement; (ii) make any investment in any person, in each case other than a wholly-owned subsidiary, either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person other than a wholly-owned subsidiary, or (iii) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

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  incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities or make any loans, capital contributions to, or investments in, any other person other than amounts borrowed under the Company's existing revolving loan commitment, not to exceed $2,000,000 to be used solely in connection with operational expenses;

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  (i) enter into any material contract or a contract which contains a change in control provision in favor of the other party thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Merger, or (ii) except with respect to expiration of contracts in accordance with their terms or renewals on materially the same terms in the ordinary course of business, amend, modify, terminate or renew any material contract, or cancel, modify or waive any material debts or claims held by it or waive any material rights thereunder;

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  (i) enter into any lease that involves annual payments or consideration in excess of $150,000, or contains a change in control provision in favor of the other party thereto or would otherwise require a payment to or give rise to any rights to such other party in connection with the Merger, or (ii) except with respect to the expiration of a lease in accordance with its terms or renewals on materially the same terms in the ordinary course of business, amend, modify, terminate or renew any lease or cancel, modify or waive any material debts or claims held by it or waive any material rights thereunder;

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  prepay, redeem, repurchase, defease, cancel or otherwise terminate any indebtedness for borrowed money of the Company or any subsidiary other than (1) any prepayment, redemption, repurchase, defeasance, cancellation or other termination of indebtedness made within 90 days of the same becoming due and (2) consistent with the financing of accounts payable in the ordinary course of business, consistent with past practice;

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  sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets having a value in excess of $25,000 individually or $250,000 in the aggregate to any person (other than (1) pursuant to contracts in effect on the date of the Merger Agreement, (2) sales of equipment, supplies, merchandise, products, inventory and similar materials in the ordinary course of business, (3) commodity, purchase, sale or hedging agreements that can be terminated upon 90 days or less notice without penalty, (4) in connection with the closing of up to ten (10) stores operated by the Company or its subsidiaries, or (5) the sale or other disposal of vehicles for a purchase price not exceeding $500,000 in the aggregate);

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  create or incur any material lien on any assets of the Company or any of its subsidiaries;

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  make or authorize any capital expenditure in excess of $250,000 in the aggregate, other than as set forth in the Company capital budgets;

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  enter into any collective bargaining or similar labor agreement;

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  fail to maintain existing material insurance policies or comparable replacement policies with respect to the assets, operations and activities of the Company and its subsidiaries as is currently in effect;

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  fail to order, maintain and manage levels of inventory consistent with the levels ordered, maintained and managed by the Company in the ordinary course of business, consistent with past practice, including failure to maintain sufficient inventory for satisfaction of customer orders on hand;

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  other than with respect to transaction litigation, settle any suit, action, claim, proceeding or investigation other than a settlement for monetary damages (net of insurance proceeds received) not in excess of (A) in the case of any proceeding that is handled by the Company's general liability insurance carrier, the amount covered by such insurance, or (B) in the case of any other proceeding and the amount not covered by insurance, $100,000 individually or $250,000 in the aggregate, or which would reasonably be expected to (1) prevent or impair the consummation of the Merger, (2) have a material negative impact on the operations of the Company or any of its subsidiaries or (3) involve any criminal liability, any admission of material wrongdoing or any material wrongful conduct by the Company or any of its subsidiaries;

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  change any financial accounting methods, principles or practices used by it, except in order to comply with GAAP or applicable law;

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  change any annual tax accounting period or make or change any material tax election that is inconsistent with past practices, except, in each case, to the extent required by applicable law (or as a result of a determination by a governmental entity that is final), amend any material tax return, settle or compromise any material tax claim or assessment or consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes;

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  publish any material new privacy policy or notice, or make any material amendment to any privacy policy or notice, of the Company or any subsidiary unless such new privacy policy, notice or amendment is required by applicable law;

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  sell, license, sublicense or otherwise transfer or dispose of, abandon or permit to lapse, or create or incur any lien (other than permitted liens) on any material intellectual property owned by the Company, except for non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

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  amend or modify any permit held by the Company in any material respect, or cancel, surrender, terminate or allow any such permit to lapse or expire or otherwise fail to maintain and preserve its relationship with any governmental entity;

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  enter into any new line of business in any geographic area not related to fast-casual restaurant meals using produce, proteins and other ingredients predominantly preservative- and additive-free, starters, soups, salads, sandwiches, bowls and kabobs;

  •
  except as required pursuant to a Company benefit plan in effect on the date hereof or as required by applicable law, (1) become a party to, establish, adopt, amend or terminate any Company benefit plan, (2) increase in any manner the compensation, consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any director or employee of the Company or its subsidiaries, (3) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company benefit plan, (4) take any action to accelerate any rights, benefits, vesting or lapsing restrictions or payments of compensation or benefits under any Company benefit plan, (5) accelerate the time of funding or payment of, or increase the amount required to fund, any Company benefit plan, (6) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (7) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business, consistent with past practice) to any employee of the Company or its subsidiaries, (8) hire any employee at the level of director or above or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $100,000 or (9) terminate the employment of (A) any employee at the level of director or above, other than for cause, or (B) more than 10 employees at any "single site of employment" (as defined under the WARN Act) that is not a Company restaurant location or (C) more than 25 employees at any "single site of employment" (as defined under the WARN Act) that is a Company restaurant location;

  •
  become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization; or

  •
  offer, agree or commit to take any of the foregoing actions.

Go-Shop; Takeover Proposals; Change In Recommendation

        Go-Shop.    The Merger Agreement provides that from the date of the Merger Agreement until 11:59 p.m. (Eastern Time) on September 20, 2018 (the "Go-Shop Period"), the Company and any of its subsidiaries and any of their respective representatives have the right to directly or indirectly, and subject to certain requirements under the Merger Agreement:

  •
  solicit, initiate, encourage and facilitate the submission by any person to the Company of any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals,

  •
  initiate or participate in any discussions and negotiations regarding any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals,

  •
  furnish to any person information (including non-public Company information), other than information furnished by Parent or any other party pursuant to the Confidentiality Agreements, in connection with any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to a Company Takeover Proposals pursuant to a customary confidentiality agreement that, taken as a whole, is not less restrictive in the aggregate of such person than the confidentiality agreement entered into by Parent and does not include any restrictions that would restrain, hinder or prohibit, or would be reasonably expected to restrain, hinder or prohibit, the Company from satisfying certain of its non-solicitation obligations described below; provided, however, that such confidentiality agreement need not contain any "standstill" or certain similar restrictions contained in the confidentiality agreement entered into by Parent, if such provisions in Parent's confidentiality agreement are waived by the Company (an "Acceptable Confidentiality Agreement"), and

  •
  otherwise cooperate with, assist, participate in and facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Company Takeover Proposals.

        Company Takeover Proposal.    Except (i) as expressly permitted pursuant to the Merger Agreement and (ii) with respect to any Excluded Party (with whom the Company may continue to engage in the activities described above for so long as such Person is determined by the Company to be an Excluded Party), from and after 12:00 a.m. (Eastern Time) on September 21, 2018 (the "Window-Shop Period Start Time") until the Effective Time or the earlier termination of the Merger Agreement, the Company shall not, and shall cause its subsidiaries and its and their officers, directors, managers and employees not to, and shall direct and use commercially reasonable efforts to cause its other representatives not to:

  •
  directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal;

  •
  directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any person (other than the Company's representatives) regarding, or furnish to any person information (including non-public Company information) in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal (other than to inform any person of the restrictions on such activity in the Merger Agreement); provided that, nothing shall prohibit the Company, in response to any Company Takeover Proposal from any person that is not made in violation of Merger Agreement from contacting such person solely to seek clarification of the terms and conditions of such Company Takeover Proposal;

  •
  other than an Acceptable Confidentiality Agreement, enter into any agreement (or agreement in principle) or arrangement with respect to any Company Takeover Proposal; or

  •
  agree, authorize or commit to do any of the foregoing.

        "Excluded Party" means any person or group of persons (including any such person's representatives and affiliates), other than Parent and its subsidiaries, from whom the Company has received during the Go-Shop Period a bona fide written Company Takeover Proposal that our Board determines in good faith (after consultation with outside counsel and the Company's financial advisor) at any time prior to the expiration of the Go-Shop Period, constitutes or is reasonably likely to lead to a Company Superior Proposal; provided, however, that any such person or group of persons shall cease to be an "Excluded Party" upon the earlier to occur of such time as: (i) the Company Takeover Proposal submitted by such person or group of persons is irrevocably withdrawn and (ii) our Board determines in good faith (after consultation with outside counsel and the Company's financial advisor) that the Company Takeover Proposal theretofore submitted by such person or group of persons no longer constitutes or is reasonably likely to lead to a Company Superior Proposal.

        Additionally, except as expressly permitted pursuant to the Merger Agreement, from and after the Window-Shop Period Start Time, the Company will, and will cause its subsidiaries and its and their respective officers, directors, managers and employees and direct and use reasonable best efforts to cause its and their respective other representatives to, (i) immediately cease and cause to be terminated all discussions or negotiations with any person theretofore conducted with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company

Takeover Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished to any such person or its representatives, and (iii) immediately terminate all physical and electronic data room access previously granted to any such person or its representatives.

        "Company Takeover Proposal" means any proposal, offer, inquiry or indication of interest (whether or not in writing) made by any person (other than an offer or proposal by Parent or any of its affiliates), with respect to any:

  •
  merger, amalgamation, consolidation, tender offer, share exchange, partnership, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any subsidiary of the Company,

  •
  sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution, partnership, joint venture, sale of capital stock or voting securities of, or other equity interests in, a subsidiary of the Company or otherwise) of any business or assets of the Company or the subsidiaries of the Company representing 20% or more of the consolidated revenues, net income or EBITDA of the Company and the subsidiaries of the Company, taken as a whole;

  •
  issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group (as defined under Section 13 of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable or exercisable for, such securities) representing 20% or more of the total outstanding voting power of the Company,

  •
  transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the total outstanding voting power of the Company; or

  •
  any combination of the foregoing.

        Notwithstanding these restrictions, at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written Company Takeover Proposal that (i) the Board determines in good faith after consultation with its outside legal counsel and financial advisor constitutes or is reasonably likely to lead to a Company Superior Proposal such that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law and (ii) did not result from a material breach of the Company's obligations applicable after the Window-Shop Period Start Time and described in the above "Company Takeover Proposal" sub-section, the Company may then take the following actions:

  •
  furnish information (including non-public information) with respect to the Company and its subsidiaries to the person making such Company Takeover Proposal (and its representatives) (provided that all such information has previously been provided to Parent or is provided to Parent not later than 24 hours after the time it is provided to such person) pursuant to an Acceptable Confidentiality Agreement; and

  •
  conduct, engage or otherwise participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the person making such Company Takeover Proposal (and such person's representatives).

        "Company Superior Proposal" means any bona fide written Company Takeover Proposal made by a third party or group (as defined under Section 13 of the Exchange Act) pursuant to which such third party (or in a merger or consolidation involving such party, the stockholders of such third party) or group (as defined under Section 13 of the Exchange Act) would acquire, directly or indirectly, 75% of the outstanding Company common stock or of the total outstanding voting power attributable to the outstanding equity securities of the Company and its subsidiaries (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) or the assets of the Company and the subsidiaries constituting 75% of the consolidated revenues, net income or EBITDA attributable to the assets of the Company, taken as a whole, (i) on terms which our Board determines in its reasonable judgment (after consultation with outside counsel and the Company's financial advisor) to be superior to the Merger, taking into account all of the terms and conditions of such Company Takeover Proposal (including the legal, financial, regulatory, the availability and terms of any required financing, timing and other aspects of the proposal, the identity of the person making the proposal, any risks of non-completion of the proposal and any other factors, that our Board determines are appropriate under the circumstances) and the Merger Agreement (including any changes proposed by Parent to the terms of the Merger Agreement) and (ii) that is reasonably likely to be completed on the terms proposed taking into account all legal, financial, regulatory and other aspects of such proposal, and which provides for financing on terms no less favorable to the Company than the terms and conditions of the financing contemplated by the Merger Agreement (including any changes proposed by Parent).

        The Company has agreed to: (i) promptly and (A) in any event within 24 hours after the expiration of the Go-Shop Period, advise Parent in writing of the existence and identity of any Excluded Party and (B) not later than within 24 hours after receipt thereof by the Company or any of its representatives, including during the Go-Shop Period, give Parent notice in writing of (1) any Company Takeover Proposal or any request for information in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, setting forth in such notice (x) the material terms and conditions of any such Company Takeover Proposal or request for information, inquiry or proposal and (y) the identity of the person making any such Company Takeover Proposal or request for information, inquiry or proposal, or (2) any new substantive developments, discussions or negotiations relating to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal being conducted on behalf of the Company by our Board; (ii) keep Parent informed in all material respects on a prompt basis (and in any event within 24 hours of any substantive developments or changes in status) of the status and details of any Company Takeover Proposal (including any material changes to the terms thereof); and (iii) provide to Parent as soon as practicable after receipt or delivery thereof (but in any event within 24 hours) copies of any Company Takeover Proposal or request for information, inquiry or proposal received in writing (including drafts of any definitive acquisition agreements) exchanged between the Company or any of its affiliates or any of its or their representatives and any person that describes any of the terms or conditions of any Company Takeover Proposal or request for information, inquiry or proposal.

Company Adverse Recommendation Change.

        Except as set forth below, neither the Board nor any committee thereof may (i)(A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), the Company Recommendation, (B) fail to include the Company Recommendation in the proxy statement, (C) at any time following the public announcement of a Company Takeover Proposal (not constituting a tender or exchange offer), fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Parent, (D) fail to recommend, within ten (10) business days after the commencement (pursuant to Rule 14d-2 under the Exchange Act) of a tender or exchange offer for outstanding shares of the Company's common stock (other than by Parent or an affiliate of Parent), rejection of such tender offer or exchange offer by the Company's stockholders (pursuant to Rule 14e-2(a)(1) under the Exchange Act and under cover of Schedule 14D-9 filed by the Company with the SEC), or (E) agree, authorize or commit to do any of the foregoing (any action described in clause (i) above being referred to as a "Company Adverse Recommendation Change") or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company or any of its affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an Acceptable Confidentiality Agreement) relating to a Company Takeover Proposal.

        Notwithstanding the foregoing restrictions, at any time prior to obtaining the Company Stockholder Approval, the Board may (x) make a Company Adverse Recommendation Change, terminate the Merger Agreement and concurrently pay to Parent a termination fee, if: (A) the Company receives a bona fide written Company Takeover Proposal that has not been withdrawn and (B) the Board has determined in good faith, after consultation with outside counsel and the Company's financial advisor, that such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (1) a Company Adverse Recommendation Change may not be so made, and termination of the Merger Agreement) may not so occur unless:

  •
  the Company has given Parent written notice that our Board intends to convene a meeting to consider making, and to vote in respect of making, a Company Adverse Recommendation Change, together with a reasonably detailed description of the Company Superior Proposal, at least four (4) business days (except that any subsequent notice period will be reduced to three (3) business days) in advance of convening such meeting of our Board;

  •
  to the extent requested by Parent, the Board and the Company's representatives have engaged in good faith negotiations with Parent and its representatives to revise the Merger Agreement so as to enable the Board to determine in good faith, after consultation with outside counsel and the Company's financial advisor, that after giving effect to the modifications to the Merger Agreement proposed by Parent, such Company Takeover Proposal would no longer constitute a Company Superior Proposal; and

  •
  following the expiration of the notice period and any negotiations with or consideration of any proposals, amendments or modifications made or agreed to by Parent during the notice period, if any, the Board had determined in good faith, after consultation with the Company's financial advisor and outside legal counsel, that, in the case of a Company Superior Proposal, such Company Superior Proposal remains a Company Superior Proposal or, in cases not involving a Company Superior Proposal, that the failure to make a Company Adverse Recommendation Change or terminate the Merger Agreement and enter into a Company Superior Proposal, would be inconsistent with the exercise of their fiduciary duties under applicable law.

        The Merger Agreement provides that none of its terms will be deemed to prohibit the Company from (i) making any public announcement or disclosure to the Company's stockholders if such disclosure is required under applicable Law, (ii) taking and disclosing a position contemplated by Rule 14d-9 and Rule 14e-2(a) of the Exchange Act, or (iii) making any disclosure that constitutes a "stop, look and listen" communication as contemplated by Section 14d-9(f) of the Exchange Act.

        In addition, at any time prior to obtaining the Company Stockholder Approval, the Board may make a Company Adverse Recommendation Change if: (A) an Intervening Event has occurred and is continuing and (B) the Board has determined in good faith, after consultation with outside counsel and the Company's financial advisor, that the failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board under applicable law; provided, however, that a Company Adverse Recommendation Change may not be so made unless (1) the Company complies with the negotiation provisions described above. Under no circumstances will the Company be permitted to terminate the Merger Agreement in respect of or due to any Company

Adverse Recommendation Change made by the Board in response to or in respect of an Intervening Event.

        "Intervening Event" means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its Subsidiaries or business of the Company, in each case taken as a whole, that (a) is neither known by, nor reasonably foreseeable (with respect to substance or timing) by the Company Board of Directors as of or prior to the date of this Agreement and (b) first occurs, arises or becomes known to the Company Board of Directors after the date of this Agreement and on or prior to the date of the Company Stockholder Approval; provided that (i) any event, change, effect, condition, development, fact or circumstance (A) relating to any Company Takeover Proposal or (B) resulting from (I) the announcement, pendency and consummation of this Agreement and the transactions contemplated by this Agreement, including the Merger, (II) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (III) any breach of this Agreement by the Company, or (IV) factors generally affecting the industry in which the Company and its Subsidiaries operate, (ii) the fact that the Company meets or exceeds any internal or analysts' expectations or projections or (iii) any changes after the date hereof in the market price or trading volume of the Company Common Stock shall not, individually or in the aggregate constitute an Intervening Event.

        The Merger Agreement includes an agreement by the Company and its subsidiaries to not directly or indirectly terminate, amend, modify, waive, release or fail to enforce any standstill or similar provision of any contract to which the Company or any subsidiary is a party or any anti-takeover law unless in the good faith judgment of the Board, after consultation with the Company's independent financial advisors and outside legal counsel, the failure to grant any such termination, amendment, modification, waiver, release or failure to enforce such agreement, provision or law would reasonably be expected to be inconsistent with the directors' exercise of their fiduciary duties under applicable law.

Stockholders Meeting

        The Company is required to take all action necessary to convene and hold a meeting of our stockholders as soon as reasonably practicable after the mailing of this proxy statement to the stockholders, and in any event within 35 days after the SEC advises that it has no further comments thereon or that the Company may file and commence mailing of the definitive proxy statement (and if such day is not a business day, on the first business day subsequent to such day). The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may not postpone or adjourn the special meeting except (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law, (ii) if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, (iii) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained if the special meeting is held on the originally scheduled date, as long as, in the cases of the foregoing (ii) and (iii), the date of the special meeting is not postponed or adjourned more than 10 days in connection with any one postponement or adjournment or more than an aggregate of 30 days from the originally scheduled date (unless the Company shall have received prior written consent of Parent), or (D) with prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Unless the Board has made a Company Adverse Recommendation Change, the Board will recommend the adoption of the Merger Agreement and use its reasonable best efforts to obtain the approval of the stockholders at the special meeting (including by soliciting proxies in favor of the adoption of the Merger and this Agreement).

Cooperation; Efforts to Consummate

        Access to Information.    From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement pursuant to the Merger Agreement and the Effective Time, upon reasonable advance notice, the Company will afford Parent, its subsidiaries, the Investors and their representatives reasonable access during normal business hours to all of the Company's and its subsidiaries' business, properties, books and records, and personnel as Parent may reasonably request, subject to the terms and conditions set forth in the Merger Agreement.

        Efforts to Complete the Merger; Governmental Approvals.    Each of the parties will (and will cause their respective affiliates to) use their reasonable best efforts to (i) prepare and file with any governmental authority all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all consents necessary or advisable to be obtained from any governmental authority in order to consummate the transactions contemplated by the Merger Agreement (collectively, the "Governmental Approvals") and (ii) as promptly as practicable take all steps as may be necessary to obtain all such Governmental Approvals. In furtherance and not in limitation of the foregoing, each party further agreed to use their respective reasonable best efforts to (A) file a notification and report form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement within twenty (20) business days of the date of the Merger Agreement, (B) make all other filings that are required to be made in order to consummate the transactions contemplated by the Merger Agreement pursuant to other antitrust laws with respect to the transactions contemplated by the Merger Agreement as promptly as practicable, and (C) subject to the Merger Agreement, provide any supplemental information requested by any governmental authority relating thereto. Each of the parties agrees not to, without the prior written consent of the other parties (which consent shall not be unreasonably conditioned, withheld or delayed) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated in this Agreement at the behest of any governmental authority, provided that Parent may, at its sole discretion, cause any documentation to effect any necessary notice, report, consent, registration, approval, permit, authorization, expirations of waiting periods or other filing contemplated by the Merger Agreement applicable to it to be withdrawn or refiled or resubmitted for any reason, including to provide the applicable governmental authorities with additional time to review the transactions contemplated by the Merger Agreement. Subject to applicable laws relating to the exchange of information, the parties and their representatives will consult with the others on and consider in good faith the views of the others in connection with any proposed filing made with, or communication to, any third party (including any governmental authority) in connection with the transactions contemplated by the Merger Agreement and act in good faith and cooperate with the other party in connection with resolving any investigation or other inquiry of any governmental authority with respect to the transactions contemplated by the Merger Agreement.

Financing Cooperation

        Until the earlier of the Effective Time and the termination of the Merger Agreement pursuant to the Merger Agreement, the Company shall use its reasonable best efforts, and shall use its reasonable best efforts to cause its representatives to, provide, to Parent and its affiliates, at Parent's sole expense, customary cooperation and customary and readily available financial information and data reasonably requested by Parent and/or its affiliates in connection with any debt financing. Notwithstanding the foregoing, the Company and its representatives shall not be required to cooperate to the extent it would:

  •
  unreasonably disrupt or interfere with the conduct of the Company's business;

  •
  require the Company or any of its subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed;

  •
  require any director, officer or employee of the Company or any of its subsidiaries to deliver, or be required to deliver, any certificate or take any action that would reasonably be expected to result in any personal liability;

  •
  require the Company to waive or amend any terms of the Merger Agreement;

  •
  require the Company or any of its subsidiaries to provide any information that is prohibited or restricted by applicable law or is privileged and disclosure of which would result in a loss of such privilege;

  •
  require the Company or any of its subsidiaries to prepare or deliver any financial statements other than any such financial statements that are required to be prepared and delivered by the Company's obligations under the Merger Agreement to provide access to existing financial statements;

  •
  require the Company or any of its subsidiaries to enter into, amend or modify any agreement or commitment that would not be conditioned on the occurrence of, or would be effective prior to, the Effective Time (other than customary authorization and representation letters); or

  •
  require the Company or any of its subsidiaries, or any of their respective directors, managers or officers, to take any action to authorize any formal corporate or similar action with respect to Parent's debt financing that is not subject to the occurrence of the Effective Time.

Employee Benefits Matters

        For a period of one year following the closing date of the Merger, Parent will provide, or will cause the Surviving Corporation to provide, to the employees of the Company or its subsidiaries who continue to be employed by Parent or the Surviving Corporation or any of their respective subsidiaries following the Effective Time (collectively, the "Continuing Employees"), (i) an annual base salary or wage rate and target short term annual cash bonus opportunity which are no less favorable in the aggregate than those that were provided to each such Continuing Employee by the Company or its subsidiaries immediately prior to the Effective Time and (ii) employee benefits (excluding equity-based compensation) that are at least as favorable to those provided to the Continuing Employees by the Company or its subsidiaries immediately prior to the Effective Time.

        In the event that the employment of any Continuing Employee is terminated during the 18-month period following the Effective Time, Parent will provide, or will cause the Surviving Corporation and its subsidiaries to provide, to such Continuing Employee severance benefits that are no less favorable than the severance benefits to which such Continuing Employee would have been entitled under the applicable company benefit plan disclosed on the Company's Disclosure Schedules (including the Restated Severance Plan) as in effect immediately prior to the date of the Merger Agreement.

        Parent will use commercially reasonable efforts to, or will use commercially reasonable efforts to cause the Surviving Corporation to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee's employment with the Company and its subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

Delisting and Deregistration

        Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Corporation shall use reasonable best efforts to take, or cause to be taken, all actions and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to cause the delisting of the Company and of the shares of its common stock from the NYSE and the deregistration of the common stock under the Exchange Act as promptly as practicable after the Effective Time.

Conditions to The Merger

        Each party's obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the closing of the Merger of the following conditions:

  •
  the adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon;

  •
  the expiration or termination of any applicable waiting period (and any extensions thereof) under the HSR Act; and

  •
  the absence of any law or order that remains in effect that makes the Merger illegal or prohibits or otherwise prevents the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

        The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the closing of the following additional conditions:

  •
  the representations and warranties of the Company set forth in the Merger Agreement with respect to organization; capital stock; indebtedness; capitalization; indebtedness; corporate authority; absence of material adverse effect; takeover laws; and the opinion from the Company's financial advisor are true and correct as of the date of the Merger Agreement and as of the closing date, except for de minimis inaccuracies with respect to capital stock and indebtedness;

  •
  the representations and warranties of the Company set forth in the Merger Agreement with respect to consents and approvals; no violation; reports and financial statements; internal controls and procedures; no undisclosed liabilities; and finders and brokers are true and correct in all material respects as of the date of the Merger Agreement and as of the closing date (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" contained therein);

  •
  the remaining representations and warranties of the Company set forth in the Merger Agreement are true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" contained therein) as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failure of such representations or warranties to be so true and correct that has not had, and would not have, a Company Material Adverse Effect;

  •
  the performance, in all material respects, by the Company of all obligations required to be performed by it under the Merger Agreement at or prior to the closing date of the Merger (it being understood that non-compliance cured in accordance with the Merger Agreement will not be taken into account);

  •
  receipt of a certificate executed by an executive officer of the Company to the effect that the conditions described in the preceding four bullets are satisfied; and

  •
  since the date of the Merger Agreement, there has not occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have a Company Material Adverse Effect.

        The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the closing of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement are true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where the failure of such representations and warranties to be so true and correct have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

  •
  the performance, in all material respects, by Parent and Merger Sub of all obligations required to be performed by it under the Merger Agreement at or prior to the closing date (it being understood that any non-compliance cured in accordance with the Merger Agreement will not be taken into account); and

  •
  receipt of a certificate executed by an executive officer of Parent to the effect that the conditions described in the preceding two bullets are satisfied.

Termination

        The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the Effective Time. In addition, either the Company or Parent may terminate the Merger Agreement at any time before the Effective Time:

  •
  if the Merger is not consummated on or before 5:00 p.m., Eastern Time, on March 31, 2019 (the "End Date"), provided that, Parent shall not have such right to terminate the Merger Agreement until five (5) business days following the date that the Company irrevocably notifies Parent in writing that (i) all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied or waived, and (ii) that it is ready, willing and able to consummate the transactions contemplated by the Merger Agreement;

  •
  if there exists any order or other action from any governmental authority that permanently restrains, enjoins or otherwise prohibits the Merger and such order or other action is, or shall have become, final and non-appealable;

  •
  if the Company's stockholders fail to approve the Merger Proposal at the special meeting (as it may be adjourned or postponed); or

  •
  if the other party has breached any of its representations or warranties or failed to perform any covenants or agreements contained in the Merger Agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured, provided that such party is not in material breach of its obligations.

        The Company may also terminate the Merger Agreement:

  •
  at any time prior to the adoption of the Merger Agreement by the Company's stockholders, if the Board authorizes the Company to enter into a definitive written agreement with respect to a Company Superior Proposal and the Company enters into such a definitive written agreement, provided that the Company has paid the related termination fee to Parent concurrently with such termination and otherwise complied with its obligations under the Merger Agreement; or

  •
  at any time before the Effective Time, upon written notice to Parent, if (i) all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied or waived, (ii) the Company has irrevocably notified Parent in writing at least three (3) business days prior to such termination that it is ready, willing and able to consummate the Merger, (iii) Parent and Merger Sub fail to consummate the Merger within three (3) business days following the date upon which the closing should have occurred pursuant to the terms of the Merger Agreement, or (iv) at all times during such three (3) business day period, the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement; provided that the Company is not in breach of the Merger Agreement in any material respect.

        Parent may also terminate the Merger Agreement upon written notice to the Company if (A) the Board shall have effected a Company Adverse Recommendation Change, (B) the Company shall have entered into a definitive written agreement providing for a Company Superior Proposal, (C) the Company has willfully and materially breached or failed to perform any of its non-solicitation obligations set forth in the Merger Agreement, or (D) the Company shall have committed a willful and material breach of the covenants relating to the Company stockholders' meeting resulting in the failure of the Company to convene the Company stockholders' meeting prior to the third (3rd) business day next preceding the End Date, provided that Parent is not then in material breach of the Merger Agreement which caused the Company's stockholders' meeting prior to the third (3rd) business day next preceding the End Date.

Termination Fees

        Company Termination Fee.    The Company will be required to pay a termination fee to Parent in an amount in cash equal to $8.5 million upon the termination of the Merger Agreement:

  •
  by the Company, if (a) the Board authorizes the Company to enter into a definitive acquisition agreement with respect to a Company Superior Proposal and (b) the Company enters into such Company Acquisition Agreement;

  •
  by Parent, if (a) the Board shall have effected a Company Adverse Recommendation Change, (b) the Company shall have entered into a definitive written agreement providing for a Company Superior Proposal, (c) the Company has willfully and materially breached or failed to perform any of its non-solicitation obligations set forth in the Merger Agreement, or (d) the Company shall have committed a willful and material breach of the covenants relating to the Company stockholders' meeting resulting in the failure of the Company to convene the Company stockholders' meeting prior to the third (3rd) business day next preceding the End Date, provided that Parent is not then in material breach of the Merger Agreement which caused the Company's stockholders' meeting prior to the third (3rd) business day next preceding the End Date; or

  •
  by Company or Parent, as applicable, if:

  •
  following the occurrence of an event described in the preceding bullet, the Merger Agreement is terminated because (i) the Merger has not been consummated on or before the End Date (after giving effect to any applicable extension, but subject to certain conditions having been satisfied), (ii) the Company's stockholders fail to approve the Merger Proposal at the special meeting (as it may be adjourned or postponed), or (iii) the Company breached its representations or covenants under the Merger Agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured;

    •
    a Company Takeover Proposal has been publicly made or proposed (and not publicly withdrawn) after the date of the Merger Agreement and prior to such termination of the Merger Agreement; and

    •
    within twelve months after the date of such termination, the Company enters into a written agreement to consummate Company Takeover Proposal and such Company Takeover Proposal is subsequently consummated (with each reference to 20% in the definition of Company Takeover Proposal being replaced with "a majority").

        Parent Termination Fee.    Parent will be required to pay to the Company a reverse termination fee of $17 million (the "Parent Termination Fee") in the event that the Merger Agreement is terminated by the Company, if (i) all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied or waived, (ii) the Company has irrevocably notified Parent in writing at least three (3) business days prior to such termination that it is ready, willing and able to consummate the Merger, (iii) Parent and Merger Sub fail to consummate the Merger within three (3) business days following the date upon which the closing should have occurred pursuant to the terms of the Merger Agreement, or (iv) at all times during such three (3) business day period, the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement; provided that the Company is not in breach of the Merger Agreement in any material respect.

        Parent Expense Reimbursement.    The Company will be required pay to Parent all reasonable and documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement, up to $1,500,000, if this Agreement is terminated by the Company because the Company's stockholders fail to approve the Merger Proposal at the special meeting (as it may be adjourned or postponed).

        Each of the parties acknowledges that any amount payable by the Company or Parent including any termination fee does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the efforts and resources expended and the opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, which amount would otherwise be impossible to calculate with precision. In no event shall a party be entitled to payment of a termination fee by the other party (or, in respect of the Parent, the expense reimbursement mentioned above in this proxy statement), on more than one occasion.

Fees and Expenses

        Other than as specifically set forth in the Merger Agreement, each party shall bear its own expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Remedies

        If the Merger Agreement is terminated by the Company as set forth above and the Parent Termination Fee is paid to us, the Parent Termination Fee will be our sole and exclusive remedy for monetary damages against Parent or Merger Sub pursuant to the Merger Agreement.

        The Company, Parent, and Merger Sub will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to seek enforcement specifically of the terms and provisions of the Merger Agreement. However, prior to a Parent Novation, the Company's right to seek specific performance of the obligations of Parent and Merger Sub to consummate the closing of the Merger is subject to (i) Parent's receipt of the proceeds of the funding contemplated by the Subscription Agreement or the investors having confirmed in writing to Parent that, if specific performance is granted pursuant hereto, the Parent Funding will be funded and (ii) the Company having irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the closing if such specific performance is granted and if the Parent Funding is funded, then the closing would occur. This is in addition to any other remedy to which they are entitled at law or in equity.

Indemnification; Directors' and Officers' Insurance

        From and after the Effective Time, the Surviving Corporation and its subsidiaries shall, and Parent will cause the Surviving Corporation and its subsidiaries to, jointly and severally, indemnify, defend and hold harmless each person who is at the time of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (each an "indemnified party") against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising at or prior to the Effective Time out of or pertaining to the fact that the indemnified party is or was an officer, director or manager of the Company or any of its subsidiaries or, while an officer, director or manager of the Company or any of its subsidiaries, is or was serving at the request of the Company or any of its subsidiaries as an officer, director or manager of another person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted to do so by applicable law. Each indemnified party will be entitled to advancement of expenses (including attorneys' fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation or its subsidiaries; provided that any indemnified party to whom expenses are to be advanced provides prior to any receipt of such advances an undertaking, to the extent required by the DGCL or other applicable law, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified party is not entitled to indemnification under applicable law. Without limitation of the foregoing or any other indemnification obligation provided for in the Merger Agreement, for a period of six years from and after the Effective Time, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any indemnified party, whether provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such indemnified party and the Company or any of its subsidiaries as in effect on the date hereof, shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

        The Merger Agreement provides that, for six years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time than are set forth in the certificate of incorporation and bylaws of the Company as in effect on the date of the Merger Agreement.

        The Merger Agreement further provides that, for a period of six years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or any of its subsidiaries as of the date of the Merger Agreement or provide substitute policies for the Company and its current and former directors, officers and employees who are currently covered by the directors' and officers' and fiduciary liability insurance coverage maintained by the Company as of the date of the Merger Agreement, in either case, with limits not less than the existing coverage and having other terms not less favorable to the insured persons than the directors' and officers' liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of the Merger Agreement (the "Maximum Amount"), and if the Surviving Corporation is unable to obtain the insurance required by this paragraph it shall obtain as much comparable insurance coverage as possible for each year within such six-year period for an annual premium equal to the Maximum Amount. The Surviving Corporation shall use its commercially reasonable efforts to maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Modification or Amendment; Waiver

        The Merger Agreement may be amended at any time, by an instrument in writing signed by each of the parties, before or after the approval of the Merger by the Company's stockholders; provided, however, that after adoption of the Merger Agreement by the Company's stockholders, no amendment may be made that would require further approval or adoption without such further approval or adoption.

        At any time prior to the Effective Time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to the Merger Agreement; (c) waive compliance with any covenants and agreements contained herein; or (d) waive the satisfaction of any of the conditions contained herein. No extension or waiver by the Company shall require the approval of the Company's stockholders unless such approval is required by law. Any agreement on the part of a party to any such extension or waiver is valid only if set forth in an instrument in writing signed by such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise does not constitute a waiver of such rights.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER SPECIFIED COMPENSATION (PROPOSAL 2)

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide holders of common stock with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to our named executive officers in connection with the Merger, as disclosed in this proxy statement, including as described in "The Merger (Proposal 1)—Interests of Certain Persons in the Merger." This vote is commonly referred to as a "say on golden parachute" vote. This non-binding, advisory proposal relates only to contractual obligations of the Company that may result in a payment to our named executive officers in connection with, or following, the consummation of the Merger, and does not relate to any new compensation or other arrangements between our named executive officers and Parent. Further, this proposal does not relate to any compensation arrangements that are or may become applicable to our directors or executive officers who are not named executive officers.

        As an advisory vote, this proposal is not binding upon the Company or our Board. Approval of this proposal is not a condition to completion of the Merger, and this vote is separate from the other proposals at the special meeting. Accordingly, you may vote to approve such other proposals to be considered and vote not to approve the Advisory Compensation Proposal, and vice versa. Because the vote on the Advisory Compensation Proposal is advisory in nature only, it will not be binding on the Company. To the extent that we are contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote. These payments are a part of our comprehensive executive compensation program and are intended to align our named executive officers' interests with yours as stockholders by ensuring their continued retention and commitment during critical events such as the Merger, which may create significant personal uncertainty for them.

        The Board recommends that our stockholders approve the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in 'The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Golden Parachute Compensation', are hereby APPROVED."

        The Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the Advisory Compensation Proposal.

  Our Board recommends a vote "FOR" the Advisory Compensation Proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)

        We are asking stockholders to approve a proposal for one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to adopt the Merger Proposal. If, at the special meeting (or any adjournment or postponement of the special meeting), the number of shares of common stock present in person or by proxy and voting in favor of the Merger Proposal is not sufficient to approve that proposal, we may move to adjourn the special meeting (or any adjournment or postponement of the special meeting) in order to enable our directors, officers, employees and representatives to solicit additional proxies for the adoption of the Merger Proposal. In that event, we will ask stockholders to vote only upon the Adjournment Proposal, and not the Merger Proposal. If stockholders approve the Adjournment Proposal, we could adjourn the special meeting, and any adjourned session or postponement of the special meeting, and use the additional time to solicit additional proxies.

        We retain full authority to the extent set forth in our bylaws and under Delaware law to adjourn the special meeting for any purpose, or to postpone the special meeting before it is convened, without the consent of any stockholder.

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the Adjournment Proposal.

        Our Board recommends a vote "FOR" the Adjournment Proposal.

MARKET PRICE OF COMMON STOCK

        Our common stock is traded on the NYSE under the symbol "ZOES."

        The following table sets forth during the periods indicated the high and low sales prices of our common stock as reported on NYSE for the periods indicated:

	High	Low	Cash Dividends Declared
2018
Fourth Quarter (through October 8, 2018)	$12.74	$12.67	$—
Third Quarter	$13.73	$8.22	$—
Second Quarter	$17.04	$8.59	$—
First Quarter	$17.65	$12.97	$—
2017
Fourth Quarter	$17.58	$10.99	$—
Third Quarter	$13.78	$10.77	$—
Second Quarter	$18.77	$10.94	$—
First Quarter	$25.92	$16.39	$—
2016
Fourth Quarter	$27.41	$20.20	$—
Third Quarter	$38.00	$21.86	$—
Second Quarter	$40.60	$34.53	$—
First Quarter	$41.76	$23.17	$—

        On August 16, 2018, the last trading date prior to the public announcement of the Company's entry into the Merger Agreement, shares of our common stock closed at $9.56. On October 8, 2018, the most recent practicable date prior to the date of this proxy statement, the closing price per share of common stock was $12.71. You are encouraged to obtain current market quotations for our common stock.

        Under the terms of the Merger Agreement, all outstanding shares of our common stock will be acquired for a total enterprise value (equity and debt) of approximately $300 million. Each holder of our common stock will receive $12.75 in cash per share, representing an approximately 33% premium to the closing price of our common stock as of August 16, 2018.

        The Company has declared or paid dividends and has no intention to pay any dividends prior to the consummation of the Merger. The terms of the Merger Agreement do not allow us to declare or pay a dividend, without the prior written consent of Parent, between August 16, 2018 and the earlier of the Effective Time or the termination of the Merger Agreement.

        If the merger is completed, the common stock will be delisted from NYSE and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the common stock ownership for each of our directors, each of the named executive officers who are currently employed by us, all of our directors and executive officers as a group, and each of our known 5% stockholders. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned. Information in the table is as of October 8, 2018, unless otherwise indicated.

        Except as otherwise indicated, the address for each person listed below is c/o Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent (%)
Misada Capital Flagship Fund LP(1)	3,295,334	16.8%
Brown Capital Management, LLC(2)	3,275,774	16.7%
Vintage Capital Management, LLC(3)	1,950,000	9.9%
PW Partners Atlas Fund II LP(4)	1,262,114	6.4%
Morgan Stanley(5)	1,419,340	7.2%
BlackRock, Inc.(6)	1,205,407	6.2%
Armistice Capital, LLC(7)	1,000,000	5.1%
Kevin Miles(8)	393,678	2.0%
Sunil Doshi(9)	104,212	*
James Besch(10)	55,380	*
Michael Todd(11)	35,535	*
Greg Dollarhyde(12)	163,188	*
Sue Collyns(12)	22,521	*
Thomas Baldwin(12)	16,854	*
Alec Taylor(12)	15,288	*
Cordia Harrington(12)	13,698	*
All executive officers and directors as a group (9 total)	825,354	4.2%

*
Indicates less than 1%.

(1)
Information is based on Schedule 13G filed with the SEC on February 26, 2018, by Misada Capital Flagship Fund LP. The reporting persons are Misada Capital Flagship Fund LP ("Misada Flagship"), Misada Capital Holdings LLC ("Misada Holdings") and Noah A. Elbogen. Each of Misada Holdings, as the general partner of Misada Flagship, and Mr. Elbogen, as the managing member of Misada Holdings, may be deemed to beneficially own 3,295,334 shares of the Company's common stock directly owned by Misada Flagship. The address for Misada Capital Flagship Fund LP, Misada Capital Holdings LLC and Noah A. Elbogen is 200 S. Dwight Place, Englewood, NJ 07631.

(2)
Information is based on a Schedule 13G filed with the SEC on February 14, 2018, by Brown Capital Management, LLC and The Brown Capital Management Small Company Fund, which reported sole voting power as to 1,918,582 shares and sole dispositive power as to 3,275,774 shares. Included in such shares are 1,576,390 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC. The address for the beneficial owners is 1201 N. Calvert Street, Baltimore, MD 21202.

(3)
Information is based on a Schedule 13G filed with the SEC on June 28, 2018, by Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn, The address for the beneficial owners is 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.

(4)
Information is based on a Schedule 13D filed with the SEC on August 21, 2018, by PW Partners Atlas Fund II LP, a Delaware limited partnership ("Atlas Fund II"), PW Acquisitions LP, a Delaware limited partnership ("PW Acquisitions"), PW Partners Atlas Funds, LLC, a Delaware limited liability company ("Atlas Fund GP"), PW Partners Capital Management LLC, a Delaware limited liability company ("PW Capital Management"), and Patrick Walsh, Atlas Fund GP is the general partner of each of Atlas Fund II and PW Acquisitions. By virtue of these relationships, Atlas Fund GP may be deemed to beneficially own the Shares owned directly by Atlas Fund II and

  PW Acquisitions. PW Capital Management acts as the investment manager with respect to each of Atlas Fund II and PW Acquisitions. Mr. Walsh is the Managing Member and Chief Executive Officer of Atlas Fund GP and the Managing Member of PW Capital Management. By virtue of these relationships, each of PW Capital Management and Mr. Walsh may be deemed to beneficially own the Shares owned directly by Atlas Fund II and PW Acquisitions. The business address of each of Atlas Fund II, PW Acquisitions, Atlas Fund GP, PW Capital Management and Patrick Walsh is 141 W. Jackson Blvd., Suite 1702, Chicago, IL 60604.

(5)
Information is based on Schedule 13G filed with the SEC on February 12, 2018, by Morgan Stanley. The reporting persons are Morgan Stanley and Morgan Stanley Investment Management Inc. The address for Morgan Stanley and Morgan Stanley Investment Management is 1585 Broadway, New York, NY 10036.

(6)
Information is based on a Schedule 13G filed with the SEC on January 23, 2018, by the beneficial owner which reported sole voting power as to 1,205,407 shares and sole dispositive power as to 1,205,407 shares. The address for the beneficial owner is 55 East 52nd Street, New York, NY 10055.

(7)
Information is based on a Schedule 13G filed with the SEC on August 16, 2018, by Armistice Capital, LLC, Armistice Capital Master Fund Ltd. and Steven Boyd. The address for the beneficial owners is 510 Madison Avenue, 22nd Floor, New York, NY 10022.

(8)
Includes (i) 222,992 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 3,951 shares of common stock that are issuable in connection with restricted stock units which began vesting annually in three equal installments on February 18, 2017, (iii) 6,091 shares of common stock that are issuable in connection with restricted stock units which vest annually in three equal installments beginning on February 21, 2018, (iv) 45,374 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019 and (v) 46,000 restricted shares which vest annually in five equal installments beginning on June 15, 2018.

(9)
Includes (i) 59,885 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 1,824 shares of common stock that are issuable in connection with restricted stock units which began vesting annually in three equal installments on February 18, 2017, (iii) 2,866 shares of common stock that are issuable in connection with restricted stock units which vest annual in three equal installments beginning on February 21, 2018, (iv) 16,014 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019 and (v) 19,516 restricted shares that vest annually in five equal installments beginning on September 7, 2018.

(10)
Includes (i) 30,382 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 608 shares of common stock that are issuable in connection with restricted stock units which began vesting annually in three equal installments on February 18, 2017, (iii) 1,075 shares of common stock that are issuable in connection with restricted stock units which will vest annually in three equal installments beginning on February 21, 2018 and (iv) 4,004 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019.

(11)
Includes (i) 33,632 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 608 shares of common stock that are issuable in connection with restricted stock units which began vesting vest annually in three equal installments on February 18, 2017, (iii) 1,075 shares of common stock that are issuable in connection with restricted stock units which will vest annually in three equal installments beginning on February 21, 2018 and (iv) 4,004 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019.

(12)
In the case of each person named, includes (i) 445 shares of common stock that are issuable in connection with restricted units which began vesting annually in three equal installments on April 12, 2017 (ii) 1,936 shares of common stock that are issuable in connection with restricted units which will vest annually in three equal installments beginning on April 12, 2018 and (iii) 3,504 shares of common stock that are issuable in connection with restricted stock units which will vest annually in four equal installments beginning on April 12, 2019

APPRAISAL RIGHTS

        The following discussion summarizes the material terms of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL ("Section 262"), which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a "stockholder" or a "holder of shares" are to the record holder of shares of common stock unless otherwise noted herein.

        Holders of common stock are entitled to seek appraisal of their shares in connection with the Merger in accordance with Section 262. Under Section 262, if the Merger is completed, record holders of shares of common stock who do not vote in favor of the adoption of the Merger Agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the "fair value." Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Company, as the Surviving Corporation, may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (a) the difference, if any, between the amount so paid and the "fair value" of the shares as determined by the Delaware Court of Chancery and (b) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Company, as the Surviving Corporation, is under no obligation to make such voluntary cash payment prior to such entry of judgment.

        However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of common stock who asserted appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, as measured in accordance with subsection (g) of Section 262, or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. We refer to these conditions as the "Ownership Thresholds."

        Under Section 262, where a merger agreement is submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder of record for notice of the meeting with respect to shares for which appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.

        ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER'S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED THEREIN MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, WE BELIEVE THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

        If a holder of common stock loses his, her or its appraisal rights by failing to timely comply with the procedures of Section 262 or otherwise or if the Ownership Thresholds are not met, such holder of common stock will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

  •
  the stockholder must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before such effective date); and

  •
  a stockholder or the Company, as the Surviving Corporation, must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company, as the Surviving Corporation, is under no obligation to file any petition and has no intention of doing so.

        In addition, one of the Ownership Thresholds must be met.

        Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement or abstain.

Filing Written Demand

        Any holder of common stock wishing to exercise appraisal rights must, before the vote on the adoption of the Merger Agreement at the special meeting, deliver to the Company a written demand for the appraisal of the stockholder's shares. A holder of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. The holder will lose appraisal rights if the holder transfers the shares before the effective date of the Merger. The holder must not vote in favor of the adoption of the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will result in the submitting stockholder losing such stockholder's right of appraisal and will effectively nullify any previously delivered written demand for appraisal of such stockholder's shares of common stock. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement, nor abstaining from voting or failing to vote on the Merger

Proposal, will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. The demand must reasonably inform the Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the shares held by the holder. A stockholder's failure to deliver the written demand to the Company prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting will result in such stockholder losing such stockholder's right of appraisal.

        Only a holder of record of shares of common stock is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock must be executed by or on behalf of the holder of record. The written demand must reasonably inform the Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common or other joint ownership, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank, trust or nominee, the broker, bank, trust or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly in a timely manner the steps necessary to perfect appraisal rights.

        All written demands for appraisal pursuant to Section 262 must be delivered to the Company at:

        Zoe's Kitchen, Inc.
5760 State Highway 121, Suite 250
Plano, Texas 75024
Attention: Secretary

        At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Company, as the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger

Agreement within 60 days after the effective date of the Merger. If the Company, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

        If the Merger is completed, within ten days after the effective date of the Merger, the Company, as the Surviving Corporation, must notify each holder of common stock who has complied with the written demand requirements of Section 262, and who has not voted in favor of the adoption of the Merger Agreement, of the date on which the Merger became effective.

Filing a Petition for Appraisal

        Within 120 days after the effective date of the Merger, but not thereafter, the Company, as the Surviving Corporation, or any holder of common stock who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the value of the shares held by all such stockholders. The Company, as the Surviving Corporation, is under no obligation to and has no present intention to file such a petition and holders of common stock should not assume that the Company, as the Surviving Corporation, will file such a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to demand appraisal and perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the Merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from the Company, as the Surviving Corporation, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the Company, as the Surviving Corporation, or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the Company, as the Surviving Corporation, the statement described in this paragraph. If a petition for appraisal is not timely filed or if neither of the Ownership Thresholds is met, then the right to appraisal will cease.

        If a petition for an appraisal is timely filed by a holder of shares of common stock and a copy thereof is served upon the Company as the Surviving Corporation, the Company as the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the "Verified List"), containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Company, as the Surviving Corporation, and all of the stockholders shown on the Verified List at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice shall be borne by the Company, as the Surviving Corporation.

        After notice to the dissenting stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares and who had stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

        Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares whose name appears on the Verified List and, if such shares are represented by certificates and if so required, who has submitted such stockholder's certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights or that neither of the Ownership Thresholds is met.

        The Delaware Court of Chancery shall dismiss the proceedings as to all stockholders who are otherwise entitled to appraisal rights in connection with the Merger unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, as measured in accordance with subsection (g) of Section 262, or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

        After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal and that at least one of the Ownership Thresholds has been satisfied in respect of the Company stockholders seeking appraisal rights, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

        At any time before the entry of judgment in the proceedings, the Company, as the Surviving Corporation, may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered." Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and may not otherwise address, "fair value" under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Parent, Merger Sub nor the Company anticipate offering more than the applicable Merger Consideration to any stockholder of the Company exercising appraisal rights, and reserve the right to make a voluntary cash payment prior to the entry of judgment in an appraisal action as described above and to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the applicable Merger Consideration.

        The Delaware Court of Chancery will direct the payment of the "fair value" of the shares, together with interest, if any, by the Company as the Surviving Corporation to the stockholders entitled thereto. Payment will be made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and in the case of holders of shares represented by certificates, upon the surrender to the Company as the Surviving Corporation of the certificate(s) representing such stock. The Delaware Court of Chancery's decree may be enforced as other decrees in such court may be enforced.

        The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses.

        If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, effectively withdraws or otherwise loses such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted as of the effective date of the Merger into the right to receive the Merger Consideration pursuant to the Merger Agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if neither of the Ownership Thresholds is met. In addition, as described above and subject to the timing considerations discussed above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the Merger Agreement, without interest.

        Any holder of shares of common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective date of the Merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the Merger.

        FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR DEMANDING AND PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A COMPANY STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

HOUSEHOLDING OF PROXY MATERIALS

        We have adopted a procedure approved by the SEC called "householding" under which multiple stockholders who share the same address will receive only one copy of the annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (214) 436-8765, by email at investorrelations@zoeskitchen.com, or by mail c/o Secretary at Zoe's Kitchen, Inc. at 5760 State Highway 121, Suite 250, Plano, Texas 75024, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in held in "street name" may contact their brokerage firm or bank to request information about householding.

DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the Merger is completed, the common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

SUBMISSION OF STOCKHOLDER PROPOSALS

        We held our annual meeting of stockholders on June 14, 2018.

        We will hold our 2019 annual meeting of stockholders only if the Merger is not completed because, if the Merger is completed, we will cease to be an independent public company and will become a subsidiary of Parent and you will no longer have an ownership interest in the Company.

        From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for possible inclusion in the proxy statement related to the 2019 annual stockholders meeting no later than December 2018. Proposals for possible consideration at the 2019 annual stockholders meeting, but not submitted for inclusion in the proxy statement, must be received by us no earlier than February 14, 2019, and no later than March 16, 2019, assuming the Company does not change the date of the 2019 annual meeting of Stockholders by more than 30 days before or 70 days after the anniversary of the 2018 Annual Meeting. If held, the 2019 annual stockholders meeting is expected to take place in June 2019. Direct any proposals, as well as related questions, to Corporate Secretary, Zoe's Kitchen, Inc. at 5760 State Highway 121, Suite 250, Plano, Texas 75024.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following filings with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 25, 2017;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended April 16, 2018 and July 9, 2018; and

  •
  Current Reports on Form 8-K filed on February 22, 2018, May 24, 2018, June 19, 2018, and August 20, 2018.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

        You may read and copy any reports, statements or other information that we file with the SEC at its public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

        Zoe's Kitchen, Inc.
Attn: Secretary
5760 State Highway 121, Suite 250
Plano, Texas 75024

        If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the "Investors" section of our website, www.zoeskitchen.com. The information included on our website is not incorporated by reference into this proxy statement.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO

PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 9, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

Zoe's Kitchen, Inc.

Cava Group, Inc.,

and

Pita Merger Sub, Inc.

Dated as of August 16, 2018

A-i

A-ii

 EXHIBITS

EXHIBITS
Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 16, 2018, is by and among Zoe's Kitchen, Inc., a Delaware corporation (the "Company"), Cava Group, Inc., a Delaware corporation ("Parent"), and Pita Merger Sub, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Parent ("Merger Sub" and, together with the Company and Parent, the "Parties," and each, a "Party").

WITNESSETH:

        WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, in furtherance of such acquisition of the Company by Parent, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent;

        WHEREAS, the board of directors of the Company (the "Company Board of Directors") has unanimously (i) resolved to recommend that the Company's stockholders adopt this Agreement, (ii) declared this Agreement advisable, (iii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and the Company's stockholders, (iv) approved this Agreement and the Merger and the other transactions contemplated by this Agreement and (v) directed that the adoption of this Agreement be submitted for consideration by the Company's stockholders at a special meeting thereof;

        WHEREAS, the board of directors of Merger Sub has unanimously (i) resolved to recommend that Parent (as Merger Sub's sole stockholder) adopt this Agreement, (ii) declared this Agreement advisable, (iii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and Parent (as Merger Sub's sole stockholder) and (iv) approved this Agreement and the Merger and the other transactions contemplated by this Agreement;

        WHEREAS, the board of directors of Parent has (i) declared this Agreement advisable, (ii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Parent and Parent's stockholders and (iii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement; and

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     At the Effective Time, on the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (as amended, the "DGCL"), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence under Delaware law as the surviving company in the Merger (the "Surviving Corporation") and a Wholly Owned Subsidiary of Parent.

        Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, at 10:00 a.m., local time, on the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by law) of such conditions), or at such other place (or by means of remote communication), date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the "Closing Date."

        Section 1.3    Effective Time.     On the Closing Date, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the Parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such time, the "Effective Time").

        Section 1.4    Effects of the Merger.     The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided in Section 259(a) of the DGCL.

        Section 1.5    Organizational Documents of the Surviving Corporation.

          (a)   At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to be in the form set forth in Exhibit A to this Agreement and as so amended shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until thereafter amended as provided therein or in accordance with applicable Law.

          (b)   At the Effective Time, the Amended and Restated Bylaws of the Company, as amended, shall be amended in their entirety to read the same as the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or in accordance with applicable Law.

        Section 1.6    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

        Section 1.7    Officers.     Except as otherwise determined by Parent prior to the Effective Time (it being acknowledged and agreed that the Company and Parent shall take all actions necessary to effect any such determination made by Parent prior to the Effective Time), the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

 ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Capital Stock.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or any holder of any shares of Company Common Stock or common stock of Merger Sub:

            (i)    Conversion of Company Common Stock.    Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (A) Cancelled Shares or any Dissenting Shares or (B) for the avoidance of doubt, any Company Restricted Shares, which shall be treated in accordance with Section 2.3(b)) (such shares of Company Common Stock, other than those contemplated by the foregoing clauses (A) and (B), the "Eligible Shares"), shall be automatically converted into the right to receive $12.75 in cash per share of Company Common Stock (such amount in cash per share of Company Common Stock, without interest, the "Merger Consideration"), payable pursuant to Section 2.2(d).

            (ii)    Common Stock of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation. From and after the Effective Time, all certificates or book-entry accounts representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

            (iii)    Cancellation of Certain Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or any of its Wholly Owned Subsidiaries, other than, in each case, shares of Company Common Stock held on behalf of third parties, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the "Cancelled Shares"), and no consideration shall be delivered in exchange therefor.

  All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form ("Book-Entry Shares") and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a "Certificate") shall thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 2.1.

          (b)    Shares of Dissenting Stockholders.    Notwithstanding anything in this Agreement to the contrary, if a Person (a "Dissenting Stockholder") who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all the provisions of Section 262 of the DGCL concerning the right of holders of shares of Company Common Stock to require appraisal (the "Appraisal Provisions") of their shares of Company Common Stock and has duly demanded appraisal under the Appraisal Provisions with respect to any issued and outstanding shares of Company Common Stock held by such Dissenting Stockholder ("Dissenting Shares"), then to the extent the Appraisal Provisions are applicable, such Dissenting Shares shall not be converted into the right to receive the Merger Consideration as described in Section 2.1(a)(i), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder effectively withdraws or otherwise waives or loses its demand for appraisal or otherwise fails to perfect its right of appraisal, in any case pursuant to Section 262 of the DGCL, each Dissenting Share shall thereupon be treated as though such share of Company Common Stock had been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(i). The Company shall give Parent prompt notice and true and complete copies of any demands for appraisal of shares of Company Common Stock received by the Company, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and shall give Parent the opportunity to direct, at Parent's expense, all negotiations and Proceedings with respect thereto, including any determination to make any payment to any Dissenting Stockholder with respect to any of its Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in any such proceedings regarding appraisal. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or approve any withdrawal of any such demands or approve, authorize or commit to do any of the foregoing.

          (c)    Certain Adjustments.    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock shall have been changed into a different number of shares or securities or a different class by reason of any stock dividend or distribution, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.2    Exchange of Certificates.

          (a)    Appointment of Paying Agent.    Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration and shall enter into a paying agent agreement reasonably acceptable to the Company (in each case, such acceptance not to be unreasonably conditioned, withheld or delayed) relating to the Paying Agent's responsibilities contemplated by this Agreement (such agreement, the "Paying Agent Agreement").

          (b)    Deposit of Merger Consideration.    As promptly as practicable after the Effective Time, but on the Closing Date, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Company Common Stock, cash in immediately available funds sufficient to pay the aggregate Merger Consideration (such cash amount, the "Payment Fund"). Any amounts payable in respect of Company Equity Awards shall not be deposited with Paying Agent but instead be paid through payroll in accordance with Section 2.3(d).

          (c)    Exchange Procedures.    As promptly as practicable (and no later than the third Business Day) after the Effective Time, Parent shall cause the Paying Agent to mail or otherwise provide notice to each holder of record of Eligible Shares that are (i) Certificates or (ii) Book-Entry Shares not held through DTC, advising such holders of the effectiveness of the Merger, which notice shall include (A) appropriate transmittal materials (including a letter of transmittal (the "Letter of Transmittal")), which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.2(j)) or transfer of the Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary "agent's message" with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the

  Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement) and shall be in such form and have such other provisions as Parent shall reasonably designate and (B) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.2(j)) or Book-Entry Shares in exchange for the Merger Consideration. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC's customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled pursuant to the terms of this Agreement.

          (d)    Surrender of Certificates or Book-Entry Shares.    Upon surrender to the Paying Agent of Eligible Shares that (i) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.2(j)) together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, (ii) are Book-Entry Shares not held through DTC, by book-receipt of an "agent's message" by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each of the foregoing clauses (i) and (ii) of this Section 2.2(d), pursuant to such materials and instructions as contemplated by Section 2.2(c), and (iii) are Book-Entry Shares held through DTC, in accordance with DTC's customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries pursuant to Section 2.2(c), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement (after giving effect to any required Tax withholdings as provided in Section 2.2(i) ). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such shares of Company Common Stock may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company. For the avoidance of doubt, no interest shall be paid or shall accrue on the Merger Consideration payable upon surrender of any Certificate or Book-Entry Share.

          (e)    No Further Ownership Rights in Company Common Stock.    From and after the Effective Time, all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than, subject to applicable Law in the case of Dissenting Shares, the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement at the Effective Time upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(d), without interest. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

          (f)    Investment of Payment Fund.    If directed by Parent or as contemplated by the Paying Agent Agreement, the Paying Agent shall invest any cash included in the Payment Fund, if at all, solely in cash or in liquid money market funds that invest solely in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than thirty days; provided that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.

          (g)    Termination of Payment Fund.    Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any holder of Certificates or Book-Entry Shares that has not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Corporation (subject to any applicable abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration that such holder has the right to receive pursuant to this Article II (after giving effect to any required Tax withholdings as provided in Section 2.2(i)), without any interest thereon.

          (h)    No Liability.    Subject to applicable Law, none of Parent, the Company, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Subject to applicable Law, notwithstanding any other provision of this Agreement, any portion of the Merger Consideration or the cash to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Book-Entry Shares as of immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (i)    Withholding Rights.    Each of the Company, the Surviving Corporation, Parent, Merger Sub and the Paying Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amounts required to be deducted or withheld with respect to the making of such payment under applicable Tax Law. To the extent that any amounts are so deducted, withheld and timely remitted to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

          (j)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.2(g), Parent), the posting by such Person of a bond in a customary form and amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.2(g), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.2(i)) in accordance with the terms of this Agreement.

        Section 2.3    Treatment of Company Equity Awards.

          (a)   At the Effective Time, each award of options to purchase shares of Company Common Stock (a "Company Option") that is outstanding under the Company 2018 Omnibus Incentive Plan and the Company 2014 Omnibus Incentive Plan (the "Company Stock Plans"), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and be cancelled and converted into the right to receive, without interest, a cash payment in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of the Effective Time, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Option which has an exercise price per share of Company Common Stock subject to such Company Option that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

          (b)   At the Effective Time, each share of Company Common Stock subject to vesting, repurchase or other lapse of restrictions (a "Company Restricted Share") that is outstanding under the Company Stock Plans as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and become free of restrictions and shall be cancelled and converted into the right to receive, without interest, the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

          (c)   At the Effective Time, each restricted stock unit award in respect of shares of Company Common Stock (a "Company RSU Award") that is outstanding under the Company Stock Plans as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and be cancelled and converted into the right to receive, without interest, a cash payment in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU Award and (ii) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

          (d)   The Surviving Corporation shall, through the payroll system of the Surviving Corporation, pay or cause to be paid to the holders of the Company Equity Awards the amounts set forth in this Section 2.3 as promptly as practicable following the Closing Date (but no later than the first regularly schedule payroll date following the Closing Date that is not less than five Business Days after the Closing Date); provided, however, that to the extent that any Company RSU Award constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code; provided, further, that to the extent the holder of a Company Equity Award is not and was not at any time during the applicable vesting period an employee of the Company or its Subsidiaries, such amounts shall not be paid through the payroll system, but shall be paid by the Paying Agent pursuant to Section 2.2.

          (e)   At or prior to the Effective Time, the Company, the Company Board of Directors or the compensation committee of the Company Board of Directors, as applicable, shall adopt any resolutions that are necessary to effectuate the provisions of this Section 2.3; including, without limitation, by delivering notice of termination to holders of Company Options pursuant to Section 11.1(c) of the Company 2014 Omnibus Incentive Plan. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

        Section 2.4    Further Assurances.     Subject to Section 8.5, if at any time before or after the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, Merger Sub and the Company and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in any form, document or report publicly filed with or publicly furnished to the SEC by the Company or any of its Subsidiaries on or after December 28, 2015 (the "Applicable Date") and prior to the date hereof (excluding any disclosures set forth in any "risk factors," "forward-looking statements" or "market risk" sections or in any other section to the extent they are cautionary, predictive or forward-looking in nature); and provided that any matters disclosed in such forms, documents or reports shall not be deemed disclosed for purposes of this Article III with respect to Sections 3.2, 3.3, 3.6, 3.10 and 3.24 or as disclosed in the confidential disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule") (provided that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization.

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company's Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except, solely with respect to the Company's Subsidiaries, where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   The Company has made available to Parent prior to the date of this Agreement true and complete copies of the Company's Organizational Documents, and true and complete copies of its Subsidiaries' Organizational Documents, in each case, as amended, restated or amended and restated through the date hereof. The Organizational Documents of the Company and its Subsidiaries as made available to Parent are in full force and effect, and the Company is not in material violation of any of their provisions.

        Section 3.2    Capital Stock and Indebtedness.

          (a)   The authorized capital stock of the Company consists of 135,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, par value $0.001 per share. As of August 15, 2018 (the "Capitalization Date"), (i) 19,604,095 shares of Company Common Stock were issued and outstanding, of which 56,316 shares were Company Restricted Shares, (ii) 0 shares of Company Common Stock were held in treasury, (iii) 1,119,280 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options, (iv) 234,705 shares were subject to Company RSU Awards, each of which are subject to only time-based vesting requirements, and (v) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth in this Section 3.2(a), as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company is a party (A) obligating the Company to (x) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or securities convertible into or exchangeable for such shares or equity interests, (y) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities or other similar right, agreement or commitment relating to the capital stock or other equity interest of the Company or (z) redeem or otherwise acquire any such shares of capital stock or other equity interests or (B) granting any preemptive or antidilutive rights with respect to any security issued by the Company.

          (b)   As of the date of this Agreement, no Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. As of the date of this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries. Since the Capitalization Date through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, vesting or settlement of Company Equity Awards in accordance with their respective terms) or granted any Company Equity Awards.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete listing of all outstanding Company Equity Awards as of the close of business on the Capitalization Date, setting forth the number of shares of Company Common Stock subject to each Company Equity Award and the holder, grant date, vesting schedule (including whether the vesting will be accelerated by the execution and delivery of this Agreement or consummation of the Merger, by termination of employment following consummation of the Merger) and exercise or reference price with respect to each Company Equity Award, as applicable. Upon any issuance of any shares of Company Common Stock in accordance with the terms of the Company Stock Plans, such shares of Company Common Stock will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. Each Company Option (i) was granted and properly approved by the Company Board of Directors or the compensation committee of the Company Board of Directors in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (iii) has a grant date identical to the date on which the Company Board of Directors or the compensation committee of the Company Board of Directors actually awarded such Company Option, (iv) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company's Tax Returns and the Company SEC Documents, respectively, and (v) does not trigger any liability for the holder thereof under Section 409A of the Code.

          (d)   Section 3.2(d) of the Company Disclosure Schedule sets forth (i) each of the Company's Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than equity securities in a publicly traded company or other entity held for investment by the Company or any of its Subsidiaries and consisting of less than one percent of the outstanding capital stock of such company or other entity. The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights in favor of any Person other than the Company or a Subsidiary of the Company. There are no outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (A) obligating the Company or any of its Subsidiaries to (x) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of any Subsidiaries of the Company or securities convertible into or exchangeable for such shares or equity interests, (y) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities or other similar right, agreement or commitment relating to the capital stock or other equity interest of any Subsidiaries of the Company or (z) redeem or otherwise acquire any such shares of capital stock or other equity interests or (B) granting any preemptive or antidilutive rights with respect to any security issued by any Subsidiaries of the Company. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the HSR Act.

        Section 3.3    Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

          (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders' Meeting (the "Company Stockholder Approval"), to consummate the transactions to be consummated by it as contemplated hereby, including the Merger. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company Board of Directors and, except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company or vote of the Company's stockholders are necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Company Board of Directors has unanimously (i) resolved to recommend that the Company's stockholders adopt this Agreement at the Company Stockholders' Meeting (the "Company Recommendation"), (ii) declared this Agreement advisable under Section 251(b) of the DGCL, (iii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement, are fair to and in the best interests of the Company and the Company's stockholders, (iv) approved this Agreement and the Merger and the other transactions contemplated by this Agreement, and (v) directed that the adoption of this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditor's rights and remedies and the availability of equitable relief (the "Enforceability Exceptions").

          (b)   Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement with the U.S. Securities and Exchange Commission (the "SEC") and any amendments or supplements thereto, (iii) the U.S. Securities Exchange Act of 1934 (the "Exchange Act"), (iv) the rules and regulations of the New York Stock Exchange and (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (collectively, the "Transaction Approvals"), and subject to the accuracy of Parent's and Merger Sub's representations and warranties set forth in Section 4.2(b), no authorization, consent, order, or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the completion by the Company of the transactions contemplated by this Agreement, including the Merger, except for such authorizations, consents, orders, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the completion of such transactions or that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

          (c)   The execution and delivery by the Company of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of, any loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, Contract, instrument, permit or license binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") other than Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, except for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, or accelerations or Liens as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (ii) conflict with or result in any violation of any provision of the Organizational Documents of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

        Section 3.4    Reports and Financial Statements.

          (a)   The Company has timely filed or furnished all forms, documents, certifications, statements and reports required to be filed or furnished by it with the SEC since the Applicable Date, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto and the forms, documents, certifications, statements and reports filed with or furnished to the SEC by the Company subsequent to the date of this Agreement, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto (collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied, or if not yet filed or furnished, will comply with, the applicable requirements of the U.S. Securities Act of 1933 (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the Company SEC Documents did not, and any Company SEC Documents filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is, or at any time since the Applicable Date has been, required to file any forms, reports or other documents with the SEC.

          (b)   None of the Company SEC Documents is subject to a pending Proceeding by or before the SEC, and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

          (c)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present, or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, retained earnings (loss) and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto, that will not be material in amount or effect) and (ii) in each case, were prepared in conformity with U.S. generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

        Section 3.5    Internal Controls and Procedures.

          (a)   The Company has established and maintains disclosure controls and procedures (as such term is defined in paragraph (e) of Rule 13a-15 and 15d-15 under the Exchange Act), as required by Rule 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

          (b)   The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 and 15d-15 under the Exchange Act), as required by Rule 13a-15 and 15d-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board of Directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements.

          (c)   The Company's management has completed an assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 25, 2017, and such assessment concluded that such system was effective. The Company's independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 25, 2017. Since the Applicable Date, there have been no changes in the Company's internal control over financial reporting that have materially affected, or would be reasonably likely to materially affect, the Company's internal control over financial reporting.

          (d)   Based on its most recent internal evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company's auditors and the audit committee of the Company Board of Directors (the "Audit Committee") (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, and each such significant deficiency, material weakness and fraud so disclosed to auditors or the Audit Committee, if any, has been disclosed to Parent prior to the date hereof.

          (e)   The Company has made available to Parent any material communication since the Applicable Date made by management or the Company's auditors to the Audit Committee required or contemplated by listing standards of the New York Stock Exchange, the Audit Committee's charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since the Applicable Date through the Company's whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of Law.

        Section 3.6    No Undisclosed Liabilities.     There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever or any other facts or circumstances, whether or not required by GAAP to be disclosed that would reasonably be expected to result in any claims against, or Liabilities of, the Company or any of its Subsidiaries, except for (i) Liabilities that are reflected or reserved against on the most recent consolidated balance sheet of the Company and its Subsidiaries (including any notes thereto) included in or incorporated by reference into the Company SEC Documents filed prior to the date of this Agreement, (ii) Liabilities incurred in the ordinary course of business, consistent with past practice, since the date of such consolidated balance sheet, (iii) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the Securities Act).

        Section 3.7    Compliance with Law; Permits.

          (a)   Since the Applicable Date, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (a) the Company and each of its Subsidiaries are and have been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entities (collectively, "Laws" and each, a "Law"), and (b) neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, other communication from any Governmental Entity regarding any actual or alleged failure to comply with Law.

          (b)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, since April 8, 2014, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (x) the Company and its Subsidiaries hold all franchises, grants, authorizations, licenses, permits, qualifications and registrations and orders of all applicable Governmental Entities, and (y) have filed all tariffs, reports, notices and other documents with all Governmental Entities, in the case of each of the foregoing clauses (x) and (y) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the foregoing clauses (x) and (y) , collectively, the "Company Permits") and (z) have paid all fees and assessments due and payable in connection therewith. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (i) all Company Permits are valid and in full force and effect, (ii) all Company Permits are, to the knowledge of the Company, not subject to any action, cause of action, charge, claim, controversy, complaint, demand, litigation, suit, investigation, review, mediation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application or legal proceeding of any nature, whether civil, criminal, regulatory, administrative or otherwise, and whether in equity or at law, in Contract, in tort or otherwise, that is brought, asserted, instituted, commenced, tried, heard or reviewed by a Governmental Entity ("Proceedings") that could result in any modification, termination or revocation thereof, (iii) the Company and its Subsidiaries are in compliance with the terms and requirements of all such Company Permits and (iv) to the knowledge of the Company, no suspension or cancellation of any such Company Permit is threatened or pending.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, none of the Company or its Subsidiaries or, to the Company's knowledge, any director, officer, other employee or agent of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977 (the "FCPA"), or any other applicable anti-bribery, anti-corruption and anti-money laundering Laws of any jurisdiction in which the Company and its Subsidiaries operate and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries (collectively, the "Other Anti-Bribery Laws"); (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (v) made, promised or authorized any fraudulent entry on the books or records of the Company or any of its Subsidiaries; or (vi) made any unlawful bribe, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, or to obtain special concessions for the Company or any of its Subsidiaries. The Company and its Subsidiaries have instituted policies and procedures designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, none of the Company or its Subsidiaries or, to the Company's knowledge, any director, officer, other employee or agent of the Company or any of its Subsidiaries, (i) is a Sanctioned Person, (ii) has in the past five years engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person or in any of Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country") on behalf of the Company or any of its Subsidiaries, except pursuant to a license from the United States, or (iii) has in the past five years violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of the Company, been the subject of an investigation or allegation of such a violation or sanctionable conduct. The Company and its Subsidiaries have instituted policies and procedures designed to ensure compliance with the Sanctions Laws and has maintained such policies and procedures in full force and effect.

        Section 3.8    Environmental Laws and Regulations.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws, (b) there has been no Release at any real property that the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy pursuant to a lease, ground lease, sublease, license or similar agreement (such property subject to a lease, ground lease, sublease, license or similar agreement, collectively, the "Company Leased Real Property"), of Hazardous Materials by the Company or any of its Subsidiaries, (c) there has been no Release of Hazardous Materials by the Company or any of its Subsidiaries as a result of any operations or activities of the Company or any of its Subsidiaries that would reasonably be expected to give rise to any Liability to the Company or its Subsidiaries, (d) to the Company's knowledge, no Hazardous Materials are present at, on, in or under any property owned or leased by the Company or its Subsidiaries that would reasonably be expected to result in Liabilities under applicable Environmental Laws for which the Company or any of its Subsidiaries would be responsible, (e) none of the Company and its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any Person that would reasonably be expected to result in Liabilities to the Company or any of its Subsidiaries under applicable Environmental Laws or concerning Hazardous Materials or Releases and (f) in the past five years, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or private party alleging Liability or non-compliance by the Company or any of its Subsidiaries with respect to any Environmental Law or Company Permit required by applicable Environmental Law in connection with the ownership or operation of their respective businesses. The Company has made available to Parent true and complete copies of all environmental reports, studies and assessments in the possession of the Company relating to the Company or its Subsidiaries or their respective current or former properties or operations.

        Section 3.9    Employee Benefit Plans.

          (a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance Contracts or other funding vehicles, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan.

          (b)   (i) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in all material respects in compliance with its terms and applicable Laws, including, without limitation, ERISA and the Code, (ii) all material contributions or other material amounts payable by the Company or its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (iii) there are no pending or, to the Knowledge of the Company, claims (other than routine claims for benefits) or proceedings threatened by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto.

          (c)   With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications thereto, (ii) the most recent Internal Revenue Service ("IRS") determination or opinion letter and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

          (d)   Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such ERISA Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

          (e)   Neither the Company nor any Company ERISA Affiliate, has contributed (or had any obligation of any sort) in the last six years to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

          (f)    Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA in the last six years.

          (g)   No Company Benefit Plan is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA).

          (h)   Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or its Subsidiaries has any obligation to provide such benefits. To the extent that the Company or its Subsidiaries sponsors such plans, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time each Company Benefit Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person.

          (i)    Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

          (j)    Neither the execution and delivery of this Agreement, the Company Stockholder Approval or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement, including the Merger, could, either alone or in combination with another event, (A) entitle any current or former employee or director of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (B) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee or director, (C) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (D) otherwise give rise to any material liability under any Company Benefit Plan or (E) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time.

          (k)   Neither the execution and delivery of this Agreement, the Company Stockholder Approval or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement, including the Merger, could, either alone or in combination with another event, result in any payment that would, individually or in combination with another event, constitute an "excess parachute payment" (within the meaning of Section 280G of the Code). No Company Benefit Plan or other agreement provides for the gross-up or reimbursement of Taxes pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

          (l)    No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or any of its Subsidiaries who reside or work outside of the United States.

        Section 3.10    Absence of Certain Changes or Events.

          (a)   Since December 25, 2017, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business, consistent with past practice, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, including any Company Leased Real Property, whether or not covered by insurance and (iii) neither the Company nor any of its Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken on or after the date of this Agreement, would (without Parent's prior written consent) have constituted a breach of any of the covenants set forth in clauses (ii) (Capital Stock Restructuring), (iii) (Distribution), (v) (Additional Shares), (vi) (Reorganization), (vii) (Indebtedness), (x) (Debt Prepayment or Cancellation), (xii) (Lien), (xv) (Labor Costs), (xvi) (Labor Agreement), (xvii) (Insurance Policy), (xix) (Settlement), (xx) (Accounting Changes), (xxi) (Tax Changes) and (xxii) (Privacy and IT) of Section 5.1(b) or clause (xxix) (Commitments In Respect Of The Foregoing) of Section 5.1(b) with respect to the foregoing.

          (b)   Since December 25, 2017, there has not been any event, change, occurrence, circumstance, fact, effect or development that, individually or in the aggregate with such other events, changes, occurrences, circumstances, facts, effects or developments, has resulted in or would reasonably be expected to result in a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

        Section 3.11    Investigations; Litigation.     Except as would not reasonably be expected to have a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (a) there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries.

        Section 3.12    Tax Matters.

          (a)   The Company and each of its Subsidiaries have timely filed (taking into account any valid extension of time within which to file) all material Tax Returns required to be filed by any of them and all such Tax Returns are true and complete in all material respects, and the Company and each of its Subsidiaries have timely paid all material Taxes shown to be due on such Tax Returns and have withheld all material Taxes required to be withheld by any of them (including in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other third party), except, in each case, with respect to matters which are being contested in good faith by appropriate proceedings or for which adequate reserves have been established, in accordance with GAAP, by the Company.

          (b)   There is no material deficiency for any Taxes which has been proposed, asserted or assessed, in each case, in writing, by any Taxing Authority against the Company or any of its Subsidiaries that has not been paid, withdrawn or settled, or for which adequate reserves have not been established, in accordance with GAAP, by the Company. There are no Proceedings ongoing, pending or, to the knowledge of the Company, threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, in each case, other than in respect of matters being contested in good faith by appropriate proceedings or for which adequate reserves have been established, in accordance with GAAP, by the Company.

          (c)   There are no material Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

          (d)   The Company has not been a "controlled corporation" or a "distributing corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to be governed by Section 355 of the Code occurring during the prior two years.

          (e)   Neither the Company nor any of its Subsidiaries (i) is a party to any material agreement or arrangement relating to the apportionment, sharing or allocation of any Taxes (other than pursuant to leases, credit agreements, employment agreements, purchase agreements or supply or other commercial agreements or other Contracts, agreements or arrangements not primarily relating to Taxes), (ii) has any material Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law) or as transferee or successor, (iii) is subject to any private letter ruling or comparable rulings of, or entered into any advance pricing or similar agreements with any Taxing Authority, (iv) has, or for any tax year with respect to which the statute of limitations has not expired has had, a branch or permanent establishment in any country other than the country of its organization, or is subject to Tax in a jurisdiction outside the country of its organization, (v) has been granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid or extension has not yet expired (other than extensions of time to file Tax Returns obtained in the ordinary course of business), or (vi) has granted to any Person any power of attorney that is currently in force with respect to any material Tax matter.

          (f)    None of the Company, any of its Subsidiaries, or the Surviving Corporation will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, (ii) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law), (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any election under Section 108(i) of the Code (or any similar provision of Closing Date) or (v) the application of Treasury Regulation Section 1.1502-13 (or any similar provision of state, local or foreign Tax Law), to include any material item of income in or exclude any material item of deduction from taxable income for any Tax period ending after the Closing Date.

          (g)   None of the Company or any of its Subsidiaries has participated in any "reportable transaction" within the meaning of Treasury Regulation 1.6011-4(b).

          (h)   None of the Company, any of its Subsidiaries or the Surviving Corporation was or will be required to take income into account as a result of the application of Section 965 of the Code.

          (i)    As of (i) December 26, 2017, which is the first day of the taxable year of the Company that includes the date of this Agreement, the consolidated group (as defined in Treasury Regulation Section 1.1502-1(h)) of which the Company is the common parent (and, as relevant, its Subsidiaries) had available carryovers of CNOLs (as defined in Treasury Regulation Section 1.1502-21(e)) and of consolidated net capital losses (as defined in Treasury Regulation Section 1.1502-22(e)), and of net operating and net capital losses for applicable state Tax Law (such carryovers, the "Tax Attributes") of no less than the amount set forth in Section 3.12(i) of the Company Disclosure Schedule and (ii) the first day of the current fiscal quarter of the Company, the Company estimates in good faith that the consolidated group (as defined in Treasury Regulation Section 1.1502-1(h)) of which the Company is the common parent (and, as relevant, its Subsidiaries) had available Tax Attributes of no less than the amount set forth in Section 3.12(i) of the Company Disclosure Schedule.

          (j)    No amount of the Tax Attributes set forth in Section 3.12(i) and (ii) of the Company Disclosure Schedule will expire earlier than the last day of the current taxable year of the consolidated group (as defined in Treasury Regulations Section 1.1502-1(h)) of which the Company is the common parent.

          (k)   The Tax Attributes are not subject to any limitations under Section 382, 383, or 384 of the Code or the Treasury Regulations promulgated thereunder (or promulgated under Section 1502 of the Code to address the application of such Sections of the Code in the consolidated group context) or any similar provisions of applicable state Tax Law. No portion of the Tax Attributes arose or is treated as arising in SRLYs (as defined in Treasury Regulation Section 1.1502-1(f)).

        Section 3.13    Employment and Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other similar labor agreement with a labor union or like organization and there are no collective bargaining agreements or other similar labor agreements or arrangements that pertain to any of the employees of the Company or any of its Subsidiaries, nor is any such agreement being negotiated by the Company or any of its Subsidiaries as of the date hereof; and no employee of the Company or any of its Subsidiaries is represented by any labor union or labor organization with respect to his or her employment with the Company or its Subsidiary, as applicable. To the knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor organizations or trade unions, to organize any employees of the Company or any of its Subsidiaries.

          (b)   There is no, and there has not been any, actual or, to the knowledge of the Company, threatened, strike, lockout, slowdown, work stoppage, unfair labor practice, arbitration, material grievance or other material labor dispute against or involving the Company or any of its Subsidiaries.

          (c)   Except as would not reasonably be expected, since the Applicable Date, to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, each of the Company and its Subsidiaries is in compliance with all applicable Laws respecting labor and employment practices, including all Laws relating to the terms and conditions of employment, wages and hours (including with respect to tip credits and tip pooling), worker classification (both with respect to exempt vs. non-exempt status and employee vs. independent contractor status), immigration, occupational safety and health, labor relations and plant closures and layoffs. Each of the Company and its Subsidiaries has been in and is in compliance in all material respects with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law (the "WARN Act"), and none of the Company and its Subsidiaries has incurred any Liability under the WARN Act that remains unsatisfied.

          (d)   The Company and each of its Subsidiaries (i) maintain completed copies of I-9 Employee Eligibility Verification Forms for all current and former employees to the extent required by Law, and (ii) are in compliance with the Immigration Reform and Control Act of 1986 respecting such current and former employees.

          (e)   No employee of the Company or any of its Subsidiaries above the level of Director is in any respect in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiary, as applicable, or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiary, as applicable, or (B) to the knowledge or use of trade secrets or proprietary information.

          (f)    To the knowledge of the Company, no current employee of the Company or any of its Subsidiaries, who is above the level of Director, has notified the Company of such employee's intent to terminate his or her employment.

          (g)   Neither the Company nor any of its Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or any of its Subsidiaries involving allegations of sexual harassment by an officer or employee of the Company or any of its Subsidiaries. There are no, and for the past five (5) years there have not been any, Proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment by an officer or employee of the Company or any of its Subsidiaries.

        Section 3.14    Intellectual Property.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all material Registered Intellectual Property included in the Company Intellectual Property, indicating for each such item the record owner, registration or application number, registration or application date, and filing jurisdiction (or solely with respect to Internet domain names, the domain name registrar).

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

              (i)  all of the Company Intellectual Property is subsisting, and the Registered Intellectual Property included therein is valid and enforceable;

             (ii)  none of the Company Intellectual Property is subject to any outstanding Order adversely affecting the validity or enforceability of, or the Company's or its Subsidiaries' ownership or use of, or rights in or to, any such Company Intellectual Property;

            (iii)  the Company or one of its Subsidiaries exclusively owns all Company Intellectual Property, free and clear of all Encumbrances, except Permitted Encumbrances;

            (iv)  the Company and its Subsidiaries each own or have sufficient and valid rights pursuant to written and enforceable agreements to use all Intellectual Property used in, or necessary for, the conduct of their respective businesses as currently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement, including the Merger, without change, including any modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property;

             (v)  the conduct of the businesses of the Company and its Subsidiaries does not infringe, constitute misappropriation of, or otherwise violate and has not in the past four years infringed, constituted misappropriation, or otherwise violated any Intellectual Property of any third Person;

            (vi)  to the Company's knowledge, no third Person is infringing, misappropriating, or otherwise violating, or has infringed, misappropriated, or otherwise violated in the past four years any Company Intellectual Property;

           (vii)  there is no Proceeding or asserted claim in writing (including any "cease and desist" letters or invitations to license) asserting that the Company or any Subsidiary has infringed, misappropriated, or otherwise violated in the past four (4) years or is infringing, misappropriating, or otherwise violating any Intellectual Property rights of any third Person;

          (viii)  there is no Proceeding or asserted claim in writing (including any "cease and desist" letters or invitations to license) asserting that a third Person is infringing, misappropriating, or otherwise violating or has infringed, misappropriated, or otherwise violated any Company Intellectual Property in the past four years;

            (ix)  the Company and each of its Subsidiaries take commercially reasonable measures to maintain, preserve, police and protect the Company Intellectual Property, including the confidentiality of all Trade Secrets included therein, and to the Company's knowledge, no Trade Secrets included therein have been used, disclosed or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements;

             (x)  the Company and its Subsidiaries have implemented: (A) commercially reasonable measures, written policies and organizational, physical, administrative and technical measures regarding privacy, cybersecurity and data security that are consistent with best industry practices (such policies and measures, collectively, the "Privacy and Security Policies") to protect the confidentiality, integrity and security of the Company's and its Subsidiaries' Trade Secrets and IT Assets (and the information and transactions stored or contained therein or transmitted thereby); and (B) commercially reasonable continuity plan, data backup, data storage, system redundancy and disaster avoidance and recovery procedures; and

            (xi)  the IT Assets owned, used or held for use (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries are sufficient for the current and currently anticipated needs of the businesses of the Company and its Subsidiaries, and to the Company's knowledge, in the prior four (4)-year period, there has been no unauthorized access to or unauthorized use of (A) any such IT Assets, (B) any information stored on or processed by such IT Assets, or (C) any information that is in the Company's or any of its Subsidiaries' possession or control.

        Section 3.15    Opinion of Financial Advisor.     The Company Board of Directors has received the opinion of Piper Jaffray & Co., dated the date of this Agreement, to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof as set forth in such opinion, the Merger Consideration to be received by the holders of shares of the Company Common Stock in the Merger pursuant to this Agreement is fair from a financial point of view, to such holders. A true and complete copy of such opinion shall be delivered to Parent solely for informational purposes promptly following its receipt by the Company (it being agreed that such opinion is exclusively addressed to and for the benefit of the Company Board of Directors and may not be relied upon by Parent or Merger Sub).

        Section 3.16    Material Contracts.

          (a)   Except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any of the following:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

             (ii)  any Contract that (A) purports to impose any material restriction on the right or ability of the Company or any of its Affiliates to compete with any other Person or that, following the Closing, would purport to materially restrict the ability of Parent or its Affiliates to so compete, (B) purports to limit in any material respect either the type of business in which the Company or any of its Affiliates (or following the Closing, Parent or any of its Affiliates) may engage or the manner or locations in which any of them may so engage in any business, (C) could require the disposition of any material assets or line of business of the Company or any of its Affiliates (or, following the Closing, Parent or any of its Affiliates), (D) prohibits or limits in any material respects the right of the Company or any of its Affiliates to make, sell or distribute any products or services, (E) includes "take or pay" requirements or similar provisions obligating a Person to obtain a minimum quantity of goods or services from another Person, (F) pursuant to which the Company or any of its Affiliates has granted pricing discounts in connection with bundling of products or services, sales volume or services levels, in each case, as it relates to a counterparty to any such Contract, or (G) purports to obligate the Company or its Affiliates (or following the Closing, Parent or its Affiliates) in any material respect to conduct business with any third party on a preferential or exclusive basis or that contains "most favored nation" or similar covenants;

            (iii)  any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries or that limits or purports to limit the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any material assets, rights, businesses or properties;

            (iv)  any Contract that contains any standstill or similar agreement pursuant to which the Company or any of its Affiliates has agreed not to acquire assets or securities of another Person;

             (v)  any Contract relating to (A) Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $100,000 (excluding payment obligations under any Leases for Company restaurants incurred in the ordinary course of Company business) and (B) any other swap, option, derivative or other hedging arrangement;

            (vi)  any Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of inventory in the ordinary course of business, consistent with past practice) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person, that was entered into after the Applicable Date and with any outstanding obligations (including any potential earn-out, deferred or contingent payment obligations, but excluding indemnification obligations in respect of representations and warranties) as of the date of this Agreement;

           (vii)  any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management, governance or control of any joint venture, partnership, long-term alliance, limited liability company or similar agreement or arrangement material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns more than ten percent voting, economic or other member or partnership interest, or any interest valued at more than $100,000 without regard to percentage voting or economic interest, other than any such Contract solely between the Company and its Wholly Owned Subsidiaries or among the Company's Wholly Owned Subsidiaries;

          (viii)  any Contract with a Company Top Supplier;

            (ix)  any Contract pursuant to which the Company or any of its Subsidiaries has potentially material indemnification obligations to any Person, except for any Contract entered into in the ordinary course of business, consistent with past practice;

             (x)  any Contract containing a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $100,000;

            (xi)  any Contract pursuant to which (i) the Company or any of its Subsidiaries grants any license or other right under any material Company Intellectual Property to a third Person, or (ii) any third Person has granted any license or other right under its Intellectual Property to the Company or any of its Subsidiaries that is material to their businesses, other than non-exclusive licenses for off-the-shelf Software or information technology services that have been granted on standardized, generally available terms;

           (xii)  any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, the pledging of the capital stock of the Company or any of its Subsidiaries or the incurrence of indebtedness for borrowed money or guarantees by the Company or any of its Subsidiaries;

          (xiii)  any (i) currently effective development Contract in which the Company or any of its Subsidiaries has granted exclusive rights to develop or operate or license others to develop or operate within one or more countries, states, provinces or other geographic areas and (ii) franchise or license agreements (clauses (i) and (ii) collectively, the "Franchise Agreements"), in each case to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties are bound (other than any such agreements between the Company and its Subsidiaries or among its Subsidiaries) and that grant or purport to grant to any person the right to develop or operate or license others to develop or operate within one or more countries, states, provinces or other geographic areas;

          (xiv)  any Contract under which the ultimate contracting party is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract); and

           (xv)  any Contract with an Affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act (together with each Contract constituting any of the foregoing types of Contract described in clauses (i) through (xiv) of this Section 3.16(a), a "Company Material Contract").

          (b)   A true and complete copy of each Company Material Contract has been made available to Parent.

          (c)   Neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, as of the date hereof, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred prior to the date hereof that with notice or the lapse of time or both would constitute a breach or default of or result in the termination of or a right of termination or cancellation under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger. Subject to the Enforceability Exceptions, each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and (ii) is in full force and effect, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger. Neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

        Section 3.17    Real Property.

          (a)    Section 3.17(a)    of the Company Disclosure Schedule contains a true and complete list of all Company Leased Real Property, including (i) a correct street address of each parcel of Company Leased Real Property, and (ii) to the extent a Company Leased Property does not principally function to conduct ordinary restaurant operations, a description of the functions conducted at such Company Leased Real Property. The Company has delivered or made available to Parent true and complete copies of each lease, sublease, ground lease, license or similar agreement, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any of the Company Leased Real Property (each, a "Company Lease") for the twenty-five (25) restaurant locations, exclusive of franchisee-owned locations, of the business of the Company and its Subsidiaries generating the most earnings before interest, Taxes, depreciation and amortization for the fiscal year ended December 25, 2017.

          (b)   Neither the Company nor any of its Subsidiaries own any real property.

          (c)   Neither the Company nor any of its Subsidiaries is, in any material respect, in breach of or default under any Company Lease, and, to the knowledge of the Company, as of the date hereof, no other party to any Company Lease is, in any material respect, in breach of or default under the terms of any Company Lease, and, to the knowledge of the Company, no event has occurred prior to the date hereof that, with notice or the lapse of time or both, would constitute a material breach or default of or result in the termination of or a right of termination or cancellation under the terms of any Company Lease. Each Company Lease (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, (ii) is in full force and effect in accordance with its terms, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, and (iii) is free and clear of any Encumbrance except for Permitted Encumbrances. Neither Company nor its Subsidiaries has granted any material written or oral subleases, concessions, licenses or is party to any other material Contracts or arrangements, with any Person that gives such Person the right to use or occupy any Company Leased Real Property, and neither the Company nor any Subsidiary has collaterally assigned or granted any other security interest in any Company Lease or any interest therein.

          (d)   As of the date of this Agreement, (i) all improvements located on the Company Leased Real Property (the "Improvements") are in good condition and repair, except for ordinary wear and tear and subject to regularly scheduled maintenance requirements, in all material respects and are sufficient for the operation of the business of the Company or its Subsidiaries as currently used and (ii) there are no facts or conditions affecting any of the Improvements which would interfere in any material respect with the current use, occupancy or operation thereof, in each case other than relating to ordinary course wear and tear or the effects of the passage of time. There are no current construction or alteration projects with respect to any of the Improvements as of the date of this Agreement.

          (e)   Except as would be shown by a current survey of the Company Leased Real Property or in the public records, each parcel of Company Leased Real Property has direct access to a public street adjoining the Company Leased Real Property, and such access is not dependent in any material respect on any land or other real property interest which is not included in the Company Leased Real Property. None of the Improvements or any portion thereof is dependent in any material respect for its access, use, or operation on any land, building, improvement or other real property interest which is not included in the Company Leased Real Property.

          (f)    With respect to the Company Leased Real Property, except as would not be material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole:

              (i)  no consent by the landlord under any Company Lease is required in connection with the consummation of the Merger or the other transactions contemplated in this Agreement; and

             (ii)  the current use of the Company Leased Real Property is permitted under the Company Leases.

        Section 3.18    Franchise Matters.     Section 3.18 of the Company Disclosure Schedule identifies by jurisdiction and effective date all currently effective registrations under the Federal Trade Commission trade regulation rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising," 16 C.F.R. Section 436 et seq. and any other Law regulating the offer and/or sale of franchises, business opportunities, seller-assisted marketing plans or similar relationships except for violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.19    Quality and Safety of Food and Beverage Products.     Since the Applicable Date, (a) there have been no recalls of any food or beverage product served by the Company, whether ordered by a Governmental Entity or undertaken voluntarily by the Company or any of its Subsidiaries and (b) to the knowledge of the Company, none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, in each case, except for violations that, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole.

        Section 3.20    FDA Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has complied with all applicable requirements of the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act, the Federal Poultry Inspection Act, all as amended, and all other similar laws, and all applicable rules and regulations promulgated thereunder, including but not limited to all applicable rules and regulations promulgated by the U.S. Food and Drug Administration (the "FDA"), the United States Department of Agriculture ("USDA"), the Alcohol and Tobacco Tax and Trade Bureau ("TTB") and any federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, USDA, or TTB. Since the Applicable Date, except as would not be material to the Company and its Subsidiaries taken as a whole, there have been no withdrawals of any food products sold by the Company or any USDA notices of warning or withholding, suspension or withdrawal of inspection, seizure, criminal referral, or other similar federal, state or private, or, to the knowledge of the Company, threatened enforcement actions with respect to such products and, to the knowledge of the Company, no facts or circumstances exist that could be reasonably expected to result in such actions. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Applicable Date, the Company has not failed to file with any Governmental Entity, including but not limited to the FDA, USDA, TTB and any Governmental Entity performing functions similar to those performed by the FDA, USDA, or TTB, any material required filing, declaration, listing, registration, report or submission, and all such filings, declarations, listings, registrations, reports or submissions were, in all material respects, in compliance with all applicable Laws when filed, and, to the Company's knowledge, no deficiencies have been asserted by any applicable Governmental Entity with respect to any such filings, declarations, listing, registrations, reports or submissions.

        Section 3.21    Suppliers.

          (a)   Section 3.21(a) of the Company Disclosure Schedule sets forth (i) a true and complete list of the top twenty-five suppliers of the Company and its Subsidiaries determined on the consolidated cost of goods and services paid to such Persons by the Company and its Subsidiaries, taken as a whole, during the twelve months ended December 25, 2017 (each, a "Company Top Supplier"), and (ii) with respect to each Company Top Supplier, the aggregate amounts paid to, or received from, as applicable, each such Company Top Supplier for the fiscal year.

          (b)   Since the Applicable Date, (i) there has been no (A) suspension or termination of or materially adverse change to the business relationship of the Company or its Subsidiaries with any Company Top Supplier, (B) material reduction in supply of products or services to the Company or its Subsidiaries or material adverse changes to the terms and conditions on which any Company Top Suppliers supply products or services to the Company or its Subsidiaries or (C) no indication of any intent by any Company Top Supplier to initiate or effect any of the foregoing; and (ii) neither the Company nor any of its Subsidiaries have engaged or are currently engaging in a material dispute with any Company Top Supplier.

        Section 3.22    Data Privacy.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any Personal Information, each of the Company and its Subsidiaries is and has been in compliance with all applicable Laws in all relevant jurisdictions, the Company's and its Subsidiaries' privacy policies and fiduciary duties, and the requirements of any Contract or codes of conduct to which the Company or one of its Subsidiaries is a party. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place, consistent with best practices in the industry, to ensure the confidentiality, privacy and security of all Personal Information (such measures and policies, the "Data Privacy Policies") and no Person has gained unauthorized access to or misused any Personal Information. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries is and has been in compliance in all respects with all Laws relating to data loss, theft and breach of security notification obligations.

        Section 3.23    Insurance.     All Insurance Policies maintained by the Company or any of its Subsidiaries are, to the extent applicable, with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks. Each Insurance Policy is in full force and effect and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid or adequately accrued for, and, to the extent applicable, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement, including the Merger), with notice or lapse of time or both, would constitute a breach or event of default, or permit a termination of any of the Insurance Policies. The Company has made available to Parent true and complete copies or summary descriptions of the Insurance Policies (as the case may be).

        Section 3.24    Finders or Brokers.     Except for Piper Jaffray & Co., whose fees and/or commissions will be paid and expenses reimbursed by the Company, neither the Company, any of its Subsidiaries nor any other Person has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, including the Merger, who would be entitled to any fee or any commission or reimbursement of expenses in connection with or upon consummation of the Merger from the Company or any Affiliate thereof. The Company has made available to Parent true and complete copies of all Contracts pursuant to which Piper Jaffray & Co. is entitled to any fees and/or commissions and expenses in connection with any of the transactions contemplated by this Agreement, including the Merger.

        Section 3.25    State Takeover Statutes.     Assuming the accuracy of the representation in last sentence of Section 4.1(a), no Takeover Statute is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company Board of Directors has taken all actions necessary to render all potentially applicable Takeover Statutes and provisions of the Company's Organizational Documents inapplicable to this Agreement and the transactions contemplated by this Agreement, including the Merger.

        Section 3.26    No Other Representations; Non-Reliance.     Except for the express representations and warranties contained in Article IV and the certificate delivered to Parent by Company pursuant to Section 6.3(c), the Company agrees and acknowledges that none of Parent, Merger Sub or any Person on behalf of Parent or Merger Sub makes, and the Company has not relied upon, any other express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company in connection with the transactions contemplated by this Agreement, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and none of Parent, Merger Sub or any of their respective Subsidiaries shall have any liability with respect to any use of any such information, estimates, projections, predictions or other forward-looking information; provided, however, that notwithstanding the foregoing provisions of this Section 3.26, nothing in this Section 3.26 shall limit the Company's remedies with respect to claims of fraud or intentional or willful misrepresentation in connection with, arising out of or otherwise related to the representations and warranties contained in Article IV and in any instrument or other document delivered pursuant to this Agreement. The Company agrees and acknowledges that none of Parent, Merger Sub or any Person on behalf of Parent or Merger Sub have made any representations and warranties other than those that are expressly set forth in Article IV and the certificate delivered to Parent by Company pursuant to Section 6.3(c).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the confidential disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (provided that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization.

          (a)   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Neither Parent nor Merger Sub owns, beneficially or of record, any shares of Company Common Stock.

          (b)   Each of Parent and Merger Sub has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so qualified or licensed or to have received such approvals would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.2    Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

          (a)   Each of Parent and Merger Sub has the requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate or other action on the part of Parent and Merger Sub, and no other corporate or other action or proceedings on the part of either Parent or Merger Sub, or other vote of Parent's stockholders or Merger Sub's sole stockholder, is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. The board of directors of Parent has (i) determined that this Agreement and the Merger are fair to and in the best interests of Parent's stockholders and (ii) approved this Agreement and the Merger. The board of directors of Merger Sub has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub's sole stockholder and (ii) approved this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

          (b)   Other than in connection with or in compliance with the Transaction Approvals, no authorization, consent, order, or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, approvals, registrations, declarations, notices and filings that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby, and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, Contract, instrument, permit or license binding upon Parent or Merger Sub or by which or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Liens other than Permitted Liens, in each case, upon any of the properties or assets of the Parent or Merger Sub, except for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, or accelerations or Liens as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (ii) conflict with or result in any violation of any provision of the respective Organizational Documents of Parent or Merger Sub or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.3    Finders or Brokers.     Except for Morgan Stanley Smith Barney LLC and Citigroup Global Markets Inc., whose fees and/or commission will be paid and expenses reimbursed by Parent, neither Parent, any of Parent's Subsidiaries nor any other Person has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, including the Merger, who would be entitled to any fee or any commission or reimbursement of expenses in connection with or upon consummation of the Merger from Parent or any Affiliate thereof.

        Section 4.4    Sufficiency of Funds.

          (a)   Parent has delivered to the Company true and complete copies, as in effect on the date of this Agreement, of the purchase agreement, dated as of the date of this Agreement (together with all exhibits, schedules and annexes thereto, "Subscription Agreement"), by and among Parent and the Investors, providing for the purchase of an aggregate amount of equity interests in Parent by the Investors for cash in an aggregate amount set forth in the Subscription Agreement, subject to the terms and conditions set forth therein (the "Parent Funding"), pursuant to which, on the terms and subject only to the conditions set forth therein, the Investors have agreed to provide the amounts set forth therein.

          (b)   The aggregate net cash proceeds from the Parent Funding will be sufficient to consummate the transactions contemplated by this Agreement, including the Merger, including payment of all the amounts required to be paid hereunder and otherwise to consummate the transactions contemplated hereby (including the payment of all fees and expenses payable by Parent and Merger Sub in respect thereof). As of the date of this Agreement, (i) the Subscription Agreement is in full force and effect and constitutes the valid, binding and enforceable obligations of Parent and the Investors, enforceable in accordance with its terms (subject to the Enforceability Exceptions), (ii) there are no conditions precedent related to the funding of the full amount of the Parent Funding contemplated by the Subscription Agreement, other than the conditions precedent expressly set forth in the Subscription Agreement, (iii) there are no side letters, understandings or other agreements or arrangements relating to the Subscription Agreement or any portion of the Parent Funding to which Parent or any of its Affiliates is a party that could adversely affect the availability or amount of the Parent Funding contemplated by the Subscription Agreement in any respect, other than those set forth in the Subscription Agreement and (iv) assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (x) Parent has no reason to believe that the Parent Funding contemplated by the Subscription Agreement will not be available in full to Parent on the Closing Date and (y) the aggregate proceeds contemplated by the Subscription Agreement will be sufficient for Parent and Merger Sub to pay in full all payments required to be made under this Agreement at the Closing and otherwise to consummate the transactions contemplated hereby (including the payment of all fees and expenses payable by Parent and Merger Sub in respect thereof). Parent has fully paid any and all commitment fees in connection with the Subscription Agreement that are payable on or prior to the date hereof.

        Section 4.5    Merger Sub.     Merger Sub is a Wholly Owned Subsidiary of Parent. As at the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value of $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a Wholly Owned Subsidiary of Parent. There is no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Since its date of incorporation, Merger Sub has not, and prior to the Effective Time will not, have carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has and prior to the Effective Time will have no assets or Liabilities other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        Section 4.6    No Vote of Parent Stockholders.     No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the Organizational Documents of Parent in order for Parent to consummate the transactions contemplated by this Agreement, including the Merger.

        Section 4.7    Investigations; Litigation.     (a) There are no Proceedings pending or, to the knowledge of Parent, threatened against Parent, Merger Sub, any of the Investors or any of their respective Affiliates and (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or, to the knowledge of Parent, investigation by any Governmental Entity involving, Parent, Merger Sub, any of the Investors or any of their respective Affiliates, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.8    No Other Representations; Non-Reliance.     Except for the express representations and warranties contained in Article III and the certificate delivered to Parent by Company pursuant to Section 6.3(c), Parent and Merger Sub agree and acknowledge that none of the Company or any Person on behalf of the Company makes, and neither Parent nor Merger Sub have relied upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and none of the Company or any of its Subsidiaries shall have any liability with respect to any use of any such information, estimates, projections, predictions or other forward-looking information; provided, however, that notwithstanding the foregoing provisions of this Section 4.8, nothing in this Section 4.8 shall limit Parent's and Merger Sub's remedies with respect to claims of fraud or intentional or willful misrepresentation in connection with, arising out of or otherwise related to the representations and warranties contained in Article III and in any instrument or other document delivered pursuant to this Agreement. Each of Parent and Merger Sub agrees and acknowledges that none of the Company or any Person on behalf of the Company has made any representations and warranties other than those that are expressly set forth in Article III and the certificate delivered to Parent by Company pursuant to Section 6.3(c).

ARTICLE V

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business.

          (a)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable Law, (ii) with the prior written consent of Parent, (iii) as required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall and shall cause each of its Subsidiaries to, subject to compliance with the other restrictions in this Section 5.1, use their reasonable best efforts to conduct its business in all material respects in the ordinary course of business, consistent with past practice, and, to the extent consistent therewith, to maintain and preserve intact, in all material respects, its business organization, assets and key business relationships with customers and suppliers, Governmental Entities, licensors, licensees, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries' present officers, other employees and agents.

          (b)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable Law, (ii) with the prior written consent of Parent (which, in the case of clauses (i), (ii) and (vi) through (xxix) shall not be unreasonably conditioned, withheld or delayed), (iii) as required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to:

              (i)  amend its Organizational Documents or otherwise take any action to exempt any Person from any provision of its Organizational Documents;

             (ii)  split, combine or reclassify any of its capital stock, voting securities or other equity interests;

            (iii)  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (1) dividends paid or any other distribution by any of the Subsidiaries of the Company solely to the Company or any of their Wholly Owned Subsidiaries, respectively, (2) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options in accordance with their terms and, as applicable, the Company Stock Plans, or (3) the acceptance of shares of Company Common Stock, or withholding of shares of Company Common Stock otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards in accordance with their terms and, as applicable, the Company Stock Plans);

            (iv)  grant, or amend or otherwise modify the terms of, any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

             (v)  issue or sell any additional shares of Company capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the due exercise, vesting and/or settlement of Company Equity Awards in accordance with their terms and, as applicable, the Company Stock Plan pursuant to grants of Company Equity Awards contemplated by the foregoing clause (D) or in transactions solely among the Company and its Subsidiaries or solely among the Company's Subsidiaries, or enter into any agreement, understanding or arrangement with respect to the sale or voting of Company capital stock or equity interests;

            (vi)  adopt a plan of complete or partial liquidation, dissolution, merger, restructuring, recapitalization or other reorganization or consolidation, other than the Merger;

           (vii)  incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any Indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities or make any loans, capital contributions to, or investments in, any other Person other than amounts borrowed under the Company's existing revolving loan commitment with JPMorganChase Bank, N.A., not to exceed $2,000,000 to be used solely in connection with operational expenses;

          (viii)  (A) enter into any Contract which (i) would be considered, if entered into prior to the date hereof, a Company Material Contract or (ii) contains a change in control provision in favor of the other Person party thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Merger and the transactions contemplated hereby, or (B) except with respect to expiration of applicable Contracts in accordance with their terms or renewals on materially the same terms in the ordinary course of business, consistent with past practice, amend, modify, terminate or renew any Company Material Contract or cancel, modify or waive any material debts or claims held by it or waive any material rights thereunder;

            (ix)  (A) enter into any Company Lease that (i) involves annual payments or consideration in excess of $150,000 or (ii) contains a change in control provision in favor of the other Person party thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Merger and the transactions contemplated hereby, or (B) except with respect to expiration of the applicable Company Lease in accordance with its terms or renewals on materially the same terms in the ordinary course of business, consistent with past practice, amend, modify, terminate or renew any Company Lease or cancel, modify or waive any material debts or claims held by it or waive any material rights thereunder;

             (x)  except as otherwise permitted or required by this Agreement or for transactions solely between or among the Company and its Subsidiaries or solely among the Company's Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise terminate any Indebtedness for borrowed money of the Company or any Subsidiary other than (1) any prepayment, redemption, repurchase, defeasance, cancellation or other termination of Indebtedness made within 90 days of the same becoming due and (2) consistent with the financing of accounts payable in the ordinary course of business, consistent with past practice;

            (xi)  other than in accordance with Contracts in effect on the date hereof and made available to Parent, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets having a value in excess of $25,000 individually or $250,000 in the aggregate to any Person (other than (1) to the Company or a Wholly Owned Subsidiary of the Company, (2) pursuant to Contracts in effect on the date of this Agreement (correct and complete copies of which have been made available to Parent), (3) sales of equipment, supplies, merchandise, products, inventory and similar materials in the ordinary course of business, consistent with past practice, (4) commodity, purchase, sale or hedging agreements that can be terminated upon 90 days or less notice without penalty), (5) in connection with the closing of up to ten (10) stores operated by the Company or its Subsidiaries, as set forth in Section 5.1(b)(xi) of the Company Disclosure Schedule or (6) the sale or other disposal of vehicles for a purchase price not exceeding $500,000 in the aggregate);

           (xii)  create or incur any Lien material to the Company or any of its Subsidiaries on any assets of the Company or any of its Subsidiaries;

          (xiii)  except as set forth in the Company's capital budgets set forth in Section 5.1(b)(xiii) of the Company Disclosure Schedule and consistent therewith, make or authorize any capital expenditure in excess of $250,000 in the aggregate;

          (xiv)  acquire any assets or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, in each case other than a Wholly Owned Subsidiary of the Company (or any assets thereof), either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person other than a Wholly Owned Subsidiary of the Company;

           (xv)  except as required by the terms of any Company Benefit Plan in effect as of the date hereof and set forth on Section 5.1(b)(xv) of the Company Disclosure Schedule, (1) become a party to, establish, adopt, amend or terminate any Company Benefit Plan (or any arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement), (2) increase in any manner the compensation, consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any director or employee of the Company or its Subsidiaries, (3) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (4) take any action to accelerate any rights, benefits, vesting or lapsing restrictions or payments of compensation or benefits under any Company Benefit Plan, (5) accelerate the time of funding or payment of, or increase the amount required to fund, any Company Benefit Plan, or fund any rabbi trust or similar arrangement associated with or intended to satisfy liabilities under any Company Benefit Plan, (6) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (7) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business, consistent with past practice) to any employee of the Company or its Subsidiaries, (8) hire any employee at the level of Director or above or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $100,000 or (9) terminate the employment of (A) any employee at the level of Director or above, other than for cause, or (B) more than 10 employees at any "single site of employment" (as defined under the WARN Act) that is not a Company restaurant location or (C) more than 25 employees at any "single site of employment" (as defined under the WARN Act) that is a Company restaurant location;

          (xvi)  become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

         (xvii)  except as expressly provided for by Section 5.10, amend, modify, terminate, cancel or let lapse a material insurance policy (or reinsurance policy) or self-insurance program of the Company or its Subsidiaries in effect as of the date hereof, unless simultaneous with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing or self-insurance programs, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed policies for substantially similar premiums, as applicable, are in full force and effect;

        (xviii)  fail to order, maintain and manage levels of inventory consistent with the levels ordered, maintained and managed by the Company in the ordinary course of business, consistent with past practice, including failure to maintain sufficient inventory for satisfaction of customer orders on hand;

          (xix)  other than with respect to transaction litigation, which shall be governed by Section 5.14, or any negotiations and Proceedings in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 2.1(b), settle or compromise any Proceeding in excess of an amount of (A) in the case of any Proceeding that is handled by the Company's general liability insurance carrier, the amount covered by such insurance, or (B) in the case of any other Proceeding and the amount not covered by insurance in clause (A), $100,000 individually or $250,000 in the aggregate, or which would reasonably be expected to (1) prevent or impair the consummation of the transactions contemplated by this Agreement, including the Merger, (2) have a material negative impact on the operations of the Company or any of its Subsidiaries or (3) involve any criminal liability, any admission of material wrongdoing or any material wrongful conduct by the Company or any of its Subsidiaries;

           (xx)  implement or adopt any change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law or any interpretation or enforcement thereof;

          (xxi)  (1) make, change or revoke any material Tax election, (2) change any method of Tax accounting or Tax accounting period, (3) file any amended Tax Return with respect to any Tax, (4) settle or compromise any material Tax Proceeding or enter into any closing agreement relating to any Tax for an amount materially in excess of the amount reserved therefor, in accordance with GAAP, by the Company, (5) surrender any right to claim a material Tax refund, (6) change the entity classification of the Company or any of its Subsidiaries, (7) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or (8) take any action that would reasonably be expected to have a materially adverse impact on the Tax position of the Company;

         (xxii)  amend or fail to comply with the Privacy and Security Policies, or alter the operation or security of any IT Assets owned, used or held for use in the operation of the Company's and its Subsidiaries' businesses, in each case, in a manner that would be less protective of any Personal Information or any other information that is in the Company's or any of its Subsidiaries' possession or control, including any information stored on or processed by such IT Assets;

        (xxiii)  grant, extend, waive or modify any material rights in or to, or sell, assign, lease, transfer, let lapse, abandon or otherwise dispose of, any Company Intellectual Property, other than entry into non-exclusive licenses in the ordinary course of business, consistent with past practice;

        (xxiv)  fail to maintain policies and procedures designed to ensure compliance with the FCPA and Other Anti-Bribery Laws;

          (xxv)  fail to maintain policies and procedures designed to ensure compliance with the Sanctions Laws in each jurisdiction in which the Company and its Subsidiaries operate or are otherwise subject to jurisdiction;

        (xxvi)  amend or modify any Company Permit in any material respect, or cancel, surrender, terminate or allow any Company Permit to lapse or expire or otherwise fail to maintain and preserve its relationship with any Governmental Entity;

       (xxvii)  take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement, including the Merger;

      (xxviii)  enter into any new line of business in any geographic area not related to fast-casual restaurant meals using produce, proteins and other ingredients predominantly preservative- and additive-free, starters, soups, salads, sandwiches, bowls and kabobs; or

         (xxix)  agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 5.1(b);

          (c)   Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct the Parent's or its Subsidiaries' operations prior to the Effective Time.

        Section 5.2    Access.

          (a)   For purposes of furthering the transactions contemplated hereby, the Company shall afford Parent, its Subsidiaries, the Investors, and its and their employees, accountants, consultants, legal counsel, financial advisors and agents and other Representatives, reasonable access during normal business hours upon reasonable advance notice to the Company, throughout the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, to its and its Subsidiaries' personnel, properties, books and records and such other information concerning its business, properties and personnel as Parent or the Investors may reasonably request. Notwithstanding anything to the contrary contained in this Section 5.2(a), any document, correspondence or information or other access provided pursuant to this Section 5.2(a) may be redacted or otherwise limited to prevent disclosure of information concerning the valuation of the Company or the Merger or other confidential or competitively sensitive information; provided that the Company, Parent and the Investors shall reasonably cooperate to minimize such restrictions and permit such access and the furnishing of such documents, correspondence or information in a manner to remove the basis for the objection, including by compliance with the procedures set forth in the Confidentiality Agreements.

          (b)   Notwithstanding anything to the contrary contained in this Section 5.2, the Company shall not be required to provide any access, or make available any document, correspondence or information, if doing so would , in such Person's and its legal counsel's reasonable judgment, (i) jeopardize the attorney-client privilege of such Person or any of its Affiliates or (ii) result in (A) a violation of any Law applicable to such Person or any of its Affiliates or the assets, or operation of the business, of such Person or any of its Affiliates or (B) the breach of any binding contractual confidentiality obligations in any Contract to which such Person or any of its Affiliates is a party or by which any of their assets or properties are bound; provided, however, that in such instances such Person shall inform the requesting Person of the general nature of the information being withheld and, upon the other requesting Person's request, reasonably cooperate with the requesting Person to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) and (ii) , including through the use of reasonable best efforts to take such actions and implement appropriate and mutually agreeable measures to as promptly as practicable permit such access and the furnishing of such documents, correspondence or information in a manner to remove the basis for the objection, including by compliance with the procedures set forth in the Confidentiality Agreements, entry into a customary joint defense agreement and, with respect to the contractual confidentiality obligations contemplated by the foregoing clause (ii)(B), obtaining a waiver with respect to or consent under such contractual confidentiality obligations.

          (c)   The Parties and the Investors hereby agree that all information provided to them or their respective directors, officers, other employees or other Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the Confidentiality Agreements, which shall continue in full force and effect in accordance with their terms.

        Section 5.3    Company Takeover Proposals; Change of Recommendation.

          (a)   Notwithstanding anything in this Agreement to the contrary (but subject to Section 5.3(c) and Section 5.3(e)), during the period beginning on the date hereof until and continuing until 11:59 p.m. Eastern time on the thirty-fifth (35th) day after the date hereof (the "Go-Shop Period"), the Company, its Subsidiaries and its and their respective Representatives shall have the right to, directly or indirectly: (i) solicit, initiate, encourage and facilitate, including by the making of a public announcement, the submission by any Person(s) to the Company of any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals; (ii) initiate or participate in any discussions and negotiations with any Person(s) regarding any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals; (iii) furnish to any Person(s) information (including non-public Company information), other than information furnished by Parent or any other party to any Confidentiality Agreement pursuant to the Confidentiality Agreements, in connection with any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to a Company Takeover Proposals (provided that all such information has previously been provided to Parent or is provided to Parent not later than 24 hours after the time it is provided to such Person) pursuant to a customary confidentiality agreement that, taken as a whole, is not less restrictive in the aggregate of such Person and any of its affiliates and Representatives than the Confidentiality Agreements and does not include any restrictions that would restrain, hinder or prohibit, or would be reasonably expected to restrain, hinder or prohibit, the Company from satisfying its obligations contemplated by Section 5.3(e); provided, however, that such confidentiality agreement need not contain any "standstill" or other similar restrictions of the type set forth in clauses (i), (iv) and (v) of Section 6(a) of the Confidentiality Agreements, if such provisions of the Confidentiality Agreements are thereupon waived by the Company (an "Acceptable Confidentiality Agreement"); and (iv) otherwise cooperate with, assist, participate in and facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Company Takeover Proposals.

          (b)   Except (i) as expressly permitted pursuant to this Section 5.3(b) and (ii) with respect to any Excluded Party (with whom the Company may continue to engage in the activities described in Section 5.3(a) for so long as such Person is determined by the Company to be an Excluded Party), from and after 12:00 a.m. Eastern time on the thirty-sixth (36th) day after the date hereof (the "Window-Shop Period Start Time") until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause its Subsidiaries and its and their officers, directors, managers and employees not to, and shall direct and use commercially reasonable efforts to cause its other Representatives not to, (u) directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, (v) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than the Company's Representatives) regarding, or furnish to any Person information (including non-public Company information) in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal (other than to inform any Person of the terms of this Section 5.3(b) and Section 7.4); provided that, nothing contained in this Section 5.3(b) shall prohibit the Company, in response to any Company Takeover Proposal from any Person that is not made in violation of this Section 5.3(b) from contacting such Person solely to seek clarification of the terms and conditions thereof, (w) other than an Acceptable Confidentiality Agreement referred to in Section 5.3(e), enter into any agreement (or agreement in principle) or arrangement with respect to any Company Takeover Proposal, or (x) agree, authorize or commit to do any of the foregoing. Except as expressly permitted pursuant to this Section 5.3(b), from and after the Window-Shop Period Start Time (or, with respect to an Excluded Party, after it ceases to be an Excluded Party), the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, managers and employees and direct and use reasonable best efforts to cause its and their respective other Representatives to, immediately cease and cause to be terminated all discussions or negotiations with any Person theretofore conducted with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives (subject to the document retention provisions, if any, contained in any confidentiality agreements then in effect with any such Person(s)) and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

          (c)   Notwithstanding anything in this Agreement to the contrary, at any time from and after the date of this Agreement and prior to obtaining the Company Stockholder Approval, in response to a bona fide written Company Takeover Proposal that (i) the Company Board of Directors determines in good faith, after consultation with outside counsel and the Company's financial advisor, constitutes or is reasonably likely to lead to a Company Superior Proposal such that the failure by the Company to take the actions in the following clause (x) or (y) would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law, and (ii) did not result from a material breach of Section 5.3(b), the Company, its Subsidiaries and its and their respective Representatives may, subject to compliance with Section 5.3(e) , (x) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent not later than 24 hours after the time it is provided to such Person) pursuant to an Acceptable Confidentiality Agreement and (y) conduct, engage or otherwise participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Company Takeover Proposal (and such Person's Representatives). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.3 by any Subsidiary of the Company or any of its or their Representatives shall constitute a breach of this Section 5.3 by the Company.

          (d)   Except as set forth below, neither the Company Board of Directors nor any committee thereof shall (i)(A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) at any time following the public announcement of a Company Takeover Proposal (not constituting a tender or exchange offer as contemplated by clause (D) below), fail to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five Business Days) after receipt of any written request to do so from Parent, (D) fail to recommend, within ten (10) Business Days after the commencement (pursuant to Rule 14d-2 under the Exchange Act) of a tender or exchange offer for outstanding shares of Company Common Stock (other than by Parent or an Affiliate of

  Parent), rejection of such tender offer or exchange offer by the Company's stockholders (pursuant to Rule 14e-2(a)(1) under the Exchange Act and under cover of Schedule 14D-9 filed by the Company with the SEC), or (E) agree, authorize or commit to do any of the foregoing (any action in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an Acceptable Confidentiality Agreements) (each, a "Company Acquisition Agreement") relating to a Company Takeover Proposal. Notwithstanding the foregoing sentence or anything to the contrary contained elsewhere in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board of Directors may (x) make a Company Adverse Recommendation Change, terminate this Agreement in accordance with Section 7.2(b) and concurrently pay (or cause to be paid) to Parent the Company Termination Fee as provided in Section 7.4(a)(i), if: (A) the Company receives a bona fide written Company Takeover Proposal that did not result from a breach of Section 5.3 that has not been withdrawn and (B) the Company Board of Directors has determined in good faith, after consultation with outside counsel and the Company's financial advisor, that such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (1) a Company Adverse Recommendation Change may not be so made and termination of this Agreement pursuant to Section 7.2(b) may not so occur unless and until the Company shall have given Parent written notice that the Company Board of Directors intends to convene a meeting to consider making, and to vote in respect of making, a Company Adverse Recommendation Change, together with a reasonably detailed description of the Company Superior Proposal (including, without limitation to Section 5.3(e), the terms and conditions of the Company Superior Proposal and true and complete copies of all relevant proposed documentation providing for such Company Superior Proposal (including any Company Acquisition Agreements)), at least four (4) Business Days in advance of convening such meeting of the Company Board of Directors and formally voting thereat (the "Superior Proposal Notice Period"); (2) during the pendency of the Superior Proposal Notice Period, if requested by Parent, the Company Board of Directors shall authorize and instruct its Representatives to negotiate in good faith with Parent and its Representatives to revise this Agreement (in the form of a proposed binding amendment of this Agreement) so as to enable the Company Board of Directors to determine in good faith, after consultation with outside counsel and the Company's financial advisor, that after giving effect to the modifications to this Agreement contemplated by such proposed binding amendment, such Company Takeover Proposal would no longer constitute a Company Superior Proposal; and (3) at the expiration of the Superior Proposal Notice Period, and at such meeting of the Company Board of Directors, the Company Board of Directors, after having taken into account the revisions to this Agreement proposed by and negotiated with Parent in the manner and form referred to in clause (2) above, shall have determined in good faith, after consultation with outside counsel and the Company's financial advisor, that a failure to make a Company Adverse Recommendation Change and to terminate this Agreement pursuant to Section 7.2(b) would be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law (it being agreed that any revisions to the financial terms of, or any amendments to any of the other substantive terms of, any Company Takeover Proposal or Company Acquisition Agreement shall be deemed to constitute a new Company Takeover Proposal for purposes of this Section 5.3(d), including for purposes of commencing a new Superior Proposal Notice Period(s), except that subsequent to the initial Superior Proposal Notice Period, the subsequent Superior Proposal Notice Period shall be reduced to three (3) Business Days). Notwithstanding the first sentence in this Section 5.3(d) or anything else to the contrary contained elsewhere in this Agreement, if at any time prior to obtaining the Company Stockholder Approval, the Company Board of Directors may make a Company Adverse

  Recommendation Change if: (A) an Intervening Event shall have occurred and be continuing and (B) the Company Board of Directors shall have determined in good faith, after consultation with outside counsel and the Company's financial advisor, that the failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law; provided, however, that (1) a Company Adverse Recommendation Change may not be so made unless and until the Company shall have given Parent written notice that the Company Board of Directors intends to convene a meeting to consider making, and to vote in respect of making, a Company Adverse Recommendation Change, together with a reasonably detailed description of the nature of the Intervening Event that has occurred and is continuing, at least four (4) Business Days in advance of convening such meeting of the Company Board of Directors and formally voting thereat (the "Intervening Event Notice Period"), (2) during the pendency of the Intervening Event Notice Period, if requested by Parent, the Company Board of Directors shall authorize and instruct its Representatives to negotiate in good faith with Parent to revise this Agreement (in the form of a proposed binding amendment of this Agreement) to enable the Company Board of Directors to determine in good faith, after consultation with outside counsel and the Company's financial advisors that, after giving effect to the modifications to this Agreement contemplated by such proposed binding amendment, that the failure to make a Company Adverse Recommendation Change would no longer be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law; and (3) at the expiration of the Intervening Event Notice Period and at the meeting of the Company Board of Directors, after having taken into account the modifications to this Agreement proposed by Parent in the manner and form described in clause (2) above, shall have determined in good faith, after consultation with outside counsel and the Company's financial advisor, that a failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law. For purposes of clarification and certainty, under no circumstances shall the Company be permitted to terminate this Agreement in respect of, or due to any Company Adverse Recommendation Change made by the Company Board of Directors in response to or in respect of an Intervening Event. The Company hereby expressly confirms and agrees that the immediately preceding sentence of this Section 5.3(d), to the extent it relates to a Company Adverse Recommendation Change in response to or in respect of an Intervening Event, has been agreed to by the parties hereto pursuant to Section 146 of the DGCL.

          (e)   The Company shall:

              (i)  promptly and (A) in any event within 24 hours after the expiration of the Go-Shop Period, advise Parent in writing of the existence and identity of any Excluded Party and (B) not later than within 24 hours after receipt thereof by the Company or any of its Representatives, including during the Go-Shop Period, give Parent notice in writing of (1) any Company Takeover Proposal or any request for information in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, setting forth in such notice (to the extent not theretofore publicly disclosed or previously disclosed to Parent) (x) the material terms and conditions of any such Company Takeover Proposal or request for information, inquiry or proposal (including any changes thereto) and (y) the identity of the Person making any such Company Takeover Proposal or request for information, inquiry or proposal, or (2) any new substantive developments, discussions or negotiations relating to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal being conducted on behalf of the Company by the Company Board of Directors (or its Representatives);

             (ii)  keep Parent informed in all material respects on a prompt basis (and in any event within 24 hours of any substantive developments or changes in status) of the status and details of any Company Takeover Proposal (including any material changes to the terms thereof); and

            (iii)  provide to Parent as soon as practicable after receipt or delivery thereof (but in any event within 24 hours) copies of any Company Takeover Proposal or request for information, inquiry or proposal received in writing (including drafts of any Company Acquisition Agreements) exchanged between the Company or any of its Affiliates or any of its or their Representatives and any Person that describes any of the terms or conditions of any Company Takeover Proposal or request for information, inquiry or proposal.

          (f)    Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company from (i) making any public announcement or disclosure to the Company's stockholders if such disclosure is required under applicable Law, (ii) disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012 (a) of Regulation M-A under the Exchange Act, or (iii) making any "stop-look-and-listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act. For the avoidance of any doubt, notwithstanding any provision of this Agreement, a factually accurate public or other statement or disclosure made by the Company, including in response to any unsolicited, or during the Go-Shop Period, solicited, inquiry, proposal or offer made by any Person to the Company or its Representatives that is not in violation of Section 5.3 shall not, in itself, constitute a Company Adverse Recommendation Change for any purpose of this Agreement; provided, however, that if any disclosures, statements or other communications of the type described in clauses (i) and (ii) of this Section 5.3(f) fail to expressly reaffirm therein the Company Recommendation, or has the effect of withdrawing, modifying or qualifying the Company Recommendation in any manner adverse to Parent, such disclosure, statement or other communication shall constitute a Company Adverse Recommendation Change for all purposes of this Agreement.

          (g)   From the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall not take any action to exempt any Person (other than Parent and Merger Sub) from the restrictions, prohibitions and provisions of any Takeover Statute (including the restrictions on "business combinations" contained in Section 203 of the DGCL) or terminate, amend or otherwise modify or waive any provision of any confidentiality, "standstill" or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof; provided that the Company shall be permitted to exempt any Person from the provisions of any Takeover Statute and to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, "standstill" or similar agreement if the Company Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law.

        Section 5.4    Filings; Other Actions.

          (a)   As promptly as reasonably practicable following the date of this Agreement, but in any event within twenty (20) Business Days after the date of this Agreement, the Company shall prepare and file with the SEC the preliminary proxy statement relating to the Company Stockholders' Meeting (together with any amendments or supplements thereto, in each case, in the form or forms mailed to the Company's stockholders, the "Proxy Statement"). Parent shall cooperate with the Company in the preparation of the Proxy Statement and use its reasonable best efforts to furnish all information concerning Parent, Merger Sub and their Representatives that is reasonably requested by the Company or required by applicable Law in connection with the preparation of the Proxy Statement. The information supplied by the Company and Parent, as applicable, for inclusion in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the time of any meeting of Company stockholders to be held in connection with the Merger (including the Company Stockholders' Meeting), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein, and no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation therein.

          (b)   The Company shall (i) provide Parent, its outside legal counsel and its other Representatives with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Stockholders Meeting prior to filing, furnishing or delivering such documents with the applicable Governmental Entity and dissemination of such documents to the Company's stockholders and (ii) consider in good faith including in the Proxy Statement and such other documents and communications related to the Company Stockholders Meeting all comments reasonably proposed by Parent, its outside legal counsel and its other Representatives, and the Company agrees that all information relating to Parent, its Affiliates and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably; provided that the Company shall not have such obligations with respect to any Proxy Statement and other documents and communications relating to a Company Adverse Recommendation Change made in accordance with Section 5.3.

          (c)   The Company shall notify Parent promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with true and complete copies or, if oral, summary descriptions, of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement, including the Merger, and provide Parent, its outside legal counsel and its other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement); provided that the Company shall not have such obligations with respect to any Proxy Statement and other documents and communications relating to a Company Adverse Recommendation Change made in accordance with Section 5.3. The Company shall, subject to the requirements of Section 5.4(b), respond promptly to any comments from the SEC or the staff of the SEC to the Proxy Statement. If at any time prior to the Company Stockholders' Meeting (or any adjournment or postponement thereof) any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall cause the Proxy Statement to be mailed to the Company's stockholders, in definitive form, as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement.

          (d)   Subject to Section 5.3 and Section 5.4(e), the Company shall take all action necessary in accordance with applicable Law and the Company's Organizational Documents to set a record date for, duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the "Company Stockholders' Meeting") as soon as reasonably practicable following the mailing of the Proxy Statement to the Company's stockholders (but in any event within thirty-five days after the date the SEC staff advises that it has no further comments thereon or that the Company may file and commence mailing of the definitive Proxy Statement (and if such day is not a Business Day, on the first Business Day subsequent to such day)). Subject to Section 5.3 or this Section 5.4, unless the Company shall have made a Company Adverse Recommendation Change, the Company shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Stockholders' Meeting (including by soliciting proxies in favor of the adoption of the Merger and this Agreement).

          (e)   The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may adjourn or postpone the Company Stockholders' Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board of Directors has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law, (ii) if as of the time that the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) (the "Original Date") there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting, (iii) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained if the Company Stockholders' Meeting is held on the Original Date, as long as, in the cases of the foregoing clauses (ii) and (iii), the date of the Company Stockholders' Meeting is not postponed or adjourned more than ten days in connection with any one postponement or adjournment or more than an aggregate of thirty days from the Original Date (unless the Company shall have received prior written consent of Parent), or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). During any such period of adjournment or postponement, the Company shall continue in all respects to comply with its obligations under this Section 5.4.

          (f)    Once the Company has established a record date for the Company Stockholders' Meeting, the Company may not change such record date or establish a different record date for the Company Stockholders' Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

          (g)   Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than related procedural matters) that the Company may propose to be acted on by the Company's stockholders at the Company Stockholders' Meeting.

        Section 5.5    Employee Matters.

          (a)   During the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, to the employees of the Company or its Subsidiaries who continue to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries following the Effective Time (collectively, the "Continuing Employees"), (i) an annual base salary or wage rate and target short term annual cash bonus opportunity which are no less favorable in the aggregate than those that were provided to each such Continuing Employee by the Company or its Subsidiaries immediately prior to the Effective Time and (ii) employee benefits (excluding equity-based compensation) that are at least as favorable to those provided to the Continuing Employees by the Company or its Subsidiaries immediately prior to the Effective Time. In addition, and without limiting the generality of the foregoing, in the event that the employment of any Continuing Employee is terminated during the 18-month period following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation and its Subsidiaries to provide, to such Continuing Employee severance benefits that are no less favorable than the severance benefits to which such Continuing Employee would have been entitled under the applicable Company Benefit Plan disclosed in Section 3.9(a) of the Company Disclosure Schedule as in effect immediately prior to the date of this Agreement.

          (b)   Parent shall use commercially reasonable efforts to, or shall use commercially reasonable efforts to cause the Surviving Corporation to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee's employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

          (c)   Prior to the Effective Time, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall (i) cause to be amended the employee benefit plans and arrangements of it and its Subsidiaries to the extent necessary to provide that no employees of Parent and its Subsidiaries shall commence participation therein following the Effective Time unless the Surviving Corporation or such Subsidiary explicitly authorizes such participation and (ii) cause the Company's 401(k) Plan (the "Company 401(k) Plan") to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

          (d)   In the event that the Company causes the Company 401(k) Plan to be terminated in accordance with Section 5.5(c), prior to the Effective Time and thereafter (as applicable), the Company and Parent shall take any and all actions as may be required, including amendments to the Company 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Parent (the "Parent 401(k) Plan") to (1) permit each Continuing Employee to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code) in the form of cash, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k)

  Plan, and (2) obtain from the IRS a favorable determination letter on termination for the Company 401(k) Plan.

          (e)   Prior to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with each of their respective obligations under applicable Law and/or any collective bargaining agreement or similar labor agreement to inform and consult (or otherwise) with any unions or other similar labor organizations regarding the transactions contemplated by this Agreement, and comply with the notice requirements and other requirements under the WARN Act in connection with any "plant closing" or "mass layoff" (each as defined therein), or any similar triggering events affecting any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries.

          (f)    Notwithstanding any permitted disclosures under the Confidentiality Agreements, but subject to clause (iii) of Section 5.9, prior to making any broadly disseminated written or oral communications to the directors, officers or other employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, including the Merger, the Company shall provide Parent with a true and complete copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

          (g)   Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee or (iv) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.\

          (h)   The Parties agree to take the actions set forth on Section 5.5(h) of the Company Disclosure Schedule.

        Section 5.6    Regulatory Approvals; Efforts.

          (a)    Cooperation.    Subject to the terms and conditions set forth in this Agreement, the Parties shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and other transactions contemplated by this Agreement, including, subject to the other provisions of this Section 5.6, preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including any Governmental Entity) in order to consummate and make effective the Merger and other transactions contemplated by this Agreement, including the Transaction Approvals. Subject to applicable Laws relating to the exchange of information, the Parties and their Representatives will consult with the others on and consider in good faith the views of the others in connection with any proposed filing made with, or communication to, any third party (including any Governmental Entity) in connection with the Merger and other transactions contemplated by this Agreement and act in good faith and cooperate with the other Party in connection with resolving any investigation or other inquiry of any Governmental Entity with respect to the Merger and other transactions contemplated by this Agreement.

          (b)    Antitrust Matters.    Without limiting the generality of, and in furtherance of, the provisions set forth in Section 5.6(a), (i) each of the Company and Parent, as applicable, agrees to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the Merger as soon as practicable after the date hereof, and to use their reasonable best efforts to supply as soon as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.6 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable (including by requesting early termination of the waiting period thereunder), (ii) without limiting the generality of the undertakings pursuant to this Section 5.6, each of the Parties agrees to, as promptly as reasonably practicable, provide or cause to be provided to each Governmental Entity with jurisdiction over enforcement of the Antitrust Laws ("Government Antitrust Entity") non-privileged information and documents requested by any Government Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Merger and other transactions contemplated by this Agreement, and (iii) each of the Parties agrees not to, without the prior written consent of the other Party or Parties, as the case may be (which consent shall not be unreasonably conditioned, withheld or delayed) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated in this Agreement at the behest of any Governmental Entity, provided that Parent may, at its sole discretion, cause any documentation to effect any necessary notice, report, consent, registration, approval, permit, authorization, expirations of waiting periods or other filing contemplated by Section 5.6(a) or this Section 5.6(b) applicable to it to be withdrawn or refiled or resubmitted for any reason, including to provide the applicable Governmental Entities with additional time to review any or all of the Merger and other transactions contemplated by this Agreement.

          (c)    Information.    Subject to applicable Law, the Parties shall, upon request by the other, furnish as promptly as reasonably practicable the others with all information and documents concerning itself, its Subsidiaries, directors, officers and equityholders and such other matters in connection with any statement, substantive submission, filing, notice or application made by or on behalf of any of the Parties or any of their respective Subsidiaries to any third party (including any Governmental Entity) in connection with the Merger and the other transactions; provided that such materials (or any other information or materials provided to or received by any Party pursuant to this Section 5.6) may be redacted (i) to remove references concerning the valuation of the Company or Parent's consideration of the Merger and the other transactions contemplated by this Agreement and (ii) as necessary to address reasonable attorney-client or other privilege or confidentiality or Trade Secrets concerns.

          (d)    Status.    Subject to applicable Laws or as required by any Governmental Entity, the Parties shall keep the others reasonably apprised of the status of matters relating to consummation of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with true and complete copies of written notices or other communications between the Company or Parent, as the case may be, or any of their respective Affiliates, and any third party (including any Governmental Entity) with respect to the Merger and the other transactions contemplated by this Agreement and any substantive notices or other substantive communications with any third party (including any Governmental Entity) with respect to the Merger and the other transactions contemplated by this Agreement and promptly notifying the other of any substantive communication with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Each Party shall use its reasonable best efforts to consult with the other Parties in advance of any meeting or teleconference with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Merger and the other transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, to give the other Parties or such other Parties' Representatives the opportunity to attend and participate thereat.

        Section 5.7    Third-Party Consents.     Separate and apart from the obligations set forth in Section 5.6, the Company shall use its, and shall cause its Subsidiaries to use their, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary and proper or advisable on its part under this Agreement and applicable Law to give and obtain (as the case may be) as promptly as practicable following the date of this Agreement all notices, acknowledgments, waivers, consents, amendments or other modification required under any Contract to which the Company or any of its Subsidiaries is bound (the "Third-Party Consents") and that are necessary or advisable to be obtained in order to consummate the transactions contemplated by this Agreement, including the Merger, and in connection therewith, neither the Company nor any of its Subsidiaries shall (a) make any payment of a consent fee, "profit sharing" payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (b) amend, supplement or otherwise modify any such Contract or (c) agree or commit to do any of the foregoing, in each case for the purposes of obtaining any Third-Party Consents, without the prior consent of Parent. Parent shall reasonably cooperate with the Company to obtain Third Party Consents (provided such reasonable cooperation shall not include an obligation of Parent to grant any consent pursuant to the immediately preceding sentence).

        Section 5.8    Takeover Statutes and Similar Matters.     No Party shall take any action that would cause the transactions contemplated by this Agreement, including the Merger, to be subject to requirements imposed by any Takeover Statute. If any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar state anti-takeover Laws (including Section 203 of the DGCL) and regulations (each, a "Takeover Statute") may become, or may purport to be, applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

        Section 5.9    Public Announcements.     The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the Parties and that the Parties shall consult with each other before issuing any press release or making any public announcement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned); provided, however, that (i) a Party may, without the prior consent of the other Party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement to the extent such Party may reasonably conclude that such press release or public statement may be required by applicable Law, the applicable rules of any stock exchange or court process, (ii) in the case of press releases or public announcements by a Party with respect to a public announcement of a Takeover Proposal by any Person or a Company Adverse Recommendation Change made in accordance with this Agreement or Parent's response thereto, the Party shall not be required to consult with the other Party but shall give the other Party a true and complete copy of any such press release or public announcement prior to the issuance thereof, and (iii) in the case of press releases or other public announcements that are consistent with other communications made after the date of this Agreement in compliance with this Section 5.9, neither Party shall be required to consult with or obtain the consent of the other Party prior to the issuance thereof. Without limiting the generality of the foregoing, prior to making any written broad-based communications to the employees or independent contractors of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company or Parent (as applicable) shall provide the other Party with a copy of the intended communication, such other Party shall have a reasonable period of time to review and comment on the communication, and the Party seeking to distribute any such communication shall give reasonable and good faith consideration to any comments made by the other Party that are timely provided.

        Section 5.10    Indemnification and Insurance.

          (a)   Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement, including the Merger), now existing in favor of the current or former directors, officers or other employees, as the case may be, of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in the Organizational Documents of the Company or any of its Subsidiaries or in any agreement set forth on Section 5.10(a) of the Company Disclosure Schedule (an "Indemnity Agreement"), each as in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of not less than six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, and advance expenses to, the Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent provided by: (i) the Organizational Documents of the Company or any of its Subsidiaries as in effect on the date of this Agreement; (ii) any Indemnity Agreement between any such Indemnified Party on the one hand and the Company or any of its Subsidiaries on the other hand, as in effect on the date of this Agreement; and (iii) applicable Law.

          (b)   Without limiting the provisions of Section 5.10(a), from and after the Effective Time, Parent shall and shall cause the Surviving Corporation to, in each case, to the fullest extent that the Company would have been permitted under applicable Law and the Company's Organizational Documents in effect as of the date of this Agreement: (i) indemnify, defend and hold harmless each Indemnified Party from and against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement (including, in each case, any interest or assessments thereon) in connection with any Proceeding, to the extent such Proceeding arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party's capacity as a director, officer or other employee of the Company or any of its Subsidiaries prior to the Effective Time; and (ii) pay the costs and expenses (including reasonable attorneys' fees) of any Indemnified Party incurred or expected to be incurred in connection with any such Proceeding, in each case, to the extent that such Persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or any of its Subsidiaries pursuant to the Organizational Documents of the Company or its Subsidiaries, as applicable, any Indemnity Agreement or applicable Law; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication for which no further appeal may be taken that such person is not entitled to indemnification. Notwithstanding the foregoing, Parent and the Surviving Corporation shall be obligated to pay for only one law firm to represent the Indemnified Parties (and local counsel in each necessary jurisdiction) with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c)   Parent shall cause the exculpation and indemnification provisions set forth in the Organizational Documents of the Surviving Corporation and its Subsidiaries as of the Effective Time to be no less favorable to the Indemnified Parties or the beneficiaries thereof than the provisions which are currently provided by the Company and its Subsidiaries. For a period of six years after the Closing and at all times subject to applicable Law, Parent shall not (and shall not cause or permit the Surviving Corporation or any its Subsidiaries or any of Parent's other Subsidiaries or Affiliates to) amend or modify in any way adverse to the Indemnified Parties, or to the beneficiaries thereof, the exculpation and indemnification provisions set forth in the Organizational Documents of the Surviving Corporation or its Subsidiaries to make them less favorable to the Indemnified Parties or the beneficiaries thereof than the provisions which are currently provided by the Company and its Subsidiaries. In addition, Parent shall provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Indemnified Parties who are insured under the Company's directors' and officers' insurance and indemnification policies with insurance and indemnification coverage that provides limits and coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the limits and coverage provided by the Company's policies in effect as of immediately prior to the Effective Time; provided that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date hereof by the Company for such insurance; provided, further, that if the annual premiums of such insurance limits and coverage currently in place at any time exceed such amount, Parent or the Surviving Corporation shall obtain insurance policies which, in its good faith determination, provides the greatest limits and coverage available for a cost not exceeding such amount. The Indemnified Parties to whom this Section 5.10 applies shall be third-party beneficiaries of this Section 5.10. The provisions of this Section 5.10 are intended to be for the benefit of each Indemnified Party and his or her successors, heirs and legal representatives.

          (d)   This Section 5.10 shall survive the consummation of the Merger and shall be binding, jointly and severally, on all successors and permitted assigns of Parent, the Surviving Corporation and its Subsidiaries, and shall be enforceable by the Indemnified Parties and their successors, heirs or legal representatives. In the event that Parent, the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that such other Person or the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to its obligations set forth in this Section 5.10.

        Section 5.11    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement, including the Merger, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12    Financing Matters.

          (a)   From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its term, the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, provide, at Parent's sole expense, such customary cooperation and customary and readily available financial information and data, in each case, that is reasonably requested by Parent in connection with any debt financing (explicitly excluding, for the avoidance of doubt, the Parent Funding) obtained by Parent or any of its Subsidiaries for the purpose of financing the transactions contemplated hereby (any such debt financing, a "Debt Financing") (it being understood that the receipt of any such Debt Financing is not a condition to the Merger or any of the other transactions contemplated hereby); provided, however, that no such cooperation shall be required to the extent it would (i) unreasonably disrupt or interfere with the conduct of the Company's business, (ii) require the Company or any of its Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed, (iii) require any director, officer or employee of the Company or any of its Subsidiaries to deliver, or be required to deliver, any certificate or take any action that would reasonably be expected to result in any personal liability, (iv) require the Company to waive or amend any terms of this Agreement, (v) require the Company or any of its Subsidiaries to provide any information that is prohibited or restricted by applicable Law or is privileged and disclosure of which would result in a loss of such privilege, (vi) require the Company or any of its Subsidiaries to prepare or deliver any financial statements other than any such financial statements that are required to be prepared and delivered by the Company pursuant to Section 5.2, (vii) require the Company or any of its Subsidiaries to enter into, amend or modify any agreement or commitment that would not be conditioned on the occurrence of, or would be effective prior to, the Effective Time (other than customary authorization and representation letters) or (viii) require the Company or any of its Subsidiaries, or any of their respective directors, managers or officers, to take any action to authorize any formal corporate or similar action with respect to the Debt Financing that is not subject to the occurrence of the Effective Time; provided, further, however, that (A) Parent covenants and agrees that any offering documents, lender and investor presentations, rating agency presentations, bank information memoranda or other marketing materials in connection with any Debt Financing contemplated by this Section 5.12(a) shall contain disclosures and disclaimers exculpating the Company and its Subsidiaries and their respective directors and officers with respect to any liability related to the contents or use thereof by the recipients thereof, and (B) notwithstanding any other provision set forth herein, nothing herein shall require any director, manager or officer of the Company or any of its Subsidiaries who will not continue to hold such position following the Effective Time to execute any resolution(s) or written consent(s), or any certification, instrument or agreement, in connection with the any financing contemplated by this Section 5.12(a). Notwithstanding anything to the contrary set forth herein, neither any breach or violation by the Company of, or any failure by the Company to comply with, this Section 5.12(a), nor any failure of Parent to obtain any Debt Financing contemplated by this Section 5.12(a) (regardless of whether or not the Company shall have complied with its obligations under this Section 5.12(a)), shall (i) be deemed a breach or violation by the Company of, or a failure by the Company to comply with, this Agreement for any purpose, (ii) be deemed a failure by the Company to perform and comply in all material respects with its covenants under this Agreement for the purposes of Section 6.3(b) or (iii) permit Parent to terminate this Agreement pursuant to Section 7.1(f) or otherwise, unless in each case such breach, violation or failure by the Company is a Willful and Material Breach and directly causes the Debt Financing not to be obtained.

          (b)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Parent Funding at or prior to the Effective Time on the terms and conditions set forth in the Subscription Agreement, including (i) complying with and performing all of its obligations under the Subscription Agreement that arise prior to the Effective Time, (ii) maintaining the Subscription Agreement in full force and effect in accordance with its terms until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, (iii) satisfying on a timely basis all conditions to the Parent Funding set forth in the Subscription Agreement, (iv) prior to the Effective Time, enforcing each of its rights under the Subscription Agreement (including, the right to seek specific performance of each of the Investor's obligations under the Subscription Agreement pursuant to Section 9.21(a) of the Subscription Agreement) and (v) consummating the Parent Funding at or prior to the Effective Time, including by enforcing its rights under the

  Subscription Agreement to cause the funding of the Parent Funding at or prior to the Effective Time (including, the right to seek specific performance of each Investor's obligation to fund a portion of the Parent Funding pursuant to Section 9.21(b) of the Subscription Agreement).

          (c)   Except to the extent specifically provided in Section 1.1(c) and Section 1.1(d) of the Subscription Agreement, Parent shall not replace, amend, supplement, modify, terminate or waive the Subscription Agreement or any provision thereof without the Company's prior written consent that (i) adds any new conditions (or modifies in a manner adverse to Parent any existing condition) to the consummation of the Parent Funding, (ii) reduces the amount of the Parent Funding, (iii) adversely affects the ability of Parent to enforce its rights against the Investors or the Subscription Agreement, (iv) adversely affects the rights of the Company as a third party beneficiary of the Subscription Agreement, (v) adversely affects the rights or ability of the Company to specifically enforce the obligations of the Investors under the Subscription Agreement, to the extent provided in Section 9.20 of the Subscription Agreement or (vi) would reasonably be expected to prevent or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing and notwithstanding anything to the contrary set forth in the Subscription Agreement, in no event shall Parent consent to or permit (including by amendment, waiver or otherwise) any assignment, reduction or novation of any commitment of any Investor under the Subscription Agreement. Upon any amendment, supplement, modification or replacement of the Subscription Agreement that is consented to by the Company in accordance with the foregoing, the term "Subscription Agreement" shall mean the Subscription Agreement as so amended, supplemented, modified or replaced, the term "Investors" shall mean the Persons that have committed to provide financing pursuant to the Subscription Agreement as so amended, supplemented, modified or replaced, and references to "Parent Funding" shall include the financing contemplated by the Subscription Agreement as so amended, supplemented, modified or replaced. The Parent shall provide the Company prompt notice (i) upon receiving written notice or a written communication in respect of, or otherwise obtaining knowledge of, any breach, default, repudiation, cancellation or termination (or any event or circumstance that, with or without the lapse of time, the giving of notice or both, would reasonably be expected to give rise to any breach, default, repudiation, cancellation or termination) by any party (including the Investors) of the Subscription Agreement or any other agreement or document relating to the Parent Funding, and (ii) of any written notice from any Investor party to the Subscription Agreement, or upon otherwise obtaining knowledge, that it no longer intends to provide any portion of the Parent Funding to the Parent on the terms set forth therein.

          (d)   Upon request by the Company, Parent shall promptly reimburse the Company or any of its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by such Person in connection with their compliance with, or any actions taken by any of them in connection with, Section 5.12(a). Parent shall, except as a result of gross negligence, fraud or willful misconduct by the Company, its Subsidiaries, its Affiliates or its or their Representatives, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives and Affiliates from and against all losses or damages suffered by, and all claims made against, such Persons in connection with their compliance with, or any actions taken by any of them in connection with, Section 5.12(a).

        Section 5.13    Treatment of Certain Indebtedness.     Prior to the Effective Time, the Company shall (i) deliver (or cause to be delivered) notices of the payoff, discharge and termination of any outstanding Indebtedness or obligations of the Company under the credit agreement, dated as of November 7, 2017, among the Company, the lenders party thereto and JPMorganChase Bank, N.A. as administrative agent (the "Credit Agreement") and any other Indebtedness or other obligations required to be paid off, discharged or terminated in accordance with and within the time periods required by the Credit Agreement or other Contracts governing such Indebtedness (which notices may be conditioned upon the Closing to the extent permitted under the Credit Agreement and applicable Contracts) (such Indebtedness, collectively, the "Credit Agreement Payoff Amount"), (ii) take all other actions required or advisable to facilitate the repayment of the obligations with respect to the termination of the commitments under such Indebtedness and the release of any Liens and termination of all guarantees granted in connection therewith and (iii) obtain customary payoff letters or other similar evidence in form and substance reasonably acceptable to Parent at least two Business Days prior to Closing.

        Section 5.14    Transaction Litigation.     The Company shall (a) promptly notify Parent in writing of any stockholder litigation or other litigation or Proceedings brought, or, to the knowledge of the Company, threatened against it and/or its directors or executive officers or Representatives relating to this Agreement, the Merger and/or the other transactions contemplated by this Agreement (other than any negotiations and Proceedings in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 2.1(b)), (b) keep Parent informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to Parent and its Representatives such information relating to such litigation or Proceedings as may be reasonably requested), (c) subject to the preservation of privilege and confidential information (provided that the Company and Parent shall cooperate to minimize any applicable restrictions related thereto), give Parent the opportunity to participate, at Parent's sole expense, in the defense or settlement of any such litigation, (d) give due consideration to Parent's advice with respect to such litigation or Proceedings and (e) not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such litigation or Proceedings without the prior written consent of Parent.

        Section 5.15    Obligations of Merger Sub.     Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement.

        Section 5.16    Stock Exchange Delisting; Deregistration.     Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Corporation, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the New York Stock Exchange, to cause the delisting of the Company and of the shares of Company Common Stock from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting from the New York Stock Exchange. Parent (taking into account the degree to which the Company satisfies its obligations set forth in the foregoing sentence of this Section 5.16) shall use reasonable best efforts to cause the Company to be in a position to promptly file and file with the SEC (a) a Form 25 on the Closing Date and (b) a Form 15 on the first Business Day that is at least ten days after the date the Form 25 is filed (such period between the date of the Form 25 filing and the date of the Form 15 filing, the "Delisting Period"). Upon Parent's determination that the Company may be required to file any quarterly or annual reports pursuant to the Exchange Act during the Delisting Period, the Company shall deliver to Parent at least five Business Days prior to Closing a draft, which is sufficiently developed such that it can be timely filed within the time available, of any such reports required to be filed during the Delisting Period and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and comply in all material respects with the provisions of applicable Law.

 ARTICLE VI

CONDITIONS TO THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by the Company, Parent and Merger Sub, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving Party) at or prior to the Effective Time of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered after the date of this Agreement any injunction or Law that remains in effect that enjoins, prohibits, makes illegal, materially restrains or materially impairs the consummation of the Merger.

          (c)   All waiting periods applicable to the transactions contemplated by the Agreement, including the Merger, under the HSR Act shall have expired or been terminated.

        Section 6.2    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

          (a)   Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a Parent Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date), except where the failure of any such representation or warranty to be so true and correct would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Parent and Merger Sub shall have performed and complied in all material respects with each covenant required by this Agreement to be performed or complied with by them prior to the Effective Time.

          (c)   Parent and Merger Sub each shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized executive officer of each of Parent and Merger Sub, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) for each of Parent and Merger Sub, respectively, have been duly satisfied.

        Section 6.3    Conditions to Obligation of Parent to Effect the Merger.     The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or the waiver by Parent and Merger Sub, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of the Company set forth in (i) Section 3.1(a) (Organization), Section 3.2(a) (Capital Stock), Section 3.2(b) (Indebtedness), Section 3.3(a) (Corporate Authority Relative to this Agreement), Section 3.10(b) (Absence of Material Adverse Effect), Section 3.15 (Opinion of Financial Advisor) and Section 3.25 (State Takeover Statutes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies with respect to Section 3.2(a) (Capital Stock), Section 3.2(b) (Indebtedness), (ii) Section 3.3(b) (Consents and Approvals), Section 3.3(c) (No Violation), Section 3.4 (Reports and

  Financial Statements), Section 3.5 (Internal Controls and Procedures), Section 3.6 (No Undisclosed Liabilities), and Section 3.24 (Finders or Brokers) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date (without giving effect to any qualification by "materiality" or "Material Adverse Effect" and words of similar import set forth therein); and (iii) Article III (other than those set forth in the foregoing clauses (i) and (ii) of this Section 6.3(a)) shall have been true and correct as of the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date (without giving effect to any qualification by "materiality" or "Material Adverse Effect" and words of similar import set forth therein), except where such failures to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in the foregoing clauses (i), (ii) and (iii), as applicable) only as of such date or period.

          (b)   The Company shall have performed and complied in all material respects with each covenant required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized executive officer of the Company, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been duly satisfied.

          (d)   From the date of this Agreement, there shall not have occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have a Material Adverse Effect.

        Section 6.4    Frustration of Closing Conditions.     None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI (as applicable such Party) to be satisfied if such failure was caused by such Party's failure to comply with any provision of this Agreement.

ARTICLE VII

TERMINATION

        Section 7.1    Termination or Abandonment Prior to the Effective Time.     Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by the Company or Parent, if the Merger shall not have been consummated on or prior to 5:00 p.m. Eastern Time, on March 31, 2019 (the "End Date"); provided, however, that, upon delivery of the written notice specified in clause (iii) of Section 7.1(g), Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(b) until two (2) Business Days following the expiration of the three (3) Business Day period referenced in clause (v) of Section 7.1(g);

          (c)   by either the Company or Parent, if an Order by a Governmental Entity of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if such order resulted due to the material breach by such Party of any representation, warranty, covenant or other agreement of such Party set forth in this Agreement;

          (d)   by either the Company or Parent, if the Company Stockholders' Meeting (as it may be adjourned or postponed) at which a vote on the Company Stockholder Approval was taken shall have concluded and the Company Stockholder Approval shall not have been obtained;

          (e)   by the Company, if there is any inaccuracy in any of the representations or warranties of Parent or Merger Sub made in Article IV, or Parent or Merger Sub shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, or breach or failure to perform, respectively, (i) would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2 (b), respectively, and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty days following written notice from the Company to Parent; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) at any time that it is in material breach of any of its covenants or other agreements contained in this Agreement;

          (f)    by Parent, if there is any inaccuracy in any of the representations or warranties of the Company made in Article III, or the Company shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, or breach or failure to perform, respectively, (i) would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) , respectively, and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty days following written notice from the Company to Parent; provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f) at any time that it is in material breach of any of its covenants or other agreements contained in this Agreement; and

          (g)   by the Company, if (i) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing; provided, that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (iii) of this Section 7.1(g) if the Closing were to occur on the date of such notice); (ii) Parent and Merger Sub fail to consummate the Closing on the date that the Closing should have occurred pursuant to Section 1.2; (iii) the Company has provided irrevocable written notice to Parent that (A) all conditions set forth in Section 6.1 and Section 6.3 have been and continue to be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing; provided, that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in this clause (iii) of this Section 7.1(g) if the Closing were to occur on the date of such notice) and (B) it is ready, willing and able to consummate the Closing; (iv) at all times during the three (3) Business Day period following the delivery of such irrevocable written notice, the Company stood ready, willing and able to consummate the Closing; and (v) Parent and Merger Sub shall have failed to consummate the Closing within three (3) Business Days following the delivery of such irrevocable written notice by the Company; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

        Section 7.2    Termination or Abandonment Prior to the Company Stockholder Approval.     Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the receipt of the Company Stockholder Approval:

          (a)   by Parent, if (i) the Company Board of Directors shall have made a Company Adverse Recommendation Change, (ii) the Company shall have entered into a Company Acquisition Agreement providing for a Company Superior Proposal, (iii) the Company or any of its Subsidiaries shall have committed a material breach of Section 5.3, or (iv) the Company shall have committed a Willful and Material Breach of Section 5.4 resulting in the failure of the Company to convene the Company Stockholders' Meeting prior to the third Business Day next preceding the End Date, provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.2(a), if it is then in material breach of any representation, warranty or covenant made by it in this Agreement which has caused the Company's failure to hold the Company Stockholders' Meeting prior to the third Business Day next preceding the End Date; and

          (b)   by the Company, if the Company has not committed a material breach of Section 5.3, and the Company Board of Directors authorizes the Company to enter into a definitive Company Acquisition Agreement relating to a Company Superior Proposal in accordance with the provisions set forth in Section 5.3(d), the Company enters into such Company Acquisition Agreement, and the Company pays (or causes to be paid) to Parent the Company Termination Fee concurrently with such termination in accordance with Section 7.4.

        Section 7.3    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 7.1 or Section 7.2, this Agreement shall terminate (except that the Confidentiality Agreements, the representations and warranties and agreements of the Company, Parent and Merger Sub set forth in Section 3.26 (No Other Representations or Warranties; Non-Reliance), Section 4.8 (No Other Representations or Warranties; Non-Reliance), Section 5.12(d) (Financing Matters), this Section 7.3 (Effect of Termination), Section 7.4 (Termination Fees), Article VIII (Miscellaneous), and the provisions that substantively define any related defined terms not substantively defined in Article VIII shall survive any termination), and there shall be no Liability on the part of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to the other except as provided in Section 7.4; provided, however, that, subject to Section 7.4(e), Section 7.4(f) and Section 7.4(g) , nothing herein shall relieve (x) the Company from any Liability for any failure to consummate the transactions contemplated by this Agreement, including the Merger, if required to pursuant to this Agreement, or (y) the Company from Liability for a Willful and Material Breach of its covenants or agreements set forth in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity subject to the terms and conditions of this Agreement.

        Section 7.4    Termination Fees.

          (a)   In the event that this Agreement is terminated:

              (i)  by the Company pursuant to Section 7.2(b) (Company Adverse Recommendation Change);

             (ii)  by Parent pursuant to Section 7.2(a) (Company Adverse Recommendation Change; Fiduciary Out for Superior Proposal; Material Breach of No-Solicitation Covenant; Willful and Material Breach of Covenant to Hold Stockholder Meeting);

            (iii)  (A) by Parent or the Company pursuant to Section 7.1(b) (End Date) or Section 7.1(d) (Company Stockholder Approval Not Obtained) or by Parent pursuant to Section 7.1(f) (Company Breach), (B) prior to such termination but after the date of this Agreement, a Company Takeover Proposal (substituting "a majority" for the 20% threshold set forth in the definition of "Company Takeover Proposal") (a "Qualifying Transaction") shall have been made to the Company or any of its Subsidiaries or publicly announced and, in each case, not publicly withdrawn on a bona fide basis (and with respect to any termination pursuant to Section 7.1(d), at least ten Business Days prior to the Company Stockholders' Meeting (or any adjournment or postponement thereof)), and (C) at any time on or prior to the 12-month anniversary of such termination, the Company or any of its Subsidiaries consummates any Qualifying Transaction or enters into a definitive agreement with respect to any Qualifying Transaction and such Qualifying Transaction is subsequently consummated, then in any such event the Company shall pay (or cause to be paid) to Parent the Company Termination Fee in immediately available funds (x) in the case of the foregoing clause (i), concurrently with such termination, (y) in the case of the foregoing clause (ii), within two Business Days after such termination and (z) in the case of the foregoing clause (iii), upon the completion of such Qualifying Transaction.

          (b)   If this Agreement is terminated by the Company pursuant to Section 7.1(d) (Company Stockholder Approval Not Obtained), the Company shall pay to Parent all reasonable and documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement, including the Merger up to $1,500,000 (the "Parent Expense Reimbursement"), in immediately available funds.

          (c)   If this Agreement is terminated by the Company pursuant to Section 7.1(g), then Parent shall pay, or cause to be paid, to the Company an amount equal to $17,000,000 (such payment, the "Parent Termination Fee"), in immediately available funds within two Business Days following such termination.

          (d)   Each of the Parties acknowledges that the Company Termination Fee or the Parent Termination Fee and the Parent Expense Reimbursement payable pursuant to Section 7.4(a), Section 7.4(c) and Section 7.4(b), respectively, are not intended to be a penalty but rather are liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, in the circumstances in which such Company Termination Fee or Parent Termination Fee and the Parent Expense Reimbursement, as applicable, is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to payment of the Company Termination Fee and the Parent Expense Reimbursement, or the Company to payment of the Parent Termination Fee, on more than one occasion.

          (e)   The Parties acknowledge that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to pay in a timely manner the Company Termination Fee or the Parent Expense Reimbursement, or Parent fails to pay in a timely manner the Parent Termination Fee, then the Company shall pay to Parent or Parent shall pay to the Company, as applicable, its reasonable and documented costs and expenses (including reasonable attorneys' fees) in connection with any Proceeding commenced by Parent or Merger Sub or the Company, as applicable, that results in a judgment against the Company for the Company Termination Fee or the Parent Expense Reimbursement or against Parent for the Parent Termination Fee (as applicable), together with interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum.

          (f)    Notwithstanding anything to the contrary set forth in this Agreement, but subject to (A) the Company's rights under Section 8.5, and (B) the Company's rights as a third party beneficiary of the Subscription Agreement pursuant to Section 9.20 of the Subscription Agreement, and except for (i) any liabilities or obligations arising under the Confidentiality Agreements, and (ii) any liabilities or obligations arising under any of the provisions of this Agreement that explicitly survive the termination of this Agreement pursuant to Section 7.3 (collectively, the "Retained Liabilities"), each of the Parties expressly acknowledges and agrees that (x) the Company's right to terminate this Agreement and the payment of the Parent Termination Fee in full pursuant to Section 7.4(c), as applicable, shall constitute the sole and exclusive remedy of the Company and its Subsidiaries and their respective Affiliates and any of its or their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, other employees, agents or Affiliates (collectively, the "Company Related Parties") against Parent, the Investors, Merger Sub, any other potential debt or equity financing source and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates or any former, current or future general or limited partner, stockholder, equityholder, member, manager, director, officer, other employee, agent or Affiliate of any of the foregoing, (collectively, the "Parent Related Parties") for all losses and damages in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful, intentional, unilateral or otherwise, including, for the avoidance of doubt, any Willful and Material Breach) of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and (y) upon the payment of the Parent Termination Fee to the Company pursuant to Section 7.4(c) following a termination of this Agreement by the Company pursuant to Section 7.1(g), (A) subject to Section 8.5 and except for the Retained Liabilities, none of the Parent Related Parties shall have any further Liability to any of the Company Related Parties relating to or arising out of this Agreement, the Parent Funding or the transactions contemplated hereby and (B) subject to Section 8.5 and except for the Retained Liabilities, none of the Company, its Subsidiaries nor any other Company Related Party shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith. Subject to Section 8.5 and except for the Retained Liabilities, in no event shall Parent or Merger Sub be subject to (nor shall any Company Related Party seek to recover) monetary damages in excess of an amount equal to the Parent Termination Fee, in the aggregate, for any losses or other Liabilities arising out of or in connection with breaches by Parent or Merger Sub of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have, including for a failure of the Closing to occur in breach of Section 1.2 or in respect of any oral representation made or alleged to be made in connection herewith or therewith.

          (g)   While the Company may pursue both a grant of specific performance or other equitable relief pursuant to Section 8.5(c) to cause the Closing to occur and, following termination of this Agreement, the payment of the Parent Termination Fee under Section 7.4(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance or other equitable relief pursuant to Section 8.5(c) to cause the Closing to occur (so long as the Closing shall actually thereafter occur) and the Parent Termination Fee pursuant to Section 7.4(c) in connection with this Agreement or any termination of this Agreement. Notwithstanding anything to the contrary set forth herein, but subject to the immediately preceding sentence, nothing herein shall limit the Company's right to receive the Parent Termination Fee pursuant to Section 7.4(c) notwithstanding that the Company has sought (but was not granted) specific performance or injunctive relief to cause the Closing to occur pursuant to Section 8.5(c) and the fact that the Company is entitled to receive the Parent Termination Fee under Section 7.4(c) shall not limit the Company's rights to specific performance or injunctive relief to cause the Closing to occur pursuant to Section 8.5(c).

 ARTICLE VIII

MISCELLANEOUS

        Section 8.1    No Survival.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for this Article VIII, the representations and warranties and agreements of the Company, Parent and Merger Sub set forth in Section 3.26 (No Other Representations or Warranties; Non-Reliance), Section 4.8 (No Other Representations or Warranties; Non-Reliance), the covenants and agreements that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time and the provisions that substantially define any related defined term not substantially defined this Article VIII.

        Section 8.2    Expenses; Transfer Taxes.

          (a)   Except as otherwise provided in this Agreement (including in Section 7.4), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses; provided, however, that Parent and the Company shall share equally all filing fees required to be paid to the SEC with respect to the Proxy Statement, all fees and expenses with respect to the mailing of the Proxy Statement and all filing fees with respect to the notification and report forms under the HSR Act filed by Parent and the Company.

          (b)   Except as otherwise provided in Section 2.2(d), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed on the Company or its Subsidiaries with respect to the transfer of Company Common Stock pursuant to the Merger shall be borne in equal parts by Parent (or Merger Sub) and the Company and expressly shall not be a liability of holders of Company Common Stock.

        Section 8.3    Counterparts; Effectiveness.     This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.4    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

          (a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the internal procedural and substantive Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

          (b)   Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement, including the Merger, exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware (the "Chosen Courts"); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 8.6 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 8.4(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE MERGER, IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE MERGER. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE MERGER, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS Section 8.4(c).

        Section 8.5    Specific Enforcement.

          (a)   Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement, including the Merger, are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, subject to Section 8.5(b) and 8.5(c) , each Party agrees that, in addition to any other available remedies a Party may have in equity or at law subject to the terms and conditions of this Agreement, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 8.4(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

          (b)   Notwithstanding anything in this Agreement to the contrary, the Parties hereby agree that the Company shall only be entitled to specific performance of Parent's obligations to cause the Parent Funding to be funded under the Subscription Agreement in accordance with its terms if, and only if, (i) all of the conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing, but which conditions at such time are capable of being satisfied) at the time the Closing is required to have occurred pursuant to Section 1.2, (ii) the Designated Novation has not occurred in accordance with Section 8.7(b), (iii) the conditions in Section 5 of the Subscription Agreement have been satisfied (other than those that, by their nature, are to be satisfied at the Initial Closing (as defined by the Subscription Agreement), but which conditions at such time are capable of being satisfied) and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the Closing if such specific performance is granted pursuant to this Section 8.5(b) and, if necessary, Section 8.5(c), and if the Parent Funding is funded, then the Closing would occur. For the avoidance of doubt, the provisions of this Section 8.5(b) shall not apply to or otherwise limit the right of the Company to such injunctions, specific performance or other equitable relief under Section 8.5(a)or 8.5(c) for obligations other than with respect to the obligations of Parent to cause the Parent Funding to be funded under the Subscription Agreement in accordance with its terms.

          (c)   Notwithstanding anything in this Agreement to the contrary, the Parties hereby agree that the Company shall only be entitled to specific performance of Parent's obligations to effect the Closing if, and only if, (i) all of the conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing, but which conditions at such time are capable of being satisfied) at the time the Closing is required to have occurred pursuant to Section 1.2, (ii) the Designated Novation has not occurred in accordance with Section 8.7(b) and the Parent Funding has been funded or the Investors have confirmed in writing to Parent that, if specific performance is granted pursuant hereto, the Parent Funding will be funded in accordance with the Subscription Agreement concurrently at the Closing and (iii) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the Closing if such specific performance is granted pursuant to this Section 8.5(c) and if the Parent Funding is funded, then the Closing would occur. For the avoidance of doubt, the provisions of this Section 8.5(c) shall not apply to or otherwise limit the right of the Company to such injunctions, specific performance or other equitable relief under Section 8.5(a) or 8.5(b) for obligations other than with respect to the obligations of Parent to effect the Closing.

        Section 8.6    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery to the Party to be notified, (b) delivered by email or facsimile; provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.6 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.6, or (c) delivered by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

To Parent or Merger Sub:
Cava Group, Inc. 702 H St NW, 2nd Floor Washington, DC 20001
Attention:	Brett Schulman, Chief Executive Officer
Email:	brett@cava.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005-2111
Attention:	Jeremy D. London
Email:	Jeremy.London@skadden.com
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Attention:	Kenneth M. Wolff
Email:	Kenneth.Wolff@skadden.com
Sullivan & Cromwell LLP 125 Broad Street New York, New York 10001
Attention:	Francis J. Aquila Audra D. Cohen
Email:	AquilaF@sullcrom.com CohenA@sullcrom.com
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Christopher R. May Anthony F. Vernace
Email:	CMay@stblaw.com AVernace@stblaw.com
To the Company:
Zoe's Kitchen, Inc. 5760 State Highway 121, Suite 250 Plano, Texas 75024
Attention:	Kevin Miles, President and Chief Executive Officer Michael Todd, General Counsel
Email:	kevinmiles@zoeskitchen.com michaeltodd@zoeskitchen.com
with a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166
Attention:	Clifford E. Neimeth
Email:	NeimethC@gtlaw.com
Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, VA 22102
Attention:	Jason T. Simon
Email:	SimonJ@gtlaw.com

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this Section 8.6; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.7    Assignment; Binding Effect.

          (a)   Except as contemplated by Section 8.7(b) and Section 8.16, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a Wholly Owned Subsidiary of Parent without the prior written consent of the Company, if such assignment would not reasonably be expected to (a) affect the obligations of the Investors under the Subscription Agreement or (b) prevent or materially impede the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. In the event of any such assignment, all references to Merger Sub in this Agreement shall be deemed references to such other Wholly Owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Wholly Owned Subsidiary as of the date of such designation, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder.

          (b)   Upon (i) either (x) the termination of the Subscription Agreement pursuant to Section 9.18(a)(iv) thereof or (y) the Requisite Purchasers having the right to validly terminate the Subscription Agreement pursuant to Section 9.18(a)(iv) thereof (assuming, for such purpose, that the Designated Novation will occur immediately thereafter) and (ii) Parent has received the Company's confirmation in writing to the Designated Entity that it is ready, willing and able to consummate the Closing following the Designated Novation in accordance with this Section 8.7(b), (A) Parent and Merger Sub shall transfer by novation, in form and substance reasonably acceptable to the Company, their respective rights and obligations under this Agreement to Designated Entity and a Wholly Owned Subsidiary of Designated Entity (the "Designated Novation"), (B) upon the consummation of the Designated Novation, subject to the provisions of Section 8.17, Parent and Merger Sub shall have no further rights or obligations under the Merger Agreement and will be released from all liability in accordance with Section 8.17 hereto, (C) the Designated Entity and a Wholly Owned Subsidiary of Designated Entity shall acquire and assume all of the respective rights and obligations of Parent and Merger Sub under the Merger Agreement and (D) each reference to Parent under the Merger Agreement will be read as if it were a reference to Designated Entity and each reference to Merger Sub under the Merger Agreement will read as if it were a reference to Wholly Owned Subsidiary of Designated Entity, other than in each case with respect to the release in Section 8.17.

          (c)   Subject to the first sentence of Section 8.7(a), this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 8.7 shall be null and void.

        Section 8.8    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.9    Entire Agreement.     This Agreement, together with the exhibits hereto, schedules hereto and the Confidentiality Agreements, constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties.

        Section 8.10    Amendments; Waivers.     Subject to applicable Law and the provisions of Section 5.10(d), at any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, and in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.11    Headings.     Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.12    No Third-Party Beneficiaries.     Each of Parent, Merger Sub and the Company agrees that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, each Indemnified Party shall be an express third-party beneficiary of and shall be entitled to rely upon Section 5.10 and this Section 8.12, and each of the Non-Recourse Parties shall be a third-party beneficiary with respect to Section 8.10, this Section 8.12 and Section 8.16 and the Investors shall be a third-party beneficiary with respect to Section 5.2, Section 8.10 and this Section 8.12.

        Section 8.13    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word "extent" and the phrase "to the extent" when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply "if." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. References in this Agreement to specific agreements or laws or specific provisions of laws are to such agreements, laws or provisions as amended, restated, supplemented, re-enacted, consolidated, replaced or modified from time to time, in each case as of the applicable date or period of time. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. To the extent this Agreement refers to information or documents having been "made available" (or words of similar import) by or on behalf of one or more Parties hereto to another Party or Parties, such obligation shall be deemed satisfied (a) if such one or more Parties or Representatives thereof made such information or document available (or delivered or provided such information or document) in any virtual data rooms established by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including the Merger, or otherwise to such other Party or Parties or its or their Representatives, or (b) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC and not subject to any redactions or omissions, in each case, at least 24 hours prior to the date of this Agreement. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.14    Definitions.

          (a)    General Definitions.    References in this Agreement to "Subsidiaries" of any Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; provided that references in this Agreement to "Wholly Owned Subsidiaries" means, with respect to any Person, any other Person of which all of the equity or ownership interests of such other Person are directly or indirectly owned or controlled by such first Person. References in this Agreement (except as specifically otherwise defined) to "Affiliates" means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. As used in this Agreement, "knowledge" means (i) with respect to Parent and its Subsidiaries, the knowledge of the individuals listed in Section 8.14(a) of the Parent Disclosure Schedule and any individuals that, following the date of this Agreement, replace or share the employment responsibilities of any such individuals, in each case after reasonable inquiry of such individuals' direct reports and (ii) with respect to the Company and its Subsidiaries, the knowledge of the individuals listed on Section 8.14(a) of the Company Disclosure Schedule, in each case after reasonable inquiry of such individuals' direct reports.

          (b)    Certain Specified Definitions.    As used in this Agreement:

        "Acceptable Confidentiality Agreement" has the meaning given to that term in Section 5.3(a).

        "Affiliates" has the meaning given to that term in Section 8.14(a).

        "Agreement" has the meaning given to that term in the preamble to this Agreement.

        "Antitrust Law" means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other U.S. or non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Applicable Date" has the meaning given to that term in Article III.

        "Appraisal Provisions" has the meaning given to that term in Section 2.1(b).

        "Audit Committee" has the meaning given to that term in Section 3.5(d).

        "Book-Entry Shares" has the meaning given to that term in Section 2.1(a).

        "Business Day" means any day other than a Saturday, Sunday or any other day on which (A) commercial banks in New York, New York are authorized or required by Law to remain closed or (B) for purposes of determining the Closing Date only, the Department of State of the State of Delaware is authorized or required by Law to close.

        "Bylaws" has the meaning given to that term in Section 1.5(b).

        "Cancelled Shares" has the meaning given to that term in Section 2.1(a)(iii).

        "Capitalization Date" has the meaning given to that term in Section 3.2(a).

        "Certificate" has the meaning given to that term in Section 2.1(a).

        "Certificate of Merger" has the meaning given to that term in Section 1.3.

        "Charter" has the meaning given to that term in Section 1.5(a).

        "Closing" has the meaning given to that term in Section 1.2.

        "Closing Date" has the meaning given to that term in Section 1.2.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" has the meaning given to that term in the preamble to this Agreement.

        "Company 401(k) Plan" has the meaning given to that term in Section 5.5(c).

        "Company Acquisition Agreement" has the meaning given to that term in Section 5.3(c).

        "Company Adverse Recommendation Change" has the meaning given to that term in Section 5.3(c).

        "Company Benefit Plan" means any benefit or compensation plan, program, policy, practice, agreement, Contract, or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA ("ERISA Plans"), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit-sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

        "Company Board of Directors" has the meaning given to that term in the preamble to this Agreement.

        "Company Common Stock" has the meaning given to that term in Section 2.1(a)(i).

        "Company Disclosure Schedule" has the meaning given to that term in Article III.

        "Company Equity Awards" means the Company Options, Company Restricted Shares, and Company RSU Awards.

        "Company Intellectual Property" means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

        "Company Lease" has the meaning given to that term in Section 3.17(a).

        "Company Leased Real Property" has the meaning given to that term in Section 3.8.

        "Company Material Contract" has the meaning given to that term in Section 3.16(a)(xv)

        "Company Notice of Recommendation Change" has the meaning given to that term in Section 5.3(c).

        "Company Option" has the meaning given to that term in Section 2.3(a).

        "Company Permits" has the meaning given to that term in Section 3.7(c).

        "Company Recommendation" has the meaning given to that term in Section 3.3(a).

        "Company Related Party" has the meaning given to that term in Section 7.4(f).

        "Company Restricted Share" has the meaning given to that term in Section 2.3(b).

        "Company RSU Award" has the meaning given to that term in Section 2.3(c).

        "Company SEC Documents" has the meaning given to that term in Section 3.4(a).

        "Company Stock Plan" has the meaning given to that term in Section 2.3(a).

        "Company Stockholder Approval" has the meaning given to that term in Section 3.3(a).

        "Company Stockholders' Meeting" has the meaning given to that term in Section 5.4(d).

        "Company Superior Proposal" means any bona fide written Company Takeover Proposal made by a third party or group (as defined under Section 13 of the Exchange Act) pursuant to which such third party (or in a merger or consolidation involving such party, the stockholders of such third party) or group (as defined under Section 13 of the Exchange Act) would acquire, directly or indirectly, 75% of the outstanding Company Common Stock or of the total outstanding voting power attributable to the outstanding equity securities of the Company and its Subsidiaries (or of the surviving entity in a Merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) or the assets of the Company and the Subsidiaries constituting 75% of the consolidated revenues, net income or EBITDA attributable to the assets of the Company, taken as a whole, (i) on terms which the Company Board of Directors determines in its reasonable judgment (after consultation with outside counsel and the Company's financial advisor) to be superior to the Merger, taking into account all of the terms and conditions of such Company Takeover Proposal (including the legal, financial, regulatory, the availability and terms of any required financing, timing and other aspects of the proposal, the identity of the Person making the proposal, any risks of non-completion of the proposal and any other factors, that the Company Board of Directors determines are appropriate under the circumstances) and this Agreement (including any changes proposed by Parent to the terms of this Agreement) and (ii) that is reasonably likely to be completed on the terms proposed taking into account all legal, financial, regulatory and other aspects of such proposal, and which provides for financing on terms no less favorable to the Company than the terms and conditions of the financing contemplated by this Agreement (including any changes proposed by Parent to the terms of this Agreement pursuant to Section 5.3(d)).

        "Company Takeover Proposal" means any proposal, offer, inquiry or indication of interest (whether or not in writing) made by any Person or Persons other than Parent or any of its Affiliates, with respect to any (i) merger, amalgamation, consolidation, tender offer, share exchange, partnership, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary of the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution, partnership, joint venture, sale of capital stock or voting securities of, or other equity interests in, a Subsidiary of the Company or otherwise) of any business or assets of the Company or the Subsidiaries of the Company representing 20% or more of the consolidated revenues, net income or EBITDA of the Company and the Subsidiaries of the Company, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group (as defined under Section 13 of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable or exercisable for, such securities) representing 20% or more of the total outstanding voting power of the Company, (iv) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the total outstanding voting power of the Company or (v) combination of the foregoing (in each case, other than the Merger).

        "Company Termination Fee" means a cash amount equal to $8,500,000.

        "Company Top Supplier" has the meaning given to that term in Section 3.21(a).

        "Confidentiality Agreements" means (i) the confidentiality agreement, dated as of July 18, 2018, by and among the Company, certain Investors and Ronald M. Shaich and (ii) the joinder agreements to such confidentiality agreement.

        "Continuing Employees" has the meaning given to that term in Section 5.5(a).

        "Contract" means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

        "Credit Agreement" has the meaning given to that term in Section 5.13.

        "Credit Agreement Payoff Amount" has the meaning given to that term in Section 5.13.

        "Data Privacy Policies" has the meaning given to that term in Section 3.22.

        "D&O Insurance" has the meaning given to that term in Section 5.10(c).

        "Debt Financing" has the meaning given to that term in Section 5.12(a).

        "Delisting Period" has the meaning given to that term in Section 5.16.

        "Designated Entity" means Pita Holdings LLC.

        "Designated Novation" has the meaning given to that term in Section 8.7(b)(A).

        "DGCL" has the meaning given to that term in Section 1.1.

        "Dissenting Shares" has the meaning given to that term in Section 2.1(b).

        "Dissenting Stockholder" has the meaning given to that term in Section 2.1(b).

        "DTC" means The Depositary Trust Company.

        "Effective Time" has the meaning given to that term in Section 1.3.

        "Eligible Shares" has the meaning given to that term in Section 2.1(a)(i).

        "Encumbrance" means any lien, charge, pledge, security interest, claim, mortgage, encroachment, adverse claim, option, easement, imperfection of title, title exception, title defect, or encumbrance of any kind in respect of such asset but specifically excludes Permitted Encumbrances.

        "End Date" has the meaning given to that term in Section 7.1(b).

        "Enforceability Exceptions" has the meaning given to that term in Section 3.3(a).

        "Environmental Law" means any Law (A) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply,

surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or Release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Substance) or (B) that regulates, imposes liability (including for enforcement, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage relating to Hazardous Substance) or establishes standards of care with respect to any of the foregoing.

        "Environmental Claim" means any claim, action, suit, Proceeding, order, demand or written notice by any Person alleging liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, release of, or exposure to any Hazardous Substances or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a "single employer" within the meaning of Section 414 of the Code.

        "Exchange Act" has the meaning given to that term in Section 3.3(b).

        "Excluded Party" means any Person or group of Persons (including any such Person's Representatives and Affiliates), other than Parent and its Subsidiaries, from whom the Company has received during the Go-Shop Period a bona fide written Company Takeover Proposal that the Company Board of Directors determines in good faith (after consultation with outside counsel and the Company's financial advisor) at any time prior to the expiration of the No-Shop Period, constitutes or is reasonably likely to lead to a Company Superior Proposal; provided, however, that any such Person or group of Persons shall cease to be an "Excluded Party" upon the earlier to occur of such time as: (i) the Company Takeover Proposal submitted by such Person or group of Persons is irrevocably withdrawn and (ii) the Company Board of Directors determines in good faith (after consultation with outside counsel and the Company's financial advisor) that the Company Takeover Proposal theretofore submitted by such Person or group of Persons no longer constitutes or is reasonably likely to lead to a Company Superior Proposal.

        "FCPA" has the meaning given to that term in Section 3.7(d).

        "FDA" has the meaning given to that term in Section 3.20.

        "Franchise Agreements" has the meaning given to that term in Section 3.16(a)(xiii).

        "Franchise Laws" has the meaning given to that term in Section 3.18.

        "GAAP" has the meaning given to that term in Section 3.4(c).

        "Go-Shop Period" has the meaning given to that term in Section 5.3(a).

        "Governmental Entity" means any federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

        "Hazardous Substance" means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, mold, any hazardous or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

        "HSR Act" has the meaning given to that term in Section 3.3(b).

        "Indebtedness" means, with respect to any Person, without duplication, as of the date of determination: (A) all obligations of such Person for borrowed money, including accrued and unpaid interest, premiums, any prepayment fees or penalties, commitment and other fees payable in connection therewith, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person to pay the deferred purchase price for any property or services (including obligations related to earn-out arrangements) other than trade payables incurred in the ordinary course of business, consistent with past practice, (D) all lease obligations of such Person capitalized (or that should under GAAP be capitalized) on the books and records of such Person, (E) all unfunded employee benefit obligations for pensions and other post-retirement employee benefits, (F) any contractual severance obligations or commitments to former employees that have become due and payable in accordance with their terms, (G) all liabilities pursuant to recourse or non-recourse factoring or similar arrangements, (H) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and any reimbursement obligations in respect thereof, (I) all net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts that would be payable upon termination thereof (calculated assuming termination on the date of determination), (J) all guarantees of such Person of any Indebtedness of any other Person and (K) all Indebtedness of any other Person secured by a Lien on any property or asset of such Person.

        "Indemnified Parties" has the meaning given to that term in Section 5.10(a).

        "Indemnity Agreement" has the meaning given to that term in Section 5.10(a).

        "Insurance Policies" means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers' compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies and self-insurance programs and arrangements.

        "Intellectual Property" means all intellectual property and proprietary rights in any jurisdiction worldwide, including: (A) patents and patent applications, including continuations, divisionals, continuations-in-part, extensions, substitutions, reissues, renewals, or reexaminations and patents issuing thereon, (B) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, together with the common law rights and goodwill associated with any of the foregoing, and all applications and registrations therefor (collectively, "Marks"), (C) copyrights (including such rights in Software), works of authorship, together with the moral rights therein and common law rights thereto, and all registrations and applications therefor, (D) designs, databases and data compilations, (E) trade secrets, know-how, inventions (whether or not patentable), confidential or proprietary information, processes, formulations, technical data and designs, and other rights in information protected under applicable Law (collectively, "Trade Secrets"), and (F) all other similar intellectual property or proprietary rights anywhere in the world.

        "Intervening Event" means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its Subsidiaries or business of the Company, in each case taken as a whole, that (a) is neither known by, nor reasonably foreseeable (with respect to substance or timing) by the Company Board of Directors as of or prior to the date of this Agreement and (b) first occurs, arises or becomes known to the Company Board of Directors after the date of this Agreement and on or prior to the date of the Company Stockholder Approval; provided that (i) any event, change, effect, condition, development, fact or circumstance (A) relating to any Company Takeover Proposal or (B) resulting from (I) the announcement, pendency and consummation of this Agreement and the transactions contemplated by this Agreement, including the Merger, (II) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (III) any breach of this Agreement by the Company, or (IV) factors generally affecting the industry in which the

Company and its Subsidiaries operate, (ii) the fact that the Company meets or exceeds any internal or analysts' expectations or projections or (iii) any changes after the date hereof in the market price or trading volume of the Company Common Stock shall not, individually or in the aggregate constitute an Intervening Event.

        "Intervening Event Notice Period" has the meaning given to that term in Section 5.3(d).

        "Investors" has the meaning given to that term in Section 5.12(c).

        "IRS" has the meaning given to that term in Section 3.9(c).

        "IT Assets" means the computers, Software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment used by the Company and its Subsidiaries in connection with the operation of the business of the Company and its Subsidiaries.

        "Law" has the meaning given to that term in Section 3.7(a).

        "Letter of Transmittal" has the meaning given to that term in Section 2.2(c).

        "Liability" means any and all debts, liabilities, claims, losses, duties and obligations of any kind, whether known or unknown, asserted or unasserted, fixed, contingent or absolute, matured or unmatured, disclosed or undisclosed, due or to become due, accrued or not accrued, liquidated or unliquidated, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

        "Lien" has the meaning given to that term in Section 3.3(c).

        "Marks" has the meaning given to that term in the definition of "Intellectual Property."

        "Material Adverse Effect" means, any change, set of facts, effect, occurrence or development that has a material adverse effect on the business, results of operations, properties, assets, Liabilities, business operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided that no such change, set of facts, effect, occurrence or development resulting or arising from or in connection with any of the following matters shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to a Material Adverse Effect:

            (i)  any changes or developments in domestic or any foreign or global market or domestic, foreign or global economic conditions in the geographic markets in which the Company or any of its Subsidiaries operate or its products or services are sold,

           (ii)  changes in GAAP or in Law, in each case occurring following the date hereof,

          (iii)  changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of actual or purported terrorism),

          (iv)  any loss of, adverse change, occurrence or development in or with respect to the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, financing sources, customers, suppliers, distributors or partners, or any other loss, adverse change, occurrence or development, in each case, resulting from, arising out of or in connection with the announcement of or entry into, pendency of, compliance with or performance under, this Agreement or any of the transactions contemplated hereby (except for any obligation to operate in the ordinary course of business, consistent with past practice), provided that, this clause (iv) shall be disregarded for purposes of the definition of "Material Adverse Effect" used in the representations and warranties set forth in Section 3.3,

           (v)  weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), outbreaks of disease, health epidemics or similar events, however and by whomever caused (other than the Company, its Subsidiaries or any of their respective, suppliers, Affiliates or Representatives),

          (vi)  a decline in the trading price or trading volume of the Company Common Stock (provided that any underlying causes thereof, to the extent not otherwise excluded by this definition, may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur),

         (vii)  the failure to meet any projections, guidance, budgets, forecasts or estimates (provided that any underlying causes thereof, to the extent not otherwise excluded by this definition, may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur), and

        (viii)  any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent or that is required by this Agreement (except for any obligation to operate in the ordinary course, consistent with past practice); except, with respect to the foregoing clauses (i), (ii), (iii), and (v), to the extent that such impact is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to the other companies of similar size operating in the geographic markets in which the Company or any of its Subsidiaries operate or its products or services are sold, such matters may be deemed, by themselves, either alone or in combination, to constitute or contribute to a Material Adverse Effect.

        "Merger" has the meaning given to that term in the preamble to this Agreement.

        "Merger Consideration" has the meaning given to that term in Section 2.1(a).

        "Merger Sub" has the meaning given to that term in the preamble to this Agreement.

        "Non-Recourse Party" has the meaning given to that term in Section 8.15.

        "Order" means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.

        "Organizational Documents" means (A) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as the case may be, and bylaws, or comparable documents, (B) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (C) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (D) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (E) with respect to any other Person that is not an individual, its comparable organizational documents.

        "Original Date" has the meaning given to that term in Section 5.4(e).

        "Other Anti-Bribery Laws" has the meaning given to that term in Section 3.7(d).

        "Parent" has the meaning given to that term in the preamble to this Agreement.

        "Parent 401(k) Plan" has the meaning given to that term in Section 5.5(d).

        "Parent Disclosure Schedule" has the meaning given to that term in Article IV.

        "Parent Expense Reimbursement" has the meaning given to that term in Section 7.4(b).

        "Parent Funding" has the meaning given to that term in Section 4.4(a).

        "Parent Material Adverse Effect" means, with respect to Parent, any change, set of facts, effect, occurrence or development that materially and adversely affects Parent's ability to timely consummate the transactions contemplated hereby on the terms set forth herein (including the Merger and obtaining the financing necessary to pay the Merger Consideration or any other amounts expressly required to be paid by Parent and Merger Sub pursuant to this Agreement).

        "Parent Related Party" has the meaning given to that term in Section 7.4(f).

        "Parent Releasee" has the meaning given to that term in Section 8.17.

        "Parent Termination Fee" has the meaning given to that term in Section 7.4(c).

        "Party" has the meaning given to that term in the preamble to this Agreement.

        "Paying Agent" has the meaning given to that term in Section 2.2(a).

        "Paying Agent Agreement" has the meaning given to that term in Section 2.2(a).

        "Payment Fund" has the meaning given to that term in Section 2.2(b).

        "Permitted Encumbrances" means (i) specified Encumbrances described in Section 3.17(c) of the Company Disclosure Schedule; (ii) Encumbrances for current Taxes or other governmental charges not yet due and payable or which are being contested in good faith by appropriate Proceedings, for which adequate reserves have been maintained in accordance with GAAP; (iii) mechanics', carriers', workmen's, repairmen's or other like Encumbrances arising or incurred in the ordinary course of business as to which there is no default on the part of the Company or any of its Subsidiaries and reflected on or specifically reserved against or otherwise disclosed in the Company's consolidated balance sheets (and the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (iv) zoning, entitlement, building and other land use Laws; (v) defects, imperfections or irregularities in title, covenants, conditions, restrictions and other Encumbrances which, individually or in the aggregate, do not materially interfere with the present use of or impair the value of the applicable Company Leased Real Property; (vi) statutory, common-law or contractual liens of landlords for amounts that are not yet due and payable or are being contested in good faith by appropriate Proceedings, for which adequate reserves have been maintained in accordance with GAAP; and (vii) non-exclusive licenses to Company Intellectual Property granted in the ordinary course of business.

        "Permitted Lien" means (A) any Lien for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings if adequate reserves have been established by the Company in accordance with GAAP, (B) vendors', mechanics', materialmen's, carriers', workers', landlords', repairmen's, warehousemen's, construction and other similar Liens (x) with respect to Liabilities that are not yet due and payable or, if due, are not delinquent or (y) that are being contested in good faith by appropriate Proceedings if adequate reserves (based on good-faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building, land use or similar restrictions but only to the extent that the Company and its Subsidiaries and their assets are materially in compliance with the same, (D) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among a Person and its Wholly Owned Subsidiaries, (F) utility easements, encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and similar Liens as do not individually or in the aggregate materially interfere with the present occupancy or use of the Company Leased Real Property or otherwise materially impair the business operations of the Company and its Subsidiaries, (G) Liens reflected on title policies, title reports, surveys or other similar reports of listings which have previously been made available to Parent, (H) conditional sales contracts or equipment leases with third parties entered into in the ordinary course of business, consistent with past practice, and (I) Liens to be released at or prior to Closing.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity and any permitted successors and assigns of such person.

        "Personal Information" means any information that, alone or together with other information held by the Company or one of its Subsidiaries, identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable Laws or the Company's or its Subsidiaries' privacy policies, including an individual's combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver's license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser- or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing from which the identity of an individual can be determined.

        "Privacy and Security Policies" has the meaning given to that term in Section 3.14(b)(x).

        "Proceeding" has the meaning given to that term in Section 3.7(c).

        "Proxy Statement" has the meaning given to that term in Section 5.4(a).

        "Qualifying Transaction" has the meaning given to that term in Section 7.4(a)(iii).

        "Registered" means issued by, filed with, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

        "Release" means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substance through or in the air, soil, surface water, groundwater or property.

        "Releasor" has the meaning given to that term in Section 8.17.

        "Representatives" means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorneys-in-fact, accountant or other authorized advisor, agent or other authorized representative of such person, in each case acting in its capacity as such.

        "Retained Liabilities" has the meaning given to that term in Section 7.4(f).

        "Sanctioned Country" has the meaning given to that term in Section 3.7(e).

        "Sanctioned Person" means any Person with whom dealings are restricted or prohibited under the Sanctions Laws, including (A) any Person identified in any list of sanctioned persons maintained by the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (B) any Person located, organized, or resident in, organized in, or a Governmental Entity or government instrumentality of, any Sanctioned Country and (C) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in the foregoing clause (A) or (B).

        "Sanctions Laws" means all Laws of the United States concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of a targeted Person, the ability to engage in transactions with specified Persons or countries, or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any Laws threatening to impose economic sanctions on any Person for engaging in proscribed behavior.

        "Sarbanes-Oxley Act" has the meaning given to that term in Section 3.4(a).

        "SEC" has the meaning given to that term in Section 3.3(b).

        "Securities Act" has the meaning given to that term in Section 3.4(a).

        "Software" means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

        "Subsidiaries" has the meaning given to that term in Section 8.14(a).

        "Superior Proposal Notice Period" has the meaning given to that term in Section 5.3(d).

        "Surviving Corporation" has the meaning given to that term in Section 1.1.

        "Takeover Proposal Notice Period" has the meaning given to that term in Section 5.3(c).

        "Takeover Statute" has the meaning given to that term in Section 5.8.

        "Tax" or "Taxes" means any and all federal, state, local or foreign taxes, imposts, levies or other similar assessments imposed by any Governmental Entity, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, property (real or personal) and estimated taxes, customs duties and other taxes of any kind whatsoever, including any and all interest, penalties, and additional amounts imposed with respect thereto.

        "Tax Return" means any return, declaration, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes, and including any amendments thereof.

        "Taxing Authority" means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection or administration of such Tax for such Governmental Entity.

        "Third-Party Consents" has the meaning given to that term in Section 5.7.

        "Trade Secrets" has the meaning given to that term in the definition of "Intellectual Property."

        "Transaction Approvals" has the meaning given to that term in Section 3.3(b).

        "TTB" has the meaning given to that term in Section 3.20.

        "USDA" has the meaning given to that term in Section 3.20.

        "WARN Act" has the meaning given to that term in Section 3.13(c).

        "Wholly Owned Subsidiaries" has the meaning given to that term in Section 8.14(a).

        "Willful and Material Breach" means, with respect to any representation, warranty, agreement or covenant, a material breach that is a consequence of an action undertaken by the breaching Party or the failure by the breaching Party to take an act it is required to take under this Agreement, with knowledge that the taking of or failure to take such action would, or would reasonably be expected to, cause a breach of such representation, warranty, agreement or covenant.

        "Window-Shop Period Start Time" has the meaning given to that term in Section 5.3(b).

        Section 8.15    Non-Recourse.     This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, in each case, except with respect to any applicable liabilities or obligations arising under the Confidentiality Agreements, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, other employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate (which, for this purpose, shall not include any Party), agent, attorney or other Representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, other employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate (which, for this purpose, shall not include any Party), agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a "Non-Recourse Party"), shall have any liability for any obligations or liabilities of any Party under this Agreement or, except with respect to any applicable liabilities or obligations arising under the Confidentiality Agreements, for any claim or Proceeding (whether in tort, Contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against another Party hereunder, in no event shall a Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or, except with respect to any applicable liabilities or obligations arising under the Confidentiality Agreements, seek to recover monetary damages from, any Non-Recourse Party.

        Section 8.16    Fulfillment of Obligations.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        Section 8.17    Release.     From and after a Designated Novation, each of the Company and its Subsidiaries, and their respective Affiliates and their respective successors, assigns, executors, heirs, officers, directors, managers, partners and employees (each a "Releasor"), hereby irrevocably, knowingly and voluntarily releases, discharges, acquits, remises and forever waives and relinquishes Parent, Merger Sub and any of their Affiliates (except the Designated Entity, the Wholly Owned Subsidiary of Designated Entity referenced in Section 8.7(b), the Investors and their Representatives, in their capacity as such and their obligations under the Designated Novation) and their respective successors, assigns, officers, directors, managers, partners and employees or any of their respective heirs or executors (in each case in their capacity as such) (each, a "Parent Releasee") from any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action, bonds, bills, debts, dues and Liabilities of whatever kind or nature, whether known or unknown, which any of the Releasors has, might have or might assert now or in the future, against any Parent Releasee, arising out of, based upon or resulting directly or indirectly from this Agreement and the transactions contemplated hereby, in each case, other than in respect of, or related to, any liabilities or obligations arising under the Confidentiality Agreements. Each of the Releasors hereby agrees that it shall not seek to recover any amounts in connection therewith or thereunder from any Parent Releasee following a Designated Novation.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Zoe's Kitchen, Inc.
By:
	Name:	Kevin Miles
	Title:	President and Chief Executive Officer
Cava Group, Inc.
By:
	Name:	Brett Schulman
	Title:	Chief Executive Officer
Pita Merger Sub, Inc.
By:
	Name:	Brett Schulman
	Title:	President

[Signature Page to the Agreement and Plan of Merger]

 Exhibit A

FORM OF CERTIFICATE OF INCORPORATION
OF THE SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION
OF
ZOE'S KITCHEN, INC.

ARTICLE I

        The name of the corporation is Zoe's Kitchen, Inc. (the "Corporation").

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

        The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of capital stock all of which shall be designated "Common Stock" and have a par value of $0.01 per share.

ARTICLE V

        In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, amend or repeal Bylaws of the Corporation.

ARTICLE VI

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

        (A)  A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the (the "DGCL"), as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        (B)  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in

Clause (D) of this Article VII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

        (C)  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

        (D)  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        (E)  The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

        (F)  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

 Annex B

Board of Directors
Zoe's Kitchen, Inc.
5760 State Highway 121, Suite 250
Plano, TX 75024

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Company Common Stock"), of Zoe's Kitchen, Inc. (the "Company"), of the Merger Consideration (as defined below), pursuant to a draft of the Agreement and Plan of Merger, dated as of August 16, 2018 (the "Agreement"), to be entered into among the Company, Cava Group, Inc. (the "Acquiror"), and Pita Merger Sub, Inc. ("Merger Sub"), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the "Merger") of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than Dissenting Shares and Cancelled Shares , and each Company Restricted Share and Company RSU Award, will be converted into the right to receive $12.75 in cash, and each Company Option will be converted into the right to receive the excess, if any, of $12.75 over the exercise price per share of Company Common Stock subject to such Company Option (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement.

        In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated August 16, 2018; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

        We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

        In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis, (ii) each party to such agreements will fully and timely perform in all respects material to our analysis, all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the

Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's Research Department and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Jaffray's investment banking personnel.

        This opinion is provided solely to the Board of Directors of the Company in connection with its consideration of the Merger and may not be relied upon by any other person, and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

        This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror's ability to fund the merger consideration, or any other terms contemplated by the Agreement. Furthermore, we express no opinion with respect to the amount or nature of compensation to any creditor, constituent, officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

/s/ Piper Jaffray & Co.

PIPER JAFFRAY & CO.

 ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by §

   363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form. OR VOTE BY TELEPHONE – 1-888-693-8683 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the special meeting date. Have your proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Zoe’s Kitchen, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE PROXY STATEMENT IS AVAILABLE AT HTTP://WWW.VIEWOURMATERIAL.COM/ZOES ZOE’S KITCHEN, INC. If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. SPECIAL MEETING OF STOCKHOLDERS PROXY CARD Date: NOVEMBER 20, 2018 Time: 9 A.M. Place: Hilton Granite Park, 5805 Granite Parkway, Plano, TX 75024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of Zoe’s Kitchen, Inc., a Delaware corporation, hereby appoints Kevin Miles and Michael Todd, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Special Meeting of Stockholders scheduled to be held on NOVEMBER 20, 2018 at 9 A.M. local time, at Hilton Granite Park, 5805 Granite Parkway, Plano, TX 75024, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Special Meeting of Stockholders and related Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged), and upon any other business that my properly come before such Special Meeting. Stockholder Signature Title Date Signature (Joint Owners) Title Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Continued and to be signed on the reverse side CONTROL NUMBER

 If submitting a proxy by mail, please sign and date the card and fold and detach card at perforation before mailing.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. Proposal 1 – To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of August 16, 2018, by and among the Company, Cava Group, Inc., a Delaware corporation (“Parent”), and Pita Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and any novation thereof in accordance with its terms, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger Proposal”).  FOR  AGAINST  ABSTAIN Proposal 2 – To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger.  FOR  AGAINST  ABSTAIN Proposal 3 – To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the Merger Proposal.  FOR  AGAINST  ABSTAIN (Continued and to be marked, dated and signed, on the other side)